                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM 8-K

                   CURRENT REPORT PURSUANT TO SECTION 13 OR
                 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               DECEMBER 10, 1997



   COMMISSION FILE NUMBER 1-9319                 COMMISSION FILE  NUMBER 1-9320

   PATRIOT AMERICAN HOSPITALITY,                  PATRIOT AMERICAN HOSPITALITY
               INC.                                    OPERATING COMPANY
----------------------------------             ---------------------------------
  (Exact name of registrant as                   (Exact name of registrant as
   specified in its charter)                      specified in its charter)

           DELAWARE                                        DELAWARE
----------------------------------             ---------------------------------
  (State or other jurisdiction of                (State or other jurisdiction of
   incorporation or organization)                 incorporation or organization)

          94-0358820                                      94-2878485
----------------------------------             ---------------------------------
       (I.R.S. Employer                                (I.R.S. Employer
      Identification No.)                             Identification No.)

3030 LBJ FREEWAY, SUITE 1500                   3030 LBJ FREEWAY, SUITE 1500
DALLAS, TEXAS              75234               DALLAS, TEXAS              75234
----------------------------------             ---------------------------------
 (Address of principal                         (Address of principal
  executive offices)    (Zip Code)              executive offices)    (Zip Code)

       (972) 888-8000                                  (972) 888-8000
----------------------------------             ---------------------------------
 (Registrant's telephone number,                (Registrant's telephone number,
      including area code)                           including area code)

              N/A                                           N/A
----------------------------------             ---------------------------------
(Former name, former address and               (Former name, former address and
 former fiscal year, if changed                 former fiscal year, if changed
      since last report)                             since last report)

ITEM 5.  OTHER EVENTS

Interstate Hotels Company Merger

        On December 2, 1997, Patriot American Hospitality, Inc. ("Patriot REIT") and Patriot American Hospitality Operating Company ("Patriot Operating Company") entered into an agreement and plan of merger (the "Patriot/IHC Merger Agreement") with Interstate Hotels Company ("IHC"), pursuant to which IHC will merge with and into Patriot REIT with Patriot REIT being the surviving corporation (the "Patriot/IHC Merger"). The terms of the Patriot/IHC Merger are more fully described in a Form 8-K dated December 2, 1997 of Patriot REIT and Patriot Operating Company.

Sheraton City Centre Hotel Acquisition

        On November 25, 1997, Patriot REIT, through Patriot American Hospitality Partnership, L.P. (the "Patriot REIT Partnership"), acquired a 92.5% general partner interest in a partnership formed for the purpose of acquiring the 353-room Sheraton City Centre Hotel (the "Sheraton City Centre Partnership"). A third-party (the "Minority Partner") owns the remaining 7.5% limited partner interest in the Sheraton City Centre Partnership (the "Minority Interest"). The Patriot REIT Partnership contributed approximately $36.8 million for its general partner interest, financed primarily from its $700 million unsecured revolving line of credit (the "Revolving Credit Facility"). Patriot REIT has leased the Sheraton City Centre Hotel to Patriot Operating Company. Beginning in November 1999, the Minority Partner may require Patriot REIT Partnership to purchase the Minority Interest at its then estimated value (as calculated in accordance with the Sheraton City Centre Partnership agreement). In addition, beginning in November 2001, Patriot REIT Partnership has the option to purchase the Minority Interest for the greater of $5.5 million or the estimated value of the Minority Interest (as calculated in accordance with the Sheraton City Centre Partnership agreement).

Probable Acquisition of the Buena Vista Palace Hotel

        In August 1997, Patriot Operating Company purchased a participating loan from National Resort Ventures, L.P., related to the 1,014-room Buena Vista Palace Hotel in Orlando, Florida for approximately $23.75 million in cash. The Buena Vista Palace Hotel is owned by a joint venture (the "Buena Vista Joint Venture") between Equitable Life Insurance Company ("Equitable"), which owns a 55% interest, and Hotel Venture Partners, Ltd. ("HVP"), which owns a 45% interest. Patriot REIT, through certain of its subsidiaries, has entered into a Contribution Agreement dated October 7, 1997 to acquire approximately 90% of HVP's 45% interest in the Buena Vista Joint Venture for approximately $14 million in cash and units of limited partnership interest in the Patriot REIT Partnership and Patriot American Hospitality Operating Partnership, L.P. (the "Patriot Operating Company Partnership"). Patriot REIT has acquired an option to purchase HVP's remaining interest in the Buena Vista Joint Venture. In addition, pursuant to a Purchase and Sale Agreement dated November 6, 1997, Patriot REIT, through certain of its subsidiaries, agreed to acquire Equitable's 55% interest in the Buena Vista Joint Venture for approximately $53.5 million in cash and also agreed to repay outstanding mezzanine debt of approximately $6 million. Patriot REIT will acquire the participating loan investment held by Patriot Operating Company for $23.75 million in cash. Subsequent to acquisition of these joint venture interests, Patriot REIT, through certain of its subsidiaries, will hold an aggregate 95% ownership interest (including a 1% general partnership interest) in the Buena Vista Palace Hotel with an option to acquire the remaining 5% interest in three years. The hotel will remain subject to a ground lease and a first leasehold mortgage note in the amount of approximately $50.7 million.

Negotiations to Modify the Revolving Credit Facility and Term Loan

        On July 21, 1997, Patriot REIT, Patriot Operating Company and their respective subsidiaries (collectively, the "Patriot Companies") entered into a revolving credit facility with Paine Webber Real Estate Securities, Inc. ("Paine Webber Real Estate"), The Chase Manhattan Bank ("Chase") and certain other lenders for a 3-year $700 million unsecured Revolving Credit Facility. The Patriot Companies are negotiating with Paine Webber Real Estate and Chase to increase the amount available under the Revolving Credit Facility to $900 million.

        Additionally, Patriot REIT entered into a commitment letter with Paine Webber Real Estate and Chase for a $500 million term loan (the "Term Loan"). In connection with the Patriot Companies' negotiations to increase the amount available under the Revolving Credit Facility, the Term Loan amount has been reduced to $350 million. Additionally, the Term Loan will be an unsecured facility.

        The index to the financial information for Wyndham Hotel Corporation; Crow Family Hotel Partnerships; WHG Resorts & Casinos Inc. (including financial statements for its significant non-consolidated affiliates, Posadas De San Juan Associates, WKA El Con Associates and El Conquistador Partnership L.P.); CHC International, Inc. - Hospitality Division; Interstate Hotels Company and Royal Palace Hotel Associates (Buena Vista Palace Hotel) is included on page F-1 of this report.

        The index to the separate and combined pro forma information for Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company and for the Combined Lessees is included on page F-1 of this report.

                    PATRIOT AMERICAN HOSPITALITY, INC. AND
                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY

                        INDEX TO FINANCIAL INFORMATION

                                                                                                                 PAGE
                                                                                                                 ----
                        PRO FORMA FINANCIAL INFORMATION
PATRIOT AMERICAN HOSPITALITY, INC. AND PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY:
  Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996
    (unaudited)...............................................................................................    F-12
  Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1997
    (unaudited)...............................................................................................    F-14
  Pro Forma Condensed Combined Balance Sheet as of September 30, 1997 (unaudited).............................    F-17

PATRIOT AMERICAN HOSPITALITY INC.:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996
    (unaudited)...............................................................................................    F-19
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1997
    (unaudited)...............................................................................................    F-22


PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996
    (unaudited)...............................................................................................    F-25
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1997
    (unaudited)...............................................................................................    F-28


COMBINED LESSEES:
  Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996
    (unaudited) and the nine months ended September 30, 1997 (unaudited)......................................    F-32

                 PRO FORMA FINANCIAL INFORMATION--AS ADJUSTED
                         FOR THE WYNDHAM TRANSACTIONS

PATRIOT REIT AND WYNDHAM INTERNATIONAL:
 Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 (unaudited)........    F-37
 Pro Forma Condensed Combined Statement of Operations for the nine months ended
  September 30, 1997 (unaudited)..............................................................................    F-39
 Pro Forma Condensed Combined Balance Sheet as of September 30, 1997 (unaudited)..............................    F-42

PATRIOT REIT
 Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited)....    F-45
 Pro Forma Condensed Consolidated Statement of Operations for the nine months ended
  September 30, 1997 (unaudited)..............................................................................    F-47

WYNDHAM INTERNATIONAL:
 Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited)....    F-49
 Pro Forma Condensed Consolidated Statement of Operations for the nine months ended
  September 30, 1997 (unaudited)..............................................................................    F-51

COMBINED LESSEES:
 Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 (unaudited) and the
  nine months ended September 30, 1997 (unaudited)............................................................    F-54

                 PRO FORMA FINANCIAL INFORMATION--AS ADJUSTED
                              FOR THE WHG MERGER

PATRIOT REIT AND WYNDHAM INTERNATIONAL:
 Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 (unaudited)........    F-57
 Pro Forma Condensed Combined Statement of Operations for the nine months ended
  September 30, 1997 (unaudited)..............................................................................    F-58
 Pro Forma Condensed Combined Balance Sheet as of September 30, 1997 (unaudited)..............................    F-60

WYNDHAM INTERNATIONAL:
 Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited)....    F-62
 Pro Forma Condensed Consolidated Statement of Operations for the nine months ended
  September 30, 1997 (unaudited)..............................................................................    F-63

                 PRO FORMA FINANCIAL INFORMATION--AS ADJUSTED
            FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

PATRIOT REIT AND WYNDHAM INTERNATIONAL:
 Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 (unaudited)........    F-68
 Pro Forma Condensed Combined Statement of Operations for the nine months ended
  September 30, 1997 (unaudited)..............................................................................    F-69
 Pro Forma Condensed Combined Balance Sheet as of September 30, 1997 (unaudited)..............................    F-71

PATRIOT REIT
 Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited)....    F-74
 Pro Forma Condensed Consolidated Statement of Operations for the nine months ended
  September 30, 1997 (unaudited)..............................................................................    F-76

WYNDHAM INTERNATIONAL:
 Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited)....    F-78
 Pro Forma Condensed Consolidated Statement of Operations for the nine months ended
  September 30, 1997 (unaudited)..............................................................................    F-80

                    PATRIOT AMERICAN HOSPITALITY, INC. AND
                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY

                  INDEX TO FINANCIAL INFORMATION - CONTINUED

                                                                                                                 PAGE
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

                       HISTORICAL FINANCIAL INFORMATION

WYNDHAM HOTEL CORPORATION (UNAUDITED):
  Consolidated Balance Sheets as of December 31, 1996 and September 30, 1997 (unaudited)......................    F-82
  Consolidated Statements of Income for the quarter ended September 30, 1997 and 1996 (unaudited) and
    the nine months ended September 30, 1997 and 1996 (unaudited).............................................    F-83
  Consolidated Statements of Cash Flows for the nine months ended September 30, 1997 and 1996 (unaudited).....    F-84
  Notes to Consolidated Financial Statements (unaudited)......................................................    F-85

CROW FAMILY HOTEL PARTNERSHIPS:
  Report of Independent Public Accountants -- Arthur Andersen LLP.............................................    F-94
  Combined Balance Sheets as of December 31, 1996 and 1995 and September 30, 1997 (unaudited).................    F-95
  Combined Statements of Operations for the years ended December 31, 1996, 1995 and 1994 and
    the nine months ended September 30, 1997 and 1996 (unaudited).............................................    F-96
  Combined Statements of Partners' Deficit for the years ended December 31, 1996, 1995 and 1994 and the
    nine months ended September 30, 1997 (unaudited)..........................................................    F-97
  Combined Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994 and the nine
    months ended September 30, 1997 (unaudited)...............................................................    F-98
  Notes to Combined Financial Statements......................................................................    F-99

WHG RESORTS & CASINOS INC.:
  Report of Independent Auditors -- Ernst & Young LLP.........................................................    F-108
  Consolidated Balance Sheets at June 30, 1997 and 1996 September 30, 1997 (unaudited)........................    F-109
  Consolidated Statements of Operations for the years ended June 30, 1997, 1996 and 1995......................    F-110
    and the three months ended September 30, 1997 and 1996 (unaudited)
  Consolidated Statements of Cash Flows for the years ended June 30, 1997, 1996 and 1995
    and the three months ended September 30, 1997 and 1996 (unaudited)........................................    F-111
  Consolidated Statements of Stockholders' Equity for the years ended June 30, 1997, 1996 and 1995 and the
    three months ended September 30, 1997 (unaudited).........................................................    F-112
  Notes to Consolidated Financial Statements..................................................................    F-113
  Financial Statement Schedule II - Valuation and Qualifying Accounts for the years ended June 30, 1997,
    1996 and 1995.............................................................................................    F-126


POSADAS DE SAN JUAN ASSOCIATES, A SIGNIFICANT NONCONSOLIDATED AFFILIATE OF WHG:
  Report of Independent Auditors  -- Ernst & Young LLP........................................................    F-127
  Balance Sheets at June 30, 1997 and 1996 and September 30, 1997  (unaudited)................................    F-128
  Statements of Operations and Deficit for the years ended June 30, 1997, 1996 and 1995 and the three
    months ended September 30, 1997 and 1996 (unaudited)......................................................    F-129
  Statements of Cash Flows for the years ended June 30, 1997, 1996 and 1995 and the three months ended
    September 30, 1997 and 1996 (unaudited)...................................................................    F-130
  Notes to Financial Statements...............................................................................    F-131
  Financial Statement Schedule II - Valuation and Qualifying Accounts for the years ended June 30, 1997,
    1996 and 1995.............................................................................................    F-136


WKA EL CON ASSOCIATES, A SIGNIFICANT NONCONSOLIDATED AFFILIATE OF WHG:
  Report of Independent Auditors  -- Ernst & Young LLP........................................................    F-137
  Balance Sheets at June 30, 1997 and 1996 and September 30, 1997  (unaudited)................................    F-138
  Statements of Operations and Deficit for the years ended June 30, 1997, 1996 and 1995 and the three
    months ended September 30, 1997 and 1996 (unaudited)......................................................    F-139
  Statements of Cash Flows for the years ended June 30, 1997, 1996 and 1995 and the three months ended
    September 30, 1997 and 1996 (unaudited)...................................................................    F-140
  Notes to Financial Statements...............................................................................    F-141

EL CONQUISTADOR PARTNERSHIP L.P., A SIGNIFICANT NONCONSOLIDATED AFFILIATE OF WHG:
  Report of Independent Auditors  -- Ernst & Young LLP........................................................    F-144
  Balance Sheets at March 31, 1997 and 1996 and June 30, 1997  (unaudited)....................................    F-145
  Statements of Operations and (Deficiency in) Partners' Capital for the years ended March 31, 1997, 1996
    and 1995 and the three months ended June 30, 1997 and 1996 (unaudited)....................................    F-146
  Statements of Cash Flows for the years ended March 31, 1997, 1996 and 1995 and the three months ended
    June 30, 1997 and 1996 (unaudited)........................................................................    F-147
  Notes to Financial Statements...............................................................................    F-148

                                              PATRIOT AMERICAN HOSPITALITY, INC. AND
                                          PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY

                                            INDEX TO FINANCIAL INFORMATION - CONTINUED

                                                                                                                 PAGE
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

CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION:
  Report of Independent Certified Public Accountants -- Price Waterhouse, LLP.................................    F-155
  Balance Sheets as of November 30, 1995 and 1996 and August 31, 1997  (unaudited)............................    F-156
  Statements of Operations for the years ended November 30, 1995 and 1996 and
    the nine months ended August 31, 1996 and 1997 (unaudited)................................................    F-157
  Statements of Changes in Stockholders' Equity (Deficit) for the years ended
    November 30, 1995 and 1996 and the nine months ended August 31, 1997 (unaudited)..........................    F-158
  Statements of Cash Flows for the years ended November 30, 1995 and 1996 and
    the nine months ended August 31, 1996 and 1997 (unaudited)................................................    F-159
  Notes to Financial Statements...............................................................................    F-161

INTERSTATE HOTELS COMPANY:
  Report of Independent Accountants -- Coopers & Lybrand L.L.P................................................    F-181
  Consolidated Balance Sheets as of December 31, 1995 and 1996 and September 30, 1997 (unaudited).............    F-182
  Consolidated Statements of Operations for the years ended December 31, 1994, 1995 and 1996 and the nine
    months ended September 30, 1996 and 1997 (unaudited)......................................................    F-183
  Consolidated Statements of Shareholders' Equity for the years ended December 31, 1994, 1995 and 1996 and
    the nine months ended September 30, 1997 (unaudited)......................................................    F-184
  Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1995 and 1996 and the nine
    months ended September 30, 1996 and 1997 (unaudited)......................................................    F-185
  Notes to Consolidated Financial Statements..................................................................    F-186
  Unaudited Pro Forma Statement of Income for the year ended December 31, 1996................................    F-202
  Unaudited Pro Forma Statement of Income for the nine months ended September 30, 1997........................    F-203
  Notes to Unaudited Pro Forma Statements of Income...........................................................    F-204

ROYAL PALACE HOTEL ASSOCIATES (THE BUENA VISTA PALACE HOTEL):
  Report of Independent Accountants -- Coopers & Lybrand L.L.P................................................    F-205
  Balance Sheets as of December 31, 1996 and 1995 and September 30, 1997 (unaudited)..........................    F-206
  Statements of Operations for the years ended December 31, 1996 and 1995 and the nine months ended
    September 30, 1997 and 1996 (unaudited)...................................................................    F-207
  Statements of Partners' Equity for the years ended December 31, 1996 and 1995 and the nine months
     ended September 30, 1997 (unaudited).....................................................................    F-208
  Statements of Cash Flows for the years ended December 31, 1996 and 1995 and the nine months ended
    September 30, 1997 and 1996 (unaudited)...................................................................    F-209
  Notes to Financial Statements...............................................................................    F-210

                  PATRIOT REIT AND PATRIOT OPERATING COMPANY

                                INTRODUCTION TO
                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

BACKGROUND

  On July 1, 1997, the Virginia corporation formerly known as Patriot American Hospitality, Inc. ("Old Patriot REIT") merged with and into California Jockey Club ("Cal Jockey"), with Cal Jockey being the surviving legal entity (the "Cal Jockey Merger"). In connection with the Cal Jockey Merger, Cal Jockey changed its name to Patriot American Hospitality, Inc. ("Patriot REIT") and Bay Meadows Operating Company ("Bay Meadows") changed its name to Patriot American Hospitality Operating Company ("Patriot Operating Company"). The term "Patriot Companies" as used herein includes Patriot REIT, Patriot Operating Company and their respective subsidiaries. Patriot REIT's shares of common stock are paired and trade together with the shares of common stock of Patriot Operating Company as a single unit pursuant to a stock pairing arrangement.

  By operation of the Cal Jockey Merger, each issued and outstanding share of common stock, no par value per share of Old Patriot REIT ("Old Patriot REIT Common Stock") was converted into 0.51895 shares of common stock, par value $0.01 per share of Patriot REIT ("Patriot REIT Common Stock") and 0.51895 shares of common stock, par value $0.01 per share of Patriot Operating Company ("Patriot Operating Company Common Stock") (prior to giving effect to the 1.927-for-1 stock split discussed below), which shares are paired and transferable only as a single unit. Each paired share of Cal Jockey and Bay Meadows common stock remained outstanding and represented the same number of paired shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock. Paired shares of Patriot REIT common stock and Patriot Operating Company Common Stock are referred to herein as "Paired Shares."

  In connection with the Cal Jockey Merger, Bay Meadows formed Patriot American Hospitality Operating Partnership, L.P. (the "Patriot Operating Company Partnership") into which Bay Meadows contributed its assets in exchange for units of limited partnership interest ("OP Units") of the Patriot Operating Company Partnership, and Cal Jockey contributed certain of its assets to Patriot American Hospitality Partnership, L.P. (the "Patriot REIT Partnership") in exchange for OP Units of the Patriot REIT Partnership. Collectively, the Patriot Operating Company Partnership and the Patriot REIT Partnership are referred to herein as the "Patriot Partnerships." Subsequent to completion of the Cal Jockey Merger and the related transactions contemplated by the Cal Jockey Merger agreement, substantially all of the operations of Patriot REIT and Patriot Operating Company have been conducted through the Patriot Partnerships and their subsidiaries.

  The unaudited Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the Bay Meadows Racecourse (the "Racecourse") facilities and related leasehold improvements owned by Cal Jockey and Bay Meadows are adjusted to estimated fair market value. The Cal Jockey Merger has been accounted for as a reverse acquisition whereby Cal Jockey is considered to be the acquired company for accounting purposes.

  On July 10, 1997, the respective Boards of Directors of Patriot REIT and Patriot Operating Company declared a 1.927-for-1 stock split on its shares of common stock effected in the form of a stock dividend distributed on July 25, 1997 to shareholders of record on July 15, 1997.

  Unless otherwise indicated, all references in the pro forma financial statements to the number of shares, per share amounts, and market prices of the common stock and options to purchase common stock have been restated to reflect the impact of the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger and the 1.927-for-1 stock split. In addition, all references in the pro forma financial statements to the number of shares, per share amounts, and market prices of the common stock and options to purchase common stock related to periods prior to the 2-for-1 stock split on Old Patriot REIT Common Stock effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997 have been restated to reflect the impact of such stock split.

  Patriot REIT leases each of its hotels, except the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel, which are separately owned through special purpose entities (the "Non-Controlled Subsidiaries"), to either Patriot Operating Company or to other lessees (the "Lessees") who are responsible for operating the hotels. The hotels are leased for periods ranging from one to 12-years pursuant to separate participating leases providing for the payment of the greater of base or participating rent, plus certain additional charges, as applicable (the "Participating Leases"). The Lessees, in turn, have entered into separate agreements with hotel management entities (the "Operators") to manage the hotels. The Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel were structured without lessees and are managed directly by an Operator.

  As of December 4, 1997, 35 of Patriot REIT's hotels are leased to separate Lessees (excluding the Park Shore Hotel), and 42 hotels are leased to Patriot Operating Company (excluding the Sheraton City Centre).

BUSINESSES ACQUIRED

  Since January 1, 1997, Patriot REIT, through the Patriot REIT Partnership and its subsidiaries, has invested approximately $730,588 in the acquisition of 20 hotels and five resort properties with a total of 6,024 guest rooms (the "Recent Acquisitions"). These acquisitions were financed primarily with funds drawn on the Patriot Companies' $700,000 revolving credit facility (the "Revolving Credit Facility") and prior to the Cal Jockey Merger, Old Patriot REIT's line of credit facility, and other mortgage debt, the issuance of 3,204,243 OP Units valued at approximately $73,662, and the assumption of mortgage debt in the amount of approximately $34,263. In addition, in connection with certain other transactions described below (see "Acquisition of Gencom American Hospitality and Merger with CHC International, Inc."), Patriot REIT, through the Patriot REIT Partnership and its subsidiaries, has invested approximately $236,984 in the acquisition of ten additional hotels with a total of 3,119 rooms (the "CHC Hotels").

  On July 14, 1997, Patriot REIT sold approximately 174 acres of land in San Mateo, California, representing substantially all of the land which was owned by Cal Jockey prior to the Cal Jockey Merger, to an affiliate of PaineWebber Incorporated ("PaineWebber") for a purchase price of approximately $80,864 (the "PaineWebber Land Sale"). These funds were placed in a restricted trust account in order to facilitate a tax-deferred, like-kind exchange through the acquisition of suitable hotel properties. During July 1997, three suitable hotels (the Holiday Inn at the San Francisco International Airport, the Ambassador West Hotel and the Union Station Hotel) were acquired using a portion of the proceeds from this restricted account. Patriot REIT retained ownership of the improvements located on the land, including the Racecourse and its related facilities. Simultaneously with the consummation of the PaineWebber Land Sale, the PaineWebber affiliate and Patriot REIT entered into a ground lease covering a portion of the land on which the Racecourse is situated for a term of seven years. The lease provides for quarterly rental payments of $750 through March 1998, $813 through March 1999, $875 through March 2000, $1,000 through March 2002 and $1,250 through July 2004. Additionally, Patriot REIT subleased the Racecourse land and leased the related improvements to Patriot Operating Company in order to permit Patriot Operating Company to continue horseracing operations at the Racecourse through the term of Patriot REIT's lease. The sublease is for a term of seven years with annual payments based on percentages of revenue generated. In addition, Patriot REIT has leased certain land adjacent to the Racecourse to Borders, Inc. (the "Borders Lease") for an initial term of 20 years with a fixed net annual rent of $279 for years 1 through 10, $362 for years 11 through 15 and $416 for years 16 through 20. In connection with the sale, Patriot REIT assigned all of its rights and benefits under existing leases, contracts, permits and entitlements relating to the land sold (excluding the Borders Lease) to the PaineWebber affiliate, and the PaineWebber affiliate assumed all of Patriot REIT's development obligations including, but not limited to, all obligations for on and off-site improvements and all obligations under existing leases and contracts. The parties have the option to renew such leases upon their expiration under certain circumstances.

  In August 1997, Patriot Operating Company acquired Grand Heritage Hotels, Inc., a hotel management and marketing company, and other Grand Heritage subsidiaries including Grand Heritage Leasing, L.L.C., which leased three hotels from Patriot REIT (the "Grand Heritage Acquisition"). The acquisition was financed primarily through the issuance of 931,972 Class A preferred OP Units of the Patriot Operating Company Partnership.

  Effective October 1, 1997, Patriot Operating Company, through certain of its subsidiaries, acquired the members' interest of PAH RSI, L.L.C., a limited liability company owned and controlled by certain executive officers of the Patriot Companies ("PAH RSI Lessee") for approximately $143. PAH RSI Lessee leased eight of Patriot REIT's hotels. As a result of the acquisition, Patriot Operating Company holds these leasehold interests.

FINANCING TRANSACTIONS

  On July 21, 1997, the Patriot Companies entered into the Revolving Credit Facility with PaineWebber Real Estate Securities, Inc. ("PaineWebber Real Estate"), The Chase Manhattan Bank ("Chase") and certain other lenders for a three-year $700,000 unsecured revolving line of credit. The Patriot Companies are negotiating with PaineWebber Real Estate and Chase to increase the amount available under the Revolving Credit Facility to $900,000.

  Borrowings were made under the Revolving Credit Facility to repay all outstanding amounts under Old Patriot REIT's secured line of credit with PaineWebber Real Estate (the "Old Line of Credit"). The Revolving Credit Facility generally is used for the acquisition of additional properties, businesses and other assets, for capital expenditures and for general working capital purposes. The interest rate for the Revolving Credit Facility ranges from LIBOR plus 1.0% to 2.0% (depending on the Patriot Companies' leverage ratio or the investment grade rating received from the rating agencies) or the customary alternate base rate announced from time to time plus 0.0% to 0.5% (depending on the Patriot Companies' leverage ratio). The weighted average interest rate in effect for the Revolving Credit Facility for the period ended September 30, 1997 was 7.62% per annum.

  Additionally, Patriot REIT has entered into a commitment letter with PaineWebber Real Estate and Chase for the $500,000 term loan (the "Term Loan"). In connection with the Patriot Companies' negotiations to increase the amount available under the Revolving Credit Facility, the Term Loan amount has been reduced to $350,000. It is anticipated that the Term Loan will be unsecured. The Term Loan will be used primarily to finance payments to be made in connection with the acquisition of certain assets described herein. The Term Loan is expected to have an interest rate per annum equal to the interest rate incurred on the Revolving Credit Facility.

  In June 1997, Patriot REIT loaned approximately $20,500 to a partnership affiliated with members of CHC Lease Partners relating to the Doubletree Hotel in Glenview, Illinois. In July 1997, Patriot REIT loaned approximately $25,600 to another partnership affiliated with members of CHC Lease Partners, relating to the Sheraton Gateway Hotel in Miami (also known as the Sheraton River House Hotel). Both loans mature in two years, bear interest at a rate per annum equal to 30-day LIBOR plus 2.75%, and are secured by first priority liens on the respective hotels. Additionally, Patriot REIT has purchased two additional loans on which partnerships affiliated with the members of CHC Lease Partners are borrowers for an aggregate purchase price of $57,000. One of the purchased loans, in the principal amount of approximately $30,700, matures in December 2000 and bears interest at a rate per annum equal to 8.0% until November 30, 1997, 8.5% from December 1, 1997 until November 30, 1999, and 9.0% from December 1, 1999 until December 1, 2000. The second purchased loan, in the principal amount of approximately $24,400, matures on December 31, 1999 and bears interest at a rate per annum equal to 8.0% until December 31, 1997 and 9.5% from January 1, 1998 until December 31, 1999. Each of the purchased loans is secured by first priority liens on the respective hotels. The notes contain certain penalties for early repayment. In connection with such loans, Patriot REIT has entered into a short-term financing arrangement with an affiliate of PaineWebber Real Estate (the "PaineWebber Mortgage Financing"), whereby such affiliate loaned Patriot REIT $103,000 through April 15, 1998 at a rate equal to the greater of 30-day LIBOR plus 1.75% or the borrowing rate on the Revolving Credit Facility. This financing is secured by a collateral assignment of the mortgage loans encumbering the four hotels. In October 1997, Patriot REIT, through certain of its subsidiaries, acquired 100% of the ownership interests in the four partnerships that own these hotels (see "Acquisition of Gencom American Hospitality and Merger with CHC International, Inc." below). As a result, the note balances and the related interest income and expense are eliminated in Patriot REIT's consolidated financial statements.

  On November 25, 1997, Patriot REIT, through the Patriot REIT Partnership, acquired a 92.5% general partner interest in a partnership formed for the purpose of acquiring the 353-room Sheraton City Centre hotel (the "Sheraton City Centre Partnership"). A third party (the "Minority Partner") owns the remaining 7.5% limited partner interest in the Sheraton City Centre Partnership (the "Minority Interest"). The Patriot REIT

Partnership contributed approximately $36,800 for its general partner interest, financed primarily with funds drawn on the Revolving Credit Facility. Patriot REIT has leased the Sheraton City Centre hotel to Patriot Operating Company. Beginning in November 1999, the Minority Partner may require Patriot REIT Partnership to purchase the Minority Interest at a price equal to the estimated value (as calculated in accordance with the provisions of the partnership agreement). In addition, beginning in November 2001, the Patriot REIT Partnership has the option to purchase the Minority Interest for the greater of $5,500 or the estimated value of the Minority Interest (as defined in the partnership agreement). The following unaudited Pro Forma Condensed Combined Statements of Operations do not include the results of operations of the Sheraton City Centre.

  In August 1997, Patriot Operating Company purchased a participating loan from National Resort Ventures, L.P., a Delaware limited partnership, related to the 1,014-room Buena Vista Palace Hotel in Orlando, Florida for $23,750 in cash (the "Participating Note"). The Buena Vista Palace Hotel is owned by a joint venture (the "Buena Vista Joint Venture") between Equitable Life Insurance Company ("Equitable"), which owns a 55% interest, and Hotel Venture Partners, Ltd. ("HVP"), a Florida limited partnership, which owns a 45% interest. Patriot REIT, through certain of its subsidiaries, has entered into a Contribution Agreement dated October 7, 1997 to acquire approximately 90% of HVP's 45% interest in the Buena Vista Joint Venture for approximately $14,000 in cash and units of limited partnership interest in the Patriot REIT Partnership and the Patriot Operating Company Partnership. Patriot REIT was also granted an option to acquire HVP's remaining interest in the Buena Vista Joint Venture. In addition, pursuant to a Purchase and Sale Agreement dated November 6, 1997, Patriot REIT, through certain of its subsidiaries, agreed to acquire Equitable's 55% interest in the Buena Vista Joint Venture for approximately $53,500 in cash. Patriot REIT will also acquire the Participating Note investment held by Patriot Operating Company for $23,750 in cash and also agreed to repay outstanding mezzanine debt of approximately $6,004. Subsequent to acquisition of these joint venture interests, Patriot REIT, through certain of its subsidiaries, will hold an aggregate 95% ownership interest (including a 1% general partnership interest) in the Buena Vista Joint Venture with an option to acquire the remaining 5% interest in three years. The hotel will remain subject to a ground lease and a first leasehold mortgage note in the amount of approximately $50,700.

  In August 1997, the Patriot Companies completed a public offering (the "Offering") of 10,580,000 Paired Shares (including 1,380,000 Paired Shares issued upon exercise of the underwriters' over-allotment option), with net proceeds (less underwriter discount and expenses) of approximately $240,795. The net proceeds were primarily used to reduce the outstanding debt under the Revolving Credit Facility.

  On November 13, 1997, pursuant to a letter agreement dated September 30, 1997, the Patriot Companies sold 1,000,033 Paired Shares to PaineWebber (the "PaineWebber Direct Placement") for a purchase price per Paired Share of $27.6875, or aggregate consideration of $27,688. In addition, pursuant to a letter agreement dated September 30, 1997, the Patriot Companies sold 1,000,000 Paired Shares to LaSalle Advisors Limited Partnership ("LaSalle"), as agent for certain clients of LaSalle (the "LaSalle Direct Placement"), at a purchase price per Paired Share of $27.65, or aggregate consideration of $27,650.

  On September 30, 1997, the Patriot Companies exercised their right to call 2,000,033 OP Units in each of the Patriot Partnerships held by The Morgan Stanley Real Estate Fund, L.P., and certain related entities (the "Morgan Stanley Call"). The exercise price on the Morgan Stanley Call was $25.875 per pair of OP Units. The Morgan Stanley Call was funded with the proceeds of the PaineWebber Direct Placement and the LaSalle Direct Placement.

ACQUISITION OF GENCOM AMERICAN HOSPITALITY AND MERGER WITH CHC INTERNATIONAL,
INC.

  In September 1997, Patriot REIT, through certain of its subsidiaries, acquired seven hotels (including an approximate 50% controlling ownership interest in the Omni Inner Harbor Hotel) and in October 1997, Patriot REIT, through certain of its subsidiaries, acquired three additional hotels. The ten CHC Hotels were acquired from entities affiliated with the Gencom American Hospitality group of companies ("Gencom") and CHC International, Inc. ("CHCI") for an aggregate purchase price of approximately $236,984.

In addition, Patriot REIT has entered into an agreement whereby Patriot REIT may indirectly acquire the remaining ownership interest in the Omni Inner Harbor Hotel for approximately $19,314. The CHC Hotels are leased to and managed by Patriot Operating Company and its subsidiaries. The purchase of the hotels was financed with approximately $45,000 of cash drawn on the Revolving Credit Facility and by issuing 1,703,943 Paired Shares and 2,174,773 paired OP Units in the Patriot Partnerships in a private placement. Four of the hotels are encumbered by the mortgage loans, in the aggregate amount of approximately $103,443 including accrued interest, that Patriot REIT made in connection with the PaineWebber Mortgage Financing discussed above.

  In addition, Patriot REIT acquired the leasehold interests related to eight hotels which were previously leased by CHC Lease Partners and re-leased such hotels to Patriot Operating Company. Prior to such acquisition, the management contracts with GAH-II, L.P. ("GAH"), an affiliate of CHCI and Gencom, related to the eight hotels were terminated. The aggregate purchase price of the leasehold interests was approximately $52,766. Concurrently, Patriot Operating Company purchased an approximate 50% managing, controlling ownership interest in GAH from affiliates of Gencom for a purchase price of approximately $13,860. These transactions were financed with approximately $644 of cash, and by issuing 2,388,932 paired OP Units of the Patriot REIT Partnership and the Patriot Operating Company Partnership and 476,682 Class C preferred OP Units of Patriot Operating Company Partnership. In connection with Patriot REIT's acquisition of the eight leasehold interests from CHC Lease Partners, CHC Lease Partners was liquidated and its remaining 17 leasehold interests became leasehold interests of CHCI, the ultimate remaining owner of CHC Lease Partners at the time of its liquidation. These 17 leasehold interests will be acquired by Patriot Operating Company if the CHCI Merger is consummated, as described below.

  GAH, directly and through certain of its subsidiaries, owns nine management contracts related to hotels leased by Patriot Operating Company, 15 third-party management contracts, and certain other hospitality management assets. Concurrently with Patriot Operating Company's purchase of its controlling interest in GAH, Patriot Operating Company also entered into a Hospitality Advisory, Asset Management and Support Services Agreement with CHCI and GAH whereby Patriot Operating Company will provide certain hospitality advisory, asset management and support services to certain CHCI and GAH subsidiaries for base fees aggregating approximately $750 per month plus a percentage of excess cash flows of the hotels.

  Patriot REIT, Patriot Operating Company and CHCI have also entered into an Agreement and Plan of Merger dated as of September 30, 1997 for the merger of the hospitality-related businesses of CHCI with and into Patriot Operating Company with Patriot Operating Company being the surviving company (the "CHCI Merger"). Subject to regulatory approvals, CHCI's gaming operations will be transferred to a new legal entity prior to the CHCI Merger and such operations will not be a part of the transaction. It is anticipated that the CHCI Merger will be consummated in the first or second quarter of 1998, although the precise timing is subject to certain conditions, including receipt of all necessary regulatory approvals. As a result of the CHCI Merger, Patriot Operating Company, through its subsidiaries, will acquire the remaining 50% investment interest in GAH, the remaining 17 leases and 16 of the associated management contracts related to the Patriot REIT hotels leased by CHC Lease Partners, 3 management contracts related to Patriot REIT hotels leased by Patriot Operating Company, 12 third-party management contracts, 2 third-party lease contracts, the Grand Bay and Registry Hotels & Resorts proprietary brand names and certain other hospitality management assets. Patriot Operating Company has also agreed to provide CHCI with a $7,000 line of credit until such time as the CHCI Merger is completed. Patriot Operating Company's acquisition of GAH, both the acquisition of an approximate 50% interest in GAH in September 1997 and the acquisition of the remaining approximate 50% interest in connection with the CHCI Merger, is referred to as the "GAH Acquisition" when used in connection with the presentation of pro forma financial data.

  By operation of the CHCI Merger and the transactions related thereto, each issued and outstanding share of CHCI common stock, par value $0.005 per share ("CHCI Share") and certain stock option rights will be converted into the right to receive shares of Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, of Patriot Operating Company ("Operating Company Series A Preferred Stock") and shares of Series B Redeemable Convertible Preferred Stock, par value $0.01 per share, of Patriot Operating Company ("Operating Company Series B Preferred Stock," and collectively with the Operating Company Series A Preferred Stock, the "Operating Company Preferred Stock"). The formula for determining the exchange ratio of CHCI Shares for Operating Company Series A Preferred Stock and Operating Company Series B Preferred Stock is based on issuing an aggregate of approximately 4,396,000 shares of

Operating Company Preferred Stock (based on an aggregate purchase value of approximately $102,200 and a market price per Paired Share of $23.25), subject to reduction if certain specified events occur and subject to increase representing adjustments for dividends paid on Paired Shares after September 30, 1997. Generally, the aggregate number of shares of Operating Company Preferred Stock that each shareholder shall have the right to receive pursuant to the CHCI Merger shall consist of, to the extent possible, an equal number of Operating Company Series A Preferred Stock and Operating Company Series B Preferred Stock.

  Generally, each share of Operating Company Series A Preferred Stock may be redeemed for one Paired Share at any time following the one-year anniversary of the closing of the CHCI Merger. Each share of Operating Company Series B Preferred Stock may be redeemed for one Paired Share, however, such redemption is generally restricted until the fifth-year anniversary of the closing of the CHCI Merger. The value of a Paired Share at the time of redemption (the "Redemption Value") may, at Patriot Operating Company's option, be paid in cash. Further, if Patriot Operating Company fails to comply with certain restrictions, the preferred shares may be redeemed for cash or, at Patriot Operating Company's option, Paired Shares at the Redemption Value plus a premium. The dividend rate on the shares of Operating Company Preferred Stock is equivalent to the dividend rate on the Paired Shares. Dividends on Operating Company Series B Preferred Stock are subject to increase during the five years subsequent to the closing of the CHCI Merger if the shares are transferred by the original holder. If the dividends on the shares of Operating Company Preferred Stock are not paid when due, dividends will instead accrue at the rate of 115% per annum on a compounded basis. The shares of Operating Company Preferred Stock are redeemable at Patriot Operating Company's option at the Redemption Value, plus a premium in the case of the original holders thereof and certain permitted transferees.

  In connection with the GAH Acquisition, preferred OP Units of the Patriot Operating Company Partnership with a value of approximately $5,000 have been held back, and the CHCI Merger equity consideration is subject to reduction in the amount of approximately $5,000 if the hotels and leaseholds acquired fail to achieve certain operating targets over the period prior to the closing of the CHCI Merger.

  In addition, on September 30, 2000 and September 30, 2002, Patriot Operating Company may be obligated to pay the CHCI stockholders, and a subsidiary of Patriot Operating Company may be obligated to pay a Gencom-related entity, additional consideration, in each case based upon the delivery and performance of certain specified assets.

SUMMARY

  As of December 2, 1997, Patriot REIT owned interests in 81 hotels and resorts and held an approximate 86.0% ownership interest in the Patriot REIT Partnership. Patriot Operating Company held an approximate 84.6% ownership interest in the Patriot Operating Company Partnership. The unaudited Pro Forma Financial Statements reflect an approximate 13.8% minority ownership interest in the Patriot REIT Partnership and a 14.5% minority ownership interest in the Patriot Operating Company Partnership, which represents the estimated ownership interest subsequent to consummation of the GAH Acquisition, the CHCI Merger, the PaineWebber Direct Placement and the LaSalle Direct Placement.

  The following unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 of Patriot REIT and Patriot Operating Company are derived from the individual unaudited Pro Forma Condensed Consolidated Statements of Operations of Patriot REIT and Patriot Operating Company which are included in this Joint Current Report. Such pro forma information is based in part upon:

    (i) the Separate and Combined Statements of Income of Cal Jockey and Bay Meadows filed with the Cal Jockey and Bay Meadows Joint Annual Report on Form 10-K for the year ended December 31, 1996;

    (ii) the Consolidated Statements of Operations of Old Patriot REIT filed with the Old Patriot REIT Annual Report on Form 10-K for the year ended December 31, 1996;

    (iii) the Separate and Combined Statements of Operations of Patriot REIT and Patriot Operating Company filed with the Patriot Companies' Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997;

    (iv) the historical financial statements of certain hotels acquired by Old Patriot REIT filed in Old Patriot REIT's Current Reports on Form 8-K dated April 2, 1996, as amended, December 5, 1996 and January 16, 1997, as amended;

    (v) the historical financial statements of the certain hotels and businesses acquired by Patriot REIT and Patriot Operating Company filed in the Patriot Companies' Joint Current Reports on Form 8-K dated September 17, 1997, and September 30, 1997, as amended, and located elsewhere in this Joint Current Report; and

    (vi) the Pro Forma Condensed Combined Statements of Operations of the Lessees which are located elsewhere in this Joint Current Report.

  The following unaudited Pro Forma Condensed Combined Statements of Operations assume the following transactions (the "Recent Transactions") have occurred as of January 1, 1996:

    (i) the Cal Jockey Merger and the related transactions have been consummated on terms set forth in the Cal Jockey Merger Agreement;

    (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased that portion of the land upon which the Racecourse is situated to Patriot REIT, and Patriot REIT has subleased the land and related improvements to Patriot Operating Company;

    (iii) Patriot REIT has leased certain land to Borders, Inc.;

    (iv) Patriot Operating Company has completed the Grand Heritage Acquisition and the acquisition of PAH RSI Lessee;

    (v) Patriot REIT has acquired the Recent Acquisitions (excluding the Park Shore Hotel and the Sheraton City Centre);

    (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded;

    (vii) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility;

    (viii) Patriot Operating Company has acquired the Participating Note; and

    (ix) the Offering of 10,580,000 Paired Shares has been completed.

  The unaudited Pro Forma Condensed Combined Statements of Operations also assume the following additional transactions have occurred at the beginning of the periods presented:

    (i) Patriot REIT has acquired the CHC Hotels and leased such hotels to Patriot Operating Company;

    (ii) Patriot Operating Company has completed the GAH Acquisition; and

    (iii) the CHCI Merger has been consummated on the terms set forth in the CHCI Merger Agreement.

  The pro forma results of operations for the year ended December 31, 1996 assume the 24 hotels acquired during 1996 and the private placement of equity securities and the public offering of common stock completed by Old Patriot REIT during 1996 had occurred as of January 1, 1996.

  In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made. The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot REIT and Patriot Operating Company would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

                  PATRIOT REIT AND PATRIOT OPERATING COMPANY

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                        PATRIOT
                             PATRIOT   OPERATING
                              REIT      COMPANY                   PRO FORMA
                            PRO FORMA  PRO FORMA  ELIMINATIONS      TOTAL
                            ---------  ---------- ------------    ----------
                            (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease reve-
  nue.....................  $213,868    $    --    $(172,119)(A)   $ 41,749
 Hotel revenue............       --      572,292         --         572,292
 Racecourse facility and
  land lease revenue .....     5,945      51,946      (5,611)(B)     52,280
 Management fee and serv-
  ice fee income..........       --       13,522         --          13,522
 Interest and other in-
  come....................     2,297      10,012      (5,916)(C)      6,393
                            --------    --------   ---------       --------
 Total revenue............   222,110     647,772    (183,646)       686,236
                            --------    --------   ---------       --------
Expenses:
 Departmental costs--hotel
  operations..............       --      241,792         --         241,792
 Racecourse facility oper-
  ations..................       --       46,351      (5,611)(B)     40,740
 Direct operating costs of
  management company and
  service department......       --       11,143         --          11,143
 General and administra-
  tive....................     6,797      71,700         (34)(C)     78,463
 Ground lease expense.....     5,693         733         --           6,426
 Repair and maintenance...       --       29,897         --          29,897
 Utilities................       --       26,843         --          26,843
 Interest expense.........    64,518       1,393      (5,882)(C)     60,029 (D)
 Real estate and personal
  property taxes and casu-
  alty insurance..........    22,488         398         --          22,886
 Marketing................       --       51,238         --          51,238
 Management fees..........       --        9,469         --           9,469
 Depreciation and amorti-
  zation..................    62,723      10,348         --          73,071
 Participating lease pay-
  ments...................       --      172,119    (172,119)(A)        --
                            --------    --------   ---------       --------
 Total expenses...........   162,219     673,424    (183,646)       651,997
                            --------    --------   ---------       --------
Income (loss) before eq-
 uity in earnings of un-
 consolidated subsidiar-
 ies, income tax provision
 and minority interests...    59,891     (25,652)        --          34,239
 Equity in earnings of un-
  consolidated subsidiar-
  ies.....................     7,559         --          --           7,559
                            --------    --------   ---------       --------
Income (loss) before in-
 come tax provision and
 minority interests.......    67,450     (25,652)        --          41,798
 Income tax provision.....      (170)       (760)        --            (930)
                            --------    --------   ---------       --------
Income (loss) before mi-
 nority interests.........    67,280     (26,412)        --          40,868
 Minority interest in the
  Patriot Partnerships....    (9,032)      3,830         --          (5,202)
 Minority interest in con-
  solidated subsidiaries..    (1,832)        --          --          (1,832)
                            --------    --------   ---------       --------
Net income (loss) applica-
 ble to common
 shareholders(F)..........  $ 56,416    $(22,582)  $     --        $ 33,834 (D)
                            ========    ========   =========       ========
Net income (loss) per com-
 mon Paired Share(E)......  $   0.75    $  (0.30)                  $   0.45 (D)
                            ========    ========                   ========

--------
(A) Represents elimination of participating lease revenue and expense related to the 59 hotels (including the 17 leases to be acquired in connection with the CHCI Merger) leased by Patriot REIT to Patriot Operating Company.
(B) Represents elimination of rental income and expense related to the Racecourse facility and land leased by Patriot REIT to Patriot Operating Company.
(C) In connection with the Cal Jockey Merger, Patriot REIT Partnership subscribed for shares of Bay Meadows common stock (which became shares of Patriot Operating Company Common Stock in connection with the Cal Jockey Merger) in an amount equal to the number of shares of Patriot REIT Common Stock that were issued to Old Patriot REIT stockholders in the Cal Jockey Merger. In addition, Patriot REIT Partnership similarly subscribed for OP Units in the Patriot Operating Partnership in an amount equal to the number of Patriot REIT Partnership OP Units that were outstanding subsequent to the Cal Jockey Merger. The subscription for the shares and OP Units was funded through the issuance of promissory notes in the aggregate amount of $58,901 (the "Subscription Notes") payable to Patriot Operating Company. The Subscription Notes accrue interest at a rate of 8% per annum and mature December 31, 1997. The pro forma adjustments represent the elimination of $4,712 of interest income and expense related to the Subscription Notes, the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets were acquired by Patriot Operating Company, and the elimination of $34 of other intercompany income and expense items.

(D) The pro forma amounts presented assume an average interest rate of 7.183% per annum (representing LIBOR plus 1.7%) on the amounts outstanding under the Revolving Credit Facility. An increase of 0.25% in the interest rate would increase pro forma interest expense to $61,604, decrease net income applicable to common shareholders to $32,477 and decrease net income per common share to $0.43.
    In connection with the closing of the Revolving Credit Facility, deferred loan costs totaling approximately $11,605, including fees, legal and other expenses were incurred and amortization expense of approximately $3,868 is reflected in pro forma interest expense. Amortization of deferred loan costs is computed using the straight-line method over the 3-year loan term. As a result of closing the Revolving Credit Facility, deferred loan costs totaling approximately $2,910 related to the Old Line of Credit were written off. This amount was reported as an extraordinary item in the Patriot Companies' results of operations for the nine months ended September 30, 1997.
(E) Pro forma earnings per share is computed based on 75,516 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares. In addition, the net income per common Paired Share and the weighted average number of common Paired Shares and common Paired Share equivalents have been adjusted for (i) the March 1997 2-for-1 stock split on Old Patriot REIT Common Stock effected in the form of a stock dividend, (ii) the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and (iii) the July 1997 1.927-for-1 stock split effected in the form of a stock dividend. In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 Earnings Per Share ("Statement 128"). Statement 128 specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.45 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.
(F) In connection with the GAH Acquisition and the CHCI Merger, Patriot REIT acquired eight Participating Leases held by CHC Lease Partners (and leased these hotels to Patriot Operating Company) and Patriot Operating Company acquired the remaining 17 Participating Leases held by CHC Lease Partners for aggregate consideration of approximately $105,532. Because the intent of the accompanying pro forma condensed combined statement of operations for the year ended December 31, 1996 is to reflect the expected continuing impact of the above-described transactions on the Patriot Companies, the adjustment to write off the cost of acquiring these leases has been excluded. This expense will be recorded as an operating expense on Patriot REIT's and Patriot Operating Company's respective statements of operations.

                  PATRIOT REIT AND PATRIOT OPERATING COMPANY

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                        PATRIOT
                             PATRIOT   OPERATING
                              REIT      COMPANY                   PRO FORMA
                            PRO FORMA  PRO FORMA  ELIMINATIONS      TOTAL
                            ---------  ---------- ------------    ----------
                            (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease reve-
  nue.....................  $172,682    $    --    $(138,309)(A)   $ 34,373
 Hotel revenue............       --      462,484         --         462,484
 Racecourse facility and
  land lease revenue......     3,504      33,399      (3,246)(B)     33,657
 Management fee and serv-
  ice fee income..........       --       14,701         --          14,701
 Interest and other in-
  come....................     4,043       6,374      (2,306)(C)      8,111
                            --------    --------   ---------       --------
 Total revenue............   180,229     516,958    (143,861)       553,326
                            --------    --------   ---------       --------
Expenses:
 Departmental costs--hotel
  operations..............       --      187,784         --         187,784
 Racecourse facility oper-
  ations..................       --       30,114      (3,246)(B)     26,868
 Direct operating costs of
  management company and
  service department......       --       12,568         --          12,568
 General and administra-
  tive....................     6,937      54,225         (24)(C)     61,138
 Ground lease expense.....     5,535         523         --           6,058
 Repair and maintenance...       --       24,230         --          24,230
 Utilities................       --       20,341         --          20,341
 Interest expense.........    48,329         936      (2,282)(C)     46,983 (D)
 Real estate and personal
  property taxes and casu-
  alty insurance..........    17,812         290         --          18,102
 Marketing................       --       41,734         --          41,734
 Management fees..........       --        9,657         --           9,657
 Depreciation and amorti-
  zation..................    47,565       5,449         --          53,014
 Participating lease pay-
  ments...................       --      138,309    (138,309)(A)        --
                            --------    --------   ---------       --------
 Total expenses...........   126,178     526,160    (143,861)       508,477
                            --------    --------   ---------       --------
Income (loss) before eq-
 uity in earnings of un-
 consolidated subsidiar-
 ies, income tax provision
 and minority interests...    54,051      (9,202)        --          44,849
 Equity in earnings of un-
  consolidated subsidiar-
  ies.....................     4,488         --          --           4,488
                            --------    --------   ---------       --------
Income (loss) before in-
 come tax provision and
 minority interests.......    58,539      (9,202)        --          49,337
 Income tax (provision)
  benefit.................      (125)        --          --            (125)
                            --------    --------   ---------       --------
Income (loss) before mi-
 nority interests.........    58,414      (9,202)        --          49,212
 Minority interest in the
  Patriot Partnerships....    (7,803)      1,334         --          (6,469)
 Minority interest in con-
  solidated subsidiaries..    (1,869)        --          --          (1,869)
                            --------    --------   ---------       --------
Net income (loss) applica-
 ble to common
 shareholders(F)..........  $ 48,742    $ (7,868)  $     --        $ 40,874 (D)
                            ========    ========   =========       ========
Net income (loss) per com-
 mon Paired Share(E)......  $   0.64    $  (0.10)                  $   0.54 (D)
                            ========    ========                   ========

--------
(A) Represents elimination of participating lease revenue and expense related to the 59 hotels (including the 17 leases to be acquired in connection with the CHCI Merger) leased by Patriot REIT to Patriot Operating Company.
(B) Represents elimination of rental income and expense related to the Racecourse facility and land leased by Patriot REIT to Patriot Operating Company.
(C) The pro forma adjustments represent the elimination of $1,450 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Partnership OP Units issued in connection with the Cal Jockey Merger, the elimination of $832 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets were acquired by Patriot Operating Company, and the elimination of $24 of other intercompany income and expense items.
(D) The pro forma amounts presented assume an average interest rate of 7.303% per annum (representing LIBOR plus 1.7%) on the amounts outstanding under the Revolving Credit Facility. An increase of 0.25% in the interest rate would increase pro forma interest expense to $48,159 and decrease net income applicable to common shareholders to $39,860. Net income per common share would be $0.53. In connection with the closing of the Revolving Credit Facility, deferred loan costs totaling approximately $11,605, including fees, legal and other expenses were incurred and amortization expense of approximately $2,901 is reflected in pro forma interest expense.

    Amortization of deferred loan costs is computed using the straight-line method over the 3-year loan term. As a result of closing the Revolving Credit Facility, deferred loan costs totaling approximately $2,910 related to the Old Line of Credit were written off. This amount was reported as an extraordinary item in the Patriot Companies' historical results of operations for the nine months ended September 30, 1997 and has been eliminated from operating results for pro forma presentation purposes.
(E) Pro forma earnings per share is computed based on 76,090 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares. In addition, the net income per common Paired Share and the weighted average number of common Paired Shares and common Paired Share equivalents have been adjusted to reflect the impact of the 1.927-for-1 stock split effected in the form of a stock dividend.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be $0.58 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.
(F) In connection with the GAH Acquisition and the CHCI Merger, Patriot REIT acquired eight Participating Leases held by CHC Lease Partners (and leased these hotels to Patriot Operating Company) and Patriot Operating Company acquired the remaining 17 Participating Leases held by CHC Lease Partners for aggregate consideration of approximately $105,532. Because the intent of the accompanying pro forma condensed combined statement of operations for the nine months ended September 30, 1997 is to reflect the expected continuing impact of the above-described transactions on the Patriot Companies, the adjustment to write off the cost of acquiring these leases has been excluded. This expense will be recorded as an operating expense on Patriot REIT's and Patriot Operating Company's respective statements of operations.

                  PATRIOT REIT AND PATRIOT OPERATING COMPANY

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet assumes the following transactions have occurred as of September 30, 1997:

    (i) Patriot REIT has acquired the three CHC Hotels and The Buttes (which were acquired subsequent to September 30, 1997) and has acquired the remaining approximate 50% interest in the Omni Inner Harbor Hotel and leased such hotels to Patriot Operating Company;

    (ii) Patriot Operating Company has acquired the members' interests in PAH RSI Lessee;

    (iii) Patriot Operating Company has completed the GAH Acquisition; and

    (iv) The CHCI Merger has been consummated on the terms set forth in the CHCI Merger Agreement.

  In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The following unaudited Pro Forma Condensed Combined Balance Sheet is derived from Patriot REIT's and Patriot Operating Company's Combined Balance Sheet as of September 30, 1997 and should be read in conjunction with the financial statements filed with the Patriot Companies' Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997.

  The following Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1997, nor does it purport to represent the future financial position of Patriot REIT and Patriot Operating Company.

                   PATRIOT REIT AND PATRIOT OPERATING COMPANY

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

                           PATRIOT REIT
                           AND PATRIOT
                            OPERATING
                             COMPANY
                             COMBINED       OTHER     CHC HOTELS       CHCI          PRO
                            HISTORICAL   ACQUISITIONS ACQUISITION     MERGER        FORMA
                               (A)           (B)          (C)          (D)          TOTAL
                           ------------  ------------ -----------    --------     ----------
                                         (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)
         ASSETS
Net investment in real
 estate and related
 improvements............  $ 1,477,512     $63,755     $116,016      $    --      $1,657,283
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries............       74,053         --           --            --          74,053
Other notes and
 receivables.............       98,538         --       (82,625)(E)       --          15,913
Management contracts.....       22,453         --           --         22,911 (F)     45,364
Trade names..............        2,500         --           --          5,000 (F)      7,500
Investment in
 unconsolidated
 subsidiaries............       12,061         --           --            --          12,061
Cash and cash
 equivalents.............       21,515         --           --            --          21,515
Restricted cash (G)......       38,196                      --            --          38,196
Accounts receivable......       38,540         --           --            --          38,540
Goodwill.................      120,839         --           --          7,269 (H)    128,108
Deferred expenses, net...       16,626         --           --            --          16,626
Deferred acquisition
 costs...................       46,036         --        (6,066)          --          39,970
Prepaid expenses and
 other assets............       10,538      (1,002)       1,393           394         11,323
Deferred income taxes....          700         --           --            --             700
                           -----------     -------     --------      --------     ----------
 Total assets............  $ 1,980,107     $62,753     $ 28,718      $ 35,574     $2,107,152
                           ===========     =======     ========      ========     ==========
     LIABILITIES AND
   SHAREHOLDERS' EQUITY
Borrowings under a line
 of credit facility and
 mortgage notes..........  $   727,177     $62,753     $    --       $    --      $  789,930
Accounts payable and
 accrued expenses........       48,561         --         1,816 (I)       --          50,377
Dividends and
 distributions payable...       21,727         --           --            --          21,727
Sales taxes payable......        2,968         --           --            --           2,968
Deposits.................        2,037         --           --            --           2,037
Deferred income tax
 liability...............        4,846         --           --            --           4,846
Due to unconsolidated
 subsidiaries............        5,904         --           --            --           5,904
Minority interest in the
 Patriot Partnerships....      257,274         --         7,588(J)        --         264,862
Minority interest in
 consolidated
 subsidiaries............       29,284         --           --            --          29,284
Shareholders' equity:
 Preferred stock.........          --          --           --             44 (L)         44
 Common stock............        1,360         --            17 (K)       --           1,377
 Paid-in capital.........      941,674         --        19,297 (K)    88,296 (L)  1,049,267
 Unearned stock
  compensation, net......      (15,075)        --           --            --         (15,075)
 Retained earnings.......      (47,630)        --           --        (52,766)(L)   (100,396)
                           -----------     -------     --------      --------     ----------
 Total shareholders'
  equity.................      880,329         --        19,314        35,574        935,217
                           -----------     -------     --------      --------     ----------
 Total liabilities and
  shareholders' equity...  $ 1,980,107     $62,753     $ 28,718      $ 35,574     $2,107,152
                           ===========     =======     ========      ========     ==========

See notes on following page.

PATRIOT REIT AND PATRIOT OPERATING COMPANY
NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1997:

(A) Represents the historical combined financial position of Patriot REIT and Patriot Operating Company as of September 30, 1997.
(B) Represents adjustments to the Patriot Companies' pro forma financial position assuming Patriot REIT had acquired The Buttes resort as of September 30, 1997.
(C) Represents adjustments to the Patriot Companies' pro forma financial position assuming the three CHC Hotels purchased in October 1997 and the remaining approximate 50% ownership interest in the Omni Inner Harbor Hotel had been acquired as of September 30, 1997.
(D) Represents adjustments to the Patriot Companies' pro forma financial position assuming the CHCI Merger had been consummated as of September 30, 1997.
(E) Represents the elimination of the principal balance of the mortgage notes held by Patriot REIT encumbering three of the CHC Hotels.
(F) Represents the estimated value of the management contracts and trade names acquired.
(G) The restricted cash balance represents the cash proceeds from the PaineWebber Land Sale (in the initial amount of $80,864) that were placed in a restricted trust account in order to facilitate a tax-deferred, like-kind exchange through the acquisition of suitable hotel properties. In order to qualify as a tax-deferred exchange, suitable properties must be located and exchanged and the exchange must be effectuated within a relatively short time period allowed by Internal Revenue Service regulations. Management believes that the three hotel properties that have been purchased thus far with PaineWebber Land Sale proceeds are suitable hotel properties that qualify as a tax-deferred, like-kind exchange.
(H) Represents the purchase consideration in excess of the fair market value of the net assets.

(I) Represents adjustment for accounts payable and accrued expenses assumed or incurred in connection with the acquisition of hotel properties.
(J) Represents adjustments to reflect the issuance of 326,348 OP Units of the Patriot Partnerships in connection with the acquisition of three of the CHC Hotels.

(K) Represents adjustments to reflect the issuance of 830,713 Paired Shares in connection with the acquisition of the remaining approximate 50% interest in the Omni Inner Harbor Hotel.

(L) Represents the following adjustments to Shareholders' Equity:

                                                   PREFERRED PAID-IN RETAINED
                                                     STOCK   CAPITAL EARNINGS
                                                   --------- ------- --------
      Pursuant to issuance of a total of
       approximately 4,395,700 shares of Series A
       Preferred Stock and Series B Preferred
       Stock of Patriot Operating Company in
       connection with the CHCI Merger............   $ 44    $88,296 $    --
      Write-off the estimated cost to acquire 17
       Participating Leases related to hotels
       leased by Patriot REIT to CHC Lease
       Partners and related
       transactions...............................    --         --   (52,766)
                                                     ----    ------- --------
                                                     $ 44    $88,296 $(52,766)
                                                     ====    ======= ========

  In connection with the CHCI Merger, Patriot Operating Company will acquire the remaining 17 Participating Leases held by CHC Lease Partners, issuing a combination of Operating Company Series A Preferred Stock and Operating Company Series B Preferred Stock in connection with the transaction. The cost of acquiring these leases will be recorded as an operating expense in Patriot Operating Company's results of operations. However, because the intent of the pro forma financial statements is to reflect, among other things, the expected continuing impact of the CHCI Merger on Patriot Operating Company, this adjustment has been excluded from the pro forma statements of operations and has been reflected as an adjustment to retained earnings for pro forma presentation purposes.

                                  PATRIOT REIT

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                          OLD PATRIOT
                             REIT     CAL JOCKEY    RECENT      CHC HOTELS
                          HISTORICAL  HISTORICAL TRANSACTIONS   ACQUISITION     OTHER      PRO FORMA
                              (A)        (B)         (C)            (D)      ADJUSTMENTS     TOTAL
                          ----------- ---------- ------------   -----------  -----------   ---------
                                      (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............    $75,893    $   --      $98,428 (E)    $39,702(E)   $  (155)    $213,868
 Rental of Racecourse
  facility and land.....        --       4,918       1,027 (F)        --           --         5,945
 Interest and other in-
  come..................        600        494       1,203 (G)        --           --         2,297
                            -------    -------     -------        -------      -------     --------
 Total revenue..........     76,493      5,412     100,658         39,702         (155)     222,110
                            -------    -------     -------        -------      -------     --------
Expenses:
 Ground lease expense...      1,075        --        4,238 (H)        380          --         5,693
 General and administra-
  tive..................      4,500      5,696      (3,399)(I)        --           --         6,797
 Interest expense.......      7,380        --       46,372 (J)      7,753(J)     3,013 (J)   64,518 (R)
 Real estate and
  personal property
  taxes and casualty
  insurance.............      7,150        --       10,121 (K)      5,217(K)       --        22,488
 Depreciation and amor-
  tization..............     17,420        932      32,894 (L)     11,477(L)       --        62,723
                            -------    -------     -------        -------      -------     --------
 Total expenses.........     37,525      6,628      90,226         24,827        3,013      162,219
                            -------    -------     -------        -------      -------     --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....     38,968     (1,216)     10,432         14,875       (3,168)      59,891
Equity in earnings of
 unconsolidated
 subsidiaries...........      5,845        --        1,714 (M)        --           --         7,559
                            -------    -------     -------        -------      -------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............     44,813     (1,216)     12,146         14,875       (3,168)      67,450
Income tax provision....        --         --          --             --          (170)(N)     (170)
                            -------    -------     -------        -------      -------     --------
Income (loss) before
 minority interests.....     44,813     (1,216)     12,146         14,875       (3,338)      67,280
 Minority interest in
  Patriot REIT
  Partnership...........     (6,767)       --          405 (O)        --        (2,670)(O)   (9,032)
 Minority interest in
  consolidated
  subsidiaries..........        (55)       --       (1,777)(P)        --           --        (1,832)
                            -------    -------     -------        -------      -------     --------
Net income (loss)
 applicable to common
 shareholders...........    $37,991    $(1,216)    $10,774        $14,875      $(6,008)    $ 56,416 (R)
                            =======    =======     =======        =======      =======     ========
Net income (loss) per
 common share (Q).......    $  1.06    $ (0.11)                                            $   0.75 (R)
                            =======    =======                                             ========

See notes on following page.

NOTES TO PATRIOT REIT PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996:

(A) Represents Old Patriot REIT's historical results of operations for the year ended December 31, 1996.
(B) Represents the historical results of operations of Cal Jockey for the year ended December 31, 1996.
(C)  Represents adjustment to Patriot REIT's results of operations assuming
     (i) the Cal Jockey Merger and the related transactions have been consummated; (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased the Racecourse land to Patriot REIT and Patriot REIT has subleased this land to Patriot Operating Company; (iii) Patriot REIT has leased certain land to Borders, Inc.; (iv) Patriot REIT has completed the Recent Acquisitions (excluding the Park Shore Hotel and the Sheraton City Centre); (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan;
     (vii) the Offering has been completed; and (viii) the 24 hotels acquired by Patriot REIT, the private placement of equity securities and the public offering of common stock completed by Old Patriot REIT during 1996 had occurred as of January 1, 1996.
(D) Represents adjustment to Patriot REIT's results of operations assuming the CHC Hotels had been acquired as of January 1, 1996.
(E) Represents adjustments to participating lease revenue assuming the 77 hotels owned by Patriot REIT and its subsidiaries (excluding the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel which are not leased to Lessees and excluding the Park Shore Hotel and the Sheraton City Centre) had been leased to the Lessees or Patriot Operating Company as of January 1, 1996.
(F) Represents adjustments to Racecourse facility rental revenue as a result of (i) the new lease agreement between Patriot REIT and Patriot Operating Company subsequent to the Cal Jockey Merger and the related transactions and the PaineWebber Land Sale and (ii) rental income related to the Borders Lease.
(G)  Represents the following adjustments to interest and other income:

      Related to interest earned on notes receivable issued to the
       Patriot REIT Partnership by PAH RSI Lessee in connection with the sale of certain assets and the right to receive certain royalty fees..................................................  $ 1,170
      Related to the $500 mortgage note receivable issued to the Pa-
       triot REIT Partnership by NorthCoast Hotels, L.L.C............       48
      Related to interest earned from notes receivable from an uncon-
       solidated subsidiary..........................................       21
      Related to the elimination of interest earned on the $2,900 note receivable issued to Old Patriot REIT by Cal Jockey in
       connection with the Cal Jockey Merger.........................      (36)
                                                                       -------
                                                                       $ 1,203
                                                                       =======

(H) Represents pro forma ground lease payments pursuant to the ground lease agreement with an affiliate of PaineWebber of $3,964 and pro forma ground lease payments to be made with respect to certain of the hotels of $274.
(I) Represents the following adjustments to general and administrative expense:

      Related to elimination of administrative salaries and other ex-
       penses not expected to be incurred by Patriot REIT............. $  (568)
      Related to elimination of non-recurring legal fees..............  (1,344)
      Related to elimination of Cal Jockey Merger related costs.......  (3,284)
      Related to increased salaries, insurance, travel, audit, legal and other expenses associated with operating as a public com-
       pany and the continued growth of Patriot REIT..................     150
      Related to the annual amortization of unearned stock compensa-
       tion computed on a straight-line basis over the 3 to 5-year
       vesting periods................................................   1,647
                                                                       -------
                                                                       $(3,399)
                                                                       =======

(J)  Interest expense consists of the following components:

      Historical interest expense......................................  $ 7,380
      Interest expense related to 47 hotels acquired by Patriot REIT since January 1, 1996 (excluding the Park Shore Hotel, the Sher-
       aton City Centre and the CHC Hotels)............................   37,569
      Interest expense related to the Subscription Notes payable to Pa-
       triot Operating Company.........................................    4,712
      Interest expense related to amortization of deferred loan costs
       (including $3,868 of amortization related to costs associated
       with the Revolving Credit Facility).............................    3,998
      Interest expense related to amortization of capitalized inter-
       est.............................................................       93
      Interest expense related to four of the CHC Hotels encumbered by
       mortgage loans held by Patriot REIT.............................    7,753
      Interest expense related to the acquisition of the 10 CHC Ho-
       tels............................................................    3,013
                                                                         -------
                                                                         $64,518
                                                                         =======

(K) Represents real estate and personal property taxes and casualty insurance to be paid by Patriot REIT related to the 47 hotels acquired since January 1, 1996 (except for the Park Shore Hotel and the Sheraton City Centre) and the 10 CHC Hotels.

(L)  Represents the following adjustments to depreciation and amortization:

      Depreciation related to 47 hotels acquired by Patriot REIT since
       January 1, 1996 (excluding the Park Shore Hotel, the Sheraton
       City Centre and the CHC Hotels)................................  $30,603
      Reduction of depreciation expense related to the Racecourse fa-
       cility.........................................................      (93)
      Amortization of goodwill resulting from the adjustment for pur-
       chase method of accounting whereby the Racecourse facility and retained leasehold improvements owned by Cal Jockey are ad-
       justed to estimated fair market value..........................    2,384
                                                                        -------
                                                                        $32,894
                                                                        =======
      Depreciation related to the CHC Hotels..........................  $11,477
                                                                        =======

     Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements, 20 years for the Racecourse facility and 5 to 7 years for furniture, fixtures and equipment ("F, F & E"). These estimated useful lives are based on management's knowledge of the properties and the industry in general. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.
(M)  Represents equity in income of PAH WindWatch, L.L.C. and PAH Boulders,
     Inc. acquired in September 1996 and January 1997, respectively.
(N)  Represents an adjustment for estimated state income tax liabilities.
(O) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions. The estimated minority interest percentage subsequent to the Recent Transactions is approximately 11.8%. The estimated minority interest percentage subsequent to the acquisition of the CHC Hotels, the GAH Acquisition, the CHCI Merger and the PaineWebber Direct Placement and the LaSalle Direct Placement is approximately 13.8%.
(P) Represents the minority interest related to the partnerships with an affiliate of Doubletree Hotels Corporation and the limited liability companies which own certain other hotels assuming such entities had been formed and the 15 hotels owned by such entities had been acquired at January 1, 1996.
(Q) Pro forma earnings per share is computed based on 75,516 weighted average common shares and common share equivalents outstanding for the period.
     The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating
     Company Preferred Stock into Paired Shares. In addition, the net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for (i) the March 1997 2-for-
     1 stock split on Old Patriot REIT Common Stock effected in the form of a stock dividend, (ii) the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and (iii) the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 35,938 and 11,106 weighted average common shares and common share equivalents outstanding for Old Patriot REIT and Cal Jockey, respectively.
     In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.75 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.
(R) If the interest rate on the Revolving Credit Facility increased by 0.25%, interest expense would increase to approximately $66,093, net income would decrease to $55,059 and net income per common share would decrease to $0.73.

                                  PATRIOT REIT

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                           PATRIOT
                             REIT       RECENT      CHC HOTELS
                          HISTORICAL TRANSACTIONS   ACQUISITION   PRO FORMA
                             (A)         (B)            (C)         TOTAL
                          ---------- ------------   -----------   ---------
                              (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............   $117,770    $29,280 (D)    $25,632 (D) $172,682
 Rental of Racecourse
  facility and land.....      1,323      2,181 (E)        --         3,504
 Interest and other in-
  come..................      4,215       (172)(F)        --         4,043
                           --------    -------        -------     --------
 Total revenue..........    123,308     31,289         25,632      180,229
                           --------    -------        -------     --------
Expenses:
 Ground lease expense...      1,993      3,340 (G)        202        5,535
 General and administra-
  tive..................      7,582       (645)(H)        --         6,937
 Interest expense.......     31,977     11,633 (I)      4,719 (I)   48,329 (R)
 Real estate and per-
  sonal property taxes
  and casualty insur-
  ance..................     11,219      3,276 (J)      3,317 (J)   17,812
 Cost of acquiring
  leaseholds............     43,820    (43,820)(K)        --           --
 Depreciation and amor-
  tization..............     30,656     10,391 (L)      6,518 (L)   47,565
                           --------    -------        -------     --------
 Total expenses.........    127,247    (15,825)        14,756      126,178
                           --------    -------        -------     --------
Income (loss) before eq-
 uity in earnings of un-
 consolidated subsidiar-
 ies, income tax provi-
 sion, minority inter-
 ests and extraordinary
 item...................     (3,939)    47,114         10,876       54,051
 Equity in earnings of
  unconsolidated subsid-
  iaries................      4,488        --             --         4,488
                           --------    -------        -------     --------
Income (loss) before in-
 come tax provision, mi-
 nority interests and
 extraordinary item.....        549     47,114         10,876       58,539
 Income tax provision...        --        (125)(M)        --          (125)
                           --------    -------        -------     --------
Income (loss) before mi-
 nority interests and
 extraordinary item.....        549     46,989         10,876       58,414
 Minority interest in
  Patriot REIT Partner-
  ship..................     (1,194)    (4,195)(N)     (2,414)(N)   (7,803)
 Minority interest in
  consolidated subsidi-
  aries.................     (1,368)      (501)(O)        --        (1,869)
                           --------    -------        -------     --------
Income (loss) before ex-
 traordinary item.......     (2,013)    42,293          8,462       48,742
 Extraordinary loss from
  early extinguishment
  of debt, net of
  minority interest.....     (2,534)     2,534 (P)        --           --
                           --------    -------        -------     --------
Net income (loss) appli-
 cable to common share-
 holders................   $ (4,547)   $44,827        $ 8,462     $ 48,742 (R)
                           ========    =======        =======     ========
Net income (loss) per
 common share:
 Income (loss) before
  extraordinary item....   $  (0.04)                              $   0.64
 Extraordinary loss.....      (0.05)                                   --
                           --------                               --------
Net income (loss) per
 common share (Q).......   $  (0.09)                              $   0.64 (R)
                           ========                               ========

See notes on following page.

NOTES TO PATRIOT REIT PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997:

(A) Represents Patriot REIT's historical results of operations for the nine months ended September 30, 1997.
(B)  Represents adjustments to Patriot REIT's results of operations assuming
     (i) the Cal Jockey Merger and the related transactions have been consummated; (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased the Racecourse land to Patriot REIT and Patriot REIT has subleased this land to Patriot Operating Company; (iii) Patriot REIT has leased certain land to Borders, Inc.; (iv) Patriot REIT has completed the Recent Acquisitions (excluding the Park Shore Hotel and the Sheraton City Centre); (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; and
     (vii) the Offering has been completed as of January 1, 1996.
(C) Represents adjustments to Patriot REIT's results of operations assuming the CHC Hotels had been acquired as of January 1, 1996.
(D) Represents adjustments to participating lease revenue assuming the 77 hotels owned by Patriot REIT and its subsidiaries (excluding the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel which are not leased to Lessees and excluding the Park Shore Hotel and the Sheraton City Centre) had been leased to the Lessees or Patriot Operating Company as of January 1, 1996.
(E) Represents adjustments to Racecourse facility rental revenue including adjustments as a result of (i) the new lease agreement between Patriot REIT and Patriot Operating Company subsequent to the Cal Jockey Merger and the related transactions and the PaineWebber Land Sale and (ii) rental income related to the Borders Lease.
(F)  Represents the following adjustments to interest and other income:

      Related to interest earned on notes receivable issued to the
       Patriot REIT Partnership by PAH RSI Lessee in connection with the sale of certain assets and the right to receive certain
       royalty fees..................................................  $     46
      Cal Jockey historical interest income prior to the Cal Jockey
       Merger........................................................     1,715
      Eliminate interest earned on the mortgage notes receivable from
       affiliates of CHC Lease Partners..............................    (1,869)
      Related to interest earned on other notes receivable ..........       (64)
                                                                       --------
                                                                       $   (172)
                                                                       ========

(G) Represents ground lease payments pursuant to the ground lease agreement with an affiliate of PaineWebber.
(H) Represents the following adjustments to general and administrative expense:

      Cal Jockey historical general and administrative expense for the six month period prior to the Cal Jockey Merger........... $  2,657
      Elimination of non-recurring legal fees and Cal Jockey Merger
       related costs.................................................   (2,092)
      Adjustment to the amortization of unearned stock compensation computed on the straight-line method over the 3 to 5-year
       vesting periods (primarily to allocate a portion of the costs
       to Patriot Operating Company).................................   (1,210)
                                                                      --------
                                                                      $   (645)
                                                                      ========

(I)  Interest expense consists of the following components:

      Historical interest expense......................................  $31,977
      Interest expense related to the hotels acquired by Patriot REIT since January 1, 1997 (excluding the Park Shore Hotel, the Sher-
       aton City Centre and the CHC Hotels)............................    7,115
      Interest expense related to the Subscription Notes payable to Pa-
       triot Operating Company.........................................    1,450
      Interest expense related to amortization of deferred loan costs
       (including $2,901 of amortization related to costs associated
       with the Revolving Credit Facility).............................    2,998
      Interest expense related to amortization of capitalized inter-
       est.............................................................       70
      Interest expense related to three CHC Hotels encumbered by mort-
       gage loans held by Patriot REIT acquired subsequent to September
       30, 1997........................................................    4,719
                                                                         -------
                                                                         $48,329
                                                                         =======

(J) Represents real estate and personal property taxes and casualty insurance to be paid by Patriot REIT related to the hotels acquired since January 1, 1997 (except for the Park Shore Hotel and the Sheraton City Centre).
(K) Represents elimination of the cost of acquiring seven leaseholds related to Participating Lease agreements for seven hotels leased by CHC Lease Partners recorded as an operating expense in Patriot REIT's historical results of operations. Because the intent of the pro forma financial statements is to reflect the expected continuing impact of certain transactions on the Patriot Companies, this non-recurring expense has been excluded from the pro forma statements of operations.
(L) Represents the following adjustments to depreciation and amortization:

       Depreciation related to hotels acquired by Patriot REIT from
        January 1, 1997 through September 30, 1997 (excluding the Park
        Shore Hotel and the Sheraton City Centre).....................  $ 9,536
       Reduction of depreciation expense related to the Racecourse
        facility......................................................     (240)
       Amortization of goodwill resulting from the adjustment for purchase method of accounting whereby the Racecourse facility and retained leasehold improvements owned by Cal Jockey are
        adjusted to estimated fair market value.......................    1,095
                                                                        -------
                                                                        $10,391
                                                                        =======
       Depreciation related to the CHC Hotels.........................  $ 6,518
                                                                        =======

    Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements, 20 years for the Racecourse facility and 5 to 7 years for F, F & E. These estimated useful lives are based on management's knowledge of the properties and the industry in general. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.
(M) Represents an adjustment for estimated state income tax liabilities.
(N) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions. The estimated minority interest percentage subsequent to the Recent
    Transactions is approximately 11.8%. The estimated minority interest percentage subsequent to the acquisition of the CHC Hotels, the GAH Acquisition, the CHCI Merger and the PaineWebber Direct Placement and the LaSalle Direct Placement is approximately 13.8%.
(O) Represents adjustments to the minority interest related to the partnerships with an affiliate of Doubletree Hotels Corporation and the limited liability companies which own certain other hotels assuming such entities had been formed and the 15 hotels owned by such entities had been acquired as of January 1, 1996.
(P) Represents elimination of extraordinary loss from the early extinguishment of debt. Patriot REIT recognized the loss as a result of the write-off of unamortized deferred loan costs related to the Old Line of Credit when it was replaced with the Revolving Credit Facility. Because the intent of the pro forma financial statements is to reflect the expected continuing impact of certain transactions on the Patriot Companies, this non-recurring expense has been excluded from the pro forma statements of operations.
(Q) Pro forma earnings per share is computed based on 76,090 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares. In addition, the historical net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 51,104 weighted average common shares and common share equivalents outstanding.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be $0.69 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.
(R) If the interest rate on the Revolving Credit Facility increased by 0.25%, interest expense would increase to approximately $49,505, net income would decrease to $47,728 and net income per common share would decrease to $0.63.

                           PATRIOT OPERATING COMPANY

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                             BAY                    CHC HOTELS                    CHCI
                           MEADOWS      RECENT       AND LEASE        GAH      HOSPITALITY
                          HISTORICAL TRANSACTIONS   ACQUISITION    HISTORICAL   DIVISION                 PRO FORMA
                             (A)         (B)            (C)           (D)          (E)        OTHER        TOTAL
                          ---------- ------------   -----------    ----------  -----------   -------     ---------
                                          (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Room revenue...........   $   --      $145,801      $187,365        $  --       $ 5,282     $   --      $338,448
 Other hotel revenues...       --       132,243        97,250           --         4,351         --       233,844
 Racecourse facility
  revenue...............    51,946          --            --            --           --          --        51,946
 Management fee and
  service fee income....       --         3,165           --          7,270        9,032      (5,945)(F)   13,522
 Interest and other in-
  come..................     1,526        7,757 (G)       --             14          715         --        10,012
                           -------     --------      --------        ------      -------     -------     --------
 Total revenue..........    53,472      288,966       284,615         7,284       19,380      (5,945)     647,772
                           -------     --------      --------        ------      -------     -------     --------
Expenses:
 Departmental costs--ho-
  tel operations........       --       124,924       112,873           --         3,995         --       241,792
 Racecourse facility op-
  erations..............    45,658          693 (H)       --            --           --          --        46,351
 Management company and
  service department
  operations............       --         1,595           --          4,882        4,666         --        11,143
 General and administra-
  tive..................     4,381       28,264 (I)    28,568 (J)     1,056(J)     9,431 (J)     --        71,700
 Ground lease expense...       --           733           --            --           --          --           733
 Repair and mainte-
  nance.................       --        16,777        13,120           --           --          --        29,897
 Utilities..............       --        12,676        14,167           --           --          --        26,843
 Marketing..............     1,436       22,717        27,085           --           --          --        51,238
 Management fees........       --         8,743         6,671           --           --       (5,945)(F)    9,469
 Depreciation and amor-
  tization..............       754        1,591 (K)       --            112          853       7,038 (K)   10,348
 Participating lease
  payments..............       --        78,240 (L)    93,879 (L)       --           --          --       172,119
 Interest expense.......       130        1,240           --             23        3,304      (3,304)(M)    1,393
 Real estate and per-
  sonal property taxes
  and casualty insur-
  ance..................       398          --            --            --           --          --           398
                           -------     --------      --------        ------      -------     -------     --------
 Total expenses.........    52,757      298,193       296,363         6,073       22,249      (2,211)     673,424
                           -------     --------      --------        ------      -------     -------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............       715       (9,227)      (11,748)        1,211       (2,869)     (3,734)     (25,652)
 Income tax provision...      (260)         --            --            --           (92)(N)    (408)(N)     (760)
                           -------     --------      --------        ------      -------     -------     --------
Income (loss) before
 minority interest......       455       (9,227)      (11,748)        1,211       (2,961)     (4,142)     (26,412)
 Minority interest in
  Patriot Operating Com-
  pany Partnership......       --         1,123 (O)       --            --           --        2,707 (O)    3,830
                           -------     --------      --------        ------      -------     -------     --------
Net income (loss)
 applicable to common
 shareholders...........   $   455     $ (8,104)     $(11,748)       $1,211      $(2,961)    $(1,435)    $(22,582)
                           =======     ========      ========        ======      =======     =======     ========
Net income (loss) per
 common
 share (P)..............   $  0.04                                                                       $  (0.30)
                           =======                                                                       ========

See notes on following page.

NOTES TO PATRIOT OPERATING COMPANY PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996:

(A) Represents the historical results of operations of Patriot Operating Company (formerly known as Bay Meadows) for the year ended December 31, 1996.
(B) Represents adjustments to Patriot Operating Company's results of operations assuming 24 of Patriot REIT's hotel properties had been leased to Patriot Operating Company as of January 1, 1996. These hotel properties include 11 of the Recent Acquisitions (excluding the Sheraton City Centre), the eight hotels previously leased to PAH RSI Lessee, the three hotels previously leased to Grand Heritage Leasing, L.L.C., the Doubletree Hotel at Allen Center, the Doubletree Hotel in Tulsa, Oklahoma and The Buttes.
(C) Represents the combined results of operations for the year ended December 31, 1996 of the 10 CHC Hotels and 25 hotels leased by CHC Lease Partners assuming that such hotels were leased to Patriot Operating Company as of January 1, 1996.
(D) Represents the results of operations of GAH for the year ended December 31, 1996, assuming it had been acquired by Patriot Operating Company as of January 1, 1996.
(E) Represents the results of operations for the contracts acquired as a result of the CHCI Merger for the twelve months ended November 30, 1996, assuming such contracts had been acquired by Patriot Operating Company as of January 1, 1996.
(F) Represents the elimination of management fees for Patriot REIT hotels previously managed by Gencom and CHCI, which subsequent to the GAH Acquisition and the CHCI Merger, such hotels are assumed to be managed by Patriot Operating Company.
(G) Adjustments to interest and other income consist of the following components:

      Interest and other income related to PAH RSI Lessee............. $ 2,030
      Interest income related to the Subscription Notes receivable
       from Patriot REIT..............................................   4,712
      Interest income related to the Participating Note...............   1,015
                                                                       -------
                                                                       $ 7,757
                                                                       =======

  All other interest and other income balances presented represent historical amounts recorded by hotels and businesses acquired.

(H) Represents adjustment to Racecourse facility rental expense as a result of
    (i) the new lease agreement between Patriot REIT and Patriot Operating Company subsequent to the Cal Jockey Merger and the related transactions and (ii) the PaineWebber Land Sale.
(I) Represents the following adjustments to general and administrative expense:

      Represents expense related to the hotels recently acquired...... $24,497
      Represents general liability insurance expense..................   1,441
      Related to elimination of costs related to the Cal Jockey
       Merger.........................................................    (861)
      Related to increased salaries, insurance, travel, audit, legal and other expenses associated with operating as a public
       company and the continued growth of Patriot Operating Company..     300
      Represents expense related to the annual amortization of
       unearned stock compensation computed on a straight-line basis
       over the 3 to 5-year vesting periods...........................   2,887
                                                                       -------
                                                                       $28,264
                                                                       =======

(J) Represent general and administrative expense related to the 10 CHC Hotels and general and administrative expense related to the contracts acquired in connection with the GAH Acquisition and the CHCI Merger.
(K) Represents the following adjustments to depreciation and amortization:

      Adjustment to increase depreciation related to F, F & E......... $   245
      Adjustment to reflect amortization of goodwill..................     438
      Adjustment to reflect amortization of trade names...............     125
      Adjustment to reflect amortization of management contract
       costs..........................................................     783
                                                                       -------
                                                                       $ 1,591
                                                                       =======
      Adjustment to increase depreciation related to F, F & E......... $    86
      Adjustment to reflect amortization of goodwill..................     600
      Adjustment to reflect amortization of trade names...............     250
      Adjustment to amortization of management contract costs.........   6,102
                                                                       -------
                                                                       $ 7,038
                                                                       =======

  Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill related to the Cal Jockey Merger is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets. Amortization of goodwill related to the acquisition of the management operations of Grand Heritage Hotels, Inc., GAH and CHCI is computed using the straight-line method over a 20 year estimated useful life. Amortization of trade names is computed using the straight-line method over a 20 year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the estimated remaining term of the contracts.
(L) Represents lease payments from Patriot Operating Company to Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.

(M) Represents the elimination of interest expense related to debt that Patriot Operating Company will not assume in connection with the CHCI Merger.
(N) Represents an adjustment to the estimated federal and state tax liability as a result of the pro forma adjustments to the operating results of Patriot Operating Company for the year ended December 31, 1996.
(O) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions. The estimated minority interest percentage subsequent to the Recent Transactions is approximately 11.8%. The estimated minority interest percentage subsequent to the acquisition of the CHC Hotels, the GAH Acquisition, the CHCI Merger and the PaineWebber Direct Placement and the LaSalle Direct Placement is approximately 14.5%.
(P) Pro forma earnings per share is computed based on 75,516 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares. In addition, the historical net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for (i) the March 1997 2-for-1 stock split on Old Patriot REIT Common Stock effected in the form of a stock dividend, (ii) the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and (iii) the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 11,106 weighted average common shares and common share equivalents outstanding.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.30 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                           PATRIOT OPERATING COMPANY

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                           PATRIOT
                          OPERATING                 CHC HOTELS                    CHCI
                           COMPANY      RECENT       AND LEASE        GAH      HOSPITALITY
                          HISTORICAL TRANSACTIONS   ACQUISITION    HISTORICAL   DIVISION                 PRO FORMA
                             (A)         (B)            (C)           (D)          (E)        OTHER        TOTAL
                          ---------- ------------   -----------    ----------  -----------   -------     ---------
                                          (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Room revenue...........   $20,437     $108,831      $146,163        $  --       $ 4,164     $   --      $279,595
 Other hotel revenues...     9,834       98,144        71,352           --         3,559         --       182,889
 Racecourse facility
  revenue...............    10,861       22,538           --            --           --          --        33,399
 Management fee and
  service fee income....     1,577        2,836           --          6,805        6,747      (3,264)(F)   14,701
 Interest and other in-
  come..................     1,475        1,876           983           142          590       1,308 (G)    6,374
                           -------     --------      --------        ------      -------     -------     --------
 Total revenue..........    44,184      234,225       218,498         6,947       15,060      (1,956)     516,958
                           -------     --------      --------        ------      -------     -------     --------
Expenses:
 Departmental costs--ho-
  tel operations........    10,032       90,512        84,047           --         3,193         --       187,784
 Racecourse facility op-
  erations..............    10,536       19,664 (H)       --            --           --          (86)(H)   30,114
 Management company and
  service department
  operations............       260        1,458           --          2,147        8,703         --        12,568
 General and administra-
  tive..................     4,081       22,598 (I)    21,186 (I)     3,413(I)     5,573 (I)  (2,626)(J)   54,225
 Ground lease expense...       --           523           --            --           --          --           523
 Repair and mainte-
  nance.................     1,186       13,077         9,967           --           --          --        24,230
 Utilities..............     1,450        8,589        10,302           --           --          --        20,341
 Marketing..............     3,122       16,402        21,678           532          --          --        41,734
 Management fees........       699        7,395         4,827           --           --       (3,264)(F)    9,657
 Depreciation and amor-
  tization..............     1,142          370           --            103          792       3,042 (K)    5,449
 Participating lease
  payments..............    10,686       57,947 (L)    69,676 (L)       --           --          --       138,309
 Interest expense.......        11          912           --             13        1,934      (1,934)(M)      936
 Real estate and
  personal property
  taxes and casualty
  insurance.............        48          220           --             22          --          --           290
                           -------     --------      --------        ------      -------     -------     --------
 Total expenses.........    43,253      239,667       221,683         6,230       20,195      (4,868)     526,160
                           -------     --------      --------        ------      -------     -------     --------
Income (loss) before in-
 come tax provision and
 minority interests.....       931       (5,442)       (3,185)          717       (5,135)      2,912       (9,202)
 Income tax (provision)
  benefit...............       (94)         471 (N)       --            --           (74)(N)    (303)(N)      --
                           -------     --------      --------        ------      -------     -------     --------
Income (loss) before
 minority interest......       837       (4,971)       (3,185)          717       (5,209)      2,609       (9,202)
 Minority interest in
  Patriot Operating
  Company Partnership...      (115)         604 (O)       --            --           --          845 (O)    1,334
 Minority interest in
  consolidated
  subsidiaries..........       (13)         --            --            --           --           13          --
                           -------     --------      --------        ------      -------     -------     --------
Net income (loss) appli-
 cable to common share-
 holders................   $   709     $ (4,367)     $ (3,185)       $  717      $(5,209)    $ 3,467     $ (7,868)
                           =======     ========      ========        ======      =======     =======     ========
Net income (loss) per
 common share (P).......   $  0.01                                                                       $  (0.10)
                           =======                                                                       ========

See notes on following page.

NOTES TO PATRIOT OPERATING COMPANY PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997:

(A) Represents the historical results of operations of Patriot Operating Company for the three months ended September 30, 1997. As a result of the Cal Jockey Merger on July 1, 1997, Patriot Operating Company is considered for financial reporting purposes to have commenced operations as of such date.
(B) Represents adjustments to Patriot Operating Company's results of operations assuming 24 of Patriot REIT's hotel properties had been leased to Patriot Operating Company as of January 1, 1996. These hotel properties include 11 of the Recent Acquisitions (excluding the Sheraton City Centre), the eight hotels previously leased to PAH RSI Lessee, the three hotels previously leased to Grand Heritage Leasing, L.L.C., the Doubletree Hotel at Allen Center, the Doubletree Hotel in Tulsa, Oklahoma and The Buttes.
(C) Represents the combined results of operations for the nine months ended September 30, 1997 of the 10 CHC Hotels and 25 leases of CHC Lease Partners leased by CHC Lease Partners assuming that such hotels were leased to Patriot Operating Company as of January 1, 1996.
(D) Represents the results of operations of GAH for the nine months ended September 30, 1997, assuming it had been acquired by Patriot Operating Company as of January 1, 1996.
(E) Represents the results of operations for the contracts acquired as a result of the CHCI Merger for the nine months ended August 31, 1997, as if they were acquired by Patriot Operating Company as of January 1, 1996.
(F) Represents the elimination of management fees for Patriot REIT hotels previously managed by Gencom and CHCI, which subsequent to the GAH Acquisition and the CHCI Merger such hotels are assumed to be managed by Patriot Operating Company.
(G) Adjustments to interest and other income consists of the following components:

      Interest income related to the Subscription Notes receivable
       from Patriot REIT.............................................   $ 723
      Interest income related to the Participating Note..............     585
                                                                      -------
                                                                      $ 1,308
                                                                      =======

  All other interest and other income balances presented represent historical amounts recorded by hotels and businesses acquired.
(H) Represents historical expense amount of $19,664 recorded by Bay Meadows for the six months prior to the Cal Jockey Merger and an adjustment in the amount of $86 to Racecourse facility rental expense as a result of (i) the new lease agreement between Patriot REIT and Patriot Operating Company subsequent to the Cal Jockey Merger and the related transactions and (ii) the PaineWebber Land Sale.
(I) Represent general and administrative expense related to the hotels acquired and general and administrative expense related to the contracts acquired in connection with the GAH Acquisition and the CHCI Merger.
(J) Represents the following adjustments to general and administrative expense:

      Eliminate costs related to the Cal Jockey Merger................  $(4,792)
      Expense related to annual amortization of unearned stock
       compensation computed on a straight-line basis over the 3 to 5-
       year vesting periods...........................................    2,166
                                                                        -------
                                                                        $(2,626)
                                                                        =======

(K) Depreciation and amortization expense consists of the following components:

      Depreciation related to F, F & E and other assets................. $2,306
      Amortization of goodwill..........................................    546
      Amortization of trade names.......................................     94
      Amortization of management contract costs.........................  2,503
                                                                         ------
                                                                         $5,449
                                                                         ======

  Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill related to the Cal Jockey Merger is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets. Amortization of goodwill related to the acquisition of the management operations of Grand Heritage Hotels, Inc., GAH and CHCI is computed using the straight-line method over a 20 year estimated useful life. Amortization of trade names is computed using the straight-line method over a 20 year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the estimated remaining term of the contracts.
(L) Represents lease payments from Patriot Operating Company to Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(M) Represents the elimination of interest expense related to debt which Patriot Operating Company will not assume in connection with the CHCI Merger.
(N) Represents an adjustment to the estimated federal and state tax liability as a result of the pro forma adjustment to Patriot Operating Company for the nine months ended September 30, 1997.
(O) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions. The estimated minority interest percentage subsequent to the Recent Transactions is approximately 11.8%. The estimated minority interest percentage subsequent to the acquisition of the CHC Hotels, the GAH Acquisition, the CHCI Merger and the Paine Webber Direct Placement and the La Salle Direct Placement is approximately 14.5%.

(P) Pro forma earnings per share is computed based on 76,090 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares. In addition, the historical net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 51,104 weighted average common shares and common share equivalents outstanding.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be a net loss of $0.11 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                               COMBINED LESSEES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

  Patriot REIT leases each of its hotels to Lessees, except those hotels leased to Patriot Operating Company and except the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel, which are separately owned through the Non-Controlled Subsidiaries and are managed directly by Operators. The Combined Lessees subsequent to (i) the Cal Jockey Merger and the related transactions; (ii) the Grand Heritage Acquisition (which included the acquisition of Grand Heritage Leasing, L.L.C. which leased three hotels from Patriot REIT); (iii) the acquisition of PAH RSI Lessee (which included the acquisition of eight Patriot REIT hotel leases); and (iv) the GAH Acquisition and the CHCI Merger (which included the acquisition of 25 Patriot REIT hotel leases from CHC Lease Partners) consist of NorthCoast Hotels, L.L.C. ("NorthCoast Lessee") which leases 11 hotels (excluding the Park Shore Hotel), DTR North Canton, Inc. ("Doubletree Lessee") which leases four hotels, Crow Hotel Lessee, Inc. which leases two hotels, and Metro Hotel Leasing Corporation ("Metro Lease Partners") which leases one hotel. The Participating Leases provide for staggered terms of one to twelve years and the payment of the greater of base or participating rent, plus certain additional charges, as applicable.

  The Combined Lessees' unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if the 18 hotels that Patriot REIT leases to the Combined Lessees pursuant to Participating Leases (excluding the Park Shore Hotel) had been leased as of January 1, 1996. The eight hotels which were leased to PAH RSI Lessee, the 25 hotels which were leased to CHC Lease Partners, and the three hotels leased to Grand Heritage Leasing, L.L.C. are assumed to have been leased to Patriot Operating Company and, therefore, have been eliminated from the Pro Forma Condensed Combined Statements of Operations for the Combined Lessees. The pro forma information is based in part upon the Statements of Operations of NorthCoast Lessee filed with Old Patriot REIT's Annual Report on Form 10-K for the year ended December 31, 1996 and the Statements of Operations of NorthCoast Lessee filed with Patriot REIT's and Patriot Operating Company's Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997 which are incorporated by reference herein. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

  The unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of the Combined Lessees would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

                               COMBINED LESSEES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                NINE MONTHS
                                                   YEAR ENDED      ENDED
                                                  DECEMBER 31, SEPTEMBER 30,
                                                      1996         1997
                                                  ------------ -------------
                                                          (IN THOUSANDS)
Revenue:
 Room............................................  $  88,410      $72,100
 Food and beverage...............................     36,878       28,663
 Telephone and other.............................      7,837        6,193
                                                   ---------      -------
    Total revenue................................    133,125      106,956
                                                   ---------      -------
Expenses:
 Departmental costs and expenses.................     54,564       42,397
 General and administrative......................     12,595        9,520
 Ground lease expense............................      2,496          985
 Repair and maintenance..........................      6,670        5,072
 Utilities.......................................      5,435        4,038
 Marketing.......................................      9,169        7,495
 Participating lease payments(A).................     41,749       34,373
                                                   ---------      -------
    Total expenses...............................    132,678      103,880
                                                   ---------      -------
Income before lessee income (expense)............        447        3,076
                                                   ---------      -------
Dividend and interest income(B)..................        142        1,087
Management fees(C)...............................     (3,479)      (3,102)
Lessee general and administrative(D).............       (577)        (478)
                                                   ---------      -------
                                                      (3,914)      (2,493)
                                                   ---------      -------
Net income (loss)................................  $  (3,467)     $   583
                                                   =========      =======

--------
(A) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(B) Includes dividend income on OP Units in the Patriot Partnerships which form a portion of the required capitalization of NorthCoast Lessee. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(C) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(D) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                                INTRODUCTION TO
                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

  Pursuant to the Agreement and Plan of Merger dated as of April 14, 1997, as thereafter amended, (the "Merger Agreement") between Patriot REIT, Patriot Operating Company and Wyndham Hotel Corporation ("Wyndham"), and the transactions contemplated thereby, Wyndham will merge with and into Patriot REIT, with Patriot REIT being the surviving corporation (the "Merger"). In addition, pursuant to a Stock Purchase Agreement dated as of April 14, 1997 (the "Stock Purchase Agreement"), Patriot REIT will purchase up to 9,447,745 shares of common stock par value $0.01 per share, of Wyndham ("Wyndham Common Stock") owned by CF Securities, L.P. ("CF Securities"), the principal stockholder of Wyndham. Following the Merger, Patriot REIT will continue to be referred to as "Patriot American Hospitality, Inc." and Patriot Operating Company will change its name to "Wyndham International, Inc." ("Wyndham International")

 Pursuant to the Merger Agreement, subject to certain adjustments and the right of Wyndham stockholders to elect to receive cash (such election being referred to herein as a "Cash Election" and such cash to be received being referred to herein as "Cash Consideration") as described below, Wyndham stockholders will be entitled to receive, for each share of Wyndham Common Stock held by them at the time the Merger becomes effective (the "Effective Time") of the Merger, 1.372 shares of Patriot REIT Common Stock and 1.372 shares of Patriot Operating Company Common Stock (subject to certain REIT qualification requirements and certain charter provisions limiting the number of Paired Shares which may be beneficially owned by any person or entity), which shares will be paired and transferable only as a single unit (the applicable conversion ratio being referred to herein as the "Exchange Ratio"). If the Effective Time of the Merger is on or prior to December 31, 1997 and the average closing price of a Paired Share as reported on the New York Stock Exchange ("NYSE") over the 20 trading days immediately preceding the fifth business day prior to the special meeting of the stockholders of Wyndham (the "Patriot Average Closing Price") is less than $21.86 but greater than or equal to $20.87, Wyndham stockholders will be entitled to receive, for each share of Wyndham Common Stock held by them at the Effective Time of the Merger, the number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price. If the Effective Time of the Merger is on or prior to December 31, 1997 and the Patriot Average Closing Price is less than $20.87, Wyndham stockholders will be entitled to receive, for each share of Wyndham Common Stock held by them at the effective time of the Merger,
1.438 Paired Shares, provided, however, that in the event that the Patriot Average Closing Price is less than $20.87, Wyndham has the right, waivable by it, to terminate the Merger Agreement. Each Paired Share of Patriot REIT Common Stock and Patriot Operating Company Common Stock outstanding immediately prior to the Merger will remain outstanding after the Merger and will represent the same number of Paired Shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock (or subsequent to the Merger, "Wyndham International Common Stock").

  Pursuant to Amendment No. 2 to the Merger Agreement (the "Second Amendment"), if the Effective Time of the Merger does not occur on or prior to December 31, 1997, other than as a result of the failure, caused by Wyndham, of certain closing conditions to be satisfied (a "Wyndham Delay"), and the Patriot Average Closing Price is less than $27.50 but greater than or equal to $25.50, the Exchange Ratio will be adjusted so that each share of Wyndham Common Stock, other than shares as to which Cash Consideration is to be received, will be converted into the right to receive the number of Paired Shares equal to $37.73 divided by the Patriot Average Closing Price. If the Effective Time of the Merger does not occur on or prior to December 31, 1997 other than as a result of such a Wyndham Delay, and the Patriot Average Closing Price is less than $25.50, the Exchange Ratio will be adjusted so that each share of Wyndham Common Stock, other than shares as to which Cash Consideration is to be received, will be converted into the right to receive 1.480 Paired Shares, provided, however, that in such circumstances Wyndham has the right, waivable by it, to terminate the Merger Agreement.

  As of December 9, 1997, the average closing price of a Paired Share over the previous 20 trading days was $30.71. Management of the Patriot Companies does not anticipate that the Patriot Average Closing Price, as calculated at the Effective Time of the Merger (assuming a closing date of January 5, 1998), will result in an adjustment to the Exchange Ratio.

  In lieu of receiving Paired Shares, Wyndham stockholders have the right under the Merger Agreement to make a Cash Election to receive Cash Consideration, and CF Securities has an equivalent right under the Stock Purchase Agreement; provided, however, that the maximum aggregate amount of cash to be paid to Wyndham stockholders and CF Securities pursuant to such Cash Election rights will be a total of $100,000. Pursuant to the Second Amendment, Patriot REIT, Patriot Operating Company and Wyndham also agreed to change the amount per share payable upon a Cash Election to a fixed amount so that stockholders of Wyndham who make a Cash Election will be entitled to receive Cash Consideration in an amount per share equal to equal to $42.80. Prior to the execution of the Second Amendment, the Merger Agreement provided that stockholders of Wyndham who made a Cash Election would have been entitled to receive Cash Consideration in an amount per share equal to the Exchange Ratio multiplied by the average closing price of a Paired Share over the five trading days immediately preceding the closing of the Merger (the "Cash Consideration Fair Market Value"), as provided in the April Merger Agreement. In the event that holders of Wyndham Common Stock and CF Securities elect to receive more than $100,000 in cash, such cash will be allocated on a pro rata basis among such stockholders and CF Securities based upon the respective number of shares of Wyndham Common Stock as to which they have made a Cash Election, and the Wyndham stockholders (other than CF Securities) will receive Paired Shares at the Exchange Ratio for their shares of Wyndham Common Stock which are not converted into Cash Consideration. CF Securities has delivered to Patriot REIT a Cash Election pursuant to which CF Securities has elected to receive Cash Consideration with respect to all 9,447,745 shares of Wyndham Common Stock beneficially owned by CF Securities. Because CF Securities has made a Cash Election with respect to all of the shares of Wyndham Common Stock beneficially owned by it, the maximum amount of cash available to be paid to other holders of Wyndham Common Stock in the Merger is expected to be approximately $56,300. If no other stockholders of Wyndham make a Cash Election, CF Securities will receive the entire $100,000 of cash available for Cash Elections. Under such circumstances, CF Securities may receive a combination of Paired Shares and Series A Convertible Preferred Stock, par value $0.01 per share, of Patriot REIT ("Series A Preferred Stock") pursuant to the terms of the Stock Purchase Agreement for its shares of Wyndham Common Stock which are not converted into Cash Consideration, subject to certain REIT qualification limitations that could, under certain limited circumstances, result in the payment of cash in lieu of shares of Series A Preferred Stock.

  The Second Amendment also provides that in addition to receiving Paired Shares at the Exchange Ratio, and/or Cash Consideration in the case of shares of Wyndham Common Stock as to which a Cash Election has been made, holders of Wyndham Common Stock, will be entitled to receive an additional cash payment (the "Additional Cash Consideration") equal to the sum of (i) the Pro Forma Dividend Amount (as defined below), if any, and (ii) if the Effective Time of the Merger does not occur on or prior to January 5, 1998 other than as a result of a Wyndham Delay, a per share amount equal to the product of the Full Dilution Percentage (as hereinafter defined) and the Per Share Deferral Amount (as defined below), if any. Under the terms of the Second Amendment, the term "Pro Forma Dividend Amount" is defined as the amount equal to the aggregate per share amount of all dividends declared on the Patriot REIT Common Stock and the Patriot Operating Company Common Stock the record date for which is on or after November 26, 1997 but prior to the Effective Time, multiplied by the Exchange Ratio. Under the terms of the Second Amendment, the term "Per Share Deferral Amount" is defined as follows: (X) so long as there is not in effect an order, ruling or injunction in any action brought by or on behalf of one or more stockholders of Wyndham or in the right of Wyndham (a "Wyndham Stockholder Injunction") that causes the condition under the Merger Agreement that there exist no order, ruling or injunction of a court which prohibits consummation of the Merger (the "Injunction Condition") to not be satisfied, (a) if the Effective Time is on or before January 31, 1998, the Per Share Deferral Amount shall be an amount equal to $10,000, divided by the total number of shares of Wyndham Common Stock outstanding immediately prior to the Effective Time (the "Wyndham Outstanding Shares"), (b) if the Effective Time is after January 31, 1998 but on or before February 28, 1998, the Per Share Deferral Amount shall be an amount equal to $21,000, divided by the Wyndham Outstanding Shares, and (c) if the Effective Time is after February 28, 1998, the Per Share Deferral Amount shall be an amount equal to $32,000, divided by the Wyndham Outstanding Shares; and (Y) in the event that there is in effect a Wyndham Stockholder Injunction that causes the Injunction Condition to not be satisfied, (A) if the Effective Time is on or before January 31, 1998, the Per Share Deferral Amount shall be equal to zero, (B) if the Effective Time is after January 31, 1998 but on or before February 28, 1998, the Per Share Deferral Amount shall be an amount equal to $15,000, divided by the Wyndham Outstanding Shares, and (C) if the Effective Time is after February 28, 1998, the Per Share Deferral Amount shall be an amount equal to $30,000, divided by the Wyndham Outstanding Shares. Under the terms of the Second Amendment the term "Full Dilution Percentage" is defined as (A) the total number of shares of Wyndham Common Stock outstanding immediately prior to the Effective Time, divided by (B) the sum of the total number of shares of Wyndham Common Stock in clause (A) above and the total number of shares of Wyndham Common Stock as to which Assumed Options are or may become exercisable (whether or not currently exercisable). The Full Dilution Percentage will cause the portion of the Additional Cash Consideration attributable to the Per Share Deferral Amount to be calculated on a fully-diluted basis assuming exercise of all of Wyndham's stock options.

  The parties to the Stock Purchase Agreement have confirmed that the change in the Merger consideration resulting from the Second Amendment will have a corresponding effect under the Stock Purchase Agreement.

  At November 3, 1997, Wyndham's portfolio of owned, leased or managed hotels consisted of 93 hotels operated by Wyndham, as well as 8 franchised hotels, which in the aggregate contained 24,083 rooms. Wyndham's portfolio includes 84 upscale hotel properties and 17 midscale properties operating under the

ClubHouse brand. Wyndham acquired through merger in July 1997 Kansas City-based ClubHouse, a privately-held hospitality company with a portfolio of 17 hotels. Of the hotels comprising ClubHouse's portfolio, Wyndham acquired through the merger or in related acquisition transactions ownership of 13 ClubHouse hotels and partial ownership of three ClubHouse hotels. Wyndham also acquired through the merger ownership of the "ClubHouse" brand name, as well as license rights with respect to one franchised ClubHouse hotel.

  Following the Merger, Patriot REIT, through certain of its subsidiaries, will own the 10 Wyndham hotels and 13 ClubHouse hotels and will lease such hotels to Wyndham International. The 13 hotel leases to be assumed by Patriot REIT will be sub-leased to Wyndham International. Wyndham's remaining 52 management and franchise contracts (excluding the Wyndham WindWatch Hotel which is owned by Patriot REIT), the Wyndham and the ClubHouse proprietary brand names and the Wyndham hotel management company will be transferred to corporate subsidiaries of Patriot REIT (collectively, the "New Non-Controlled Subsidiaries"). Patriot REIT will own a 99% non-voting interest and Wyndham International will own the 1% controlling voting interest in each of the New Non-Controlled Subsidiaries. Therefore, the operating results of the New Non-Controlled Subsidiaries will be combined with those of Wyndham International for financial reporting purposes. Patriot REIT will account for its investment in the New Non-Controlled Subsidiaries using the equity method of accounting.

  Patriot REIT will also assume Wyndham's existing indebtedness, substantially all of which is expected to be refinanced with funds drawn on the Term Loan and/or the Revolving Credit Facility.

  The Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the hotels and related improvements and other assets and liabilities owned by Wyndham are adjusted to estimated fair market value. The fair market value of the assets and liabilities of Wyndham has been determined based upon preliminary estimates and is subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of Wyndham will materially change; however, the allocation of purchase costs is subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocation reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

  In connection with the execution of the Merger Agreement, the Patriot REIT Partnership also entered into agreements with certain partnerships that are owned by certain members of the Trammell S. Crow family and their affiliates, certain current and former executive officers of Wyndham and others (the "Crow Family Entities") providing for the acquisition by Patriot REIT of up to 11 full-service Wyndham-brand hotels with 3,072 rooms for approximately $331,664 in cash, plus approximately $14,000 in additional consideration if two hotels meet certain operational targets (the "Crow Assets Acquisition"). However, Patriot REIT currently expects that the purchase of the Milwaukee Hotel will be delayed up to 24 months pending the receipt of certain third party consents. Accordingly, the Pro Forma Financial Statements include only the results of operations of the other 10 hotels with 2,851 rooms which represent approximately $308,633 of the total purchase price. Subsequent to the Crow Assets Acquisition, Patriot REIT will lease the purchased hotels to Wyndham International. In addition, in connection with the Crow Assets Acquisition, the leases with the Wyndham Lessee related to the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel will be terminated and Patriot REIT will lease these hotel properties to Wyndham International.

 The Patriot REIT Partnership and the Crow Family Entities have reached an agreement in principle (the "Agreement in Principle") that the closing of the Crow Assets Acquisition would be scheduled for December 16, 1997 as to a number of hotels sufficient to satisfy certain closing conditions and that they would waive any conditions to the closing that the Merger shall be consummated concurrently with consummation of the Crow Assets Acquisition. The parties also agreed that in the event that the Merger does not close on or before March 31, 1998, other than as a result of a delay caused by (i) the failure of Wyndham to have obtained all required consents, authorizations and approvals of governmental bodies or third parties (other than the consents to be obtained from Hospitality Property Trust or an affiliate thereof, collectively, the "HPT Consents") or (ii) the failure of Wyndham to have (A) performed its obligations under the Merger Agreement, (B) completed the restructuring of certain assets and/or Wyndham subsidiaries, and obtained all required consents (or waivers thereof) in connection therewith (other than the HPT Consents), (C) acknowledged the execution and delivery by Patriot REIT and Patriot Operating Company of the Cooperation Agreement, or (D) obtained all required amendments, consents, authorizations, modifications and approvals relating to the Wyndham Anatole Hotel management agreement, the Patriot REIT Partnership will be required to pay additional consideration (the "Additional Consideration") for the purchased hotels to the Crow Family Entities such that the total purchase price equals the budgeted net operating income ("NOI") for the 11 hotels to be acquired in the Crow Assets Acquisition (with appropriate deductions for management fees, trade name fees and F, F & E reserves) for 1998 capitalized at an 8% rate. The Additional Consideration, if payable, will be payable 60% in Paired Shares (with the value thereof equal to the average closing price of a Paired Share over the ten trading days prior to March 31, 1998) (the "Non-Cash Additional Consideration") and 40% in cash, provided that the Crow Family Entities generally have the option of receiving the Non-Cash Additional Consideration in the form of OP Units of the Patriot Partnerships. The Patriot REIT Partnership and the Crow Family Entities agreed pursuant to the Agreement in Principle, that the Crow Family Entities would receive registration rights with respect to the Paired Shares (or the Paired Shares into which OP Units may be redeemable) received as Non-Cash Additional Consideration based on the terms and conditions of the Registration Rights Agreement relating to the Paired Shares and shares of Series A Preferred Stock to be received by the Registration Rights Holders pursuant to the Merger and the Stock Purchase.

  The Merger and the Related Transactions and the Crow Assets Acquisition are collectively referred to herein as the "Wyndham Transactions." The Merger and the Related Transactions are expected to be consummated January 5, 1998 and are subject to various conditions, including approval of the Merger by the stockholders of Patriot REIT, Patriot Operating Company and Wyndham. Except as noted above, the Crow Assets Acquisition is expected to be consummated on or about December 16, 1997 and is subject to various conditions.

  The following unaudited Pro Forma Condensed Combined Statements of Operations as adjusted for the Wyndham Transactions for the year ended December 31, 1996 and the nine months ended September 30, 1997 assume the Merger and the Crow Assets Acquisition had occurred on January 1, 1996 and are based on the applicable terms of the Merger Agreement assuming the Effective Time of the Merger is January 5, 1998, and that the purchase of ten hotels in the Crow Assets Acquisition is completed under the terms in effect if the closing of the Crow Assets Acquisition occurs on or before December 16, 1997. The pro forma information is also presented as if the following Recent Transactions had occurred on January 1, 1996:

    (i) the Cal Jockey Merger and the related transactions have been consummated on terms set forth in the Cal Jockey Merger Agreement;

    (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased that portion of the land upon which the Racecourse is situated to Patriot REIT, and Patriot REIT has subleased this land and the related improvements to Patriot Operating Company;

    (iii) Patriot REIT has leased certain land to Borders, Inc.;

    (iv) Patriot Operating Company has completed the Grand Heritage Acquisition and the acquisition of PAH RSI Lessee;

    (v) Patriot REIT has acquired the Recent Acquisitions (excluding the Park Shore Hotel and the Sheraton City Centre);

    (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded;

    (vii) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan;

    (viii) Patriot Operating Company has acquired the Participating Note; and

    (ix) the Offering of 10,580,000 Paired Shares has been completed.

  The unaudited Pro Forma Condensed Combined Statements of Operations also assume the following additional transactions have occurred at the beginning of the periods presented:

    (i) Patriot REIT has acquired the CHC Hotels and leased such hotels to Patriot Operating Company;

    (ii) Patriot Operating Company has completed the GAH Acquisition; and

    (iii) the CHCI Merger has been consummated on terms set forth in the CHCI Merger Agreement.

  In addition, the pro forma results of operations for the year ended December 31, 1996 assume the 24 hotels acquired during 1996 and the private placement of equity securities and the public offering of common stock completed by Old Patriot REIT during 1996 had occurred as of January 1, 1996.

  In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made.

  The Pro Forma Condensed Combined Statements of Operations are derived from (i) the Patriot REIT and Patriot Operating Company Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 included elsewhere in this Joint Current Report;
(ii) the Consolidated Statements of Income of Wyndham filed with Wyndham's Annual Report on Form 10-K for the year ended December 31, 1996 incorporated by reference herein and the nine months ended September 30, 1997 included elsewhere in this Joint Current Report; and (iii) the Combined Crow Family Hotel Partnerships financial statements for the year ended December 31, 1996 and the nine months ended September 30, 1997 included in this Joint Current Report. During 1996, one of the hotels to be acquired in the Crow Assets Acquisition (the La Guardia Airport Hotel) was closed for renovation. As a result the hotel reported no historical results of operations for 1996 and therefore is not included in the following unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997. The following pro forma financial information is also based in part upon the following additional financial information incorporated by reference herein:

    (i) the Separate and Combined Statements of Income of Cal Jockey and Bay Meadows filed with the Cal Jockey and Bay Meadows Joint Annual Report on Form 10-K for the year ended December 31, 1996;

    (ii) the Consolidated Statements of Operations of Old Patriot REIT filed with the Old Patriot REIT Annual Report on Form 10-K for the year ended December 31, 1996;

    (iii) the Separate and Combined Statements of Income of Patriot REIT and Patriot Operating Company filed with the Patriot Companies' Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997;

    (iv) the historical financial statements of certain hotels acquired by Old Patriot REIT filed in Old Patriot REIT's Current Reports on Form 8-K dated April 2, 1996, as amended, December 5, 1996 and January 16, 1997, as amended;

    (v) the historical financial statements of certain hotels and businesses acquired or to be acquired by the Patriot Companies filed in the Patriot Companies' Joint Current Reports on Form 8-K dated September 17, 1997, and September 30, 1997, as amended; and located elsewhere in this Joint Current Report; and

    (vi) the Pro Forma Condensed Combined Statements of Operations of the Combined Lessees which are located elsewhere in this Joint Current Report.

  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot REIT and Wyndham International as adjusted for the Wyndham Transactions would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                         PATRIOT
                             PATRIOT   OPERATING
                              REIT       COMPANY
                           AND WYNDHAM AND WYNDHAM                 PRO FORMA
                            PRO FORMA   PRO FORMA  ELIMINATIONS      TOTAL
                           ----------- ----------- ------------    ----------
                              (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease
  revenue................   $279,948    $     --    $(247,218)(A)  $   32,730
 Hotel revenue...........        --       876,663         --          876,663
 Racecourse facility
  revenue, hotel and land
  lease revenue..........     17,714       51,946     (17,380)(B)      52,280
 Management fee, service
  fee and reimbursement
  income.................        --        49,225         --           49,225
 Interest and other
  income.................      2,797       12,262      (5,916)(C)       9,143
                            --------    ---------   ---------      ----------
 Total revenue...........    300,459      990,096    (270,514)      1,020,041
                            --------    ---------   ---------      ----------
Expenses:
 Departmental costs--
  hotel operations.......        --       368,568         --          368,568
 Racecourse facility
  operations.............        --        46,351      (5,611)(B)      40,740
 Direct operating costs
  of management company,
  service department, and
  reimbursement
  expenses...............        --        43,809         --           43,809
 General and
  administrative.........      7,097      103,877         (34)(C)     110,940
 Ground lease and hotel
  lease expense..........     16,824       12,502     (11,769)(B)      17,557
 Repair and maintenance..        --        41,991         --           41,991
 Utilities...............        --        36,834         --           36,834
 Interest expense........    124,637        1,393      (5,882)(C)     120,148
 Real estate and personal
  property taxes and
  casualty insurance.....     34,542          847         --           35,389
 Marketing...............        --        70,577         --           70,577
 Management fees.........        --         9,469         --            9,469
 Depreciation and
  amortization...........     93,775       29,425         --          123,200
 Participating lease
  payments...............        --       247,218    (247,218)(A)         --
                            --------    ---------   ---------      ----------
 Total expenses..........    276,875    1,012,861    (270,514)      1,019,222
                            --------    ---------   ---------      ----------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests...............     23,584      (22,765)        --              819
 Equity in earnings of
  unconsolidated
  subsidiaries...........      2,877          --        5,045 (D)       7,922
                            --------    ---------   ---------      ----------
Income (loss) before
 income tax provision and
 minority interests......     26,461      (22,765)      5,045           8,741
 Income tax (provision)
  benefit................       (345)       7,532         --            7,187
                            --------    ---------   ---------      ----------
Income (loss) before
 minority interests......     26,116     (15,233)       5,045          15,928
 Minority interests in
  the Patriot
  Partnerships...........     (2,549)       1,141         --           (1,408)
 Minority interest in
  consolidated
  subsidiaries ..........     (1,832)       5,045      (5,045)(D)      (1,832)
                            --------    ---------   ---------      ----------
Net income (loss)
 applicable to common
 shareholders............   $ 21,735    $  (9,047)  $     --       $   12,688 (E)
                            ========    =========   =========      ==========
Net income (loss) per
 common Paired Share(F)..   $   0.21    $   (0.09)                 $     0.12 (E)
                            ========    =========                  ==========

--------
(A) Represents elimination of participating lease revenue and expense related to the 61 hotel properties leased by Patriot REIT to Wyndham
    International.
(B) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(C) The pro forma adjustments represent the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by Patriot Operating Company, the elimination of $4,712 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger and the elimination of $34 of other intercompany income and expense items.
(D) Represents the elimination of equity in losses of the New Non-Controlled Subsidiaries.
(E) The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. Set forth below is a summary comparison of the net impact to pro forma net income applicable to common shareholders and net income per Paired Share (i) assuming approximately 2,336 shares of Wyndham Common Stock are purchased for cash ("Cash Option"), based on total funds available of $100,000 and Cash Consideration of $42.80 per share of Wyndham Common Stock); (ii) assuming no Wyndham stockholders elect to receive cash ("All Stock"); and (iii) assuming an average interest rate of 7.333% per annum on the incremental borrowings related to the Revolving Credit Facility and the Term Loan (representing LIBOR plus 1.85%, respectively) on outstanding debt obligations of approximately $1,472,911 for Cash Option and $1,372,911 for All Stock.

                                                               CASH      ALL
                                                              OPTION    STOCK
                                                              -------  -------
  Decrease in interest expense as a result of reduced
   borrowings................................................ $   --   $(7,333)
                                                              =======  =======
  Income before minority interests in the Patriot
   Partnerships and income tax provision (after minority
   interest in consolidated subsidiaries and other
   partnerships)............................................. $ 6,909  $14,242
  Income tax provision.......................................   7,187    7,187
  Minority interests in the Patriot Partnerships.............  (1,408)  (2,114)
                                                              -------  -------
  Net income applicable to common shareholders............... $12,688  $19,315
                                                              =======  =======
  Net income per common Paired Share......................... $  0.12  $  0.18
                                                              =======  =======
  Estimated minority interest percentage in the Patriot
   Partnerships subsequent to the Wyndham Transactions:
    Patriot REIT Partnership.................................    10.5%    10.2%
                                                              =======  =======
    Patriot Operating Company Partnership....................    11.2%    10.9%
                                                              =======  =======
  Weighted average number of common Paired Shares and common
   Paired Share equivalents outstanding...................... 102,543  105,758
                                                              =======  =======

  Pursuant to the April Merger Agreement, if the Patriot Average Closing Price of the Paired Shares is less than $21.86, the Exchange Ratio would be subject to adjustment. Pursuant to the Second Amendment, if the Effective Time of the Merger occurs after December 31, 1997, other than as a result of a Wyndham Delay, and the Patriot Average Closing Price is less than $27.50, the Exchange Ratio would be subject to adjustment. As of December 9, 1997, the average closing price of a Paired Share as reported on the NYSE over the previous 20 trading days was $30.71. Management of the Patriot Companies do not anticipate that the Patriot Average Closing Price, as calculated at the Effective Time of the Merger (assuming a closing of January 5, 1998), will result in an adjustment to the Exchange Ratio.

  Additionally, the following table presents the net impact to pro forma net income applicable to common shareholders and net income per common Paired Share assuming the interest rate increases by 0.25%.

                                                               CASH      ALL
                                                              OPTION    STOCK
                                                              -------  -------
  Decrease in interest expense as a result of reduced
   borrowings ............................................... $   --   $(7,583)
                                                              =======  =======
  Income before income tax provision and minority interests
   in the Patriot Partnerships (after minority interest in
   consolidated subsidiaries and other partnerships)......... $ 2,635  $10,218
  Income tax provision.......................................   7,187    7,187
  Minority interests in the Patriot Partnerships.............    (960)  (1,703)
                                                              -------  -------
  Net income applicable to common shareholders............... $ 8,862  $15,702
                                                              =======  =======
  Net income per common Paired Share......................... $  0.09  $  0.15
                                                              =======  =======
  Estimated minority interest percentage in the Patriot
   Partnerships subsequent to the Wyndham Transactions:
    Patriot REIT Partnership.................................    10.5%    10.2%
                                                              =======  =======
    Patriot Operating Company Partnership....................    11.2%    10.9%
                                                              =======  =======
  Weighted average number of common Paired Shares and common
   Paired Share equivalents outstanding...................... 102,543  105,758
                                                              =======  =======

  The Patriot Companies are negotiating with PaineWebber Real Estate and Chase to increase the amount available under the Revolving Credit Facility to $900,000 and to arrange for a new Term Loan commitment for an unsecured Term Loan of $350,000. The Revolving Credit Facility and the Term Loan will be used in part to finance the Wyndham Transactions. Deferred loan costs of approximately $6,737 related to the financing associated with the Wyndham Transactions have been reflected in the pro forma financial information.

(F) Pro forma earnings per share is computed based on 102,543 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.13 per Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                          PATRIOT
                              PATRIOT    OPERATING
                               REIT       COMPANY
                            AND WYNDHAM AND WYNDHAM                 PRO FORMA
                             PRO FORMA   PRO FORMA  ELIMINATIONS      TOTAL
                            ----------- ----------- ------------    ----------
                             (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue.................   $229,977    $    --     $(202,610)(A)   $ 27,367
 Hotel revenue............        --      720,754          --         720,754
 Racecourse facility
  revenue, hotel and land
  lease revenue...........     19,759      33,399      (19,501)(B)     33,657
 Management fee, service
  fee and reimbursement
  income..................        --       45,549          --          45,549
 Interest and other
  income..................      4,043       8,507       (2,306)(C)     10,244
                             --------    --------    ---------       --------
 Total revenue............    253,779     808,209     (224,417)       837,571
                             --------    --------    ---------       --------
Expenses:
 Departmental costs--hotel
  operations..............        --      282,402          --         282,402
 Racecourse facility
  operations..............        --       30,114       (3,246)(B)     26,868
 Direct operating costs of
  management company,
  service department, and
  reimbursement expenses..        --       40,331          --          40,331
 General and
  administrative..........      7,137      81,670          (24)(C)     88,783
 Ground lease and hotel
  lease expense...........     20,017      16,778      (16,255)(B)     20,540
 Repair and maintenance...        --       34,512          --          34,512
 Utilities................        --       29,841          --          29,841
 Interest expense.........     94,414         936       (2,282)(C)     93,068
 Real estate and personal
  property taxes and
  casualty insurance......     27,066         290          --          27,356
 Marketing................        --       59,095          --          59,095
 Management fees..........        --        9,657          --           9,657
 Depreciation and
  amortization............     70,854      20,705          --          91,559
 Participating lease
  payments................        --      202,610     (202,610)(A)        --
                             --------    --------    ---------       --------
 Total expenses...........    219,488     808,941     (224,417)       804,012
                             --------    --------    ---------       --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests................     34,291        (732)         --          33,559
 Equity in earnings of
  unconsolidated
  subsidiaries............      6,027         --        (1,419)(D)      4,608
                             --------    --------    ---------       --------
Income (loss) before
 income tax provision and
 minority interests.......     40,318        (732)      (1,419)        38,167
 Income tax (provision)
  benefit.................       (256)     (3,477)         --          (3,733)
                             --------    --------    ---------       --------
Income (loss) before
 minority interests.......     40,062      (4,209)      (1,419)        34,434
 Minority interests in the
  Patriot Partnerships....     (4,010)        630          --          (3,380)
 Minority interest in
  consolidated
  subsidiaries............     (1,869)     (1,419)       1,419 (D)     (1,869)
                             --------    --------    ---------       --------
Net income (loss)
 applicable to common
 shareholders.............   $ 34,183    $ (4,998)   $     --        $ 29,185 (E)
                             ========    ========    =========       ========
Net income (loss) per
 common Paired Share(F)...   $   0.33    $  (0.05)                   $   0.28 (E)
                             ========    ========                    ========

--------
(A) Represents elimination of participating lease revenue and expense related to the 61 hotel properties leased by Patriot REIT to Wyndham
    International.
(B) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(C) Represents primarily the elimination of $832 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by Patriot Operating Company, the elimination of $1,450 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger, and the elimination of $24 of other intercompany income and expense items.
(D) Represents the elimination of equity in income of the New Non-Controlled Subsidiaries.
(E) The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. Set forth below is a summary comparison of the net impact to pro forma net income applicable to common shareholders and net income per Paired Share (i) assuming approximately 2,336 shares of Wyndham Common Stock are purchased pursuant to the Cash Option (based on total funds available of $100,000 and Cash Consideration of $42.80 per share of Wyndham Common Stock);

  (ii) assuming Wyndham stockholders elect to receive All Stock; and (iii) assuming an average interest rate of 7.453% per annum on the incremental borrowings related to the Revolving Credit Facility and the Term Loan (representing LIBOR plus 1.85%) on outstanding debt obligations of approximately $1,472,911 for Cash Option and $1,372,911 for All Stock.

                                                               CASH      ALL
                                                              OPTION    STOCK
                                                              -------  -------
     Decrease in interest expense as a result of reduced
      borrowings to fund the purchase of Wyndham Common
      Stock.................................................. $   --   $(5,590)
                                                              =======  =======
     Income before minority interests in the Patriot
      Partnerships and income tax benefit (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $36,298  $41,888
     Income tax provision....................................  (3,733)  (3,733)
     Minority interests in the Patriot Partnerships..........  (3,380)  (3,853)
                                                              -------  -------
     Net income applicable to common shareholders............ $29,185  $34,302
                                                              =======  =======
     Net income per common Paired Share...................... $  0.28  $  0.32
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham Transactions:
       Patriot REIT Partnership..............................    10.5%    10.2%
                                                              =======  =======
       Patriot Operating Company Partnership.................    11.2%    10.9%
                                                              =======  =======
     Weighted average number of common Paired Shares and
      common Paired Share equivalents outstanding............ 103,117  106,332
                                                              =======  =======

  Pursuant to the April Merger Agreement, if the Patriot Average Closing Price of the Paired Shares is less than $21.86, the Exchange Ratio would be subject to adjustment. Pursuant to the Second Amendment, if the Effective Time of the Merger occurs after December 31, 1997, other than as a result of a Wyndham Delay, and the Patriot Average Closing Price is less than $27.50, the Exchange Ratio would be subject to adjustment. As of December 9, 1997, the average closing price of a Paired Share as reported on the NYSE over the previous 20 trading days was $30.71. Management of the Patriot Companies do not anticipate that the Patriot Average Closing Price, as calculated at the Effective Time of the Merger (assuming a closing of January 5, 1998), will result in an adjustment to the Exchange Ratio.

  Additionally, the following table presents the net impact to pro forma net income applicable to common stockholders and net income per common Paired Share assuming the interest rate increases by 0.25%.

                                                               CASH      ALL
                                                              OPTION    STOCK
                                                              -------  -------
     Decrease in interest expense as a result of reduced
      borrowings ............................................ $   --   $(5,777)
                                                              =======  =======
     Income before income tax provision and minority
      interests in the Patriot Partnerships (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $33,391  $39,168
     Income tax provision....................................  (3,733)  (3,733)
     Minority interests in the Patriot Partnerships..........  (3,075)  (3,576)
                                                              -------  -------
     Net income applicable to common shareholders............ $26,583  $31,859
                                                              =======  =======
     Net income per common Paired Share...................... $  0.26  $  0.30
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham Transactions:
       Patriot REIT Partnership..............................    10.5%    10.2%
                                                              =======  =======
       Patriot Operating Company Partnership.................    11.2%    10.9%
                                                              =======  =======
     Weighted average number of common Paired Shares and
      common Paired Share equivalents outstanding............ 103,117  106,332
                                                              =======  =======

  The Patriot Companies are negotiating with PaineWebber Real Estate and Chase to increase the amount available under the Revolving Credit Facility to $900,000 and to arrange for a new Term Loan commitment for an unsecured Term Loan of $350,000. The Revolving Credit Facility and the Term Loan will be used to finance the Wyndham Transactions. Deferred loan costs of approximately $6,737 related to the financing associated with the Wyndham Transactions have been reflected in the pro forma financial information.

(F) Pro forma earnings per share is computed based on 103,117 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be $0.30 per Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Wyndham Transactions had occurred as of September 30, 1997 and is based on the applicable terms of the Merger Agreement in effect assuming the Effective Time of the Merger is January 5, 1998, and assuming that ten hotels are purchased in the Crow Asset Acquisition under the terms in effect if the closing of the Crow Assets Acquisition occurs on or before December 16, 1997. The Pro Forma Condensed Combined Balance Sheet is derived from the Patriot REIT and Patriot Operating Company Pro Forma Condensed Combined Balance Sheet as of September 30, 1997 included elsewhere in this Joint Current Report, which is presented as if the following transactions have occurred as of September 30, 1997:

    (i) Patriot REIT acquired the three CHC Hotels and The Buttes (which were acquired subsequent to September 30, 1997) and has acquired the remaining approximate 50% interest in the Omni Inner Harbor Hotel and leased such hotels to Patriot Operating Company;

    (ii) Patriot Operating Company acquired the members' interests in PAH RSI Lessee;

    (iii) Patriot Operating Company completed the GAH Acquisition; and

    (iv) the CHCI Merger was consummated on terms set forth in the CHCI Merger Agreement.

  Such pro forma information is based in part upon Wyndham's Consolidated Balance Sheet as of September 30, 1997 and Patriot REIT's and Patriot Operating Company's Combined Balance Sheet as of September 30, 1997 and should be read in conjunction with the financial statements filed with Wyndham's and the Patriot Companies' respective Quarterly Reports on Form 10-Q for the nine months ended September 30, 1997. In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The accompanying Pro Forma Condensed Combined Balance Sheet reflects adjustments to record the net assets of the Wyndham Transactions at their estimated fair market values and the elimination of Wyndham's historical shareholders' equity. The fair market values of the assets and liabilities of Wyndham have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market values of the assets and liabilities of Wyndham will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Combined Balance Sheet may differ from the amounts ultimately determined. The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1997, nor does it purport to represent the future financial position of Patriot REIT and Wyndham International as adjusted for the Wyndham Transactions.

                     PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                           PATRIOT
                           REIT AND
                           PATRIOT
                          OPERATING       CROW
                           COMPANY       ASSETS
                          PRO FORMA   ACQUISITION    WYNDHAM                     PRO FORMA
                           TOTAL(A)   PRO FORMA(B) PRO FORMA(C)   ADJUSTMENTS      TOTAL
                          ----------  ------------ ------------   -----------    ----------
         ASSETS
Net investment in real
 estate and related
 improvements...........  $1,657,283    $320,357     $290,391      $165,494 (D)  $2,433,525
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries...........      74,053         --           --            --           74,053
Notes and other
 receivables from
 affiliates.............         --          --        24,800           --           24,800
Notes receivable........      15,913         --         1,931           --           17,844
Investment in
 unconsolidated
 subsidiaries...........      12,061         --         4,092           --           16,153
Cash and cash
 equivalents............      21,515         --        14,819           --           36,334
Restricted cash.........      38,196         --           936           --           39,132
Accounts receivable,
 net....................      38,540         --        15,682           --           54,222
Goodwill................     128,108         --        20,857       311,584 (E)     460,549
Deferred expenses, net..      16,626         --         8,019            18 (F)      24,663
Deferred acquisition
 costs..................      39,970         --           --            --           39,970
Management contract
 costs..................      45,364         --        11,419        53,463 (G)     110,246
Trade name and franchise
 costs..................       7,500         --           --         85,550 (H)      93,050
Prepaid expenses and
 other assets...........      11,323         --        41,006           --           52,329
Deferred income taxes...         700         --        16,347       (15,551)(I)       1,496
                          ----------    --------     --------      --------      ----------
 Total assets...........  $2,107,152    $320,357     $450,299      $600,558      $3,478,366
                          ==========    ========     ========      ========      ==========
 LIABILITIES AND SHARE-
     HOLDERS' EQUITY
Borrowings under a line
 of credit and mortgage
 notes..................  $  789,930    $320,357     $228,986      $133,638 (J)  $1,472,911
Accounts payable and
 accrued expenses.......      50,377         --        45,756           --           96,133
Dividends and
 distributions payable..      21,727         --           --            --           21,727
Sales taxes payable.....       2,968         --           --            --            2,968
Deferred income tax
 liability..............       4,846         --        20,970        50,609 (I)      76,425
Deposits................       2,037         --         1,996           --            4,033
Deferred gain...........         --          --        11,511       (11,511)(I)         --
Due to unconsolidated
 subsidiaries...........       5,904         --           --            --            5,904
Minority interests in
 the Patriot
 Partnerships...........     264,862         --           --            --          264,862
Minority interest in
 consolidated
 subsidiaries...........      29,284         --         2,828           --           32,112
Shareholders' equity:
 Preferred stock........          44         --           --            --               44
 Common stock...........       1,377         --           216           313 (K)       1,906
 Paid-in capital........   1,049,267         --       133,137       466,650 (L)   1,649,054
 Unearned stock compen-
  sation, net...........     (15,075)        --           --                        (15,075)
 Notes receivable from
  stockholders..........         --          --       (17,138)(M)       --          (17,138)
 Receivable from affili-
  ates..................         --          --        (1,229)(N)       --           (1,229)
 Unrealized gain on se-
  curities available for
  sale..................         --          --           790          (790)(L)         --
 Unrealized foreign ex-
  change loss...........         --          --          (192)          192 (L)         --
 Retained earnings......    (100,396)        --        22,668       (38,543)(L)    (116,271)
                          ----------    --------     --------      --------      ----------
 Total shareholders' eq-
  uity..................     935,217         --       138,252       427,822       1,501,291
                          ----------    --------     --------      --------      ----------
 Total liabilities and
  shareholders' equity..  $2,107,152    $320,357     $450,299      $600,558      $3,478,366
                          ==========    ========     ========      ========      ==========

See notes on following page.

PATRIOT REIT AND WYNDHAM INTERNATIONAL, ADJUSTED FOR THE WYNDHAM TRANSACTIONS NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1997
(A) Represents the Pro Forma Condensed Combined Balance Sheet of Patriot REIT and Patriot Operating Company as of September 30, 1997, which reflects the Cal Jockey Merger and the transactions related thereto.
(B) Represents adjustments to Patriot REIT's and Wyndham International's pro forma financial position assuming consummation of the Crow Assets Acquisition had occurred at September 30, 1997.
(C) Represents Wyndham's pro forma financial position as of September 30, 1997.
(D) Represents adjustment for the purchase method of accounting whereby the investments in hotel properties owned by Wyndham are adjusted to record the assets at their estimated fair market values.
(E) Represents the purchase consideration in excess of fair market value of the net assets of Wyndham.
(F) Represents the additional loan fees to be incurred in conjunction with the financing for the Wyndham Transactions, net of Wyndham's historical deferred loan fees.
(G) Represents adjustment for the purchase method of accounting whereby the management contracts held by Wyndham (including the management contracts acquired in the ClubHouse acquisition) are adjusted to their estimated fair market values. Wyndham holds management contracts with certain of its affiliates and with unrelated third parties for 44 hotels. The contracts have an average remaining life of approximately 14 years and provide for payment of management fees including a base fee plus certain incentive fees based on specified criteria as defined in the respective management agreements.
(H) Represents the estimated fair market value of the Wyndham and ClubHouse tradenames and other franchise related assets.
(I) Pursuant to the Merger, deferred income taxes, the deferred income tax liability and the deferred gain which resulted from the sale and lease-back of the hotel properties leased by GHALP, Inc., an affiliate of Wyndham, have been adjusted to reflect the effects of the Merger.
(J) Represents financing of $6,737 of additional loan fees related to the financing of the Wyndham Transactions, estimated mortgage prepayment penalties of $15,875, acquisition-related costs of $11,026 incurred in connection with the Wyndham Transactions, and $100,000 of cash paid for shares of Wyndham Common Stock.
(K) Represents an adjustment to record the exchange of Wyndham Common Stock for Paired Shares. Pursuant to the Merger Agreement, Wyndham stockholders may elect to receive for each share of Wyndham Common Stock held by them either
    (i) cash for shares, up to a maximum of $100,000 of total funds available or
    (ii) 1.372 shares of Patriot REIT Common Stock and 1.372 shares of Wyndham International Common Stock. As of September 30, 1997, 21,618 shares of Wyndham Common Stock were outstanding. The pro forma balances assume approximately 2,336 shares of Wyndham Common Stock are purchased for cash pursuant to the Cash Option (based on total funds available of $100,000 and Cash Consideration of $42.80 per share of Wyndham Common Stock). The remaining 19,282 shares of Wyndham Common Stock were assumed to be exchanged for approximately 26,455 Paired Shares, resulting in an adjustment to increase common stock.
(L) Represents adjustments to shareholders' equity to eliminate Wyndham's pro forma equity accounts totaling $156,619 and record equity based on the number of Paired Shares issued in the Merger. The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000. As a result, approximately 2,336 shares of Wyndham Common Stock were assumed to be purchased for cash (based on total funds available of $100,000 and Cash Consideration of $42.80 per share of Wyndham Common Stock). The total purchase consideration for the Merger is approximately $688,413 (based upon 19,282 shares of Wyndham Common Stock assumed to be exchanged for approximately 26,455 Paired Shares and an estimated market price per Paired Share of $22.25 (which is based upon the closing price on April 11, 1997, the business day prior to the date of the execution of the Merger Agreement, of Old Patriot REIT's Common Stock) and $100,000 of cash consideration).
  Set forth below is a summary comparison of the net impact to pro forma borrowings and shareholders' equity (i) assuming approximately 2,336 shares of Wyndham Common Stock are purchased pursuant to the Cash Option (the basis used for pro forma balance sheet presentation purposes), and (ii) assuming Wyndham stockholders elect to receive All Stock.

                                                          CASH OPTION ALL STOCK
                                                          ----------- ---------
   Number of shares of Wyndham Common Stock purchased
    for cash............................................      2,336        --
                                                           ========   ========
   Cash paid for shares of Wyndham Common Stock (assumed
    to be financed through the Revolving Credit Facility
    or the Term Loan....................................   $100,000   $    --
   Number of Paired Shares issued pursuant to the
    Merger..............................................     26,455     29,660
                                                           ========   ========
   Purchase consideration for shares....................   $588,413   $659,942
   Adjustment to common stock for Paired Shares issued..       (529)      (593)
   Outstanding options to purchase common stock assumed
    in the Merger.......................................     11,903     11,903
   Book value of Wyndham paid-in capital................   (133,137)  (133,137)
                                                           --------   --------
   Adjustment to paid-in capital........................    466,650    538,115
                                                           --------   --------
   Mortgage prepayment penalties incurred from
    refinancing of Wyndham debt.........................    (15,875)   (15,875)
   Elimination of historical retained earnings..........    (22,668)   (22,668)
                                                           --------   --------
   Adjustment to retained earnings......................    (38,543)   (38,543)
   Adjustment to common stock...........................        313        377
   Unrealized gain on securities available for sale.....       (790)      (790)
   Unrealized foreign exchange loss.....................        192        192
                                                           --------   --------
    Adjustment to shareholders' equity..................   $427,822   $499,351
                                                           ========   ========

  Pursuant to the April Merger Agreement, if the Patriot Average Closing Price of the Paired Shares is less than $21.86, the Exchange Ratio would be subject to adjustment. Pursuant to the Second Amendment, if the Effective Time of the Merger occurs after December 31, 1997, other than as a result of a Wyndham Delay, and the Patriot Average Closing Price is less than $27.50, the Exchange Ratio would be subject to adjustment. As of December 9, 1997, the average closing price of a Paired Share as reported on the NYSE over the previous 20 trading days was $30.71. Management of the Patriot Companies do not anticipate that the Patriot Average Closing Price, as calculated at the Effective Time of the Merger (assuming a closing January 5, 1998), will result in an adjustment to the Exchange Ratio.

  In connection with the Merger, options to purchase approximately 1,017 shares of Wyndham Common Stock which were issued by Wyndham to certain officers and employees of Wyndham will be converted to options to purchase 1,395 Paired Shares. Such options to purchase Paired Shares will vest immediately upon consummation of the Merger and become exercisable in full. The stated exercise prices will be adjusted to reflect the Exchange Ratio. The excess of the estimated value of a Paired Share on the date the Merger is consummated (based upon the closing price on April 11, 1997, the business day prior to the date of execution of the Original Merger Agreement, of Old Patriot REIT's Common Stock on the NYSE of $22.25 and the Exchange Ratio) over the stated exercise price of the options (as adjusted for the Exchange Ratio) is reflected as additional purchase consideration for the Merger.
(M) Represents shareholder notes purchased by Wyndham in conjunction with its initial public offering. In connection with the Merger, Patriot REIT will acquire these notes at their historical cost, which approximates their estimated fair value.
(N) Represents deferred management fees owed by an affiliate of Wyndham that are deferred until certain operating criteria, as defined per the management and loan agreement, are met. Such deferred management fees will be acquired by Patriot REIT at their stated historical cost, which approximates their estimated fair value, as a result of the Merger.

                                 PATRIOT REIT

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                           PATRIOT       CROW
                            REIT        ASSETS
                          PRO FORMA  ACQUISITION       MERGER                      PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)    ADJUSTMENTS      TOTAL
                          ---------  ------------   ------------    -----------    ---------
                                (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............  $213,868     $34,235       $  31,845       $     --      $279,948
 Racecourse facility,
  hotel and land lease
  revenue...............     5,945         --            9,404           2,365 (D)   17,714
 Interest and other
  income................     2,297         --              500             --         2,797
                          --------     -------       ---------       ---------     --------
 Total revenue..........   222,110      34,235          41,749           2,365      300,459
                          --------     -------       ---------       ---------     --------
Expenses:
 Ground lease and hotel
  lease expense.........     5,693       1,325           9,806             --        16,824
 General and
  administrative........     6,797         100 (E)         200 (E)         --         7,097
 Interest expense.......    64,518      23,492 (F)      18,342 (F)      18,285 (F)  124,637
 Real estate and
  personal property
  taxes and casualty
  insurance.............    22,488       3,783           8,271             --        34,542
 Depreciation and
  amortization..........    62,723      12,033 (G)      19,019 (G)         --        93,775
                          --------     -------       ---------       ---------     --------
 Total expenses.........   162,219      40,733          55,638          18,285      276,875
                          --------     -------       ---------       ---------     --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    59,891      (6,498)        (13,889)        (15,920)      23,584
 Equity in earnings
  (losses) of
  unconsolidated
  subsidiaries..........     7,559         --              363          (5,045)(H)    2,877
                          --------     -------       ---------       ---------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............    67,450      (6,498)        (13,526)        (20,965)      26,461
 Income tax provision...      (170)        --              --             (175)(I)     (345)
                          --------     -------       ---------       ---------     --------
Income (loss) before mi-
 nority interests.......    67,280      (6,498)        (13,526)        (21,140)      26,116
 Minority interest in
  the Patriot REIT Part-
  nership...............    (9,032)        682           1,420           4,381 (J)   (2,549)
 Minority interest in
  consolidated subsidi-
  aries.................    (1,832)        --              --              --        (1,832)
                          --------     -------       ---------       ---------     --------
Net income (loss)
 applicable to common
 shareholders ..........  $ 56,416     $(5,816)      $ (12,106)      $ (16,759)    $ 21,735 (K)
                          ========     =======       =========       =========     ========
Net income per common
 share(L)...............  $   0.75                                                 $   0.21 (K)
                          ========                                                 ========

--------
(A) Represents the pro forma results of operations of Patriot REIT for the year ended December 31, 1996 assuming the following transactions had occurred at the beginning of the period presented: (i) the Cal Jockey Merger and the transactions related thereto; (ii) the PaineWebber Land Sale was consummated, the PaineWebber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot REIT subleased this land and the related improvements to Patriot Operating Company; (iii) Patriot REIT leased certain land to Borders, Inc.; (iv) Patriot REIT acquired the Recent Acquisitions (excluding the Park Shore Hotel and Sheraton City Centre); and the CHC Hotels; (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (vii) Patriot REIT acquired the Participating Note;
    (viii) the Offering of 10,580,000 Paired Shares was completed; and (ix) Patriot Operating Company acquired eight leases from CHC Lease Partners and re-leased such hotels to Patriot Operating Company. In addition, the pro forma results of operations assume the 24 hotels acquired during 1996 and the private placement and public offering of equity securities completed by Old Patriot REIT during 1996 had occurred as of January 1, 1996. See page F-19.
(B) Represents adjustments to Patriot REIT's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for nine hotels for the year ended December 31, 1996 (excluding the La Guardia Airport Hotel which was closed for renovation during 1996).
(C) Represents adjustments to Patriot REIT's results of operations assuming the Merger had been consummated at the beginning of the period presented.
(D) Represents the increase in hotel lease revenue for those hotels which are leased by Patriot REIT from third parties and then sub-leased to Wyndham International.

(E) Represents adjustment for estimated incremental administrative salaries and other expenses expected to be incurred by Patriot REIT.
(F) For the Crow Assets Acquisition, the adjustment represents interest expense incurred on net borrowings under the Revolving Credit Facility and Term Loan, which will be used to purchase the hotel properties. For the Merger, the adjustment represents interest expense on current debt obligations and interest expense related to certain capital lease obligations which are expected to be assumed in connection with the Merger. Patriot REIT expects to refinance substantially all of Wyndham's long-term debt with borrowings under the Revolving Credit Facility and Term Loan. Patriot REIT will pay an estimated $15,875 in mortgage prepayment penalties. This amount will be reported as an extraordinary item in Patriot REIT's results of operations following the completion of the Wyndham Transactions and has been reflected as an adjustment to retained earnings for pro forma presentation purposes. In addition, the Revolving Credit Facility and Term Loan generally have more favorable interest rates than the debt expected to be repaid. The deferred loan costs are being amortized using the straight-line method over the terms of the loans. Interest expense incurred on the Revolving Credit Facility and Term Loan borrowings assumes an average interest rate of 7.333% (representing LIBOR plus 1.85%). An increase of 0.25% in the interest rate would increase pro forma interest expense to $128,911, decrease net income applicable to common shareholders to $17,909 and decrease net income per common share to $0.17, based on 102,543 weighted average number of common shares and common share equivalents outstanding.
(G) Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E . These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(H) Represents equity in losses of the New Non-Controlled Subsidiaries which own the Wyndham tradenames and franchise related assets, the management and franchising contracts and the hotel management company, which will be controlled by Wyndham International.
(I) Represents provision for Patriot REIT's estimated state tax liability.
(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 10.5%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 13.8%.
(K) The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. If no Wyndham stockholders elect to receive cash (and, therefore, all outstanding shares of Wyndham Common Stock are exchanged for Paired Shares, pro forma interest expense would decrease by $7,333, net income would be $28,392 and net income per common share would be $0.27, based on 105,758 weighted average number of common shares and common share equivalents outstanding.
(L) Pro forma earnings per share is computed based on 102,543 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares of common stock.

  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.22 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                                 PATRIOT REIT

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                           PATRIOT
                            REIT     CROW ASSETS
                          PRO FORMA  ACQUISITION       MERGER                      PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)   ADJUSTMENTS       TOTAL
                          ---------  ------------   ------------   -----------     ---------
                                (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............  $172,682     $30,857        $ 26,438      $    --        $229,977
 Racecourse facility,
  hotel and land lease
  revenue ..............     3,504         --           14,482         1,773 (D)     19,759
 Interest and other
  income................     4,043         --              --            --           4,043
                          --------     -------        --------      --------       --------
 Total revenue..........   180,229      30,857          40,920         1,773        253,779
                          --------     -------        --------      --------       --------
Expenses:
 Ground lease and hotel
  lease expense.........     5,535         --           14,482           --          20,017
 General and
  administrative........     6,937          50 (E)         150 (E)       --           7,137
 Interest expense.......    48,329      17,907 (F)      11,788 (F)    16,390 (F)     94,414
 Real estate and
  personal property
  taxes and casualty
  insurance.............    17,812       3,018           6,236           --          27,066
 Depreciation and
  amortization..........    47,565       9,025 (G)      14,264 (G)       --          70,854
                          --------     -------        --------      --------       --------
 Total expenses.........   126,178      30,000          46,920        16,390        219,488
                          --------     -------        --------      --------       --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    54,051         857          (6,000)      (14,617)        34,291
 Equity in earnings of
  unconsolidated
  subsidiaries..........     4,488         --              120         1,419 (H)      6,027
                          --------     -------        --------      --------       --------
Income (loss) before
 income tax provision
 and minority
 interests..............    58,539         857          (5,880)      (13,198)        40,318
 Income tax provision...      (125)        --              --           (131) (I)      (256)
                          --------     -------        --------      --------       --------
Income (loss) before mi-
 nority interests.......    58,414         857          (5,880)      (13,329)        40,062
 Minority interest in
  the Patriot REIT
  Partnership...........    (7,803)        (90)            617         3,266 (J)     (4,010)
 Minority interest in
  consolidated subsidi-
  aries.................    (1,869)        --              --            --          (1,869)
                          --------     -------        --------      --------       --------
Net income (loss)
 applicable to common
 shareholders...........  $ 48,742     $   767        $ (5,263)     $(10,063)      $ 34,183 (K)
                          ========     =======        ========      ========       ========
Net income per common
 share(L)...............  $   0.64                                                 $   0.33 (K)
                          ========                                                 ========

--------
(A) Represents the pro forma results of operations of Patriot REIT for the nine months ended September 30, 1997 assuming the following transactions had occurred at the beginning of the period presented: (i) the Cal Jockey Merger and the transactions related thereto; (ii) the PaineWebber Land Sale was consummated, the PaineWebber affiliate leases that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot REIT subleased this land and the related improvements to Patriot Operating Company; (iii) Patriot REIT leased certain land to Borders, Inc.; (iv) Patriot REIT acquired the Recent Acquisitions (excluding the Park Shore Hotel and Sheraton City Centre) and the CHC Hotels; (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (vii) Patriot Operating Company acquired the Participating Note; (viii) the Offering of 10,580,000 Paired Shares was completed; and
    (ix) Patriot REIT acquired eight leases from CHC Lease Partners and re-leased such hotels to Patriot Operating Company. See page F-22.
(B) Represents adjustments to Patriot REIT's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred at the beginning of the period presented. The pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for ten hotels for the nine months ended September 30, 1997.
(C) Represents adjustments to Patriot REIT's results of operations assuming the Merger had been consummated at the beginning of the period presented.
(D) Represents the increase in hotel lease revenue for those hotels which are leased by Patriot REIT from third parties and then sub-leased to Wyndham International.
(E) Represents adjustment for estimated incremental administrative salaries and other expenses expected to be incurred by Patriot REIT.
(F) For the Crow Assets Acquisition, the adjustment represents interest expense incurred on net borrowings under the Revolving Credit Facility and Term Loan, which will be used to purchase the hotel properties. For the Merger, the adjustment represents interest expense on current debt obligations and interest expense related to certain capital lease obligations which are expected to be assumed in connection with the Merger. Patriot REIT expects to refinance Wyndham's long-term debt with borrowings under the Revolving Credit Facility and Term Loan. Patriot REIT will pay approximately $15,875 in mortgage prepayment penalties. This amount will be reported as an extraordinary item in Patriot REIT's results of operations following the completion of the Wyndham Transactions and has been reflected as an adjustment to retained earnings for pro forma presentation purposes. In addition, the Revolving Credit Facility and Term Loan generally have more favorable interest rates than the debt expected to be repaid. The deferred loan costs are being amortized using the straight-line method over the terms of the loans. Interest expense incurred on the Revolving Credit Facility and Term Loan borrowings assumes an average interest rate of 7.453% (representing LIBOR plus 1.85%). An increase of 0.25% in the interest rate would increase pro forma interest expense to 97,321, decrease net income applicable to common shareholders to $31,581 and decrease net income per common share to $0.31, based on 103,117 weighted average number of common shares and common share equivalents outstanding.
(G) Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(H) Represents equity in income of the New Non-Controlled Subsidiaries which own the Wyndham tradenames and franchise related assets, the management and franchising contracts and the hotel management company, which will be controlled by Wyndham International.
(I) Represents provision for Patriot REIT's estimated state tax liability.
(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 10.5%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 13.8%.
(K) The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. If no Wyndham stockholders elect to receive cash (and, therefore, all outstanding shares of Wyndham Common Stock are exchanged for Paired Shares) pro forma interest expense would decrease by $5,590, net income would be $39,317 and net income per common share would be $0.37, based on 106,332 weighted average number of common shares and common share equivalents outstanding.
(L) Pro forma earnings per share is computed based on 103,117 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issue Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be $0.35 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                             WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                           PATRIOT                ADJUSTMENTS
                          OPERATING  ------------------------------------------
                           COMPANY   CROW ASSETS
                          PRO FORMA  ACQUISITION       MERGER        WYNDHAM                      PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)   PRO FORMA(D)   ADJUSTMENTS       TOTAL
                          ---------  ------------   ------------   ------------   -----------     ---------
                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue...........  $338,448     $ 64,362       $128,248       $16,228       $    --        $ 547,286
 Other hotel revenue....   233,844       44,303         40,920        10,310            --          329,377
 Racecourse facility
  revenue...............    51,946          --             --            --             --           51,946
 Management fee, service
  fee and reimbursement
  income................    13,522          --          41,978           --          (6,275)(E)      49,225
 Interest and other
  income................    10,012          --           2,250           --             --           12,262
                          --------     --------       --------       -------       --------       ---------
 Total revenue..........   647,772      108,665        213,396        26,538         (6,275)        990,096
                          --------     --------       --------       -------       --------       ---------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............   241,792       44,914         71,913         9,949            --          368,568
 Racecourse facility
  operations............    46,351          --             --            --             --           46,351
 Direct operating costs
  of management company,
  service department and
  reimbursement
  expenses..............    11,143          --          32,666           --             --           43,809
 General and
  administrative........    71,700       10,495         18,276         3,305            101 (F)     103,877
 Ground lease and hotel
  lease expense ........       733          --             --            --          11,769 (G)      12,502
 Repair and
  maintenance...........    29,897        4,884          6,066         1,144            --           41,991
 Utilities..............    26,843        4,351          4,585         1,055            --           36,834
 Marketing..............    51,238        8,375          9,226         1,738            --           70,577
 Management fees........     9,469        5,349            --            926         (6,275)(E)       9,469
 Depreciation and
  amortization..........    10,348          --          13,016(H)        --           6,061 (H)      29,425
 Participating lease
  payments (I)..........   172,119       34,235         31,845         9,019            --          247,218
 Interest expense.......     1,393          --             --            --             --            1,393
 Real estate and
  personal property
  taxes and insurance...       398          --             449           --             --              847
                          --------     --------       --------       -------       --------       ---------
 Total expenses.........   673,424      112,603        188,042        27,136         11,656       1,012,861
                          --------     --------       --------       -------       --------       ---------
Income (loss) before
 income tax provision
 and minority
 interests..............   (25,652)      (3,938)        25,354          (598)       (17,931)        (22,765)
 Income tax (provision)
  benefit...............      (760)         --          (4,177)(J)       --          12,469 (J)       7,532
                          --------     --------       --------       -------       --------       ---------
Income (loss) before mi-
 nority interests.......   (26,412)      (3,938)        21,177          (598)        (5,462)        (15,233)
 Minority interest in
  the Patriot Operating
  Company Partnership...     3,830          441 (K)     (2,372)(K)        67 (K)       (825) (K)      1,141
 Minority interest in
  consolidated
  subsidiaries..........       --           --             --            --           5,045 (L)       5,045
                          --------     --------       --------       -------       --------       ---------
Net income (loss)
 applicable to common
 shareholders...........  $(22,582)    $ (3,497)      $ 18,805       $  (531)      $ (1,242)      $  (9,047)
                          ========     ========       ========       =======       ========       =========
Net loss per common
 share(M)...............  $  (0.30)                                                               $   (0.09)
                          ========                                                                =========

--------
(A) Represents the pro forma results of operations of Patriot Operating
    Company for the year ended December 31, 1996 assuming the following transactions had occurred at the beginning of the period presented:
    (i) the Cal Jockey Merger and the transactions related thereto; (ii) the Paine Webber Land Sale was consummated, the PaineWebber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot REIT subleased this land and the related improvements to Patriot Operating Company; (iii) Patriot REIT leased certain land to Borders, Inc.; (iv) Patriot Operating Company completed the Grand Heritage Acquisition and acquired PAH RSI Lessee; (v) Patriot REIT acquired the Recent Acquisitions (except for the Park Shore Hotel and the Sheraton City Centre) and the CHC Hotels and leased 21 of such hotels to Patriot Operating Company; (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vii) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (viii) Patriot Operating Company acquired the Participating Note; (ix) the Offering of 10,580,000 Paired Shares was completed; (x) the GAH Acquisition was completed; and (xi) the CHCI Merger was completed. See page F-25.
(B) Represents adjustments to Wyndham International's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for nine hotels for the year ended December 31, 1996.
(C) Represents adjustments to Wyndham International's results of operations assuming the Merger and the Related Transactions had been consummated as of January 1, 1996. The pro forma adjustments are based on the historical results of operations of Wyndham as of December 31, 1996 adjusted for certain transactions, including the acquisition of ClubHouse, all hotels and management contracts acquired during 1996 and Wyndham's initial public offering and related transactions, as if such transactions had occurred as of January 1, 1996.
(D) Represents adjustments to Wyndham International's results of operations assuming the two hotels currently leased by Crow Hotel Lessee, Inc. had been leased by Wyndham International as of January 1, 1996.
(E) Represents the elimination of management fees for the hotels previously leased to the Crow Hotel Lessee, Inc. which are assumed to be leased by Wyndham International and managed by a New Non-Controlled Subsidiary.
(F) Represents incremental general and administrative expenses expected to be incurred by Wyndham International of $200 and the elimination of certain other expenses of $99.
(G) Represents pro forma lease expense related to the sub-lease agreement with Patriot REIT for those hotel properties leased by Patriot REIT from third party owners.
(H) Represents adjustments to depreciation of furniture and equipment and amortization of goodwill, tradenames and franchise-related intangible assets. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill, tradenames and franchise costs is computed using the straight-line method over estimated useful lives ranging from 20 to 35 years. Amortization of management contracts is computed using the straight-line method over the 14-year average remaining term of the related management agreements.
(I) Represents lease payments from Wyndham International to Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(J) Represents adjustments to Wyndham International's estimated federal and state tax provision for the Wyndham Transactions.
(K) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 11.2%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 14.5%.
(L) Represents adjustment for minority interest in the New Non-Controlled Subsidiaries held by Patriot REIT.
(M) Pro forma earnings per share is computed based on 102,543 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.09 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                             WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                           PATRIOT                ADJUSTMENTS
                          OPERATING  ------------------------------------------
                           COMPANY   CROW ASSETS
                          PRO FORMA  ACQUISITION       MERGER        WYNDHAM                     PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)   PRO FORMA(D)   ADJUSTMENTS      TOTAL
                          ---------  ------------   ------------   ------------   -----------    ---------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Room revenue...........  $279,595     $58,044        $108,868       $12,659       $    --       $459,166
 Other hotel revenue....   182,889      35,548          35,502         7,649            --        261,588
 Racecourse facility
  revenue...............    33,399         --              --            --             --         33,399
 Management fee, service
  fee and reimbursement
  income................    14,701         --           35,785           --          (4,937)(E)    45,549
 Interest and other
  income................     6,374         --            2,133           --             --          8,507
                          --------     -------        --------       -------       --------      --------
 Total revenue..........   516,958      93,592         182,288        20,308         (4,937)      808,209
                          --------     -------        --------       -------       --------      --------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............   187,784      37,199          49,712         7,707            --        282,402
 Racecourse facility
  operations............    30,114         --              --            --             --         30,114
 Direct operating costs
  of management company,
  service department and
  reimbursement
  expenses..............    12,568         --           27,763           --             --         40,331
 General and
  administrative........    54,225       9,324          15,539         2,382            200 (F)    81,670
 Ground lease and hotel
  lease expense.........       523         --              --            --          16,255 (G)    16,778
 Repair and
  maintenance...........    24,230       4,005           5,366           911            --         34,512
 Utilities..............    20,341       3,745           4,918           837            --         29,841
 Marketing..............    41,734       6,743           9,294         1,324            --         59,095
 Management fees........     9,657       4,279             --            658         (4,937)(E)     9,657
 Depreciation and
  amortization..........     5,449         --           10,739 (H)       --           4,517 (H)    20,705
 Participating lease
  payments(I)...........   138,309      30,857          26,438         7,006            --        202,610
 Interest expense.......       936         --              --            --             --            936
 Real estate and
  personal property
  taxes and casuality
  insurance ............       290         --              --            --             --            290
                          --------     -------        --------       -------       --------      --------
 Total expenses.........   526,160      96,152         149,769        20,825         16,035       808,941
                          --------     -------        --------       -------       --------      --------
Income (loss) before
 income tax provision
 and minority
 interests..............    (9,202)     (2,560)         32,519          (517)       (20,972)         (732)
 Income tax (provision)
  benefit...............       --          --           (9,240)(J)       --           5,763 (J)    (3,477)
                          --------     -------        --------       -------       --------      --------
Income (loss) before mi-
 nority interests.......    (9,202)     (2,560)         23,279          (517)       (15,209)       (4,209)
 Minority interest in
  the Patriot Operating
  Company Partnership...     1,334         287 (K)      (2,607)(K)        58 (K)      1,558 (K)       630
 Minority interest in
  consolidated
  subsidiaries..........       --          --              --            --          (1,419)(L)    (1,419)
                          --------     -------        --------       -------       --------      --------
Net income (loss)
 applicable to common
 shareholders...........  $ (7,868)    $(2,273)       $ 20,672       $  (459)      $(15,070)     $ (4,998)
                          ========     =======        ========       =======       ========      ========
Net loss per common
 share(M)...............  $  (0.10)                                                              $  (0.05)
                          ========                                                               ========

See notes on following page.

                             WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (CONTINUED)
                                  (UNAUDITED)

--------
(A) Represents the pro forma results of operations of Patriot Operating Company for the nine months ended September 30, 1997 assuming the following transactions had occurred at the beginning of the period presented: (i) the Cal Jockey Merger and the transactions related thereto
    (ii) the PaineWebber Land Sale was consummated, the PaineWebber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot REIT subleased this land and the related improvements to Patriot Operating Company; (iii) Patriot REIT leased certain land to Borders, Inc.; (iv) Patriot Operating Company completed the Grand Heritage Acquisition and acquired PAH RSI Lessee; (v) Patriot REIT acquired the Recent Acquisitions (except for the Park Shore Hotel and the Sheraton City Centre) and the CHC Hotels and leased 21 of such hotels to Patriot Operating Company; (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vii) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (viii) Patriot Operating Company acquired the Participating Note; (ix) the Offering of 10,580,000 Paired Shares was completed; (x) the GAH Acquisition was completed; and (xi) the CHCI Merger was completed. See page F-28.
(B) Represents adjustments to Wyndham International's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred as of January 1, 1996. The pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for ten hotels for the nine months ended September 30, 1997.
(C) Represents adjustments to Wyndham International's results of operations assuming the Merger had been consummated at the beginning of the period presented. The pro forma adjustments are based on the historical results of operations of Wyndham as of September 30, 1997 adjusted for certain transactions, including the acquisition of ClubHouse and all hotels and management contracts acquired during the first nine months of 1997, as if such transactions had occurred as of January 1, 1996.
(D) Represents adjustments to Wyndham International's results of operations assuming the two hotels currently leased by Crow Hotel Lessee, Inc. had been leased by Wyndham International as of January 1, 1996.
(E) Represents the elimination of management fees for the hotels previously leased to the Crow Hotel Lessee, Inc. which are assumed to be leased by Wyndham International and managed by a New Non-Controlled Subsidiary.
(F) Represents incremental general and administrative expenses expected to be incurred by Wyndham International of $200.
(G) Represents pro forma lease expense related to the sub-lease agreement with Patriot REIT for those hotel properties leased by Patriot REIT from third party owners.
(H) Represents adjustments to depreciation of furniture and equipment and amortization of goodwill, tradenames and franchise-related intangible assets. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill, tradenames and franchise costs is computed using the straight-line method over estimated useful lives ranging from 20 to 35 years. Amortization of management contracts is computed using the straight-line method over the 14-year average remaining term of the related management agreements.
(I) Represents lease payments from Wyndham International to Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(J) Represents adjustments to Wyndham International's estimated federal and state tax provision for the Wyndham Transactions.
(K) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 11.2%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 14.5%.
(L) Represents adjustment for minority interest in the New Non-Controlled Subsidiaries held by Patriot REIT.
(M) Pro forma earnings per share is computed based on 103,117 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be a net loss of $0.05 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                               COMBINED LESSEES

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

  Patriot REIT leases each of its hotels, except the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel, which are separately owned through Non-Controlled Subsidiaries, to Lessees or to Patriot Operating Company. The Combined Lessees subsequent to (i) the Wyndham Transactions, (ii) the Cal Jockey Merger and the transactions related thereto, (iii) the Grand Heritage Acquisition (which included the acquisition of Grand Heritage Leasing, L.L.C. which leased three hotels from Patriot REIT), (iv) the acquisition of PAH RSI Lessee (which included the acquisition of eight Patriot REIT hotel leases); and (v) the GAH Acquisition and the CHCI Merger (which included the acquisition of 25 Patriot REIT hotel leases from CHC Lease Partners) consist of NorthCoast Lessee which leases 11 hotels (excluding the Park Shore Hotel), Doubletree Lessee which leases four hotels, and Metro Lease Partners which leases one hotel. Patriot REIT also leases two hotels to Crow Hotel Lessee, Inc. (the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel). Subsequent to the completion of the Wyndham Transactions, Patriot REIT expects to terminate its leases with Crow Hotel Lessee, Inc. and re-lease such hotels to Wyndham International. The Participating Leases provide for staggered terms of one to twelve years and the payment of the greater of base or participating rent, plus certain additional charges, as applicable.

  The following Combined Lessees' unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if the 16 hotels that Patriot REIT leases to the Combined Lessees pursuant to Participating Leases (excluding the Park Shore Hotel) had been leased as of January 1, 1996. The 25 hotels leased to CHC Lease Partners, the eight hotels leased to PAH RSI Lessee, the three hotels leased to Grand Heritage Leasing, L.L.C. and the two hotels leased to Crow Hotel Lessee, Inc. are assumed to have been leased to Wyndham International and, therefore, have been eliminated from the Pro Forma Condensed Combined Statements of Operations for the Combined Lessees. The pro forma information is based in part upon the Statements of Operations of NorthCoast Lessee filed with Old Patriot REIT's Annual Report on Form 10-K for the year ended December 31, 1996 and the Statements of Operations of NorthCoast Lessee filed with Patriot REIT's and Patriot Operating Company's Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997 all of which are incorporated by reference herein and the Pro Forma Condensed Combined Statement of Operations of the Combined Lessees located elsewhere in this Joint Current Report. In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made.

  The unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of the Combined Lessees would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

                               COMBINED LESSEES

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                    NINE MONTHS
                                                       YEAR ENDED      ENDED
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
                                                            (IN THOUSANDS)
Revenue:
 Room................................................   $72,182       $59,441
 Food and beverage...................................    28,499        22,355
 Telephone and other.................................     5,906         4,852
                                                        -------       -------
    Total revenue....................................   106,587        86,648
                                                        -------       -------
Expenses:
 Departmental costs and expenses.....................    44,615        34,690
 General and administrative..........................     9,389         7,138
 Ground lease expense................................     2,496           985
 Repair and maintenance..............................     5,526         4,161
 Utilities...........................................     4,380         3,201
 Marketing...........................................     7,431         6,171
 Participating lease payments(A).....................    32,730        27,367
                                                        -------       -------
    Total expenses...................................   106,567        83,713
                                                        -------       -------
Income before lessee income (expense)................        20         2,935
                                                        -------       -------
Dividend and interest income(B)......................       142         1,087
Management fees(C)...................................    (2,553)       (2,444)
Lessee general and administrative(D).................      (478)         (478)
                                                        -------       -------
                                                         (2,889)       (1,835)
                                                        -------       -------
Net income (loss)....................................   $(2,869)      $ 1,100
                                                        =======       =======

--------
(A) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(B) Includes dividend income on OP Units in the Patriot Partnerships which form a portion of the required capitalization of NorthCoast Lessee. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(C) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(D) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

      PATRIOT REIT AND WYNDHAM INTERNATIONAL ADJUSTED FOR THE WHG MERGER

     INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS (DOLLARS IN THOUSANDS)

  On September 30, 1997, Patriot REIT, Patriot Operating Company and WHG Resorts & Casinos Inc. ("WHG") entered into an Agreement and Plan of Merger (the "WHG Merger Agreement") providing for the merger of a newly-formed subsidiary of Patriot Operating Company (and subsequent to the Merger, Wyndham International) with and into WHG, with WHG being the surviving corporation (the "WHG Merger"). As a result of the WHG Merger, Wyndham International will acquire the Condado Plaza Hotel & Casino, a 50% interest in the El San Juan Hotel & Casino and a 23.3% interest in the El Conquistador Resort & Country Club (the "El Conquistador"), all of which are located in Puerto Rico, as well as a 62% interest in Williams Hospitality Group, Inc., the management company for the three hotels and the Las Casitas Village at El Conquistador.

  Under the terms of the WHG Merger Agreement, each share of WHG common stock, par value $0.01 per share ("WHG Common Stock") generally will be converted into the right to receive 0.784 Paired Shares (the "WHG Exchange Ratio"); provided, however, that in the event that (i) the average closing price of a Paired Share over the ten trading days immediately preceding the third business day prior to the date on which the WHG stockholders' meeting to approve the WHG Merger is convened (the "Patriot/WHG Average Closing Price") is greater than $31.25 and the effective time of the WHG Merger is before February 1998, the WHG Exchange Ratio will be adjusted such that the product (the "WHG Exchange Ratio Product") equals $24.50, (ii) the Patriot/WHG Average Closing Price is greater than $31.75 and the effective time of the WHG Merger is in February 1998, the WHG Exchange Ratio will be adjusted such that the WHG Exchange Ratio Product equals $24.89,
(iii) the Patriot/WHG Average Closing Price is greater than $32.25 and the effective time of the WHG Merger is after February 1998, the WHG Exchange Ratio will be adjusted such that the WHG Exchange Ratio Product equals $25.28, (iv) the Patriot/WHG Average Closing Price is less than or equal to $25.50, but greater than or equal to $19.50, the WHG Exchange Ratio will be adjusted such that the WHG Exchange Ratio Product equals $20.00, or (v) the Patriot/WHG Average Closing Price is less than $19.50, the WHG Exchange Ratio will equal 1.026, provided, however, that in such circumstances WHG has the right, waivable by it, to terminate the WHG Merger Agreement.

  In addition, each issued and outstanding share of WHG Series B Convertible Preferred Stock will be converted into the right to receive that number of Paired Shares that the holder of such shares of WHG Series B Convertible Preferred Stock would have the right to receive assuming conversion of such shares, together with any accrued and unpaid dividends thereon, into shares of WHG Common Stock immediately prior to the effective time of the WHG Merger.

  The Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the hotel and related improvements and other assets and liabilities owned by WHG are adjusted to estimated fair market value. The fair market value of the assets and liabilities of WHG has been determined based upon preliminary estimates and is subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of WHG will materially change; however, the allocation of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocation reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

  In connection with the WHG Merger, Patriot Operating Company is currently in negotiations to acquire additional interests in the El San Juan Hotel & Casino, the El Conquisitor, Williams Hospitality Group, Inc., and WKA Development S.E., and to acquire an option to buy certain property attached to the Condado Plaza Hotel & Casino. No assurance can be given that any of these transactions will be consummated and the following unaudited Pro Forma Financial Statements do not reflect adjustments for these transactions.

  The following unaudited Pro Forma Condensed Combined Statement of Operations as adjusted for the WHG Merger for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from (i) the Patriot REIT and Patriot Operating Company Pro Forma Condensed Combined Statements of Operations as adjusted for the Wyndham Transactions for the year ended December 31, 1996 and the nine months ended September 30, 1997 and (ii) the Consolidated Statements of Operations of WHG for the year ended June 30, 1997 and the three months ended September 30, 1997 included elsewhere in this Joint Current Report. As a result of the WHG

Merger, WHG will become a wholly owned subsidiary of Wyndham International. Consequently the WHG Merger has minimal impact on the pro forma operating results of Patriot REIT. As a result, separate unaudited Pro Forma Condensed Statements of Operations for Patriot REIT, adjusted for the WHG Merger have not been presented.

  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot REIT and Wyndham International as adjusted for the WHG Merger would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                             PATRIOT       WYNDHAM
                              REIT      INTERNATIONAL                 PRO FORMA
                           PRO FORMA(A) PRO FORMA(B)  ELIMINATIONS      TOTAL
                           ------------ ------------- ------------    ----------
                               (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease
  revenue................    $279,948    $      --     $(247,218)(C)  $   32,730
 Hotel revenue...........         --        931,559          --          931,559
 Racecourse facility
  revenue, hotel and land
  lease revenue..........      17,714        51,946      (17,380)(D)      52,280
 Management fee, service
  fee and reimbursement
  income.................         --         62,221          --           62,221
 Interest and other
  income.................       2,797        14,346       (5,916)(E)      11,227
                             --------    ----------    ---------      ----------
 Total revenue...........     300,459     1,060,072     (270,514)      1,090,017
                             --------    ----------    ---------      ----------
Expenses:
 Departmental costs--
  hotel operations.......         --        403,122          --          403,122
 Racecourse facility
  operations.............         --         46,351       (5,611)(D)      40,740
 Direct operating costs
  of management company,
  service department, and
  reimbursement
  expenses...............         --         47,564          --           47,564
 General and
  administrative.........       7,097       110,110          (34)(E)     117,173
 Ground lease and hotel
  lease expense..........      16,824        12,502      (11,769)(D)      17,557
 Repair and maintenance..         --         41,991          --           41,991
 Utilities...............         --         36,834          --           36,834
 Interest expense........     124,637         4,866       (5,882)(E)     123,621
 Real estate and personal
  property taxes and
  casualty insurance.....      34,542           847          --           35,389
 Marketing...............         --         73,533          --           73,533
 Management fees.........         --          9,469          --            9,469
 Depreciation and
  amortization...........      93,775        40,943          --          134,718
 Participating lease
  payments...............         --        247,218     (247,218)(C)         --
                             --------    ----------    ---------      ----------
 Total expenses..........     276,875     1,075,350     (270,514)      1,081,711
                             --------    ----------    ---------      ----------
Income (loss) before
 equity in earnings
 (losses) of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests...............      23,584       (15,278)         --            8,306
 Equity in earnings of
  unconsolidated
  subsidiaries...........       2,877        (3,407)       5,045 (F)       4,515
                             --------    ----------    ---------      ----------
Income (loss) before
 income tax provision and
 minority interests......      26,461       (18,685)       5,045          12,821
 Income tax (provision)
  benefit................        (345)        4,647          --            4,302
                             --------    ----------    ---------      ----------
Income (loss) before
 minority interests......      26,116       (14,038)       5,045          17,123
 Minority interests in
  the Patriot
  Partnerships...........      (2,428)        1,359          --           (1,069)
 Minority interest in
  consolidated
  subsidiaries ..........      (1,832)        1,341       (5,045)(F)      (5,536)
                             --------    ----------    ---------      ----------
Net income (loss)
 applicable to common
 shareholders............    $ 21,856    $  (11,338)   $     --       $   10,518
                             ========    ==========    =========      ==========
Net income (loss) per
 common Paired Share(G)..    $   0.20    $    (0.11)                  $     0.09
                             ========    ==========                   ==========

--------
(A) Patriot REIT Pro Forma balances are derived from the pro forma results of operations of Patriot REIT for the year ended December 31, 1996 as adjusted for the Wyndham Transactions. See page F-45. Minority interest in the Patriot REIT Partnership has been decreased by $121 to reflect the decrease in the estimated minority interest percentage subsequent to the WHG Merger to approximately 10.0%. The estimated minority interest percentage prior to the WHG Merger is approximately 10.5%.
(B) Wyndham International Pro Forma balances are derived from the pro forma results of operations of Patriot Operating Company for the year ended December 31, 1996 appearing on page F-62.
(C) Represents elimination of participating lease revenue and expense related to the 61 hotel properties leased by Patriot REIT to Wyndham International (excluding the Sheraton City Centre).
(D) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(E) The pro forma adjustments represent the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by Patriot Operating Company, the elimination of $4,712 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger and the elimination of $34 of other intercompany income and expense items.
(F) Represents the elimination of equity in losses of the New Non-Controlled Subsidiaries.
(G) Pro forma earnings per share is computed based on 107,547 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares and the conversion of WHG Series B Convertible Preferred Stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.10 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                            WYNDHAM
                            PATRIOT REIT INTERNATIONAL                 PRO FORMA
                            PRO FORMA(A) PRO FORMA(B)  ELIMINATIONS      TOTAL
                            ------------ ------------- ------------    ----------
                               (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue.................    $229,977     $    --      $(202,610)(C)   $ 27,367
 Hotel revenue............         --       763,616           --         763,616
 Racecourse facility
  revenue, hotel and land
  lease revenue...........      19,759       33,399       (19,501)(D)     33,657
 Management fee, service
  fee and reimbursement
  income..................         --        56,838           --          56,838
 Interest and other
  income..................       4,043       10,524        (2,306)(E)     12,261
                              --------     --------     ---------       --------
 Total revenue............     253,779      864,377      (224,417)       893,739
                              --------     --------     ---------       --------
Expenses:
 Departmental costs--hotel
  operations..............         --       307,597           --         307,597
 Racecourse facility
  operations..............         --        30,114        (3,246)(D)     26,868
 Direct operating costs of
  management company,
  service department, and
  reimbursement expenses..         --        43,427           --          43,427
 General and
  administrative..........       7,137       87,322           (24)(E)     94,435
 Ground lease and hotel
  lease expense...........      20,017       16,778       (16,255)(D)     20,540
 Repair and maintenance...         --        34,512           --          34,512
 Utilities................         --        29,841           --          29,841
 Interest expense.........      94,414        3,291        (2,282)(E)     95,423
 Real estate and personal
  property taxes and
  casualty insurance......      27,066          290           --          27,356
 Marketing................         --        61,334           --          61,334
 Management fees..........         --         9,657           --           9,657
 Depreciation and
  amortization............      70,854       29,489           --         100,343
 Participating lease
  payments................         --       202,610      (202,610)(C)        --
                              --------     --------     ---------       --------
 Total expenses...........     219,488      856,262      (224,417)       851,333
                              --------     --------     ---------       --------
Income before equity in
 earnings of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests................      34,291        8,115           --          42,406
 Equity in earnings of
  unconsolidated
  subsidiaries............       6,027          417        (1,419)(F)      5,025
                              --------     --------     ---------       --------
Income before income tax
 provision and minority
 interests................      40,318        8,532        (1,419)        47,431
 Income tax (provision)
  benefit.................        (256)      (3,477)          --          (3,733)
                              --------     --------     ---------       --------
Income before minority
 interests................      40,062        5,055        (1,419)        43,698
 Minority interests in the
  Patriot Partnerships....      (3,819)         (39)          --          (3,858)
 Minority interest in
  consolidated
  subsidiaries............      (1,869)      (4,692)        1,419 (F)     (5,142)
                              --------     --------     ---------       --------
Net income applicable to
 common shareholders......    $ 34,374     $    324     $     --        $ 34,698
                              ========     ========     =========       ========
Net income per common
 Paired Share(G)..........    $   0.31     $   0.01                     $   0.32
                              ========     ========                     ========

--------
(A) Patriot REIT Pro Forma balances are derived from the pro forma results of operations of Patriot REIT for the nine months ended September 30, 1997 as adjusted for the Wyndham Transactions. See page F-47. Minority interest in the Patriot REIT Partnership has been decreased by $191 to reflect the decrease in the estimated minority interest percentage subsequent to the WHG Merger to approximately 10.0%. The estimated minority interest percentage prior to the WHG Merger is approximately 10.5%.
(B) Wyndham International Pro Forma balances are derived from the pro forma results of operations of Patriot Operating Company for the nine months ended September 30, 1997 appearing on page F-63.
(C) Represents elimination of participating lease revenue and expense related to the 61 hotel properties leased by Patriot REIT to Wyndham International (excluding the Sheraton City Centre).
(D) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(E) Represents primarily the elimination of $832 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by Patriot Operating Company, the elimination of $1,450 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger, and the elimination of $24 of other intercompany income and expense items.
(F) Represents the elimination of equity in income of the New Non-Controlled Subsidiaries.
(G) Pro forma earnings per share is computed based on 108,178 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares and the conversion of WHG Series B Convertible Preferred Stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be $0.34 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the WHG Merger had occurred as of September 30, 1997. The Pro Forma Condensed Combined Balance Sheet is also derived from the Patriot REIT and Patriot Operating Company Pro Forma Condensed Combined Balance Sheet as adjusted for the Wyndham Transactions as of September 30, 1997 included elsewhere in this Joint Current Report.

  Such pro forma information is based in part upon WHG's Consolidated Balance Sheet as of September 30, 1997 and Wyndham's Consolidated Balance Sheet as of September 30, 1997 and should be read in conjunction with the financial statements presented elsewhere in this Joint Current Report and filed with WHG's and Wyndham's respective Quarterly Reports on Form 10-Q for the quarter ended September 30, 1997 and Patriot REIT's and Patriot Operating Company's Combined Balance Sheet as of September 30, 1997, filed with the Patriot Companies' Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997. In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The accompanying Pro Forma Condensed Combined Balance Sheet reflects adjustments to record the net assets of WHG at their estimated fair market values and the elimination of WHG's historical shareholders' equity. The fair market values of the assets and liabilities of WHG have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market values of the assets and liabilities of WHG will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Combined Balance Sheet may differ from the amounts ultimately determined. The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1997, nor does it purport to represent the future financial position of Patriot REIT and Wyndham International as adjusted for the WHG Merger.

                     PATRIOT REIT AND WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                              PATRIOT
                             REIT AND
                              WYNDHAM
                           INTERNATIONAL
                            PRO FORMA         WHG                     PRO FORMA
                             TOTAL(A)    HISTORICAL(B) ADJUSTMENTS      TOTAL
                           ------------- ------------- -----------    ----------
         ASSETS
Net investment in real
 estate and related
 improvements............   $2,433,525     $ 49,050     $ 31,641 (C)  $2,514,216
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries............       74,053        1,731       40,308 (D)     116,092
Notes and other
 receivables from
 affiliates..............       24,800          --           --           24,800
Notes receivable.........       17,844          --           --           17,844
Investment in
 unconsolidated
 subsidiaries............       16,153       29,791      (21,399)(E)      24,545
Cash and cash
 equivalents.............       36,334       18,941          --           55,275
Restricted cash..........       39,132          --           --           39,132
Accounts receivable,
 net.....................       54,222        3,454          --           57,676
Goodwill.................      460,549        8,613        7,628 (F)     476,790
Deferred expenses, net...       24,663          --           --           24,663
Deferred acquisition
 costs...................       39,970          --           --           39,970
Management contract
 costs...................      110,246          --        43,567 (G)     153,813
Trade name and franchise
 costs...................       93,050          --           --           93,050
Prepaid expenses and
 other assets............       52,329        6,772          --           59,101
Deferred income taxes....        1,496          --           --            1,496
                            ----------     --------     --------      ----------
 Total assets............   $3,478,366     $118,352     $101,745      $3,698,463
                            ==========     ========     ========      ==========
 LIABILITIES AND SHARE-
     HOLDERS' EQUITY
Borrowings under a line
 of credit and mortgage
 notes...................   $1,472,911     $ 22,363     $    --       $1,495,274
Notes and other
 liabilities.............          --         5,032          --            5,032
Accounts payable and
 accrued expenses........       96,133       11,204          --          107,337
Dividends and
 distributions payable...       21,727          --           --           21,727
Sales tax payable........        2,968          --           --            2,968
Deferred income tax
 liability...............       76,425        2,192          --           78,617
Deposits.................        4,033          --           --            4,033
Due to unconsolidated
 subsidiaries............        5,904          --           --            5,904
Minority interests in the
 Patriot Partnerships....      264,862          --           --          264,862
Minority interest in
 consolidated
 subsidiaries............       32,112       20,410          --           52,522
Shareholders' equity:
 Preferred stock.........           44            3           (3)(H)          44
 Common stock............        1,906           61           39 (H)       2,006
 Paid-in capital.........    1,649,054       17,293      141,503 (I)   1,807,850
 Unearned stock compensa-
  tion, net..............      (15,075)         --                       (15,075)
 Notes receivable from
  stockholders...........      (17,138)         --           --          (17,138)
 Receivable from affili-
  ates...................       (1,229)         --           --           (1,229)
 Retained earnings.......     (116,271)      39,794      (39,794)(I)    (116,271)
                            ----------     --------     --------      ----------
 Total shareholders' eq-
  uity...................    1,501,291       57,151      101,745       1,660,187
                            ----------     --------     --------      ----------
 Total liabilities and
  shareholders' equity...   $3,478,366     $118,352     $101,745      $3,698,463
                            ==========     ========     ========      ==========

See notes on following page.

--------
(A) Reflects the Pro Forma Condensed Combined Balance Sheet of Patriot REIT and Patriot Operating Company as of September 30, 1997, which reflects (i) the Recent Transactions, including the Cal Jockey Merger; (ii) the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger; and (iii) the Wyndham Transactions. See page F-42.
(B) Represents the Consolidated Balance Sheet of WHG as of September 30, 1997.
(C) Represents adjustment for the purchase method of accounting whereby the investment in the hotel property owned by WHG is adjusted to record the assets at their estimated fair market values.
(D) Represents the reclassification of receivables from/advances to WHG unconsolidated subsidiaries, stated at their historical cost which approximates their fair value.
(E) Represents the following adjustments:

      Adjustment to state investments in WHG unconsolidated subsid-
       iaries at estimated fair market value.......................  $ 18,909
      Reclassify receivables from/advances to WHG unconsolidated
       subsidiaries................................................   (40,308)
                                                                     --------
                                                                     $(21,399)
                                                                     ========

(F) Represents purchase consideration in excess of fair market value of the net assets of WHG.
(G) Represents adjustment for the purchase method of accounting whereby the management contracts held by WHG are adjusted to their estimated fair market values. WHG, through certain of its subsidiaries, holds management contracts for the three resort hotels that it holds ownership interests in. The contracts have remaining lives of 6 to 14 years and provide for payment of management fees including a base fee plus certain incentive fees based on specified criteria as defined in the respective management agreements.
(H) Represents adjustments to record the exchange of WHG Common Stock for Paired Shares and the conversion of the WHG Series B Convertible Preferred Stock outstanding into its Paired Share equivalent. Pursuant to the WHG Merger Agreement, WHG stockholders will receive 0.784 Paired Shares for each share of WHG Common Stock held by them at the time of the WHG Merger, subject to certain adjustments. At September 30, 1997, 6,050 shares of WHG Common Stock were outstanding and were assumed to be exchanged for approximately 4,743 Paired Shares (with a par value equal to $0.02 per Paired Share) resulting in an adjustment to increase Common Stock.
  At September 30, 1997, 300 shares of WHG Series B Convertible Preferred Stock were outstanding. The preferred stock has a stated value of $10.00 per share (plus adjustment for accrued, unpaid dividends) and is convertible into WHG Common Stock based on a value of $9.00 per share for the WHG Common Stock. The outstanding shares of WHG Series B Convertible Preferred Stock were assumed to be converted into approximately 261 Paired Shares (which represents the number of Paired Shares the holder of such preferred stock would have the right to receive assuming conversion of such shares into WHG Common Stock).
(I) Represents the following adjustments to shareholders' equity:

      Purchase consideration for shares..............................  $158,899
      Adjustment to preferred stock assumed to be exchanged for
       Paired Shares.................................................        (3)
      Adjustment to Common Stock for Paired Shares issued............       (39)
      Book value of WHG common stock.................................       (61)
      Book value of WHG paid-in capital..............................   (17,293)
                                                                       --------
       Adjustment to paid-in capital.................................   141,503
      Elimination of WHG historical retained earnings................   (39,794)
      Adjustment to preferred stock..................................        (3)
      Adjustment to common stock.....................................        39
                                                                       --------
       Adjustment to shareholders' equity............................  $101,745
                                                                       ========

                             WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                             WYNDHAM
                          INTERNATIONAL
                            PRO FORMA        WHG                    PRO FORMA
                            TOTAL(A)    HISTORICAL(B) ADJUSTMENTS     TOTAL
                          ------------- ------------- -----------   ----------
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue...........   $  547,286      $25,131      $   --      $  572,417
 Other hotel revenue....      329,377       29,765          --         359,142
 Racecourse facility
  revenue...............       51,946          --           --          51,946
 Management fee, service
  fee and reimbursement
  income................       49,225       12,996          --          62,221
 Interest and other
  income................       12,262        2,084          --          14,346
                           ----------      -------      -------     ----------
 Total revenue..........      990,096       69,976          --       1,060,072
                           ----------      -------      -------     ----------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............      368,568       34,554          --         403,122
 Racecourse facility
  operations............       46,351          --           --          46,351
 Direct operating costs
  of management company,
  service department,
  and reimbursement
  expenses..............       43,809        3,755          --          47,564
 General and
  administrative........      103,877        6,233          --         110,110
 Ground lease and hotel
  lease expense ........       12,502          --           --          12,502
 Repair and
  maintenance...........       41,991          --           --          41,991
 Utilities..............       36,834          --           --          36,834
 Marketing..............       70,577        2,956          --          73,533
 Management fees........        9,469          --           --           9,469
 Depreciation and
  amortization..........       29,425        5,549        5,969 (C)     40,943
 Participating lease
  payments..............      247,218          --           --         247,218
 Interest expense.......        1,393        3,473          --           4,866
 Real estate and
  personal property
  taxes and insurance...          847          --           --             847
                           ----------      -------      -------     ----------
 Total expenses.........    1,012,861       56,520        5,969      1,075,350
                           ----------      -------      -------     ----------
Income (loss) before
 equity earnings of
 unconsolidated
 subsidiaries...........      (22,765)      13,456       (5,969)       (15,278)
Equity in earnings of
 unconsolidated
 subsidiaries...........          --        (2,896)        (511)(D)     (3,407)
                           ----------      -------      -------     ----------
Income (loss) before
 income tax provision
 and minority
 interests..............      (22,765)      10,560       (6,480)       (18,685)
 Income tax (provision)
  benefit...............        7,532       (2,152)        (733)(E)      4,647
                           ----------      -------      -------     ----------
Income (loss) before mi-
 nority interests.......      (15,233)       8,408       (7,213)       (14,038)
 Minority interest in
  the Patriot Operating
  Company Partnership...        1,141          --           218 (F)      1,359
 Minority interest in
  consolidated
  subsidiaries..........        5,045       (3,704)         --           1,341
                           ----------      -------      -------     ----------
Net income (loss)
 applicable to common
 shareholders...........   $   (9,047)     $ 4,704      $(6,995)    $  (11,338)
                           ==========      =======      =======     ==========
Net loss per common
 share(G)...............   $    (0.09)                              $    (0.11)
                           ==========                               ==========

--------
(A) Represents the pro forma results of operations of Wyndham International for the year ended December 31, 1996 which reflects adjustments for (i) the Recent Transactions, including the Cal Jockey Merger and the related transactions; (ii) the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger; and (iii) the Wyndham Transactions. See page F-49.
(B) Represents the historical consolidated results of operations of WHG for the twelve months ended December 31, 1996 (excluding the adjustment to reflect dividends on preferred stock of Condado Plaza Hotel & Casino).
(C) Represents an increase in depreciation and amortization which results from the adjustment for the purchase method of accounting whereby the asset values are adjusted to their estimated fair market value. The adjustment represents increases in depreciation expense of $907, amortization of goodwill of $519 and amortization of management contracts of $4,543. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5 to 7 years for F, F & E. Amortization of goodwill is computed using the straight-line method over a 20-year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the remaining terms of the related contracts.
(D) Represents adjustment to equity in earnings of unconsolidated subsidiaries which results from the adjustment for the purchase method of accounting whereby the investment values are adjusted to their estimated fair market value. The adjustment to the investment balance is being amortized using the straight-line method based upon an estimated useful life of 35 years.
(E) Represents adjustments to Wyndham International's estimated federal and state tax provision for the WHG Merger.
(F) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the WHG Merger of approximately 10.7%. The estimated minority interest percentage prior to the WHG Merger is approximately 11.2%.
(G) Pro forma earnings per share subsequent to the WHG Merger is computed based on 107,547 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares and the conversion of WHG Series B Convertible Preferred Stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be unchanged. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                             WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                               WYNDHAM
                            INTERNATIONAL
                              PRO FORMA        WHG                    PRO FORMA
                              TOTAL(A)    HISTORICAL(B) ADJUSTMENTS     TOTAL
                            ------------- ------------- -----------   ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Room revenue.............    $459,166       $19,627      $   --      $478,793
 Other hotel revenue......     261,588        23,235          --       284,823
 Racecourse facility
  revenue.................      33,399           --           --        33,399
 Management fee, service
  fee and reimbursement
  income..................      45,549        11,289          --        56,838
 Interest and other
  income..................       8,507         2,017          --        10,524
                              --------       -------      -------     --------
 Total revenue............     808,209        56,168          --       864,377
                              --------       -------      -------     --------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations..............     282,402        25,195          --       307,597
 Racecourse facility
  operations..............      30,114           --           --        30,114
 Direct operating costs of
  management company,
  service department, and
  reimbursement expenses..      40,331         3,096          --        43,427
 General and
  administrative..........      81,670         6,652       (1,000)(C)   87,322
 Ground lease and hotel
  lease expense...........      16,778           --           --        16,778
 Repair and maintenance...      34,512           --           --        34,512
 Utilities................      29,841           --           --        29,841
 Marketing................      59,095         2,239          --        61,334
 Management fees..........       9,657           --           --         9,657
 Depreciation and
  amortization............      20,705         4,412        4,372 (D)   29,489
 Participating lease
  payments................     202,610           --           --       202,610
 Interest expense.........         936         2,355          --         3,291
 Real estate and personal
  property taxes and
  casualty insurance .....         290           --           --           290
                              --------       -------      -------     --------
 Total expenses...........     808,941        43,949        3,372      856,262
                              --------       -------      -------     --------
 Income (loss) before
  equity in earnings of
  unconsolidated
  subsidiaries............        (732)       12,219       (3,372)       8,115
 Equity in earnings of
  unconsolidated
  subsidiaries............         --            822         (405)(E)      417
                              --------       -------      -------     --------
Income (loss) before
 income tax provision and
 minority interests.......        (732)       13,041       (3,777)       8,532
 Income tax (provision)
  benefit.................      (3,477)       (3,336)       3,336 (F)   (3,477)
                              --------       -------      -------     --------
Income (loss) before mi-
 nority interests.........      (4,209)        9,705         (441)       5,055
 Minority interest in the
  Patriot Operating
  Company Partnership.....         630           --          (669)(G)      (39)
 Minority interest in
  consolidated
  subsidiaries............      (1,419)       (3,273)         --        (4,692)
                              --------       -------      -------     --------
Net income (loss)
 applicable to common
 shareholders.............    $ (4,998)      $ 6,432      $(1,110)    $    324
                              ========       =======      =======     ========
Net income (loss) per
 common share(H)..........    $  (0.05)                               $   0.01
                              ========                                ========

--------
(A) Represents the pro forma results of operations of Wyndham International for the nine months ended September 30, 1997 which reflects adjustments for (i) the Recent Transactions, including the Cal Jockey Merger and the related transactions; (ii) the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger; and (iii) the Wyndham Transactions. See page F-51.
(B) Represents the historical consolidated results of operations of WHG for the nine months ended September 30, 1997 (excluding the adjustment to reflect dividends on preferred stock of Condado Plaza Hotel & Casino).
(C) Represents adjustment to eliminate non-recurring WHG Merger related costs.
(D) Represents an increase in depreciation and amortization which results from the adjustment for the purchase method of accounting whereby by the asset values are adjusted to their estimated fair market value. The adjustment represents increases in depreciation expense of $678, amortization of goodwill of $286 and amortization of management contracts of $3,408. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5 to 7 years for F, F & E. Amortization of goodwill is computed using the straight-line method over a 20-year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the remaining terms of the related contracts.

(E) Represents adjustment to equity in earnings of unconsolidated subsidiaries which results from the adjustment for the purchase method of accounting whereby the investment values are adjusted to their estimated fair market value. The adjustment to the investment balance is being amortized using the straight-line method based upon an estimated useful life of 35 years.
(F) Represents adjustments to Wyndham International's estimated federal and state tax provision for the WHG Merger.
(G) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the WHG Merger of approximately 10.7%. The estimated minority interest percentage prior to the WHG Merger is approximately 11.2%.
(H) Pro forma earnings per share subsequent to the WHG Merger is computed based on 108,178 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares and the conversion of WHG Series B Convertible Preferred Stock into Paired Shares.

  In February 1997, the Financing Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be unchanged. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL
        ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

                                INTRODUCTION TO
                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

  On December 2, 1997, Patriot REIT and Patriot Operating Company entered into an Agreement and Plan of Merger (the "Patriot/IHC Merger Agreement") with Interstate Hotels Company ("IHC"), pursuant to which IHC will merge with and into Patriot REIT with Patriot REIT being the surviving corporation (the "Patriot/IHC Merger"). As a result of the Patriot/IHC Merger, Patriot REIT will acquire all of the assets and liabilities of IHC, including IHC's portfolio of 222 owned, leased or managed hotels located in the United States, Canada, the Caribbean and Russia. Of IHC's portfolio, 40 hotels aggregating approximately 11,580 rooms are owned or controlled by IHC, 90 hotels aggregating approximately 10,354 rooms are leased and 92 hotels aggregating approximately 23,183 rooms are managed or subject to service agreements. IHC operates its hotels under a variety of brand names, including Marriott(R), Embassy Suites(R), Hilton(TM), Holiday Inn(R), Radisson(TM), Westin(R), Sheraton(TM), Doubletree(TM), Residence Inn(TM), Hampton Inn(R), Comfort Inn(TM), Homewood Suites(TM) and Colony(R). As a result of the Patriot/IHC Merger, Patriot REIT will assume or refinance all of IHC's existing indebtedness, which totaled approximately $776,000 million as of September 30, 1997, will pay approximately $24,300 to buy out options to purchase shares of common stock, par value $0.01 per share, of IHC ("IHC Common Stock") and assume certain severance obligations of approximately $30,000.

  Upon consummation of the Patriot/IHC Merger, and subject to proration as described below, IHC stockholders may elect to convert their shares of IHC Common Stock into the right to receive either (i) cash equal to $37.50 per share of IHC Common Stock, (the "Patriot/IHC Cash Consideration") or (ii) Paired Shares having a value of $37.50 pursuant to an exchange ratio (the "Patriot/IHC Exchange Ratio") based on the average closing price of the Paired Shares preceding the meeting of stockholders of IHC relating to the Patriot/IHC Merger (the "Patriot/IHC Average Closing Price"). The Patriot/IHC Merger Agreement provides that, except under certain circumstances involving the payment of cash to IHC stockholders who exercise dissenters' appraisal rights in connection with the Patriot/IHC Merger, approximately 40% of the total issued and outstanding shares of IHC Common Stock (the "IHC Outstanding Shares") will be converted into the right to receive the Patriot/IHC Cash Consideration and the remaining approximately 60% of the IHC Outstanding Shares will be converted into the right to receive Paired Shares at the Patriot/IHC Exchange Ratio. Accordingly, the aggregate Patriot/IHC Cash Consideration (the "Aggregate Patriot/IHC Cash Consideration") to be received by holders of IHC Common Stock who elect to receive Patriot/IHC Cash Consideration generally will be an amount equal to 40% of the IHC Outstanding Shares multiplied by $37.50, or an aggregate of approximately $530,000 based on the number of shares of IHC Common Stock outstanding as of December 1, 1997. The aggregate number of Paired Shares to be received by holders of IHC Common Stock who elect to receive Paired Shares in the Patriot/IHC Merger (the "Aggregate Paired Share Consideration") generally will equal 60% of the IHC Outstanding Shares multiplied by the Patriot/IHC Exchange Ratio. Upon consummation of the Patriot/IHC Merger, holders of outstanding options to acquire IHC Common Stock will receive cash in an amount equal to the spread between the exercise price of such options and $37.50, except that certain senior executives of IHC may elect to have their options assumed by Patriot REIT.

  The Patriot/IHC Merger Agreement provides that, in the event that the holders of IHC Outstanding Shares elect to receive Patriot/IHC Cash Consideration with respect to more than 14,168,500 shares of IHC Common Stock (approximately 40% of the IHC Outstanding Shares), such holders will receive the Aggregate Patriot/IHC Cash Consideration on a pro rata basis based on the respective numbers of shares of IHC Common Stock with respect to which each such holder has elected to receive Patriot/IHC Cash Consideration. Under such circumstances, such holders' remaining shares of IHC Common Stock that are not converted into the right to receive Patriot/IHC Cash Consideration will be converted into the right to receive Paired Shares at the Patriot/IHC Exchange Ratio. In the event that the aggregate number of shares of IHC Common Stock with respect to which the holders thereof have elected to receive Paired Shares at the Patriot/IHC Exchange Ratio is greater than 60% of the IHC Outstanding Shares, such holders will receive the Aggregate Paired Share Consideration on a pro rata basis based on the respective numbers of shares of IHC Common Stock with respect to which each such holder has elected to receive Paired Shares. Under such circumstances, such holders' remaining shares of IHC Common Stock that are not converted into the right to receive Paired Shares will be converted into the right to receive Patriot/IHC Cash Consideration.

  Under the terms of the Patriot/IHC Merger Agreement and subject to proration as described above, each issued and outstanding share of IHC Common Stock with respect to which the holder thereof has made an election to receive Paired Shares in the Patriot/IHC Merger generally will be converted into the right to receive a number of Paired Shares equal to $37.50 divided by the Patriot/IHC Average Closing Price. However, the Patriot/IHC Exchange Ratio is subject to adjustment if the Patriot/IHC Average Closing Price is less than $27.97 or greater than $34.186. If the Patriot/IHC Average Closing Price is less than $27.97 but greater than or equal to $26.416, the Patriot/IHC Exchange Ratio will be equal to 1.341. If the Patriot/IHC Average Closing Price is greater than $34.186 but less than or equal to $37.294 ($38.848, if the Patriot/IHC Merger is consummated after March 30, 1998), the Patriot/IHC Exchange Ratio will be equal to 1.097. If the Patriot/IHC Average Closing Price is greater than $37.294 ($38.848, if the Patriot/IHC Merger is consummated after March 30, 1998), the Patriot/IHC Exchange Ratio will be equal to $40.912 ($42.616, if the Patriot/IHC Merger is consummated after March 30, 1998) divided by the Patriot/IHC Average Closing Price. If the Patriot/IHC Average Closing Price is less than $26.416, the Patriot/IHC Exchange Ratio will be equal to 1.341, but IHC will have the right to terminate the Patriot/IHC Merger Agreement unless Patriot REIT decides to increase the Patriot/IHC Exchange Ratio to an amount equal to $35.424 divided by the Patriot/IHC Average Closing Price and in the event Patriot REIT exercises such right, IHC will no longer have the right to terminate the Patriot/IHC Merger Agreement.

  Following the Patriot/IHC Merger, Patriot REIT, directly or through its subsidiaries, will own the 40 IHC hotels and will lease such hotels to Wyndham International. The 90 hotel leases acquired by Patriot REIT subsidiaries (of which 88 were leased by IHC as of September 30, 1997) will be sub-leased to Wyndham International. IHC's remaining 92 management and franchise contracts, the IHC hotel management company and other hotel management-related assets will be transferred to corporate subsidiaries of Patriot REIT (collectively, the "Patriot/IHC Non-Controlled Subsidiaries"). Patriot REIT will own a 99% non-voting interest and Wyndham International will own the 1% controlling voting interest in each of the Patriot/IHC Non-Controlled Subsidiaries. Therefore, the operating results of the Patriot/IHC Non-Controlled Subsidiaries will be combined with those of Wyndham International for financial reporting purposes. Patriot REIT will account for its investment in the Patriot/IHC Non-Controlled Subsidiaries using the equity method of accounting.

  The Patriot Companies intend to enter into forward commitment arrangements to place $200,000 of Paired Shares concurrent with the closing of the Patriot/IHC Merger, the proceeds from which will be used to satisfy certain cash requirements resulting from the Patriot/IHC Merger. Consummation of these forward commitment arrangements is subject to various conditions and no assurances can be given that the Patriot Companies will be successful in their efforts to place $200,000 of Paired Shares concurrently with the closing of the Patriot/IHC Merger.

  The Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the hotels and related improvements and other assets and liabilities owned by IHC are adjusted to estimated fair market value. The fair market value of the assets and liabilities of IHC has been determined based upon preliminary estimates and is subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of IHC will materially change; however, the allocation of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocation reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

  In addition, the Patriot Companies have entered into agreements to acquire an aggregate 95% interest in the Buena Vista Joint Venture (the "Buena Vista Acquisition"). Patriot REIT, through certain of its subsidiaries, has entered into a Contribution Agreement dated October 7, 1997 to acquire approximately 90% of HVP's 45% interest in the Buena Vista Joint Venture for approximately $14,000 in cash and OP Units of the Patriot Partnerships. Patriot REIT was also granted an option to acquire HVP's remaining interest in the Buena Vista Joint Venture. In addition, pursuant to a Purchase and Sale Agreement dated November 6, 1997, Patriot REIT, through certain of its subsidiaries, agreed to acquire Equitable's 55% interest in the Buena Vista Joint Venture for approximately $53,500 in cash and also agreed to repay outstanding mezzanine debt of approximately $6,004. Patriot REIT will acquire the participating loan investment held by Patriot Operating Company for approximately $23,750 in cash. Subsequent to the acquisition of these joint venture interests, Patriot REIT, through certain of its subsidiaries, will hold an aggregate 95% ownership interest (including a 1% general partnership interest) in the Buena Vista Joint Venture with an option to acquire the remaining 5% interest in three years. The hotel will remain subject to a ground lease and a first leasehold mortgage note in the amount of approximately $50,700.

  The Patriot/IHC Merger is subject to various conditions, including approval of the Patriot/IHC Merger by the stockholders of Patriot REIT, Patriot Operating Company and IHC. In the event that the Patriot/IHC Merger Agreement is terminated under certain circumstances, including in order to allow IHC to pursue a superior proposal (as defined in the Patriot/IHC Merger Agreement), IHC will be required to pay Patriot REIT a break-up fee of $50,000. Likewise, if the Patriot/IHC Merger Agreement is terminated by IHC as a result of Patriot REIT's failure to recommend approval of the Patriot/IHC Merger to its stockholders, Patriot REIT will be required to pay a $50,000 break-up fee to IHC. The Buena Vista Acquisition is subject to various conditions, including completion of the Patriot Companies' due diligence procedures.

  The following unaudited Pro Forma Condensed Combined Statements of Operations, as adjusted for the Patriot/IHC Merger and Buena Vista Acquisition for the year ended December 31, 1996 and the nine months ended September 30, 1997, are derived from (i) the Patriot REIT and Wyndham International Pro Forma Condensed Combined Statements of Operations as adjusted for the WHG Merger for the year ended December 31, 1996 and the nine months ended September 30, 1997; (ii) the Pro Forma Statements of Income of IHC for the year ended December 31, 1996 and the nine months ended September 30, 1997 included elsewhere in this Joint Current Report, (iii) the Consolidated Statements of Operations of IHC included elsewhere in this Joint Current Report (see page ), and (iv) the statements of operations of Royal Palace Hotel Associates for the year ended December 31, 1996 and the nine months ended September 30, 1997 included elsewhere in this Joint Current Report. The following unaudited Pro Forma Condensed Combined Statements of Operations assume the Patriot/IHC Merger and the Buena Vista Acquisition had occurred on January 1, 1996.

  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot REIT and Wyndham International as adjusted for the Patriot/IHC Merger and the Buena Vista Acquisition would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

        ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                           WYNDHAM
                           PATRIOT REIT INTERNATIONAL                 PRO FORMA
                            PRO FORMA     PRO FORMA   ELIMINATIONS      TOTAL
                           ------------ ------------- ------------    ----------
                               (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease
  revenue................    $453,764    $      --     $(421,034)(A)  $   32,730
 Hotel revenue...........         --      1,686,214          --        1,686,214
 Racecourse facility
  revenue, hotel and land
  lease revenue..........     100,868        51,946     (100,534)(B)      52,280
 Management fee, service
  fee and reimbursement
  income.................         --        102,979          --          102,979
 Interest and other
  income.................       2,797        16,002       (5,916)(C)      12,883
                             --------    ----------    ---------      ----------
 Total revenue...........     557,429     1,857,141     (527,484)      1,887,086
                             --------    ----------    ---------      ----------
Expenses:
 Departmental costs--
  hotel operations.......         --        682,451          --          682,451
 Racecourse facility
  operations.............         --         46,351       (5,611)(B)      40,740
 Direct operating costs
  of management company,
  service department, and
  reimbursement
  expenses...............         --         66,458          --           66,458
 General and
  administrative.........       7,097       184,492          (34)(C)     191,555
 Ground lease and hotel
  lease expense..........      99,570       100,263      (94,923)(B)     104,910
 Repair and maintenance..         --         75,549          --           75,549
 Utilities...............         --         68,535          --           68,535
 Interest expense........     234,882         4,866       (5,882)(C)     233,866
 Real estate and personal
  property taxes and
  casualty insurance.....      56,849         3,104          --           59,953
 Marketing...............         --        136,080          --          136,080
 Management fees.........         --         15,800          --           15,800
 Depreciation and
  amortization...........     183,877        62,952          --          246,829
 Participating lease
  payments...............         --        421,034     (421,034)(A)         --
                             --------    ----------    ---------      ----------
 Total expenses..........     582,275     1,867,935     (527,484)      1,922,726
                             --------    ----------    ---------      ----------
Loss before equity in
 earnings of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests...............     (24,846)      (10,794)         --          (35,640)
 Equity in earnings of
  unconsolidated
  subsidiaries...........       2,096        (3,407)       5,826 (D)       4,515
                             --------    ----------    ---------      ----------
Loss before income tax
 provision and minority
 interests...............     (22,750)      (14,201)       5,826         (31,125)
 Income tax provision....      (1,045)       (1,048)         --           (2,093)
                             --------    ----------    ---------      ----------
Income (loss) before
 minority interests......     (23,795)      (15,249)       5,826         (33,218)
 Minority interests in
  the Patriot
  Partnerships...........        (232)        1,113          --              881
 Minority interest in
  consolidated
  subsidiaries ..........      (4,768)        2,122       (5,826)(D)      (8,472)
                             --------    ----------    ---------      ----------
Net loss applicable to
 common shareholders.....    $(28,795)   $  (12,014)   $     --       $  (40,809)
                             ========    ==========    =========      ==========
Net loss per common
 Paired Share(E).........    $  (0.21)   $    (0.09)                  $    (0.30)
                             ========    ==========                   ==========

--------
(A) Represents the elimination of participating lease revenue and expense related to those hotel properties leased by Patriot REIT to Wyndham International.
(B) Represents the elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(C) The pro forma adjustments represent the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by Patriot Operating Company, the elimination of $4,712 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger and the elimination of $34 of other intercompany income and expense items.
(D) Represents the elimination of equity in losses of the New Non-Controlled Subsidiaries and the Patriot/IHC Non-Controlled Subsidiaries.
(E) Pro forma earnings per share is computed based on 139,598 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of preferred stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.30 per Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

        ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                           WYNDHAM
                          PATRIOT REIT  INTERNATIONAL                 PRO FORMA
                            PRO FORMA     PRO FORMA   ELIMINATIONS      TOTAL
                          ------------- ------------- ------------    ----------
                             (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............    $376,299     $      --     $ (348,932)(A) $  27,367
 Hotel revenue..........         --       1,368,550           --      1,368,550
 Racecourse facility
  revenue, hotel and
  land lease revenue....      92,336         33,399       (92,078)(B)    33,657
 Management fee, service
  fee and reimbursement
  income................         --          87,715           --         87,715
 Interest and other
  income................       4,043         11,738        (2,306)(C)    13,475
                            --------     ----------    ----------     ---------
 Total revenue..........     472,678      1,501,402      (443,316)    1,530,764
                            --------     ----------    ----------     ---------
Expenses:
 Departmental costs--
  hotel operations......         --         525,457           --        525,457
 Racecourse facility
  operations............         --          30,114        (3,246)(B)    26,868
 Direct operating costs
  of management company,
  service department,
  and reimbursement
  expenses..............         --          59,138           --         59,138
 General and
  administrative........       7,137        145,137           (24)(C)   152,250
 Ground lease and hotel
  lease expense.........      90,828         93,181       (88,832)(B)    95,177
 Repair and
  maintenance...........         --          60,241           --         60,241
 Utilities..............         --          53,539           --         53,539
 Interest expense.......     174,063          3,291        (2,282)(C)   175,072
 Real estate and
  personal property
  taxes and casualty
  insurance.............      43,469          2,027           --         45,496
 Marketing..............         --         108,417           --        108,417
 Management fees........         --          15,174           --         15,174
 Depreciation and
  amortization..........     138,430         45,996           --        184,426
 Participating lease
  payments..............         --         348,932      (348,932)(A)       --
                            --------     ----------    ----------     ---------
 Total expenses.........     453,927      1,490,644      (443,316)    1,501,255
                            --------     ----------    ----------     ---------
 Income before equity in
  earnings of
  unconsolidated
  subsidiaries, income
  tax provision and
  minority interests....      18,751         10,758           --         29,509
 Equity in earnings of
  unconsolidated
  subsidiaries..........       4,650            417           (42)(D)     5,025
                            --------     ----------    ----------     ---------
Income before income tax
 provision and minority
 interests..............      23,401         11,175           (42)       34,534
 Income tax (provision)
  benefit...............        (781)        (7,449)          --         (8,230)
                            --------     ----------    ----------     ---------
Income before minority
 interests..............      22,620          3,726           (42)       26,304
 Minority interests in
  the Patriot
  Partnerships..........      (2,485)           (35)          --         (2,520)
 Minority interest in
  consolidated
  subsidiaries..........      (4,159)        (3,315)           42 (D)    (7,432)
                            --------     ----------    ----------     ---------
Net income applicable to
 common shareholders....    $ 15,976     $      376    $      --      $  16,352 (E)
                            ========     ==========    ==========     =========
Net income per common
 Paired Share...........    $   0.11     $     0.00                   $    0.11 (E)
                            ========     ==========                   =========

--------
(A) Represents elimination of participating lease revenue and expense related to those hotel properties leased by Patriot REIT to Wyndham International.
(B) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(C) Represents primarily the elimination of $832 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by Patriot Operating Company, the elimination of $1,450 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger, and the elimination of $24 of other intercompany income and expense items.
(D) Represents the elimination of equity in income of the New Non-Controlled Subsidiaries and the Patriot/IHC Non-Controlled Subsidiaries.
(E) Pro forma earnings per share is computed based on 140,229 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of preferred stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.11 per Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL
        ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  The following unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Patriot/IHC Merger and the Buena Vista Acquisition had occurred as of September 30, 1997. The Pro Forma Condensed Combined Balance Sheet is derived from the Patriot REIT and Wyndham International Pro Forma Condensed Combined Balance Sheet as of September 30, 1997 included elsewhere herein.

  Such pro forma information is based in part upon the Consolidated Balance Sheets of IHC and Wyndham as of September 30, 1997 which are included elsewhere herein. This pro forma information is also based in part upon Patriot REIT's and Patriot Operating Company's Combined Balance Sheet as of September 30, 1997 filed with the Patriot Companies' Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997 and such information should also be read in conjunction with the financial statements filed in IHC's, Wyndham's, and WHG's respective Quarterly Reports on Form 10-Q for the period ended September 30, 1997 all of which are incorporated by reference herein. In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The accompanying Pro Forma Condensed Combined Balance Sheet reflects adjustments to record the net assets of IHC at their estimated fair market values and the elimination of IHC's historical shareholders' equity. The fair market values of the assets and liabilities of IHC have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market values of the assets and liabilities of IHC will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Combined Balance Sheet may differ from the amounts ultimately determined. The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1997, nor does it purport to represent the future financial position of Patriot REIT and Wyndham International as adjusted for the Patriot/IHC Merger and the Buena Vista Acquisition.

                     PATRIOT REIT AND WYNDHAM INTERNATIONAL

        ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                             PATRIOT
                            REIT AND
                             WYNDHAM       BUENA
                          INTERNATIONAL    VISTA                    PATRIOT/IHC
                           PRO FORMA    ACQUISITION       IHC          MERGER      PRO FORMA
                            TOTAL(A)    PRO FORMA(B) HISTORICAL(C) ADJUSTMENTS(D)    TOTAL
                          ------------- ------------ ------------- --------------  ----------
         ASSETS
Net investment in real
 estate and related
 improvements...........   $2,514,216     $145,720    $1,140,291      $760,208 (E) $4,560,435
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries...........      116,092          --            --            --         116,092
Notes and other
 receivables from
 affiliates.............       24,800          --            --            --          24,800
Notes receivable........       17,844          --          5,184        (5,184)(F)     17,844
Investment in
 unconsolidated
 subsidiaries...........       24,545          --         24,518           --          49,063
Cash and cash
 equivalents............       55,275        1,064        31,924           --          88,263
Restricted cash.........       39,132        5,222         7,745           --          52,099
Accounts receivable,
 net....................       57,676        3,895        48,653           --         110,224
Goodwill................      476,790          --         21,501       123,911 (G)    622,202
Deferred expenses, net..       24,663        2,787        13,979         8,512 (H)     49,941
Deferred acquisition
 costs..................       39,970      (23,750)          --            --          16,220
Management contract and
 leasehold costs........      153,813          --         28,344       101,987 (I)    284,144
Trade name and franchise
 costs..................       93,050          --            --            --          93,050
Prepaid expenses and
 other assets...........       59,101          769        25,831           --          85,701
Deferred income taxes...        1,496          --          2,283           --           3,779
                           ----------     --------    ----------      --------     ----------
 Total assets...........   $3,698,463     $135,707    $1,350,253      $989,434     $6,173,857
                           ==========     ========    ==========      ========     ==========
 LIABILITIES AND SHARE-
     HOLDERS' EQUITY
Borrowings under a line
 of credit and mortgage
 notes..................   $1,495,274     $123,423      $775,504      $434,124 (J) $2,828,325
Notes and other
 liabilities............        5,032          279           --            --           5,311
Accounts payable and
 accrued expenses.......      107,337        7,904        98,613           --         213,854
Dividends and
 distributions payable..       21,727          --            --            --          21,727
Sales taxes payable.....        2,968          --            --            --           2,968
Deferred income tax
 liability..............       78,617          --         13,878        13,460(K)     105,955
Deposits................        4,033        2,023           --            --           6,056
Deferred gain...........          --           --            --            --             --
Due to unconsolidated
 subsidiaries...........        5,904          --            --            --           5,904
Minority interests in
 the Patriot
 Partnerships...........      264,862        2,078           --            --         266,940
Minority interest in
 consolidated
 subsidiaries...........       52,522          --         17,141           --          69,663
Shareholders' equity:
 Preferred stock........           44          --            --            --              44
 Common stock...........        2,006          --            354           287 (L)      2,647
 Paid-in capital........    1,807,850          --        411,644       574,682 (M)  2,794,176
 Unearned stock compen-
  sation, net...........      (15,075)         --           (813)          813 (M)    (15,075)
 Notes receivable from
  stockholders..........      (17,138)         --            --            --         (17,138)
 Receivable from affili-
  ates..................       (1,229)         --            --            --          (1,229)
 Retained earnings......     (116,271)         --         33,932      (33,932) (M)   (116,271)
                           ----------     --------    ----------      --------     ----------
 Total shareholders' eq-
  uity..................    1,660,187          --        445,117       541,850 (M)  2,647,154
                           ----------     --------    ----------      --------     ----------
 Total liabilities and
  shareholders' equity..   $3,698,463     $135,707    $1,350,253      $989,434     $6,173,857
                           ==========     ========    ==========      ========     ==========

See notes on following page.

PATRIOT REIT AND WYNDHAM INTERNATIONAL, ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION
NOTES TO PRO FORMA COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1997

(A) Represents the pro forma combined balance sheet of Patriot REIT and Patriot Operating Company as of September 30, 1997 as adjusted for the Wyndham Transactions and WHG Merger. See page F-60.
(B) Represents adjustments to Patriot REIT and Wyndham International's combined balance sheet assuming the Buena Vista Acquisition had occurred on September 30, 1997.
(C) Represents the historical balance sheet of IHC as of September 30, 1997.
(D) Represents adjustments to Patriot REIT and Wyndham International's Combined balance sheet as adjusted for the Patriot/IHC Merger.
(E) Represents adjustments for the purchase method of accounting whereby the investments in hotel properties owned by IHC are adjusted to record the assets at their estimated fair market values.
(F) Represents adjustment to eliminate notes receivable from officers which are to be extinguished prior to the Patriot/IHC Merger.
(G) Represents the purchase consideration in excess of the fair market value of the net assets of IHC.
(H) Represents an increase in deferred loan costs expected to be incurred in connection with an increase in the Revolving Credit Facility to finance the cash portion of the purchase price and Patriot/IHC Merger related costs.
(I) Represents adjustments for the purchase method of accounting whereby the third-party management contracts and leaseholds held by IHC are adjusted to their estimated fair market value. The management contracts have an average remaining life of approximately 5 years. The leaseholds have an average remaining life of 14 years.
(J) Represents additional borrowings assumed to be incurred in connection with the Patriot/IHC Merger as follows:

   Cash required to finance the acquisition of 40% of the IHC Out-
    standing Shares at $37.50 per share.............................  $ 531,312
   Less: Net proceeds from concurrent public offering (see Note L)..   (190,000)
                                                                      ---------
   Cash required to finance stock purchase..........................    341,312
   Estimated transaction costs......................................     30,000
   Buyout of IHC options............................................     24,300
   Estimated severance costs........................................     30,000
   Additional loan costs............................................      8,512
                                                                      ---------
    Total cash requirements.........................................  $ 434,124
                                                                      =========

  In addition, immediately following the Patriot/IHC Merger, the shareholders of IHC and Patriot REIT will receive a special dividend in order to distribute the current and accumulated earnings and profits of IHC and Patriot REIT through the date of the Patriot/IHC Merger.
(K) Represents adjustments to eliminate $11,800 of the deferred tax liability of IHC which is associated with timing differences related to depreciation of real property which will be owned by Patriot REIT following the Patriot/IHC Merger offset by an increase in the deferred tax liability of $25,260 related to purchased management contracts.
(L) Represents adjustments to record the exchange of IHC Common Stock for Paired Shares. Pursuant to the Patriot/IHC Merger Agreement, IHC Stockholders may elect to receive for each share of IHC Common Stock held by them, either (i) cash for shares equal to $37.50 per share; or (ii) Paired Shares, for which the exchange ratio is determined by dividing
    $37.50 by the average closing price for a Paired Share as reported on the NYSE over the 20 consecutive trading day period ending on the trading day immediately preceding the fifth trading day prior to the date on which the shareholder meeting is held (subject to certain adjustments). The Patriot/IHC Merger Agreement also provides for purchase of 40% of the IHC Outstanding Shares for cash, with the remainder in Paired Shares. At September 30, 1997, there were 35,421 shares of IHC Common Stock outstanding. Assuming 40% of the IHC Outstanding Shares are tendered for cash, the remaining 21,253 shares will be exchanged for 25,621 Paired
    Shares (based upon the average closing price of the Paired Shares for the trading 20 days ended November 26, 1997 of $31.106). In addition, the Patriot Companies have received a forward commitment from PaineWebber and UBS to place $200,000 of Paired Shares concurrent with the Patriot/IHC Merger. Assuming the Paired Shares were offered at the average closing price of the Paired Shares for the trading 20 days ended November 26, 1997 of $31.106, an additional 6,430 Paired Shares will be outstanding following the Patriot/IHC Merger. The increase in common stock is summarized as follows:

   Paired Shares exchanged in Patriot/IHC Merger........................ 25,621
   Paired Shares offered in concurrent offering.........................  6,430
                                                                         ======
   Increase in Paired Shares............................................ 32,051
   Par value of each Paired Share....................................... $ 0.02
                                                                         ======
   Increase in common stock............................................. $  641
   Less: IHC historical common stock....................................   (354)
                                                                         ------
      Adjustment to common stock........................................ $  287
                                                                         ======

(M) Represents adjustments to shareholders' equity to eliminate IHC's historical equity accounts and record equity based upon the number of Paired Shares issued in the Patriot/IHC Merger and the concurrent public offering of Paired Shares as follows:

   Purchase consideration for IHC Outstanding Shares (35,421 shares of IHC Common Stock at $37.50 per share).......................  $1,328,279
   Less: IHC Common Stock to be purchased for cash.................    (531,312)
                                                                     ----------
   Purchase consideration for shares...............................     796,967
   Net proceeds from concurrent offering...........................     190,000
   Book value of IHC paid-in capital...............................    (411,644)
   Adjustment to common stock......................................        (641)
                                                                     ----------
    Adjustment to Paid-in Capital..................................  $  574,682
                                                                     ----------
   Elimination of IHC historical retained earnings.................     (33,932)
   Adjustment to unearned stock compensation.......................         813
   Adjustment to common stock......................................         287
                                                                     ----------
    Adjustment to shareholders' equity.............................  $  541,850
                                                                     ==========

                                 PATRIOT REIT

        ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                           PATRIOT      BUENA
                            REIT        VISTA        PATRIOT/IHC
                          PRO FORMA  ACQUISITION        MERGER      PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   ADJUSTMENTS(C)    TOTAL
                          ---------  ------------   --------------  ---------
                             (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............  $279,948     $22,434         $151,382 (D) $453,764
 Racecourse facility,
  hotel and land lease
  revenue...............    17,714         --            83,154 (E)  100,868
 Interest and other
  income................     2,797         --               --         2,797
                          --------     -------         --------     --------
 Total revenue..........   300,459      22,434          234,536      557,429
                          --------     -------         --------     --------
Expenses:
 Ground lease and hotel
  lease expense.........    16,824         --            82,746 (F)   99,570
 General and
  administrative........     7,097         --               --         7,097
 Interest expense.......   124,637      10,543 (G)       99,702 (G)  234,882
 Real estate and
  personal property
  taxes and casualty
  insurance.............    34,542       2,543           19,764 (H)   56,849
 Depreciation and
  amortization..........    93,775       5,692           84,410 (I)  183,877
                          --------     -------         --------     --------
 Total expenses.........   276,875      18,778          286,622      582,275
                          --------     -------         --------     --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    23,584       3,656          (52,086)     (24,846)
 Equity in earnings
  (losses) of
  unconsolidated
  subsidiaries..........     2,877         --              (781)(J)    2,096
                          --------     -------         --------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............    26,461       3,656          (52,867)     (22,750)
 Income tax provision...      (345)        --              (700)(K)   (1,045)
                          --------     -------         --------     --------
Income (loss) before mi-
 nority interests.......    26,116       3,656          (53,567)     (23,795)
 Minority interest in
  the Patriot REIT Part-
  nership...............    (2,428)        --             2,196 (L)     (232)
 Minority interest in
  consolidated subsidi-
  aries.................    (1,832)       (183)          (2,753)(M)   (4,768)
                          --------     -------         --------     --------
Net income (loss)
 applicable to common
 shareholders ..........  $ 21,856     $ 3,473         $(54,124)    $(28,795)(N)
                          ========     =======         ========     ========
Net income (loss) per
 common share...........  $   0.20                                  $  (0.21)(N)
                          ========                                  ========

--------
(A) Represents the pro forma results of operations of Patriot REIT for the year ended December 31, 1996 as adjusted for the Wyndham Transactions and WHG Merger. See page F-57.
(B) Represents adjustments to Patriot REIT's results of operations assuming the Buena Vista Acquisition had occurred as of January 1, 1996.
(C) Represents adjustments to Patriot REIT's results of operations assuming the Patriot/IHC Merger had occurred as of January 1, 1996.
(D) Represents pro forma lease payments from Wyndham International to Patriot REIT for the 40 hotels Patriot REIT will own subsequent to the Patriot/IHC Merger, based upon the historical revenue for the hotels for the period presented.
(E) Represents pro forma hotel lease payments from Wyndham International to Patriot REIT for the 88 hotels leased by IHC at September 30, 1997 that Patriot REIT will sublease to Wyndham International subsequent to the Patriot/IHC Merger, based upon the historical revenue of the hotels for the period presented.
(F) Represents ground lease expense of $1,602 related to certain of the hotels acquired by Patriot REIT in the Patriot/IHC Merger and hotel lease expense of $81,144 related to the 88 hotels leased from third-party owners that Patriot REIT will sublease to Wyndham International subsequent to the Patriot/IHC Merger.
(G) For the Buena Vista Acquisition, the adjustment represents interest expense on debt assumed and interest expense incurred on additional borrowings under the Revolving Credit Facility, which will be used to purchase the hotel. For the Patriot/IHC Merger, the adjustment represents interest expense of $59,086 on approximately $775,504 of IHC debt assumed in connection with the transaction, interest expense of $32,486 incurred on borrowings which will be used to finance a portion of the Patriot/IHC Merger, and amortization of deferred loan costs of $6,191. Amount also represents an adjustment of $1,939 to reflect an increase in the interest rate charged on borrowings under the Revolving Credit Facility and Term Loan (to LIBOR plus 2%) based on Patriot REIT's estimated leverage ratio following the Patriot/IHC Merger.
  The deferred loan costs incurred on the new borrowings are being amortized over the term of the loan. Interest expense on the Revolving Credit Facility and Term Loan assumes an average interest rate of 7.483% (LIBOR plus 2%). An increase of 0.25% in the interest rate would increase pro forma interest expense to $239,381, increase net loss applicable to common shareholders to $33,140 and increase net loss per common share to $0.24, based on 139,598 weighted average common shares and common share equivalents outstanding.
(H) Represents real estate and personal property taxes and casualty insurance related to the 40 IHC owned hotels which will be paid by Patriot REIT following the Patriot/IHC Merger.
(I) Represents adjustment to increase depreciation of the real estate and amortization of the cost of leaseholds acquired in the Patriot/IHC Merger. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5 to 7 years for F, F&E. These estimates are based upon management's knowledge of the properties and the hotel industry in general. Leasehold costs are amortized on a straight-line basis over the remaining term of the lease.
(J) Represents Patriot REIT's share of the earnings of the Patriot/IHC Non-Controlled Subsidiaries which will own the management contracts and hotel management business and will be controlled by Wyndham International following the Patriot/IHC Merger.
(K) Represents provision for Patriot REIT's estimated state tax liability.
(L) Represents adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Buena Vista Acquisition and Patriot/IHC Merger of approximately 10%. The estimated minority interest percentage prior to the Buena Vista Acquisition and Patriot/IHC Merger is also approximately 10%.
(M) Represents the minority interest in income of consolidated entities which will be acquired by Patriot REIT in connection with the Patriot/IHC Merger.
(N) Pro forma earnings per share is computed based on 139,598 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of preferred stock into Paired Shares of common stock.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.21 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                                 PATRIOT REIT

        ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                           PATRIOT
                            REIT     BUENA VISTA     PATRIOT/IHC
                          PRO FORMA  ACQUISITION        MERGER      PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   ADJUSTMENTS(C)    TOTAL
                          ---------  ------------   --------------  ---------
                             (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............  $229,977     $19,348         $126,974 (D) $376,299
 Racecourse facility,
  hotel and land lease
  revenue ..............    19,759         --            72,577 (E)   92,336
 Interest and other
  income................     4,043         --               --         4,043
                          --------     -------         --------     --------
 Total revenue..........   253,779      19,348          199,551      472,678
                          --------     -------         --------     --------
Expenses:
 Ground lease and hotel
  lease expense.........    20,017         --            70,811 (F)   90,828
 General and
  administrative........     7,137         --               --         7,137
 Interest expense.......    94,414       8,082 (G)       71,567 (G)  174,063
 Real estate and
  personal property
  taxes and casualty
  insurance.............    27,066       1,914           14,489 (H)   43,469
 Depreciation and
  amortization..........    70,854       4,269           63,307 (I)  138,430
                          --------     -------         --------     --------
 Total expenses.........   219,488      14,265          220,174      453,927
                          --------     -------         --------     --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    34,291       5,083          (20,623)      18,751
 Equity in earnings
  (losses) of
  unconsolidated
  subsidiaries..........     6,027         --            (1,377)(J)    4,650
                          --------     -------         --------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............    40,318       5,083          (22,000)      23,401
 Income tax provision...      (256)        --              (525)(K)     (781)
                          --------     -------         --------     --------
Income (loss) before mi-
 nority interests.......    40,062       5,083          (22,525)      22,620
 Minority interest in
  the Patriot REIT
  Partnership...........    (3,819)        --             1,334 (L)   (2,485)
 Minority interest in
  consolidated subsidi-
  aries.................    (1,869)       (254)          (2,036)(M)   (4,159)
                          --------     -------         --------     --------
Net income (loss)
 applicable to common
 shareholders...........  $ 34,374     $ 4,829         $(23,227)    $ 15,976 (N)
                          ========     =======         ========     ========
Net income per common
 share..................  $   0.31                                  $   0.11 (N)
                          ========                                  ========

--------
(A) Represents the pro forma results of operations of Patriot REIT for the nine months ended September 30, 1997 as adjusted for the Wyndham Transactions and WHG Merger. See page F-58.
(B) Represents adjustments to Patriot REIT's results of operations assuming the Buena Vista Acquisition had occurred as of January 1, 1996.
(C) Represents adjustments to Patriot REIT's results of operations assuming the Patriot/IHC Merger had occurred as of January 1, 1996.
(D) Represents pro forma lease payments from Wyndham International to Patriot REIT for the 40 hotels Patriot REIT will own subsequent to the Patriot/IHC Merger, based upon the historical revenue for the hotels for the period presented.
(E) Represents pro forma hotel lease payments from Wyndham International to Patriot REIT for the 88 hotels leased by IHC at September 30, 1997 that Patriot REIT will sublease to Wyndham International subsequent to the Patriot/IHC Merger, based upon the historical revenue of the hotels for the period presented.
(F) Represents ground lease expense of $1,138 related to certain of the hotels acquired by Patriot REIT in the Patriot/IHC Merger and hotel lease expense of $69,673 related to the 88 hotels leased from third-party owners that Patriot REIT will sublease to Wyndham International subsequent to the Patriot/IHC Merger.
(G) For the Buena Vista Acquisition, the adjustment represents interest expense on debt assumed and interest expense incurred on additional borrowings under the Revolving Credit Facility, which will be used to purchase the hotel. For the Patriot/IHC Merger, the adjustment represents interest expense of $40,657 on approximately $775,504 of IHC debt assumed in connection with the transaction, interest expense of $24,754 incurred on borrowings which will be used to finance a portion of the Patriot/ IHC Merger, and amortization of deferred loan costs of $4,666. Amount also represents an adjustment of $1,490 to reflect an increase in the interest rate charged on borrowings under the Revolving Credit Facility and Term Loan (to LIBOR plus 2%) based on Patriot REIT's estimated leverage ratio following the Patriot/IHC Merger.
The deferred loan costs incurred on the new borrowings are being amortized over the term of the loan. Interest expense on the Revolving Credit Facility and Term Loan assumes an average interest rate of 7.603% (LIBOR plus 2%). An increase of 0.25% in the interest rate would increase pro forma interest expense to $177,501, decrease net income applicable to common shareholders to $12,655 and decrease net income per common share to $0.09, based on 140,229 weighted average common shares and common share equivalents outstanding.
(H) Represents real estate and personal property taxes and casualty insurance related to the 40 IHC owned hotels which will be paid by Patriot REIT following the Patriot/IHC Merger.
(I) Represents adjustment to increase depreciation of the real estate and amortization of the cost of leaseholds acquired in the Patriot/IHC Merger. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5 to 7 years for F, F&E. These estimates are based upon management's knowledge of the properties and the hotel industry in general. Leasehold costs are amortized on a straight-line basis over the remaining term of the lease.
(J) Represents Patriot REIT's share of the earnings of the Patriot/IHC Non-Controlled Subsidiaries which will own the management contracts and hotel management business and will be controlled by Wyndham International following the Patriot/IHC Merger.
(K) Represents provision for Patriot REIT's estimated state tax liability.
(L) Represents adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Buena Vista Acquisition and Patriot/IHC Merger of approximately 10%. The estimated minority interest percentage prior to the Buena Vista Acquisition and Patriot/IHC Merger is also approximately 10%.
(M) Represents the minority interest in income of consolidated entities which will be acquired by Patriot REIT in connection with the Patriot/IHC Merger.
(N) Pro forma earnings per share is computed based on 140,229 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of preferred stock into Paired Shares of common stock.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be $0.12 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                             WYNDHAM INTERNATIONAL

        ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                      ADJUSTMENTS
                             WYNDHAM    ------------------------------------------
                          INTERNATIONAL BUENA VISTA                  PATRIOT/IHC
                            PRO FORMA   ACQUISITION      IHC            MERGER      PRO FORMA
                            TOTAL(A)    PRO FORMA(B) PRO FORMA(C)   ADJUSTMENTS(D)    TOTAL
                          ------------- ------------ ------------   --------------  ----------
                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue...........   $  572,417     $38,089      $490,330        $    --      $1,100,836
 Other hotel revenue....      359,142      24,402       201,834             --         585,378
 Racecourse facility
  revenue...............       51,946         --            --              --          51,946
 Management fee, service
  fee and reimbursement
  income................       62,221         --         40,758             --         102,979
 Interest and other
  income................       14,346         --          1,656             --          16,002
                           ----------     -------      --------        --------     ----------
 Total revenue..........    1,060,072      62,491       734,578             --       1,857,141
                           ----------     -------      --------        --------     ----------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............      403,122      25,927       253,402             --         682,451
 Racecourse facility
  operations............       46,351         --            --              --          46,351
 Direct operating costs
  of management company,
  service department and
  reimbursement
  expenses..............       47,564         --         18,894             --          66,458
 General and
  administrative........      110,110       4,313        70,069             --         184,492
 Ground lease and hotel
  lease expense ........       12,502       4,607         1,602          81,552 (E)    100,263
 Repair and
  maintenance...........       41,991       2,318        31,240             --          75,549
 Utilities..............       36,834       2,522        29,179             --          68,535
 Marketing..............       73,533       3,681        64,394          (5,528)(F)    136,080
 Management fees........        9,469       1,677           661           3,993 (G)     15,800
 Depreciation and
  amortization..........       40,943         --         48,024         (26,015)(H)     62,952
 Participating lease
  payments..............      247,218      22,434        81,144 (I)      70,238 (I)    421,034
 Interest expense.......        4,866         --         59,086         (59,086)(J)      4,866
 Real estate and
  personal property
  taxes and insurance...          847         --         22,021         (19,764)(J)      3,104
                           ----------     -------      --------        --------     ----------
 Total expenses.........    1,075,350      67,479       679,716          45,390      1,867,935
                           ----------     -------      --------        --------     ----------
Income (loss) before eq-
 uity earnings of uncon-
 solidated subsidiaries
 income tax provision,
 and minority
 interests..............      (15,278)     (4,988)       54,862         (45,390)       (10,794)
Equity in earnings of
 unconsolidated subsidi-
 aries..................       (3,407)        --            --              --          (3,407)
                           ----------     -------      --------        --------     ----------
Income (loss) before
 income tax provision
 and minority
 interests..............      (18,685)    (4,988)        54,862         (45,390)       (14,201)
 Income tax (provision)
  benefit...............        4,647         --        (19,801)         14,106 (K)     (1,048)
                           ----------     -------      --------        --------     ----------
Income (loss) before mi-
 nority interests.......      (14,038)    (4,988)        35,061         (31,284)       (15,249)
 Minority interest in
  the Patriot Operating
  Company Partnership...        1,359         --            --             (246)(L)      1,113
 Minority interest in
  consolidated
  subsidiaries..........        1,341         --         (2,753)          3,534 (M)      2,122
                           ----------     -------      --------        --------     ----------
Net income (loss)
 applicable to common
 shareholders...........   $  (11,338)    $(4,988)     $ 32,308        $(27,996)    $  (12,014)(N)
                           ==========     =======      ========        ========     ==========
Net loss per common
 share..................   $    (0.11)                                              $   (0.09) (N)
                           ==========                                               ==========

See notes on following page.

WYNDHAM INTERNATIONAL, ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996

(A) Represents the pro forma results of operations of Patriot Operating Company for the year ended December 31, 1996 as adjusted for the Wyndham Transactions and WHG Merger. See page F-62.
(B) Represents adjustments to Wyndham International's results of operations assuming the Buena Vista had been acquired on January 1, 1996.
(C) Represents the pro forma results of operations of IHC for the year ended December 31, 1996 prior to the Patriot/IHC Merger. See page .
(D) Represents adjustments to Wyndham International's results of operations assuming the Patriot/IHC Merger had occurred as of January 1, 1996.
(E) Represents the following adjustments to pro forma ground lease and hotel lease expense:

      Eliminate ground lease expense which will be paid by Patriot
       REIT subsequent to the Patriot/IHC Merger...................... $(1,602)
      Reclassification of hotel lease expense for financial statement presentation purposes related to the 88 hotels IHC leased from third-party owners at September 30, 1997. Subsequent to the
       Patriot/IHC Merger, these hotels will be sub-leased by Patriot
       REIT to Wyndham International (see Note I).....................  81,144
      Incremental hotel lease expense related to the sub-lease of the
       88 hotels by Patriot REIT to Wyndham International.............   2,010
                                                                       -------
                                                                       $81,552
                                                                       =======

(F) Represents the historical costs of IHC franchise fee payments related to franchise agreements for ten Marriott International, Inc. hotels which are assumed to be terminated concurrently with the Patriot/IHC Merger.
(G) Represents additional management fees to be incurred by IHC pursuant to new management agreements with Marriott International, Inc., which are assumed to be executed concurrently with the Patriot/IHC Merger.
(H) Represents an adjustment of $45,887 to allocate the IHC pro forma depreciation and amortization related to real estate to Patriot REIT, partially offset by an increase of $19,872 in amortization expense related to amortization of goodwill and management contracts. The goodwill related to the management business is amortized on a straight-line basis over an estimated useful life of 20 years. Management contracts are amortized on a straight-line basis over their estimated remaining lives of 5 years.
(I) The participating lease payment amount of $81,144 reflected in the IHC Pro Forma Statement of Operations represents hotel lease payments made to third parties in connection with the 88 leaseholds held by IHC as of September 30, 1997. Following the Patriot/IHC Merger, Patriot REIT will sublease these hotel leaseholds to Wyndham International. The pro forma adjustment of $70,238 is composed of the following adjustments:

      Pro forma participating lease payments related to the 40 owned hotels leased by Patriot REIT to Wyndham International
       subsequent to the Patriot/IHC Merger..........................  $151,382
      Reclassification of hotel lease expense for financial statement presentation purposes related to the 88 hotels IHC leased from third-party owners at September 30, 1997. Subsequent to the
       Patriot/IHC Merger, these hotels will be sub-leased by Patriot
       REIT to Wyndham International (see Note E)....................   (81,144)
                                                                       --------
                                                                       $ 70,238
                                                                       ========

(J) Represents adjustments to the IHC pro forma results of operations to eliminate interest expense and real estate and personal property taxes and casualty insurance to be paid by Patriot REIT subsequent to the Patriot/IHC Merger.
(K) Represents an adjustment to the IHC pro forma tax expense to reflect the tax provision based upon Wyndham International's pro forma taxable income following the Patriot/IHC Merger.
(L) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the Patriot/IHC Merger to 8.48%.
(M) Represents an adjustment of $2,753 to eliminate the IHC pro forma minority interest in certain consolidated subsidiaries which will be owned by Patriot REIT following the Patriot/IHC Merger, and an adjustment of $781 to reflect Patriot REIT's allocation of losses from the Patriot/IHC Non-Controlled subsidiaries.
(N) Pro forma earnings per share subsequent to the Patriot/IHC Merger is computed based on 139,598 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of preferred stock into Paired Shares.
  In February 1997, the Financing Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.09. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                             WYNDHAM INTERNATIONAL

        ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                                      ADJUSTMENTS
                             WYNDHAM    ------------------------------------------
                          INTERNATIONAL BUENA VISTA                  PATRIOT/IHC
                            PRO FORMA   ACQUISITION      IHC            MERGER      PRO FORMA
                            TOTAL(A)    PRO FORMA(B) PRO FORMA(C)   ADJUSTMENTS(D)    TOTAL
                          ------------- ------------ ------------   --------------  ---------
                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue...........    $478,793      $31,573      $400,419        $    --      $ 910,785
 Other hotel revenue....     284,823       20,610       152,332             --        457,765
 Racecourse facility
  revenue...............      33,399          --            --              --         33,399
 Management fee, service
  fee and reimbursement
  income................      56,838          --         30,877             --         87,715
 Interest and other
  income................      10,524          --          1,214             --         11,738
                            --------      -------      --------        --------     ---------
 Total revenue..........     864,377       52,183       584,842             --      1,501,402
                            --------      -------      --------        --------     ---------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............     307,597       21,294       196,566             --        525,457
 Racecourse facility
  operations............      30,114          --            --              --         30,114
 Direct operating costs
  of management company,
  service department and
  reimbursement
  expenses..............      43,427          --         15,711             --         59,138
 General and
  administrative........      87,322        3,267        54,548             --        145,137
 Ground lease and hotel
  lease expense ........      16,778        3,826         1,138          71,439 (E)    93,181
 Repair and
  maintenance...........      34,512        2,239        23,490             --         60,241
 Utilities..............      29,841        1,802        21,896             --         53,539
 Marketing..............      61,334        2,529        48,962          (4,408)(F)   108,417
 Management fees........       9,657        1,464           765           3,288 (G)    15,174
 Depreciation and
  amortization..........      29,489          --         34,179         (17,672)(H)    45,996
 Participating lease
  payments..............     202,610       19,348        69,673 (I)      57,301 (I)   348,932
 Interest expense.......       3,291          --         40,657         (40,657)(J)     3,291
 Real estate and
  personal property
  taxes and insurance...         290          --         16,226         (14,489)(J)     2,027
                            --------      -------      --------        --------     ---------
 Total expenses.........     856,262       55,769       523,811          54,802     1,490,644
                            --------      -------      --------        --------     ---------
Income (loss) before eq-
 uity earnings of uncon-
 solidated subsidiaries
 income tax provision,
 and minority
 interests..............       8,115       (3,586)       61,031         (54,802)       10,758
Equity in earnings of
 unconsolidated subsidi-
 aries..................         417          --            --              --            417
                            --------      -------      --------        --------     ---------
Income (loss) before
 income tax provision
 and minority
 interests..............       8,532       (3,586)       61,031         (54,802)       11,175
 Income tax (provision)
  benefit...............      (3,477)         --        (22,418)(K)      18,446 (K)    (7,449)
                            --------      -------      --------        --------     ---------
Income (loss) before mi-
 nority interests.......       5,055       (3,586)       38,613         (36,356)        3,726
 Minority interest in
  the Patriot Operating
  Company Partnership...         (39)         --            --                4 (L)       (35)
 Minority interest in
  consolidated
  subsidiaries..........      (4,692)         --         (2,036)          3,413 (M)    (3,315)
                            --------      -------      --------        --------     ---------
Net income (loss)
 applicable to common
 shareholders...........    $    324      $(3,586)     $ 36,577        $(32,939)    $     376 (N)
                            ========      =======      ========        ========     =========
Net income per common
 share..................    $   0.01                                                $    0.00 (N)
                            ========                                                =========

See notes on following page.

WYNDHAM INTERNATIONAL, ADJUSTED FOR THE PATRIOT/ICH MERGER AND BUENA VISTA ACQUISITION
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

(A) Represents the pro forma results of operations of Patriot Operating Company for the nine months ended September 30, 1997 as adjusted for the Wyndham Transactions and WHG Merger. See page F-63.
(B) Represents adjustments to Wyndham International's results of operations assuming the Buena Vista had been acquired on January 1, 1996.
(C) Represents the pro forma results of operations of IHC for the nine months ended September 30, 1997 prior to the Patriot/IHC Merger. See page .
(D) Represents adjustments to Wyndham International's results of operations assuming the Patriot/IHC Merger had occurred as of January 1, 1996.
(E) Represents the following adjustments to pro forma ground lease and hotel lease expense:

      Eliminate ground lease expense which will be paid by Patriot
       REIT subsequent to the Patriot/IHC merger...................... $(1,138)
      Reclassification of hotel lease expense for financial statement presentation purposes related to the 88 hotels IHC leased from third-party owners at September 30, 1997. Subsequent to the
       Patriot/IHC Merger, these hotels will be sub-leased by Patriot
       REIT to Wyndham International (see Note I).....................  69,673
      Incremental hotel lease expense related to the sub-lease of the
       88 hotels by Patriot REIT to Wyndham International.............   2,904
                                                                       -------
                                                                       $71,439
                                                                       =======

(F) Represents the historical costs of IHC franchise fee payments related to franchise agreements for ten Marriott International, Inc. hotels which are assumed to be terminated concurrently with the Patriot/IHC Merger.
(G) Represents additional management fees to be incurred by IHC pursuant to new management agreements with Marriott International, Inc., which are assumed to be executed concurrently with the Patriot/IHC Merger.
(H) Represents an adjustment of $32,943 to allocate the IHC pro forma depreciation and amortization related to real estate to Patriot REIT, partially offset by an increase of $15,271 in amortization expense related to amortization of goodwill and management contracts. The goodwill related to the management business is amortized on a straight-line basis over an estimated useful life of 20 years. Management contracts are amortized on a straight-line basis over their estimated remaining lives of 5 years.
(I) The participating lease payment amount of $69,673 reflected in the IHC Pro Forma Statement of Operations represents hotel lease payments made to third parties in connection with the 88 leaseholds held by IHC as of September 30, 1997. Following the Patriot/IHC Merger, Patriot REIT will sublease these hotel leaseholds to Wyndham International. The pro forma adjustment of $57,301 is composed of the following adjustments:

      Pro forma participating lease payments related to the 40 owned hotels leased by Patriot REIT to Wyndham International
       subsequent to the Patriot/IHC Merger..........................  $126,974
      Reclassification of hotel lease expense for financial statement presentation purposes related to the 88 hotels IHC leased from third-party owners at September 30, 1997. Subsequent to the
       Patriot/IHC Merger, these hotels will be sub-leased by Patriot
       REIT to Wyndham International (see Note E)....................   (69,673)
                                                                       --------
                                                                       $ 57,301
                                                                       ========

(J) Represents adjustments to the IHC pro forma results of operations to eliminate interest expense and real estate and personal property taxes and casualty insurance to be paid by Patriot REIT subsequent to the Patriot/IHC Merger.
(K) Represents an adjustment to the IHC pro forma tax expense to reflect the tax provision based upon Wyndham International's pro forma taxable income following the Patriot/IHC Merger.
(L) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the Patriot/IHC Merger to 8.48%
(M) Represents an adjustment of $2,036 to eliminate the IHC pro forma minority interest in certain consolidated subsidiaries which will be owned by Patriot REIT following the Patriot/IHC Merger, and an adjustment of $1,377 to reflect Patriot REIT's allocation of earnings from the Patriot/IHC Non-Controlled subsidiaries.
(N) Pro forma earnings per share subsequent to the Patriot/IHC Merger is computed based on 140,229 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculations includes adjustments to reflect the impact of the conversion of preferred stock into Paired Shares.
  In February 1997, the Financing Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be $0.00. The impact of Statement 128 on the calculation of diluted earnings per share is not expected is not expected to differ significantly from the earnings per share amounts reported.

                           WYNDHAM HOTEL CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1996         1997
                                                     ------------ -------------
                                                                   (UNAUDITED)
                       ASSETS
Current assets:
 Cash and cash equivalents..........................   $ 11,517     $ 14,819
 Cash, restricted...................................        865          936
 Accounts receivable, less allowance of $941 at
  December 31, 1996 and $2,063
  at September 30, 1997.............................     13,330       15,682
 Due from affiliates................................     12,686       16,484
 Inventories........................................      1,430        1,887
 Deferred income taxes..............................      1,539        1,975
 Other..............................................      1,412        6,894
                                                       --------     --------
   Total current assets.............................     42,779       58,677
Investment in hotel partnerships....................      1,125        4,092
Notes and other receivables from affiliates.........      7,685        8,316
Notes receivable....................................      6,307        1,931
Property and equipment, net.........................    134,176      290,391
Management contract costs, net......................      7,766       10,119
Security deposits...................................     15,288       24,168
Deferred income taxes...............................     14,148       14,372
Other...............................................     13,688       17,376
Goodwill............................................        --        20,857
                                                       --------     --------
   Total assets.....................................   $242,962     $450,299
                                                       ========     ========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses..............   $ 23,556     $ 45,756
 Deposits...........................................        959        1,652
 Deposits from affiliates...........................        344          344
 Current portion of long-term debt and capital
  lease obligations.................................        510        1,320
                                                       --------     --------
   Total current liabilities........................     25,369       49,072
                                                       --------     --------
Borrowings under revolving credit facility..........        --        72,000
Long-term debt and capital lease obligations........    129,944      155,666
Deferred income taxes...............................        --        20,970
Deferred gain.......................................     12,065       11,511
                                                       --------     --------
                                                        142,009      260,147
                                                       --------     --------
Minority interest...................................        --         2,828
                                                       --------     --------
Stockholders' equity:
 Common stock.......................................        200          216
 Additional paid-in capital.........................     84,342      133,137
 Retained earnings..................................     11,714       22,668
 Receivables from affiliates........................     (1,223)      (1,229)
 Notes receivable from stockholders.................    (19,449)     (17,138)
 Unrealized gain on securities available for sale...        --           790
 Foreign currency translation adjustments...........        --          (192)
                                                       --------     --------
 Total stockholders' equity.........................     75,584      138,252
                                                       --------     --------
   Total liabilities and stockholders' equity.......   $242,962     $450,299
                                                       ========     ========

   The accompanying notes are an integral part of the consolidated financial statements.

                           WYNDHAM HOTEL CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           QUARTER ENDED    NINE MONTHS ENDED
                                           SEPTEMBER 30,      SEPTEMBER 30,
                                          ----------------  -------------------
                                           1996     1997      1996      1997
                                          -------  -------  --------  ---------
                                                     (UNAUDITED)
Revenues:
 Hotel revenues.........................  $30,388  $45,310  $ 71,302  $ 128,670
 Management fees........................    1,953    2,472     6,434      6,751
 Management fees--affiliates............    4,015    5,301    10,112     13,816
 Service fees...........................      426      766     1,111      1,973
 Service fees--affiliates...............      763      726     1,850      1,817
 Reimbursements.........................    1,503    1,761     4,636      4,934
 Reimbursements--affiliates.............    2,386    2,484     6,176      6,495
 Other..................................      (19)      95       320        800
                                          -------  -------  --------  ---------
   Total revenues.......................   41,415   58,915   101,941    165,256
                                          -------  -------  --------  ---------
Operating costs and expenses:
 Hotel expenses.........................   23,923   34,091    52,227     96,275
 Selling, general and administrative
  expenses..............................    4,373    5,729    12,877     16,335
 Equity participation compensation......      --       --      2,919        --
 Reimbursable expenses..................    1,503    1,761     4,636      4,934
 Reimbursable expenses--affiliates......    2,386    2,484     6,176      6,495
 Depreciation and amortization..........    2,151    3,581     5,609      8,789
 Merger expenses........................      --       913       --       3,632
                                          -------  -------  --------  ---------
   Total operating costs and expenses...   34,336   48,559    84,444    136,460
                                          -------  -------  --------  ---------
Operating income........................    7,079   10,356    17,497     28,796
Interest income.........................      539      503       982      1,371
Interest income--affiliates.............      180      184       536        688
Interest expense........................   (3,407)  (4,664)   (8,462)   (11,788)
Equity in earnings of hotel
 partnerships...........................      --       120       870        120
Amortization of deferred gain...........      185      185       320        554
                                          -------  -------  --------  ---------
Income before minority interests, income
 taxes and extraordinary item...........    4,576    6,684    11,743     19,741
Income attributable to minority
 interests..............................      --       --       (571)       --
                                          -------  -------  --------  ---------
Income before income taxes and
 extraordinary item.....................    4,576    6,684    11,172     19,741
Income tax (provision) benefits.........   (1,807)  (3,008)   10,388     (9,240)
                                          -------  -------  --------  ---------
Income before extraordinary item........    2,769    3,676    21,560     10,501
Extraordinary item (less applicable
 income tax benefits of $270 for 1996
 and $195 for 1997, respectively).......      --      (298)   (1,131)      (298)
                                          -------  -------  --------  ---------
Net income..............................  $ 2,769  $ 3,378  $ 20,429  $  10,203
                                          =======  =======  ========  =========
Earnings per share:
 Income before extraordinary item--
  primary and fully diluted.............  $   .14  $   .17  $   1.08  $     .52
 Extraordinary item.....................      --      (.01)     (.06)      (.02)
                                          -------  -------  --------  ---------
 Net income--primary and fully diluted..  $   .14  $   .16  $   1.02  $     .50
                                          =======  =======  ========  =========
Average number of common shares
 outstanding............................   20,018   21,097    20,018     20,382
                                          =======  =======  ========  =========

   The accompanying notes are an integral part of the consolidated financial statements.

                           WYNDHAM HOTEL CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30,
                                                            -------------------
                                                              1996       1997
                                                            ---------  --------
                                                               (UNAUDITED)
 Cash flows from operating activities:
 Net income...............................................  $  20,429  $ 10,203
 Adjustments to reconcile net income to net cash provided
  by operating activities:
 Depreciation and amortization............................      5,168     7,862
 Current income taxes.....................................      2,569     8,916
 Deferred income taxes....................................    (12,958)      129
 Provision for bad debt...................................        628     1,283
 Amortization of deferred debt issuance costs.............        441       927
 Write-off of predecessor deferred debt issuance costs....      1,401       493
 Amortization of deferred gain............................       (312)     (691)
 Equity in earnings of hotel partnership..................        --       (120)
 Equity participation compensation........................      2,919       --
 Minority interest........................................        571       --
 Net withdrawals from restricted cash.....................      2,196       (71)
 Changes to operating assets and liabilities:
 Accounts receivable......................................     (3,887)   (3,424)
 Net change in due to/from affiliates.....................    (10,405)   (3,739)
 Other....................................................     (1,273)   (7,345)
 Accounts payable and accrued expenses....................     10,409       471
 Deposits.................................................     (1,672)      362
 Security deposits........................................    (13,676)   (6,917)
                                                            ---------  --------
  Net cash provided by operating activities...............      2,548     8,339
                                                            ---------  --------
 Cash flows from investing activities:
 Purchase of property and equipment.......................     (4,964)  (23,085)
 Proceeds from sale of property and equipment.............    136,374       --
 Investments in management contracts......................       (575)   (2,724)
 Advances on notes receivable.............................        (11)   (1,616)
 Payment for purchase of hotels, net of cash acquired.....    (33,470)   (8,205)
 Purchase of equity investment in hotel partnerships......        --     (2,848)
 Acquisition of minority interest.........................     (5,479)      --
 Increase in long-term restricted cash....................     (1,650)     (140)
 Collections on notes receivable..........................      1,724       137
                                                            ---------  --------
  Net cash provided by (used in) investing activities.....     91,949   (38,481)
                                                            ---------  --------
 Cash flows from financing activities:
 Partners' contributed capital............................      4,801       --
 Partners' capital distributions..........................    (29,593)      --
 Distribution made to withdrawing partners................       (982)      --
 Increase in payable to minority interest.................       (218)      --
 Proceeds from borrowings under revolving credit
  facility................................................        --     78,750
 Repayments of revolving credit facility..................        --     (6,750)
 Proceeds from issuance of common stock...................     69,504       --
 Proceeds from long-term borrowings and issuance of debt..     94,383     9,675
 Repayments of long-term borrowings and capital lease
  obligations.............................................   (197,516)  (51,293)
 Collections/(advances) on notes receivable from
  stockholders............................................    (18,889)    3,062
                                                            ---------  --------
  Net cash provided by (used in) financing activities.....    (78,510)   33,444
                                                            ---------  --------
Increase in cash and cash equivalents.....................     15,987     3,302
Cash and cash equivalents at beginning of period..........      4,160    11,517
                                                            ---------  --------
Cash and cash equivalents at end of period................  $  20,147  $ 14,819
                                                            =========  ========

   The accompanying notes are an integral part of the consolidated financial statements.

                           WYNDHAM HOTEL CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

  Wyndham Hotel Corporation ("WHC") was incorporated and formed in February 1996. The accompanying consolidated financial statements of WHC at December 31, 1996 and September 30, 1997 and for the period from May 24, 1996 through September 30, 1996 and the quarter and nine months ended September 30, 1997 include the accounts of WHC, its wholly owned subsidiaries and certain equity interests in hotel partnerships (collectively, the "Company"). Financial statements for the period from January 1, 1996 through May 24, 1996 relating to the period prior to the Company's initial public offerings include the combined accounts of WHC, its majority owned entities and a 30% owned hotel entity which was accounted for using the equity method. All significant intercompany balances and transactions have been eliminated.

  These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation at September 30, 1997 have been included. Operating results for the quarter and nine months ended September 30, 1997 are not necessarily indicative of the operating results for the year ending December 31, 1997. These financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the annual report on Form 10-K of the Company for the year ended December 31, 1996.

  Certain prior period amounts have been reclassified to conform to the current period presentation.

2. PROPOSED MERGER WITH PATRIOT AMERICAN HOSPITALITY, INC.:

  On April 14, 1997, the Company entered into a merger agreement with Patriot American Hospitality, Inc. ("Patriot"), (as amended, the "Patriot Merger Agreement"), pursuant to which the Company will merge with and into the successor to Patriot ("New Patriot REIT") following Patriot's merger with and into California Jockey Club (the "Cal Jockey Merger"), with New Patriot REIT being the surviving company (the "Patriot Merger"). Patriot also entered into a related stock purchase agreement with the principal stockholder of the Company (the "Stock Purchase Agreement"), to acquire all of such stockholder's shares of the Company's common stock (the "Stock Purchase.") The Cal Jockey Merger was completed on July 1, 1997. As a result of the Patriot Merger and the Stock Purchase, New Patriot REIT will acquire all of the outstanding shares of common stock of the Company. Pursuant to the Patriot Merger Agreement and the Stock Purchase Agreement, each outstanding share of common stock of the Company ("Wyndham Common Stock") generally will be converted into the right to receive 1.372 shares (the "Patriot Exchange Ratio") of common stock of each of New Patriot REIT and Patriot American Hospitality Operating Company ("New Patriot Operating Company"), which shares will be paired and transferable and trade together only as a single unit (the "Paired Shares"). The Patriot Exchange Ratio is subject to adjustment in the event that the average of the closing prices of the Paired Shares on the twenty trading days preceding the fifth trading day prior to the Company's stockholders' meeting called to approve the Patriot Merger (the "Average Trading Price") is less than $21.86 per Paired Share. If the Average Trading Price is between $21.86 and $20.87 per Paired Share, the Patriot Exchange Ratio will be adjusted so that each outstanding share of Wyndham Common Stock will be converted into the right to receive a number of Paired Shares equal to $30.00 divided by the Average Trading Price. If the Average Trading Price is less than $20.87 per Paired Share, there will be no further adjustments to the Patriot Exchange Ratio, which at that point would equate to 1.438 Paired Shares per share of Wyndham Common Stock; however, in such circumstances, the Company has the right, waivable by it, to terminate the Patriot Merger Agreement without liability.

  On December 9, 1997, in connection with the Patriot/IHC Merger described below, the Patriot Merger Agreement was further amended by Amendment No. 2 (the "Second Amendment") so that if the Effective Time of the Patriot Merger does not occur on or prior to December 31, 1997, other than as a result of the failure, caused by Wyndham, of certain closing conditions to be satisfied (a "Wyndham Delay"), and the Average Trading Price is less than $27.50 but greater than or equal to $25.50, the Patriot Exchange Ratio will be adjusted so that each share of Wyndham Common Stock, other than shares as to which cash consideration is to be received, will be converted into the right to receive the number of Paired Shares equal to $37.73 divided by the Average Trading Price. If the Effective Time of the Patriot Merger does not occur on or prior to December 31, 1997, other than as a result of such a Wyndham Delay, and the Average Trading Price is less than $25.50, the Patriot Exchange Ratio will be adjusted so that each share of Wyndham Common Stock, other than shares as to which cash consideration is to be received, will be converted into the right to receive 1.480 Paired Shares, provided, however, that in such circumstances the Company has the right, waivable by it, to terminate the Patriot Merger Agreement.

  The Second Amendment also provides that stockholders of the Company will be entitled to receive additional cash consideration under certain circumstances in the event that the Patriot Merger is not consummated on or prior to January 5, 1998. In addition, the Second Amendment provides that if any dividend is declared on the New Patriot REIT common stock or the New Patriot Operating Company common stock the record date for which is on or after November 26, 1997 but prior to the Patriot Merger (including the dividend declared by New Patriot REIT and payable to holders of record of New Patriot REIT Common Stock, as of December 26, 1997), stockholders of the Company will receive additional consideration in the Patriot Merger that will result in such stockholders receiving the economic benefit of the dividend as if they had been holders of Paired Shares on the dividend record date.

  Under the Second Amendment, in lieu of receiving Paired Shares, the Company's stockholders have the right to elect to receive cash in

                           WYNDHAM HOTEL CORPORATION
an amount per share equal to $42.80, up to a maximum aggregate amount of $100 million. If stockholders holding shares of Wyndham Common Stock with a value in excess of this amount elect to receive cash, such cash will be allocated on a pro rata basis among such stockholders in accordance with the Patriot Merger Agreement. In connection with the Patriot Merger, New Patriot REIT will assume the Company's existing indebtedness, which was approximately $229.0 million as of September 30, 1997.

  In connection with the execution of the Patriot Merger Agreement, Patriot also entered into agreements with partnerships affiliated with members of the Trammell Crow family providing for the acquisition by New Patriot REIT of up to 11 full-service Wyndham branded hotels with 3,072 rooms, located throughout the United States, for approximately $331.7 million in cash, plus approximately $14 million in additional consideration if two hotels meet certain operational targets (the "Crow Acquisition" and, collectively with the Patriot Merger and the Stock Purchase, the "Proposed Patriot Transactions"). In connection with the execution of the Patriot/IHC Merger Agreement described below, the parties to the agreements for the Crow Acquisition agreed in principle that the closing of these transactions would be scheduled for December 16, 1997. The parties further agreed in principle that if the Patriot Merger fails to close by March 31, 1998, then additional consideration will be required to be paid under certain circumstances.

  The Patriot Merger and the Crow Acquisition are subject to various conditions including, without limitation, the approval of the Patriot Merger and certain of the related transactions by the stockholders of New Patriot REIT, New Patriot Operating Company and the Company. It is currently anticipated that the stockholder meetings to approve the Proposed Patriot Transactions will occur in December 1997.

  New Patriot REIT and New Patriot Operating Company entered into an Agreement and Plan of Merger dated December 2, 1997 (the "Patriot/IHC Merger Agreement") with Interstate Hotels Company ("IHC") that provides for the merger of IHC with and into New Patriot REIT, with New Patriot REIT being the surviving corporation (the "Patriot/IHC Merger"). If the Patriot/IHC Merger is consummated, approximately 40% of the total issued and outstanding shares of common stock, par value $.01 per share, of IHC (the "IHC Common Stock") will be converted into the right to receive $37.50 in cash (the "Patriot/IHC Cash Consideration") and the remaining approximately 60% of IHC Common Stock will be converted into the right to receive Paired Shares having a value of $37.50 pursuant to an exchange ratio (the "Patriot/IHC Exchange Ratio") based on an average closing price of the Paired Shares over a specified period prior to the meeting of stockholders of IHC relating to the Patriot/IHC Merger (the "Patriot/IHC Average Closing Price"). The Patriot/IHC Exchange Ratio may be adjusted under certain circumstances depending on the Patriot/IHC Average Closing Price. The Patriot/IHC Merger is subject to certain conditions, including approval of the Patriot/IHC Merger Agreement by the stockholders of New Patriot REIT, New Patriot Operating Company and IHC.

  On April 14, 1997, an action styled Kwalbrun v. James D. Carreker, et al., was filed in the Delaware Court of Chancery in and for New Castle County (the "Wyndham Stockholders' Litigation"), purportedly as a class action on behalf of the Company's stockholders, against the Company, New Patriot REIT and the members of the Board of Directors of the Company. The Compliant alleges that the Company's Board of Directors breached its fiduciary duties owed to the Company's public stockholders in connection with the Board of Directors' approval of the Patriot Merger. In particular, the complaint alleges that the Patriot Merger was negotiated at the expense of the Company's public stockholders, and the Company's Board of Directors permitted Patriot to negotiate on more favorable terms the Crow Acquisition with members of the Trammel Crow family. The complaint seeks to enjoin, preliminarily and permanently, consummation of the Patriot Merger under the terms presently proposed and also seeks unspecified damages. The defendants deny the allegations in the complaint.

  In November 1997 an agreement in principle was reached to settle the Wyndham Stockholders' Litigation (and such agreement was subsequently amended in December 1997). The settlement arrangement among other things, would require Wyndham to provide certain additional information and an updated fairness opinion regarding the Patriot Merger to its stockholders, increase the limitation on certain expenses payable to the Company in connection with the Patriot Merger, and establish certain amounts payable to the Company in the event the Patriot Merger is not consummated on or before December 31, 1997. The agreement is subject to approval of the Boards of Directors of both the Company and New Patriot, execution of definitive settlement documents and obtaining court approval.

3. FEDERAL INCOME TAXES:

  Since the Company's formation in 1996, federal income taxes have been provided in accordance with Statement of Financial Accounting Standards No.
109. For the quarter and nine months ended September 30, 1996, income taxes included the effect of recording deferred income tax benefits arising as a result of the Company's incorporation in the amount of $13.0 million.

4. EARNINGS PER SHARE:

  Earnings per share for the quarter and nine months ended September 30, 1996 and 1997 are computed based on the weighted average number of shares of common stock outstanding. The impact of common stock equivalents to earnings per share is immaterial.

  In February 1997, the Financial Accounting Standard Board issued Statement of Financial Accounting Standards No. 128 ("SFAS 128"), Earnings Per Share ("EPS"). SFAS 128 requires basic EPS to be computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period and diluted EPS to reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. SFAS 128 is effective for financial statements issued

                           WYNDHAM HOTEL CORPORATION
for periods ending after December 15, 1997 and requires restatement of all prior period EPS data presented. Earlier application is not permitted.

  The impact of the implementation of SFAS 128 on the Company's consolidated financial statements is expected to be immaterial. If SFAS 128 were adopted, basic EPS and diluted EPS would have been as follows:

                                                                  NINE MONTHS
                                                  QUARTER ENDED      ENDED
                                                  SEPTEMBER 30,  SEPTEMBER 30,
                                                  -------------- -------------
                                                   1996   1997    1996    1997
                                                  ------ ------- ------- ------
   Basic EPS:
     Income before extraordinary item............ $  .14 $   .17 $  1.08 $  .51
     Net income..................................    .14     .16    1.02    .50
   Diluted EPS:
     Income before extraordinary item............ $  .14 $   .17 $  1.06 $  .51
     Net income..................................    .14     .16    1.00    .49

5. ACQUISITIONS AND RELATED BORROWINGS:

  On July 31, 1997, the Company acquired Kansas City-based ClubHouse Hotels, Inc., ("ClubHouse") a privately held chain of 17 hotels operating in the mid-scale segment of the lodging industry. The acquisition added 2,456 rooms, or approximately 10% to the Company's current portfolio of hotels open or under construction. In connection with the acquisition of ClubHouse, the Company acquired direct or indirect ownership of 13 ClubHouse hotels, ownership of partial interests in three additional managed ClubHouse hotels, ownership of the ClubHouse Inns brand name and one license for a franchised ClubHouse hotel. The terms of the merger and related transactions were reached following arms-length negotiations among the parties involved. The total consideration paid by the Company in connection with the merger and related transactions included (1) the issuance of 1,599,448 shares of common stock of the Company pursuant to the merger (with the total number of shares issuable subject to a working capital adjustment to be made in the future), (2) the assumption of approximately $23.5 million of debt and (3) the payment of approximately $55.6 million in cash. The cash portion of the purchase price was borrowed under the Company's revolving credit facility with Bankers Trust Company, as agent for a group of financial institutions.

  In connection with the acquisition of ClubHouse, the Company amended the revolving credit facility to (i) increase the aggregate amount of the credit facility by $50 million to a total of $150.0 million, (ii) make certain revisions to the method of calculating the borrowing base, (iii) amend certain financial covenants, (iv) permit the Company to make certain debt and equity investments and (v) make certain other amendments.

  On September 26, 1997, the Company elected to fund a cash shortfall related to renovation costs and assumed a 67.5% interest in a hotel partnership, as the owner of the hotel partnership failed to fund the shortfall. The Company contributed and converted its outstanding note receivable and accrued interest thereon totaling $5.9 million to equity.

6. MERGER EXPENSES:

  During the quarter and nine months ended September 30, 1997, the Company incurred merger expenses totaling $913,000 and $3.6 million, respectively, in connection with the Patriot Merger. These expenses were incurred for legal services, investment banker fees and certain other professional fees. If the merger is consummated, the Company will incur additional investment banker fees of approximately $4.2 million.

                           WYNDHAM HOTEL CORPORATION

7. TERMINATION OF A MANAGEMENT AGREEMENT:

  On July 25, 1997, the Company agreed to the termination of its management relationship with Homegate Hospitality Inc. ("Homegate") which operates extended-stay hotels. The termination was effective October 31, 1997 as a result of the pending merger of Homegate with another company in the lodging industry and is conditioned upon the completion of such merger. The Company will receive $12.0 million in exchange for the termination. In 1996, the Company and Homegate entered into an agreement under which the Company would manage up to 60 Homegate mid-price extended-stay hotels as they were purchased or developed by Homegate prior to December 31, 1998. The Company managed 9 of these hotels at September 30, 1997.

8. COMMITMENTS AND CONTINGENCIES:

  Litigation has been initiated against the Company pertaining to the right to use the Wyndham name for hotel service in the New York metropolitan area. On January 29, 1996, a temporary restraining order was issued by the Supreme Court of the State of New York which, pending the outcome of a trial, prevents the Company from using the Wyndham name in the New York area. An adverse decision in the litigation could prevent the Company from operating Wyndham brand hotels or advertising the Wyndham name in connection with the operation of a Wyndham brand hotel within a 50 mile radius of a hotel in Manhattan operated under the "Wyndham" name. It is management's opinion, based on legal counsel, that the range of losses resulting from the ultimate resolution of the aforementioned claim cannot be determined. The cost of $1.3 million at September 30, 1997 for defending the trademark has been capitalized and is being amortized over 17 years, pending the ultimate resolution. An adverse decision may result in the immediate write-off of those capitalized costs.

  The Company received a Notice of Intent to make Sales and Use Tax audit changes from the Tampa Region of the Florida Department of Revenue for the period from July 31, 1990 through June 30, 1995. The audit assessed additional taxes of $584,000, penalty of $224,000 and interest of $201,000 for a total assessment of $1,009,000. The previous owners (an affiliate) have agreed to indemnify the Company with respect to any additional sales and use tax paid by the Company for the audit period. Management, after review and consultation with legal counsel, believes the Company has meritorious defenses to this matter and that any potential liability in excess of the $189,000 accrued in the financial statements would not materially effect the Company's consolidated financial statements.

  The Company is the subject of the class action lawsuit described under Note 2 above. The Company has pending several other claims incurred in the normal course of business which, in the opinion of management, based on the advice of legal counsel, will not have a material effect on the consolidated financial statements.

  Pursuant to the terms of a management agreement with an affiliate-owned hotel under construction, the Company has undertaken certain commitments to provide furniture, fixtures and equipment for the hotel at a fixed price totaling $6.0 million. As of September 30, 1997, the Company has satisfied commitments totaling $4.8 million.

  The Company has also guaranteed to fund up to $230,000 in working capital per year for three years on a hotel in the event that the hotel generates inadequate cash flow and the Company has guaranteed $875,000 of its indebtedness. The Company has not to date been required to make any capital contribution under the guarantee.

  Pursuant to the terms of a management agreement of a hotel in which the Company has a 30% ownership interest, the Company has committed to loan up to $2.5 million for the renovation of the hotel property. The loan will bear an interest rate of 10% and will be collateralized by the outstanding partnership interest of the owners. Interest will be due monthly and principal is payable in installments beginning January 1998 based on the operating income of the hotel. As of September 30, 1997, the Company has made $619,000 of such advances. The Company also guarantees $2,340,000 in indebtedness of this hotel.

                           WYNDHAM HOTEL CORPORATION

  Pursuant to the terms of a management agreement of a hotel owned by an affiliate, the Company has guaranteed to fund up to $600,000 of working capital per year to the extent the entity experiences operating deficits, with a maximum required contribution of $2.3 million over the term of the guarantee extending from 1995 to 2000. The Company has not to date been required to make any capital contribution under the guarantee.

  The Company is subject to environmental regulations related to the ownership, management, development and acquisition of real estate (hotels). The cost of complying with the environmental regulations was not material to the Company's consolidated statements of income for the nine months ended September 30, 1996 and 1997. The Company is not aware of any environmental condition on any of its properties which is likely to have a material adverse effect on the Company's financial statements.

9. PRO FORMA FINANCIAL INFORMATION:

  The pro forma condensed consolidated statements of income of the Company are presented as if the ClubHouse Merger had occurred on January 1, 1996. These pro forma condensed consolidated statements are presented for informational purposes only and are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods.

                                                              NINE MONTHS
                                                          ENDED SEPTEMBER 30,
                                                        -----------------------
                                                           1996        1997
                                                        ----------- -----------
                                                        (IN THOUSANDS, EXCEPT,
                                                          PER SHARE AMOUNTS)
   Total revenues.....................................  $   128,121 $   186,204
   Operating income...................................       25,319      34,102
   Income before extraordinary item...................       23,124      21,337
   Earnings before extraordinary item per common share
    outstanding.......................................         1.07         .56

10. CONDENSED COMBINED FINANCIAL INFORMATION OF GUARANTOR SUBSIDIARIES:

  In connection with the issuance of the $100 million subordinated notes ("Notes"), all of the Company's direct and indirect subsidiaries, with the exception of a number of subsidiaries (which subsidiaries are individually and collectively inconsequential), are fully and unconditionally guaranteeing the Company's obligations under the Notes on a joint and several basis (the "Guarantor Subsidiaries"). Accordingly, the condensed combined financial information set forth below summarizes financial information for all of the Guarantor Subsidiaries on a combined basis. Separate complete financial statements and other disclosure for the Guarantor Subsidiaries have not been presented because management does not believe that such information is material to investors. The condensed combined financial information of the Guarantor Subsidiaries as of December 31, 1996 and September 30, 1997, and for the quarter and nine months ended September 30, 1996 and 1997 are presented as follows:

                             GUARANTOR SUBSIDIARIES

                       CONDENSED COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1996         1997
                                                     ------------ -------------
                                                            (UNAUDITED)
                       ASSETS
Current assets:
  Cash and cash equivalents.........................   $  9,673     $ 17,725
  Cash, restricted..................................        865          469
  Accounts receivable, net..........................     22,085       40,815
  Other.............................................      2,466        4,159
                                                       --------     --------
    Total current assets............................     35,089       63,168
Notes and other receivables from affiliates.........      7,685        8,316
Notes receivable....................................      1,978        1,931
Investments in hotel partnerships...................        --         3,907
Property and equipment, net.........................     61,062      190,374
Management contract costs, net......................      8,166       10,119
Security deposits...................................     15,105       24,041
Other...............................................      2,502        5,279
                                                       --------     --------
    Total assets....................................   $131,587     $307,135
                                                       ========     ========
        LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable and accrued expenses.............   $ 18,169     $ 32,139
  Deposits..........................................      1,147        1,365
  Current portion of long-term debt and capital
   lease obligations................................        510        1,070
  Due to affiliates.................................     42,666      164,002
                                                       --------     --------
    Total current liabilities.......................     62,492      198,576
                                                       --------     --------
Long-term debt and capital lease obligations........     29,944       52,440
                                                       --------     --------
Minority interest...................................        --         3,369
                                                       --------     --------
Stockholder's equity:
  Receivable from affiliates........................     (1,223)      (1,229)
  Additional paid-in capital........................     31,071       31,071
  Retained earnings.................................      9,303       22,908
                                                       --------     --------
    Total stockholder's equity......................     39,151       52,750
                                                       --------     --------
      Total liabilities and stockholder's equity....   $131,587     $307,135
                                                       ========     ========

           See note to the condensed combined financial information.

                             GUARANTOR SUBSIDIARIES

                    CONDENSED COMBINED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                         QUARTER ENDED    NINE MONTHS ENDED
                                         SEPTEMBER 30,      SEPTEMBER 30,
                                        ----------------  -------------------
                                         1996     1997      1996      1997
                                        -------  -------  --------  ---------
                                                   (UNAUDITED)
Revenues............................... $33,422  $40,441  $ 82,280  $ 126,463
                                        -------  -------  --------  ---------
Operating costs and expenses...........  25,514   34,668    61,298     97,362
Depreciation and amortization..........   1,180    2,281     3,352      5,174
                                        -------  -------  --------  ---------
  Total operating costs and expenses...  26,694   36,949    64,650    102,536
                                        -------  -------  --------  ---------
Operating income.......................   6,728    3,492    17,630     23,927
Interest expense, net..................    (338)    (596)   (2,128)    (1,079)
Equity in earnings of hotel
 partnerships..........................     --       118       870        118
                                        -------  -------  --------  ---------
Income before minority interests,
 income taxes and extraordinary item...   6,390    3,014    16,372     22,966
Income (loss) attributable to minority
 interests.............................     --       (15)      571        (15)
                                        -------  -------  --------  ---------
Income before income taxes and
 extraordinary item....................   6,390    3,029    15,801     22,981
Income taxes...........................   2,524    1,197     3,325      9,078
                                        -------  -------  --------  ---------
Income before extraordinary item.......   3,866    1,832    12,476     13,903
Extraordinary item (less applicable
 taxes)................................     --      (298)   (1,028)      (298)
                                        -------  -------  --------  ---------
  Net income........................... $ 3,866  $ 1,534  $ 11,448  $  13,605
                                        =======  =======  ========  =========


           See note to the condensed combined financial information.

                            GUARANTOR SUBSIDIARIES

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30,
                                                            -------------------
                                                              1996       1997
                                                            ---------  --------
                                                               (UNAUDITED)
Net cash provided by operating activities.................. $   3,618  $ 16,694
                                                            ---------  --------
Cash flows from investing activities:
  Purchase of property and equipment.......................    (3,581)   (9,985)
  Sale of property and equipment...........................   133,778       --
  Investments in management contracts......................      (575)   (2,724)
  Advances on notes receivable from affiliates.............       (11)     (619)
  Advances on other notes receivable.......................       --        (53)
  Advances on collection on notes receivables..............       --        117
  Payment for purchase of hotels, net of cash acquired.....    (2,520)      --
  Acquisition of minority interest.........................    (5,479)      --
  Decrease (increase) in long-term restricted cash.........    (1,296)      778
  Other....................................................     1,674       --
                                                            ---------  --------
    Net cash provided by (used in) investing activities....   121,990   (12,486)
                                                            ---------  --------
Cash flows from financing activities:
  Partners' contributed capital............................    26,502       --
  Partners' capital distributions..........................   (42,572)      --
  Decrease (increase) in receivables from affiliates.......     5,327   (20,726)
  Increase in payables to affiliates.......................    32,379    25,105
  Decrease in payable to minority interest.................      (218)      --
  Proceeds from long-term borrowings.......................     2,500     9,675
  Repayment of long-term debt and capital lease
   obligations.............................................  (148,195)  (10,210)
                                                            ---------  --------
    Net cash provided by (used in) financing activities....  (124,277)    3,844
                                                            ---------  --------
Increase in cash and cash equivalents......................     1,331     8,052
Cash and cash equivalents at beginning of period...........     3,708     9,673
                                                            ---------  --------
Cash and cash equivalents at end of period................. $   5,039  $ 17,725
                                                            =========  ========

NOTE TO CONDENSED COMBINED FINANCIAL INFORMATION:

(1) The foregoing condensed combined financial information includes GHALP Corporation, Waterfront Management Corporation, WHCMB, Inc., Wyndham Management Corporation, Wyndham Hotels & Resorts (Aruba) N.V., WHC Vinings Corporation, WH Interest, Inc., Wyndham IP Corporation, Rose Hall Associates, L.P., XERXES Limited, WHC Caribbean, Ltd., WHC Development Corporation, WHC Franchise Corporation, WHCMB Overland Park, Inc., WHCMB, Toronto, Inc., WHC Columbus Corporation, Wyndham Hotels & Resorts Management Ltd., WHC Salt Lake City Corporation, WHC Airport Corporation, ClubHouse Hotels, Inc., CHMB, Inc., MBAH, Inc., PSMB, Inc., GHMB, Inc. and a management subsidiary for a non-branded hotel. They all are wholly-owned subsidiaries of the Company at September 30, 1997.

11. SUBSEQUENT EVENTS:

  Subsequent to September 30, 1997, the Company borrowed an additional $20.5 million under the revolving credit facility. Of the amount borrowed, $6.5 million was used to fund the purchase of the remaining interest in a hotel property managed by ClubHouse of which the Company owned a 5% interest at September 30, 1997 through the ClubHouse merger. The remaining balance was used to fund renovation costs, to make security deposits on hotel properties to be acquired and leased and to make interest payment on the Company's 10 1/2% Senior Subordinated Notes due 2006.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners
Crow Family Hotel Partnerships

  We have audited the accompanying combined balance sheets of Crow Family Hotel Partnerships (identified in Note 1) (collectively the "Partnerships") as of December 31, 1996 and 1995 and the related combined statements of operations, partners' deficit and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying combined financial statements were prepared to present the balance sheets and related results of operations and cash flows of the Partnerships, which are to be acquired by Patriot American Hospitality, Inc., and may not necessarily reflect the financial position, results of operations and cash flows of the Partnerships that might have resulted had they actually operated as a stand-alone entity.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Partnerships as of December 31, 1996 and 1995 and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                         /s/ Arthur Andersen LLP

Dallas, Texas
  September 17, 1997

                        CROW FAMILY HOTEL PARTNERSHIPS
                            COMBINED BALANCE SHEETS
                                (IN THOUSANDS)

                                                                         DECEMBER 31              SEPTEMBER 30
                                                                ------------------------------  ----------------
                                                                     1995            1996             1997
                                                                --------------  --------------  ----------------
                                                                                                   (unaudited)

                                    ASSETS

Current assets:
 Cash and cash equivalents..................................         $  1,277        $  2,127          $  2,488
 Cash, restricted...........................................            2,532           3,058             2,738
Accounts receivable, less allowance of $103 and $96 in 1995
 and 1996...................................................            4,660           6,118             6,703
 Inventories................................................              925             946               861
 Prepaid expenses and other.................................            1,102           1,359               907
                                                                     --------        --------          --------
     Total current assets...................................           10,496          13,608            13,697
                                                                     --------        --------          --------
Cash, restricted for noncurrent assets......................            4,093           2,764             2,640
Property and equipment, net.................................          150,617         162,908           165,140
Other assets................................................            8,285           8,230             8,584
                                                                     --------        --------          --------
     Total assets...........................................         $173,491        $187,510          $190,061
                                                                     ========        ========          ========

                       LIABILITIES AND PARTNERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses.......................         $ 16,673        $ 17,256          $ 14,769
Due to affiliates...........................................            4,278             384             1,724
Due to operator.............................................            1,925           2,778             2,167
Advance deposits............................................              759           1,163               964
Current portion of long-term debt (net of discount of $1,779
 and $1,746 in 1995 and 1996) and capital lease obligations.            1,827          67,996            66,261
                                                                     --------        --------          --------
 Total current liabilities..................................           25,462          89,577            85,885
                                                                     --------        --------          --------

Advances from partners......................................            4,679           4,911             4,818
Long-term debt and capital lease obligations................          202,104         146,239           149,776
                                                                     --------        --------          --------
                                                                      206,783         151,150           154,594
                                                                     --------        --------          --------
Commitments and contingencies

Partners' deficit...........................................          (58,754)        (53,217)          (50,418)
                                                                     --------        --------          --------
     Total liabilities and partners' deficit................         $173,491        $187,510          $190,061
                                                                     ========        ========          ========

The accompanying notes are an integral part of the combined financial statements.

                        CROW FAMILY HOTEL PARTNERSHIPS
                       COMBINED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)

                                                               YEAR ENDED DECEMBER 31               NINE MONTHS ENDED SEPTEMBER 30
                                                   ----------------------------------------------  ---------------------------------
                                                        1994            1995            1996            1996              1997
                                                   --------------  --------------  --------------  ---------------  ----------------
                                                                                                             (UNAUDITED)
                                                                                                           ---------------
Revenues:
   Rooms...................................           $ 42,588        $ 50,652        $ 64,362           $47,714         $ 58,044
   Food and beverage.......................             30,275          33,217          35,137            24,827           28,400
   Telephone...............................              2,413           3,464           4,386             3,270            3,300
   Other departmental revenues.............              2,178           2,821           3,070             2,311            2,455
   Other income............................                663           1,190           1,753             1,136            1,393
                                                      --------        --------        --------           -------         --------

                                                        78,117          91,344         108,708            79,258           93,592
                                                      --------        --------        --------           -------         --------

Operating costs and expenses:
   Rooms...................................             10,364          12,587          15,078            11,111           12,903
   Food and beverage.......................             21,260          24,010          25,937            18,549           21,197
   Telephone...............................              1,052           1,412           1,608             1,203            1,316
   Lease expense...........................              1,964           1,982           1,993             1,472            1,554
   Management fees.........................              3,238           3,951           5,349             3,771            4,279
   Energy costs............................              3,338           4,151           4,351             3,386            3,744
   Property insurance and taxes............              2,892           3,462           3,783             2,895            3,018
   General and administrative..............             15,841          19,065          22,309            16,336           18,138
   Depreciation and amortization...........              5,877           6,569           8,136             5,143            7,176
   Other expenses..........................              2,359           2,483           3,066             1,490            2,163
                                                      --------        --------        --------           -------         --------

                                                        68,185          79,672          91,610            65,356           75,488
                                                      --------        --------        --------           -------         --------

     Operating income......................              9,932          11,672          17,098            13,902           18,104

Interest income............................                 85             179              76                 -                -
Interest expense...........................            (16,182)        (18,213)        (19,008)          (13,400)         (15,318)
                                                      --------        --------        --------           -------         --------

Net income (loss)..........................           $ (6,165)       $ (6,362)       $ (1,834)          $   502         $  2,786
                                                      ========        ========        ========           =======         ========

     The accompanying notes are an integral part of the combined financial statements.

                        CROW FAMILY HOTEL PARTNERSHIPS
                   COMBINED STATEMENTS OF PARTNERS' DEFICIT
                                (IN THOUSANDS)

Balance at December 31, 1993................................................................      $(85,133)
   Capital contributions....................................................................        13,074
   Contribution of note payable.............................................................        11,608
   Capital distributions....................................................................          (610)
   Net loss.................................................................................        (6,165)
                                                                                                  --------

Balance at December 31, 1994................................................................       (67,226)
   Capital contributions....................................................................        16,379
   Capital distributions....................................................................        (1,545)
   Net loss.................................................................................        (6,362)
                                                                                                  --------

Balance at December 31, 1995................................................................       (58,754)
   Capital contributions....................................................................         7,740
   Capital distributions....................................................................          (369)
   Net loss.................................................................................        (1,834)
                                                                                                  --------

Balance at December 31, 1996................................................................       (53,217)
   Capital contributions (unaudited)........................................................         3,287
   Capital distributions (unaudited)........................................................        (3,274)
   Net income (unaudited)...................................................................         2,786
                                                                                                  --------


Balance at September 30, 1997 (unaudited)...................................................      $(50,418)
                                                                                                  ========

     The accompanying notes are an integral part of the combined financial statements.

                         CROW FAMILY HOTEL PARTNERSHIPS
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                                  NINE MONTHS
                                                                                                                     ENDED
                                                                           YEAR ENDED DECEMBER 31                 SEPTEMBER 30
                                                                ----------------------------------------------  ----------------
                                                                     1994            1995            1996             1997
                                                                --------------  --------------  --------------  ----------------
                                                                                                                  (UNAUDITED)
Cash flows from operating activities:
   Net income (loss)                                                 $ (6,165)       $ (6,362)       $ (1,834)          $ 2,786
   Adjustments to reconcile net income (loss)
     to net cash provided by operating activities:
Depreciation and amortization.................................          5,877           6,569           8,136             7,176
Amortization of loan cost.....................................            368             686             521               601
(Increase) decrease in accounts receivable....................         (2,423)          1,393          (1,458)             (585)
(Increase) decrease in inventories............................           (242)             24             (21)               85
(Increase) decrease in prepaid expenses.......................            (65)            215            (257)              452
Decrease (increase) in other assets...........................            416          (1,465)           (596)           (1,731)
Increase (decrease) in accounts payable and accrued
     expenses.................................................          3,803           1,934             583            (2,487)
Net increase (decrease) in due to affiliates..................            181          (2,881)         (3,894)            1,340
Increase (decrease) in due to operator........................            147             628             853              (611)
Increase (decrease) in advance deposits.......................              3             188             404              (199)
(Increase) decrease in restricted cash........................           (423)          3,552            (526)              320
                                                                     --------        --------        --------           -------
Net cash provided by operating activities.....................          1,477           4,481           1,911             7,147
                                                                     --------        --------        --------           -------
Cash flows from investing activities:
Property and equipment additions..............................        (27,512)        (37,295)        (20,297)           (8,632)
(Increase) decrease in cash restricted for noncurrent assets..         (1,056)         (2,561)          1,329               124
                                                                     --------        --------        --------           -------
Net cash used in investing activities.........................        (28,568)        (39,856)        (18,968)           (8,508)
                                                                     --------        --------        --------           -------
Cash flows from financing activities:
Net (decrease) increase in advances from partners.............           (668)            970             232               (93)
Proceeds from long-term debt..................................         22,256          21,773          13,249             3,705
 Repayments of long-term debt and capital lease obligations...         (6,487)         (2,601)         (2,945)           (1,903)
 Partners' contributions......................................         13,074          16,379           7,740             3,287
 Partners' distributions......................................           (610)         (1,545)           (369)           (3,274)
 Other........................................................           (902)              -               -                 -
                                                                     --------        --------        --------           -------
     Net cash provided by financing activities................         26,663          34,976          17,907             1,722
                                                                     --------        --------        --------           -------
(Decrease) increase in cash and cash equivalents..............           (428)           (399)            850               361
Cash and cash equivalents at beginning of year................          2,104           1,676           1,277             2,127
                                                                     --------        --------        --------           -------
Cash and cash equivalents at end of year                             $  1,676        $  1,277        $  2,127           $ 2,488
                                                                     ========        ========        ========           =======
Supplemental cash flow information:
   Cash paid for interest                                            $ 14,602        $ 17,210        $ 19,751           $18,325
Noncash activity:
   Capital lease obligations                                              265             259               -                 -
   Interest added to principal of notes payable                           401             448           1,161                 -
   Contribution of note payable                                        11,608               -               -                 -

     The accompanying notes are an integral part of the combined financial statements.

                        CROW FAMILY HOTEL PARTNERSHIPS
                    NOTES TO COMBINED FINANCIAL STATEMENTS

1.  COMBINED PARTNERSHIPS DESCRIPTION AND BASIS OF PRESENTATION:

        The accompanying combined financial statements include the accounts of 10 hotel partnerships (the "Partnerships") which are owned by various corporations, partnerships and joint ventures. These partnerships are beneficially owned or controlled by various members of the family of Trammell Crow. The Partnerships along with Wyndham Hotel Corporation ("WHC"), which manages the 10 hotels, are being considered for acquisition by Patriot American Hospitality, Inc., a publicly traded real estate investment trust ("REIT").

        The accompanying combined financial statements were prepared to present the balance sheets and related results of operations and cash flows of the Partnerships and may not necessarily reflect the financial position, results of operations and cash flows of the Partnerships that might have resulted had they actually operated as a stand-alone entity.

        The accounts of the Partnerships and related hotels consist of the following hotel entities:

                         Partnerships                                           Hotels
                         ------------                                           ------

        Hotel Bel Age Associates, L.P.                              Wyndham Bel Age
        Franklin Plaza Associates                                   Wyndham Franklin Plaza
        Itasca Hotel Company                                        Wyndham Northwest Chicago
        WHC-LG Hotel Associates, L.P.                               Garden Hotel at LaGuardia Airport
        CLC Limited Partnership                                     Wyndham Garden Hotel-Las Colinas
        Novi Garden Hotel Associates                                Wyndham Garden Hotel-Novi
        Pleasanton Hotel Associates, Ltd.                           Wyndham Garden Hotel-Pleasanton
        Wood Dale Garden Hotel Partnership                          Wyndham Garden Hotel-Wood Dale
        Convention Center Boulevard Hotel, Limited                  Wyndham Riverfront
        Hotel and Convention Center Partners I-XI, Ltd.             Wyndham Palm Springs

    Interim Financial Statements

        The interim financial statements have been prepared by the Partnerships without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to SEC rules and regulations; nevertheless, management believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Partnerships with respect to the results of their operations for the interim periods from January 1, 1996 to September 30, 1996, and from January 1, 1997 to September 30, 1997, have been included herein. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

    Use of Estimates and Assumptions

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                        CROW FAMILY HOTEL PARTNERSHIPS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


  Concentration of Credit Risk

     Financial instruments that potentially subject the Partnerships to concentration of credit risk consist principally of cash investments. The Partnerships maintain cash and cash equivalents in accounts with major financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. Management believes credit risk related to these deposits is minimal.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and cash equivalents

     For purposes of reporting cash flows, all highly liquid debt instruments with original maturities of three months or less are considered to be cash equivalents.

     Restricted cash consists of amounts in escrow for the payment of property taxes and interest. Cash restricted for noncurrent assets consists of a reserve for fixed asset repairs and replacements and hotel renovations.

  Inventories

     Inventories consisting of food, beverage, china, linen, glassware, silverware, uniforms and supplies are stated at cost which approximates market, with cost determined using the first-in, first-out method.

  Property and Equipment

     Buildings and site improvements are carried at cost and are depreciated using the straight-line method over 40 and 20 years, respectively. Furniture and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives of approximately 5 years. Normal repairs and maintenance are charged to expense as incurred.

     Investment in property is recorded at cost, except when it has been determined that the property has sustained a permanent impairment in value.
  At such time, a write-down is recorded to reduce the property to its estimated recoverable amount. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

     Cost of assets under construction are reported as construction in progress. Construction in progress is not depreciated until the construction is completed and the related assets are in use. Interest and taxes incurred during the construction period are capitalized as part of the building cost.

                        CROW FAMILY HOTEL PARTNERSHIPS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


  Other Assets

     Other assets consist primarily of unamortized loan costs, capitalized organization costs and capitalized lease acquisition costs. Other assets are stated at cost, except when it has been determined that the asset has sustained a permanent impairment in value. These costs are amortized using the straight-line method over the following periods:

      Loan costs                                     Over the term of the loan
      Organization costs                             60 months
      Preopening expenses                            12 months
      Lease acquisition costs                        Over the term of the lease

  Income Taxes

     The Partnerships are not taxable entities and the results of their operations are included in the tax returns of the partners. The Partnerships' tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.

  Revenue Recognition

     Room, food and beverage, telephone and other revenues are recognized when earned.

  Self-Insurance

     The Partnerships are self-insured for various levels of general liability, workers' compensation and employee medical coverages. The general and auto liability premiums are paid to a related party who maintains a loss reserve fund. Workers' compensation premiums are paid to an independent insurance company. The Partnerships' workers' compensation insurance is subject to a "retro adjustment" which could result in additional premiums or a refund of premiums based on actual claims settled by the insurance company.

3.    PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following (in thousands):

                                                                                    December 31
                                                                      --------------------------------------
                                                                             1995                1996
                                                                      ------------------  ------------------

Land                                                                     $    17,575         $    20,924
Buildings                                                                    133,761             147,881
Furniture, fixtures and equipment                                             17,854              23,065
Construction in progress                                                      12,329               8,345
                                                                            --------            --------
                                                                             181,519             200,215
Less accumulated depreciation                                                (30,902)            (37,307)
                                                                            --------            --------
                                                                            $150,617            $162,908
                                                                            ========            ========

     Substantially all the Partnerships' property and equipment are pledged as collateral for mortgage notes payable.

                        CROW FAMILY HOTEL PARTNERSHIPS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


4.  MANAGEMENT AGREEMENTS AND RELATED PARTY TRANSACTIONS:

     The Partnerships entered into management agreements with a wholly-owned subsidiary of Wyndham Hotel Corporation (the "Operator"). These management agreements, having terms ranging from 10 to 22 years, provide for base management fees and chain service fees ranging from 2.5% to 5% of gross revenues, plus incentive fees ranging from 14% to 25% of income after fixed charges or excess cash, as defined in the respective management agreements. The Partnerships incurred incentive management fees of $509,000, $870,000 and $1,638,000, during the years ended December 31, 1994, 1995 and 1996, respectively. In addition, the agreements require the Partnerships to pay a marketing contribution to the Operator equal to 1.5% of monthly room revenues. The Partnerships made marketing contributions of $639,000 $760,000 and $965,000 in 1994, 1995 and 1996, respectively. Due to operator represents management fees, chain service fees and other expenses payable to the Operator.

     The Partnerships receive services from and provide services to affiliates, which are reimbursed in the normal course of business. In 1994, 1995 and 1996, the Partnerships reimbursed the Operator for services such as administrative, tax, legal, accounting, finance, risk management, sales and central reservations totaling $1,132,000, $1,409,000, and $1,404,000, respectively.

     Certain partnerships, in the normal course of business, have made advances to or received advances from (including operating deficit loans) the partners and their affiliates. Such amounts are classified as "Due to affiliates" in the accompanying combined financial statements and accrue interest at rates ranging from 2.62% to 10%. Interest expense of $222,000, $305,000, and $303,000 in 1994, 1995 and 1996, respectively, on advances from partners and affiliates is included in other accrued expenses in the accompanying combined financial statements. No due dates have been specified for these advances and such advances may be repaid from available cash flow.

     Pursuant to one of the partnership agreements, the general partner of the partnership earns an annual management fee for services rendered in connection with the business of the partnership equal to 1% of gross revenues ($207,000, $220,000 and $233,000 in 1994, 1995 and 1996, respectively). Unpaid general partner management fees are classified as "Due to affiliates" in the accompanying combined financial statements.

     The Partnerships participate in a centralized cash management system with affiliates who are excluded from these combined financial statements. Gross receipts from the hotels are deposited into the centralized cash management system, from which operating expenses and other disbursements are paid. The net position with the pool is reported as "Due to affiliates" in the accompanying combined financial statements.

5.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

     Accounts payable and accrued expenses consist of the following (in thousands):

                                                                                                 December 31
                                                                                  -----------------------------------------
                                                                                          1995                 1996
                                                                                  --------------------  -------------------

  Accounts payable                                                                             $ 3,943              $ 4,350
  Taxes                                                                                          2,417                2,433
  Accrued interest                                                                               6,716                5,973
  Payroll and related costs                                                                      2,230                2,628
  Other                                                                                          1,367                1,871
                                                                                               -------              -------
                                                                                               $16,673              $17,255
                                                                                               =======              =======

                        CROW FAMILY HOTEL PARTNERSHIPS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


6. LONG-TERM DEBT:
     Substantially all of the hotel property is pledged as collateral for long-term debt consisting of the following (in thousands):

                                                                                             December 31
                                                                              ------------------------------------------
                                                                                      1995                  1996
                                                                              --------------------  --------------------

Mortgage note, bearing interest at 10% with monthly payments of interest only, maturing August 1, 1997.  The note was extended until December 31,
  1997, for a fee of $33,333....................................................  $   11,308            $   11,308
Mortgage note, bearing interest at 10%, with monthly payments of interest only at 5%, pay rate increasing 1% per year (7% and 8% at December 31,
  1995 and 1996).  Net cash flow, as defined, is payable quarterly and is applied first to deferred interest with balance, if any, applied to principal.  The note matured August 1, 1997, but was extended until
  December 31, 1997, for a fee of $33,333.  Monthly interest payments at 10%
  are due beginning September 1, 1997, through maturity.........................       7,627                 6,662
Note payable to a financial institution, for which payment is guaranteed by certain partners, bearing interest at 9.75%.  Interest only is payable through November 1, 1996, with principal and interest payable in monthly installments commencing November 1, 1996.  Additional interest of 30% of net cash flow, as defined, is payable quarterly.  Note matures October 31,
  2000..........................................................................       8,500                 8,470
Mortgage note, bearing interest at 10%, with monthly payments of interest only.  Note matures August 1, 1997.  The note was extended until December
  31, 1997, for a fee of $33,333................................................      10,521                10,521
Mortgage note, bearing interest at 10.71%, with current pay rate of 6.5%
  increasing to 8.5% on January 1, 1997, with annual increases of .5% per year to maturity.  The difference between the amount of interest accrued and that paid is payable quarterly from available gross income, as defined.  The amounts accrued at December 31, 1995 and 1996, respectively, were $3,132,000 and $1,866,000.  In addition, additional interest, based on net cash flows, as defined, is payable through December 31, 1997.  No additional interest was paid in 1994, 1995, or 1996.  At maturity, April
  1, 2001, or upon sale, an additional amount equal to 40% of the residual
  value, as defined, is due ....................................................      47,000                47,000
Noninterest bearing mortgage shortfall payable, maturing April 1, 2001..........       2,917                 2,917
Mortgage note, bearing interest at 9.82%, principal and interest payable in
  monthly installments through October, 1999, maturing October 13, 1999.........      10,781                10,591
Mortgage note, bearing interest at annually increasing rates ranging from
  5.78% to 13.07%. Specified interest payments are due monthly, with the difference between the amount of interest paid and accrued at the contract rate added to the principal of the note.  Additional interest is due quarterly equal to 30% of adjusted gross revenue, as defined.  The note matures on October 13, 2004.  At maturity, the lender is due Shared
  Appreciation Interest, as defined.  The note is callable after February 1,
  2000.  The loan has an interest reserve account of $1,028,000 and
  $1,000,000, as of December 31, 1995 and 1996, respectively. The related partnership may make withdrawals from this reserve to cover any interest shortfalls, as defined.  The loan agreement provides for a release of the interest reserve account to the related partnership after October 1, 1997,
  if certain conditions are met................................................        9,219                 9,378

                        CROW FAMILY HOTEL PARTNERSHIPS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


                                                                                              December 31
                                                                              --------------------------------------------
                                                                                      1995                   1996
                                                                              ---------------------  ---------------------
Mortgage note, bearing interest at 11%, principal and interest payable monthly through July 1997, and maturing August 1997.  The note was extended until December 31, 1997, for a fee of $120,922.  Interest is payable on the first of each month, beginning September 1, 1997, through
  maturity at a rate equal to the sum of LIBOR plus 300 basis points..............   24,928                 24,446
Note payable, due on April 21, 2003, or on demand by lender.......................       10                     10
Mortgage note, bearing interest at 9.25% with interest only.  Payments through January 1, 1998, and principal and interest payable monthly beginning February 1, 1998, based upon a twenty year amortization.  In addition, net cash flow, as defined, is payable quarterly.  On December
  31, 2000, all remaining principal and interest are due, net cash flow, as
  defined, payable quarterly......................................................    6,876                 12,610
Mortgage note, bearing interest at an initial rate of 9.125%, adjusted for the Citibank Base Rate plus .625%.  All principal and interest payable on
  January 12, 1997, extended to April 12, 1997.  The loan was subsequently refinanced with a $13,750,000 note bearing interest at 8.25%., with monthly payments of principal and interest totaling $118,150 through
  September 2001, with the remaining balance due October 1, 2001..................    6,105                 13,430
Certificates of Participation, bearing interest at a variable rate, adjusted weekly to be the rate necessary to remarket the certificates at par (4.8% and 4% at December 31, 1995 and 1996).  Interest payments are due monthly, and principal payments are due annually until maturity in
  2014.  Upon the occurrence of certain events, the variable interest rate will convert to a fixed rate.  The certificates were issued at a discount of $2,046,000 which is being amortized to interest expense over the life of the certificates using the effective interest method.  In addition to the hotel property, the certificates are secured by letters of credit totaling the outstanding principal balance of the certificates. The letters of credit are secured by other property and ownership interests owned by the partners of the hotel partnership. The letters of credit bear an annual fee of
  2% of the outstanding principal balance of the certificates. Until expiration in December 1995, pursuant to the terms of an interest rate swap agreement, interest payments were fixed at 5.69% for the hotel partnership, and the counterparty paid interest at one half of its daily prime rate. The original cost of the agreement was capitalized as an other asset and amortized over the life of the swap agreement using the straight line method. Additional interest expense incurred as a result of the swap agreement totaled $1,130 and $449 in
  1994 and 1995...................................................................    59,300                 58,200
Discount on certificates..........................................................    (1,779)                (1,746)
                                                                                    --------               --------

                                                                                     203,313                213,797
Current portion of long-term debt.................................................    (1,647)               (67,811)
                                                                                    --------               --------

Long-term debt, excluding current portion.........................................  $201,666               $145,986
                                                                                    ========               ========

                        CROW FAMILY HOTEL PARTNERSHIPS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


     The annual principal requirements of the long-term debt for the five years subsequent to December 31, 1996 (excluding a discount of $1,746,000) are as follows (in thousands):

Year ending December 31:
  1997                                                                         $ 67,811
  1998                                                                            1,773
  1999                                                                           11,772
  2000                                                                           22,190
  2001                                                                           52,117
  Thereafter                                                                     59,880
                                                                               --------

               Total long-term debt at December 31, 1996                       $215,543
                                                                               ========

     As discussed above, certain of the mortgage notes payable contain provisions which require additional payments to the lenders based on residual values or shared appreciation of the properties at the maturity of the loan or sale of the property. If the properties are acquired, management estimates that additional payments related to these provisions ranging from $11,500,000 to $14,000,000 will be paid to the lenders from the proceeds of the sale. These amounts are considered as additional costs to sell the properties and they will be reflected in the financial statements at the time the transaction is completed.

     The terms of substantially all of the mortgage notes require the respective partnerships to make deposits, on a monthly basis, to tax escrow accounts for the payment of real estate and personal property taxes and assessments. The terms of the mortgage notes also require hotel partnerships to maintain furniture, fixture and equipment reserve accounts ("FF&E Reserve") equal to an amount ranging from 3% to 4% of gross revenues, as defined, to be used for capital expenditures. The balances of the tax escrow accounts and the FF&E Reserve are included in "Cash, restricted" and "Cash, restricted for noncurrent assets", respectively, in the accompanying combined financial statements.

     The Partnerships will use the proceeds from the sale of the properties to repay existing debt. Approximately $67,800,000 of the combined partnerships' debt matures in 1997. In the event the assets are not sold before the debt matures, management intends to extend or refinance these existing mortgage notes.

7.  CONTRIBUTION OF NOTE PAYABLE:

     In May 1994, a revolving credit facility utilized by one of the hotel partnerships was converted to a related party note payable and was then contributed by the partners to the hotel partnership. This contribution is reflected on the accompanying combined statement of partners' deficit for the year ended December 31, 1994. Prior to the conversion, the revolving credit facility bore interest at LIBOR plus .65% and was secured by property owned by affiliates of the partners of the hotel partnership.

8.  EMPLOYEE BENEFIT PLANS:

     All employees at the Partnerships are employees of WHC. The Partnerships reimburse WHC for all expenses and charges related to the employees' participation in any of the WHC benefit programs. Included in these plans are the Wyndham Employees Savings and Retirement Plan, a 401(k) retirement savings plan (the "Plan") and a self-insured group health plan.

     Employees who are over 21 years of age and have completed one year of service are eligible to participate in the Plan. The Plan matches employee contributions up to 4% of the employee's salary. For the years ended December 31, 1994, 1995 and 1996, the Partnerships reimbursed WHC $205,000, $194,000 and $281,000, respectively for the Plan.

                        CROW FAMILY HOTEL PARTNERSHIPS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


     The Partnerships also reimburse WHC for costs related to the employees' participation in a self-insured group health plan. For the years ended December 31, 1994, 1995 and 1996, the Partnership reimbursed WHC $791,000, $902,000 and $1,005,000, respectively.

     One hotel makes contributions, based on monthly rates per employee, as specified in union agreements, to union-administered, multi-employer, defined benefit retirement plans. Because the plans cover numerous employees from many organizations, no plan benefit information is presented. Expenses relating to these plans totaled $82,000, $80,000 and $105,000 in 1994, 1995 and 1996 respectively.

9.   COMMITMENTS AND CONTINGENCIES:

     Certain hotel partnerships lease equipment and land under capital and operating leases having noncancellable agreements extending beyond one year. Capital leases have imputed interest rates ranging from 8% to 14.29%. Future minimum lease payments required under the capital leases (together with the present value of net minimum lease payments) and operating leases at December 31, 1996 are as follows (in thousands):


                                                                             CAPITAL           OPERATING
                                                                             LEASES              LEASE
                                                                        -----------------  -----------------
  Year ending December 31:
     1997                                                                          $224            $ 1,639
     1998                                                                           172              1,616
     1999                                                                            68              1,508
     2000                                                                            45              1,499
     2001                                                                             -              1,482
     Thereafter                                                                       -             49,367
                                                                                   ----            -------

  Total minimum lease payments                                                      509            $57,111
                                                                                                   =======
  Less imputed interest                                                              71
                                                                                   ----

  Present value of net minimum lease payment                                        438
  Less current portion                                                              185
                                                                                   ----

  Long-term portion of net minimum lease payments                                  $253
                                                                                   ====

     A partnership leases the land on which the hotel is built through two lease agreements. Rent of $1 is payable annually to one of the partners under one of these leases. The partner financed this purchase of land with an interest-free advance from the partnership of $3,625,000. The remainder of the land is leased from a state authority for $653,000 annually, payable in quarterly installments of $163,000. These leases are dated July 31, 1978, with an initial term of 65 years, and two renewal options of 15 years each, subject to the term of the lessor's legal existence.

     Another hotel partnership leases the land on which the hotel is built under a sub-lease effective January 1, 1985, with an initial term of 75 years and one renewal option of 25 years. Lease payments include two components: (1) "basic rent" which escalate every 5 years based on the consumer price index, and (2) "additional rent," as defined in the master lease, to the extent that it exceeds basic rent. Basic rent payments are due annually on December 20 on a prepaid basis, and the current basic rent payment is $672,000 per year. To date, no additional rent has been paid as the basic rent exceeds all amounts calculated as additional rent.

     The Partnerships incurred rent expense totaling $1,964,000, 1,982,000 and $1,993,000 in 1994, 1995 and 1996, respectively, which includes operating leases and the three land leases.

                        CROW FAMILY HOTEL PARTNERSHIPS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


     The Partnerships may be subject to certain litigation and claims in the ordinary course of business which are generally covered by insurance policies. In management's opinion, litigation and claims will not have a material adverse effect upon the financial position or results of operations of the Partnerships.

10.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The Partnerships have estimated the fair value of its financial instruments at December 31, 1996 as required by Statement of Financial Accounting Standards No. 107. The carrying values of cash and cash equivalents, accounts receivable and accrued expenses are reasonable estimates of their fair values due to their short-term maturities. Long-term debt had a fair value of approximately $202,053,000 and $215,597,000 at December 31, 1995 and 1996,
  respectively. Fair value was estimated using an interest rate of prime plus one percent at December 31, 1995 and 1996.

                        REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors
WHG Resorts & Casinos Inc.

  We have audited the accompanying consolidated balance sheets of WHG Resorts & Casinos Inc. as of June 30, 1997 and 1996, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended June 30, 1997. Our audits also included the financial statement schedule of valuation and qualifying accounts for each of the three years in the period ended June 30, 1997. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WHG Resorts & Casinos Inc. as of June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

San Juan, Puerto Rico
August 7, 1997, except for Note
 18, as to which the date is
 September 17, 1997.

                           WHG RESORTS & CASINOS INC.

                          CONSOLIDATED BALANCE SHEETS
                            (THOUSANDS OF DOLLARS)

                                                            SEPTEMBER 30,         JUNE 30,
                                                            ------------   -----------------------
                                                                1997          1997        1996
                                                            ------------   ----------- -----------
                                                            (UNAUDITED)
ASSETS
------
Current assets:
  Cash and cash equivalents............................    $    18,941     $    17,886 $     6,616
  Receivables, net of allowances of $649 and $475 at
   June 30, 1997 and 1996, respectively, and $809 at
   September 30, 1997..................................          3,454           3,477       2,534
  Receivables from nonconsolidated affiliates..........          1,731           1,105         608
  Inventories..........................................            575             590         651
  Other current assets.................................            931             791         689
                                                           -----------     ----------- -----------
    Total current assets...............................         25,632          23,849      11,098
Investments in, receivables and advances to
 nonconsolidated affiliates............................         29,791          30,603      27,126
Property and equipment, net............................         43,955          43,861      44,919
Land held as investment................................          5,095           5,095       5,095
Excess of purchase cost over amount assigned to net
 assets acquired, net of accumulated amortization of
 $3,739 and $3,340 at June 30, 1997 and 1996,
 respectively, and $3,836 at September 30, 1997........          8,613           8,710       9,109
Other assets...........................................          5,266           5,355       7,387
                                                           -----------     ----------- -----------
                                                           $   118,352     $   117,473 $   104,734
                                                           ===========     =========== ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable.....................................    $     3,952     $     3,760 $     3,297
  Accrued compensation and related benefits............          2,342           2,855       2,128
  Other accrued liabilities............................          4,910           3,723       2,721
  Dividend payable on preferred stock of Condado
   Plaza...............................................            --              --           94
  Notes payable........................................            500           1,000       2,000
  Current maturities of long-term debt.................          3,869           3,681       3,299
                                                           -----------     ----------- -----------
    Total current liabilities..........................         15,573          15,019      13,539
Long-term debt, less current maturities................         18,494          19,868      23,555
Deferred income taxes..................................          2,192           2,638       2,291
Other noncurrent liabilities...........................          4,532           4,532       4,542
Payable to WMS Industries Inc..........................            --              102         397
Minority interests.....................................         20,410          19,990      18,810
Preferred stock of Condado Plaza held by WMS
 Industries Inc........................................            --              --        4,100
Stockholders' equity:
  Preferred stock, $.01 par value, 2,000,000 shares
   authorized, 300,000 shares outstanding..............              3             --          --
  Common stock, class A, $.01 par value, non-voting,
   3,000,000 shares authorized.........................            --              --          --
  Common stock, $.01 par value, 12,000,000 shares
   authorized, 6,050,200 shares outstanding
   in 1997 and 1,000 shares authorized and 100 shares
   outstanding in 1996.................................             61              61           1
Additional paid-in capital.............................         17,293          14,296       3,849
Retained earnings......................................         39,794          40,967      33,650
                                                           -----------     ----------- -----------
    Total stockholders' equity.........................         57,151          55,324      37,500
                                                           -----------     ----------- -----------
                                                           $   118,352     $   117,473 $   104,734
                                                           ===========     =========== ===========

                See Notes to Consolidated Financial Statements.

                           WHG RESORTS & CASINOS INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            (THOUSANDS OF DOLLARS)

                                                THREE MONTHS ENDED
                                                   SEPTEMBER 30,         YEARS ENDED JUNE 30,
                                                ------------------   -------------------------------
                                                   1997     1996       1997       1996       1995
                                                --------- --------   ---------  ---------  ---------
                                                    (UNAUDITED)
Revenues:
 WHGI management fees from nonconsolidated
  affiliates.................................  $   2,256  $   1,935  $  13,937  $  13,372  $  13,348
Condado Plaza hotel/casino:
 Casino......................................      6,172      4,635     23,720     22,438     24,584
 Casino promotional allowances...............     (2,018)    (1,432)    (7,721)    (6,986)    (6,872)
 Rooms.......................................      5,159      4,849     25,629     25,477     25,210
 Food and beverages..........................      2,255      2,240     11,034     11,478     11,412
 Other.......................................        747        652      3,035      2,915      3,196
                                               ---------  ---------  ---------  ---------  ---------
                                                  12,315     10,944     55,697     55,322     57,530
                                               ---------  ---------  ---------  ---------  ---------
   Total revenues............................     14,571     12,879     69,634     68,694     70,878
Costs and expenses:
 WHGI operating expenses (excl.
  depreciation)..............................      1,013        870      3,910      3,882      5,175
 Condado Plaza operating expenses (excl.
  depreciation):
  Casino.....................................      2,917      2,629     11,334     12,375     13,737
  Rooms......................................      1,844      1,752      7,639      8,593      9,081
  Food and beverages.........................      2,071      2,050      9,076     10,088     10,503
  Other......................................      1,112      1,188      4,968      5,281      6,463
                                               ---------  ---------  ---------  ---------  ---------
                                                   7,944      7,619     33,017     36,337     39,784
Selling and administrative...................      2,528      2,205      9,913      9,487     12,301
Depreciation and amortization................      1,514      1,395      5,707      5,430      5,994
                                               ---------  ---------  ---------  ---------  ---------
   Total costs and expenses..................     12,999     12,089     52,547     55,136     63,254
                                               ---------  ---------  ---------  ---------  ---------
Operating income.............................      1,572        790     17,087     13,558      7,624
Interest income, primarily from
 nonconsolidated affiliates, and
 other income................................        774        547      2,334      1,830      2,548
Interest expense.............................       (764)      (848)    (3,265)    (3,689)    (4,300)
Equity in loss of nonconsolidated
 affiliates..................................     (1,010)    (1,289)    (1,196)    (3,465)    (7,003)
Merger costs to date.........................     (1,000)        --         --         --         --
                                               ---------  ---------  ---------  ---------  ---------
Income (loss) before tax credit (provision)
 and minority interests......................       (428)      (800)    14,960      8,234     (1,131)
Credit (provision) for income taxes..........       (163)        89     (3,397)    (1,645)       234
Minority interests in income.................       (535)      (421)    (4,000)    (3,636)    (2,910)
Dividend on preferred stock of Condado
 Plaza.......................................         --        (82)      (246)      (516)      (557)
                                               ---------  ---------  ---------  ---------  ---------
Net income (loss)............................  $  (1,126) $  (1,214) $   7,317  $   2,437  $  (4,364)
                                               =========  =========  =========  =========  =========
Primary earnings (loss) per share............  $   (0.19) $   (0.20) $    1.20  $     .40  $    (.72)
                                               =========  =========  =========  =========  =========
Shares used in primary earnings per share
 calculation.................................  6,050,000  6,050,000  6,086,443  6,050,200  6,050,200
                                               =========  =========  =========  =========  =========
Fully diluted earnings (loss) per share......  $   (0.19) $   (0.20) $    1.17  $     .40  $    (.72)
                                               =========  =========  =========  =========  =========
Shares used in fully diluted earnings per
 share calculation...........................  6,050,000  6,050,000  6,247,241  6,050,200  6,050,200
                                               =========  =========  =========  =========  =========
Pro forma information reflecting income taxes
 on a separate return basis (unaudited):
 Income (loss) before tax provision and
  minority interests.........................              $  (800)  $  14,960  $   8,234  $  (1,131)
 Provision for income taxes..................                 (372)     (3,478)    (2,545)    (1,902)
 Minority interests in income................                 (421)     (4,000)    (3,636)    (2,910)
 Dividend on preferred stock of Condado
  Plaza......................................                  (82)       (246)      (516)      (557)
                                                          ---------  ---------  ---------  ---------
   Net income (loss).........................             $  (1,675) $   7,236  $   1,537  $  (6,500)
                                                          =========  =========  =========  =========

                See Notes to Consolidated Financial Statements.

                           WHG RESORTS & CASINOS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (THOUSANDS OF DOLLARS)

                                                    THREE MONTHS ENDED
                                                      SEPTMBER 30,          YEARS ENDED JUNE 30,
                                                    ------------------    --------------------------
                                                       1997     1996       1997      1996     1995
                                                    --------  --------    -------  --------  -------
                                                        (UNAUDITED)
Operating activities:
 Net income (loss)................................. $  (1,126) $  (1,214) $ 7,317  $  2,437  $(4,364)
  Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
   Depreciation and amortization...................     1,514      1,395    5,707     5,430    5,994
   Provision for loss on receivables...............       160         72      366     1,457    1,842
   Undistributed loss of nonconsolidated
    affiliates.....................................      1010      1,289    1,196     3,465    7,003
   Deferred income taxes...........................      (446)        --      347     3,239   (1,626)
   Minority interests..............................       535        421    4,000     3,636    2,910
   Increase (decrease) resulting from changes in
    operating assets and liabilities:
    Receivables....................................      (137)       119   (1,309)      342     (541)
    Other current assets...........................      (125)      (303)      54       459      471
    Accounts payable and accruals..................       866        655    2,192       (12)  (1,152)
    Net amounts due from nonconsolidated
     affiliates....................................      (626)      (596)  (5,170)   (1,931)  (5,906)
    Other assets and liabilities not reflected
     elsewhere.....................................      (105)       399      (10)     (618)     218
                                                     --------  ---------  -------  --------  -------
 Net cash provided by operating activities.........     1,520      2,237   14,690    17,904    4,849
Investing activities:
 Purchase of property and equipment................    (1,466)      (331)  (3,153)   (1,149)  (2,066)
 Purchase of additional shares of subsidiaries.....       --         --    (1,500)      --    (3,925)
 Investments in and advances to nonconsolidated
  affiliates.......................................      (198)      (186)     --        --    (1,360)
 Collections from nonconsolidated affiliates.......        --         --      --        985    2,010
 Other investing................................... . . .  --         --    1,760       --       --
                                                     --------  ---------  -------  --------  -------
 Net cash used in investing activities.............    (1,664)      (517)  (2,893)     (164)  (5,341)
Financing activities:
 Payment of long-term debt and notes payable.......    (1,686)    (2,285)  (8,703)   (3,887)  (4,568)
 Proceeds from short-term note.....................       --         --     4,500       --       --
 Capital contribution from WMS Industries Inc......       --         --     1,643       --       --
 Net intercompany transactions with WMS Industries
  Inc..............................................       --        (528)   4,273    (6,275)   3,125
 Issuance of preferred stock.......................    3,000          --      --        --       --
 Purchase of preferred stock of Condado Plaza by
  WMS Industries Inc...............................       --          --      --        --     2,500
 Redemption of preferred stock of Condado Plaza
  from WMS Industries Inc..........................       --          --      --     (3,400)     --
 Dividends paid to minority shareholders of
  subsidiary.......................................     (115)       (151)  (2,240)   (1,189)    (783)
                                                     --------  ---------  -------  --------  -------
 Net cash (used) provided by financing activities..     1,199     (2,964)    (527)  (14,751)     274
                                                     --------  ---------  -------  --------  -------
Increase (decrease) in cash and cash equivalents...     1,055     (1,244)  11,270     2,989     (218)
Cash and cash equivalents at beginning of year.....    17,886      6,616    6,616     3,627    3,845
                                                     --------  ---------  -------  --------  -------
Cash and cash equivalents at end of year...........  $ 18,941  $   5,372  $17,886  $  6,616  $ 3,627
                                                     ========  =========  =======  ========  =======

                See Notes to Consolidated Financial Statements.

                           WHG RESORTS & CASINOS INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                          ADDITIONAL              TOTAL
                                                      PREFERRED    COMMON  PAID-IN   RETAINED  STOCKHOLDERS'
                                                        STOCK       STOCK   CAPITAL   EARNINGS     EQUITY
                                                      ---------    ------ ---------- --------  -------------
                                                                            (THOUSANDS OF DOLLARS)
Balance as of June 30, 1994............................. $ --       $  1   $ 3,849   $35,577      $39,427
  Net loss..............................................   --        --        --     (4,364)      (4,364)
                                                                    ----   -------   -------      -------
Balance as of June 30, 1995.............................   --          1     3,849    31,213       35,063
  Net income............................................   --        --        --      2,437        2,437
                                                         -----      ----   -------   -------      -------
Balance as of June 30, 1996.............................   --          1     3,849    33,650       37,500
  Net income............................................   --        --        --      7,317        7,317
  Capital contributions by WMS Industries Inc...........   --        --     10,507       --        10,507
  6,050.2 for 1 stock split.............................   --         60       (60)      --           --

Balance as of June 30, 1997.............................   --         61    14,296    40,967       55,324
  Net loss (unaudited)..................................   --        --        --     (1,126)      (1,126)
  Issue preferred stock (unaudited).....................     3       --      2,997       --         3,000
  Preferred stock dividends (unaudited).................   --        --        --        (47)         (47)
                                                         -----      ----   -------   -------      -------
Balance as of September 30, 1997 (unaudited)............ $   3      $ 61   $17,293   $39,794      $57,151
                                                         =====      ====   =======   =======      =======

                See Notes to Consolidated Financial Statements.

                          WHG RESORTS & CASINOS INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRESENTATION AND COMPANY OPERATIONS

 Basis of Presentation

  WHG Resorts & Casinos Inc. ("WHG") was formerly known as WMS Hotel Corporation. Prior to the April 21, 1997 spin-off, WHG was a wholly owned subsidiary of Williams Hotel Corporation ("WHC"). WHC was a wholly-owned subsidiary of WMS Industries Inc. ("WMS"). WMS merged WHC, just prior to the April 21, 1997 spin-off, into WHG at which time the predecessor financial statements of WHC appearing herein became the financial statements of WHG.

  The consolidated financial statements of WHG reflect results of operations, cash flows, financial position and changes in stockholders' equity and have been prepared using the historical basis in the assets and liabilities and historical results of operations of WHG and subsidiaries and affiliates.

  The pro forma information reflecting income taxes on a separate return basis (unaudited), included with the consolidated statements of operations, reflects the provision for income taxes without the tax benefits allocated to WHG from WMS for utilization of partnership losses in the WMS consolidated Federal income tax return, see Note 6--Income Taxes. WHG during the periods presented did not have income subject to Federal income tax that could have been included in its consolidated Federal income tax return or in the separate tax returns of certain of its subsidiaries along with the partnership losses to be able to realize the tax benefits.

 Company Operations

  WHG through its subsidiaries and affiliates owns, operates and manages two of the leading hotels and casinos located in San Juan, Puerto Rico, and through a second affiliate, the El Conquistador Resort & Country Club, a destination resort complex in Las Croabas, Puerto Rico. WHG's holdings include: a 100% interest in Posadas de Puerto Rico Associates, Incorporated, the owner of the Condado Plaza Hotel & Casino ("Condado Plaza"); a 50% interest in Posadas de San Juan Associates, a partnership which owns the El San Juan Hotel & Casino ("El San Juan"); a 23.3% indirect interest in El Conquistador Partnership L.P. which owns the El Conquistador Resort & Country Club; and a 62% interest in Williams Hospitality Group Inc. ("WHGI"), the management company for the above properties.

  WHG was a wholly owned subsidiary of WMS prior to April 21, 1997. On April 21, 1997 WMS distributed 100% of the outstanding voting common stock of WHG to WMS's stockholders, thereby creating a new independent public corporation.

  The consolidated interim financial statements as of and for the three months ended September 30, 1997 and 1996 included herein are unaudited. Such information reflects all adjustments consisting solely of normal recurring adjustments, which are in the opinion of management necessary for a fair presentation of the consolidated balance sheet as of September 30, 1997 and the consolidated results of operations and cash flows for the three months ended September 30, 1997 and 1996. Due to the seasonality of the businesses, the reported results are not necessarily indicative of those expected for the entire year. Certain information and disclosures normally included in annual financial statements in accordance with generally accepted accounting principles have been excluded or omitted in presentation of the consolidated interim financial statements.




NOTE 2: PRINCIPAL ACCOUNTING POLICIES

 Consolidation Policy

  The consolidated financial statements include the accounts of WHG and its majority-owned subsidiaries (the "Company"). All significant intercompany accounts and transactions have been eliminated. Investments in companies that are 20% to 50% owned are accounted for by the equity method. WHG records its equity in the results of operations of El Conquistador Partnership L.P., based on that partnership's fiscal year end of March 31.

 Use of Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the period reported. Actual results could differ from those estimates.

                          WHG RESORTS & CASINOS INC.

 Cash and Cash Equivalents

  All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

 Inventories

  Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (determined by the first-in, first-out method) or market.

 Property and Equiptment

  Property and equipment are stated at cost and depreciated by the straight-line method over their estimated useful lives.

 Excess of Purchase Cost Over Amount Assigned to Net Assets Acquired
(Goodwill)

  Goodwill arising from acquisitions is being amortized by the straight-line method over 20 to 40 years.

 Casino Revenues

  Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

 Casino Promotional Allowances

  Casino promotional allowances represent the retail value of complimentary food, beverages and hotel services furnished to patrons, commissions and transportation costs.

 Advertising Expense

  The cost of advertising is charged to earnings as incurred and for fiscal 1997, 1996 and 1995 was $809,000, $988,000 and $1,103,000, respectively.

NOTE 3: ACQUISITIONS

  In July 1994, the Company acquired 5% of Williams Hospitality increasing its interest from 57% to 62%. In July 1994, the Company acquired 2.5% of Posadas de Puerto Rico Associates, Incorporated increasing its interest from 92.5% to 95%. In April 1997, the Company acquired the remaining 5% of Posadas de Puerto Rico Associates, Incorporated increasing its interest from 95% to 100%.


NOTE 4: INVESTMENTS IN NONCONSOLIDATED AFFILIATES

  Investments in nonconsolidated affiliates consist of a 50% interest in Posadas de San Juan Associates, a partnership ("PSJA") and a 23.3% indirect interest in El Conquistador Partnership L.P. ("El Conquistador") through a 46.5% interest in WKA El Con Associates, a partnership ("WKA El Con").

                          WHG RESORTS & CASINOS INC.

  Current receivables from nonconsolidated affiliates at June 30 were:

                                                               1997      1996
                                                             --------  --------
                                                              (IN THOUSANDS)
     PSJA................................................... $    252  $     61
     WKA El Con.............................................       85        64
     El Conquistador........................................      768       483
                                                             --------  --------
                                                             $  1,105  $    608
                                                             ========  ========

  Investments in and noncurrent receivables and advances to nonconsolidated affiliates at June 30 were:

                                                               1997      1996
                                                             --------  --------
                                                              (IN THOUSANDS)
     Investments:
       PSJA................................................. $ (6,690) $ (7,678)
       WKA El Con...........................................   (2,813)     (612)
     Receivables and advances:
       PSJA.................................................   25,541    23,148
       WKA El Con...........................................    5,062     4,556
       El Conquistador......................................    9,503     7,712
                                                             --------  --------
                                                             $ 30,603  $ 27,126
                                                             ========  ========

  PSJA operates as a partnership, therefore, 50% of its accumulated deficit is recorded as an investment. Summarized financial data for PSJA's financial position at June 30, 1997 and 1996 and PSJA's results of operations for fiscal 1997, 1996 and 1995 and the three months ended September 30, 1997 and 1996 were:

                                    SEPTEMER 30,  SEPTEMBER 30,
                                       1997          1996       JUNE 30, 1997 JUNE 30, 1996 JUNE 30, 1995
                                    -----------   ------------   ------------ ------------- -------------
                                          (IN THOUSANDS)                     (IN THOUSANDS)
                                           (UNAUDITED)
   Current assets...................  $    --            --       $  8,133      $  6,558           --
   Noncurrent assets................       --            --         35,804        35,198           --
   Total assets.....................       --            --         43,937        41,756           --
   Payable to affiliates............       --            --            237            61           --
   Other current liabilities........       --            --         10,659        10,101           --
   Total current liabilities........       --            --         10,896        10,162           --
   Noncurrent payable to
    affiliates......................       --            --         25,591        23,148           --
   Other noncurrent liabilities.....       --            --         20,831        23,803           --
   Total noncurrent liabilities.....       --            --         46,422        46,951           --
   Partners' capital deficiency.....       --            --        (13,381)      (15,357)          --
   Total liabilities and partners'
    capital deficiency..............       --            --         43,937        41,756           --
   Revenues.........................  $ 10,944         9,600        51,732        50,124      $ 51,797
   Management fees and interest
    payable to WHGI.................       955           836         5,325         4,738         4,691
   Other costs and expenses.........    10,927        10,472        44,431        46,746        49,507
   Net income (loss)................  $   (938)    $  (1,708)     $  1,976      $ (1,360)     $ (2,401)

                          WHG RESORTS & CASINOS INC.

  The Company has a 46.5% interest in WKA El Con which has a 50% interest in El Conquistador. Summarized financial data for WKA El Con's financial position at June 30, 1997 and 1996 and WKA El Con's results of operations for fiscal 1997, 1996 and 1995 and the three months ended September 30, 1997 and 1996 were:

                                      SEPTEMBER 30,  SEPTEMBER 30,
                                          1997           1996     JUNE 30, 1997  JUNE 30, 1996  JUNE 30, 1995
                                      ------------  ------------- -------------  -------------  -------------
                                            (IN THOUSANDS)                       (IN THOUSANDS)
                                              (UNAUDITED)
   Loans receivable from El
    Conquistador....................         --            --         $ 18,343      $ 16,116           --
   Investment in El Conquistador,
    net.............................         --            --          (12,464)       (7,763)          --
   Other assets, net................         --            --            2,384         3,566           --
   Total assets.....................         --            --            8,263        11,919           --
   Current payable to WHGI..........         --            --               85            64           --
   Long-term note payable including
    interest........................         --            --            5,527         5,197           --
   Long-term notes payable to
    partners including interest.....         --            --           10,475         9,791           --
   Partners' (capital deficiency)...         --            --           (7,824)       (3,133)          --
   Total liabilities and partners'
    capital deficiency..............         --            --            8,263        11,919           --
   Net operating income (loss)......       $  5         $ (11)              10          (178)     $   (356)
   Equity in net loss of El
    Conquistador to March 31 for
     fiscal years and to June 30 for
     the three months ended
     September 30..................      (1,168)         (922)          (4,701)       (6,120)      (13,739)
   Equity in income of Las Casitas..         --           --               --            313         1,627
   Net (loss).......................    $(1,163)        $(933)        $ (4,691)     $ (5,985)     $(12,468)

  The WKA El Con's long-term note payable is collateralized by a pledge of a second mortgage on land owned by the Company that cost $3,761,000 and a WMS guarantee of $1,000,000 as to which WHG will indemnify WMS in the event of any payments made on the guarantee. The other partners of WKA El Con have pledged cash and a portion of their interest in WHGI stock, in proportion to their interests in WKA El Con, to WHG to be used in the event the guarantee is drawn on.

  El Conquistador is a destination resort and casino which began operations in November 1993. Summarized financial data for El Conquistador's financial position at March 31, 1997 and 1996 (the partnership's fiscal year end) and El Conquistador's results of operations for fiscal years ended March 31, 1997, 1996 and 1995 and the three months ended June 30, 1997 and 1996 were:

                                      JUNE 30,        JUNE 30,
                                        1997            1996       MARCH 31, 1997 MARCH 31, 1996 MARCH 31, 1995
                                    ------------    -------------  -------------- -------------- -------------
                                            (IN THOUSANDS)                        (IN THOUSANDS)
                                             (UNAUDITED)
   Current assets................          --            --          $ 13,618       $ 11,823            --
   Land, building and equipment,
    net..........................          --            --           185,552        190,463            --
   Deferred debt issuance and
    pre-opening costs, net.......          --            --             5,841          8,587            --
   Other assets..................          --            --               419            818            --
   Total assets..................          --            --           205,430        211,691            --
   Current liabilities...........          --            --            22,829         23,281            --
   Debt due February 1, 1998.....          --            --           120,000            --             --
   Long-term debt................          --            --            26,660        149,324            --
   Long-term due to partners and           --            --
    affiliates...................          --            --            48,869         42,611            --
   Partners' (capital
    deficiency)..................          --            --           (12,928)        (3,525)           --
   Total liabilities and capital
    deficiency...................          --            --           205,430        211,691            --
   Revenues......................    $  24,438     $  23,995           92,958         89,214       $ 84,743
   Management fees and interest
    payable to WHGI..............        1,529         1,503            6,282          5,820          3,874
   Interest payable to partners..          611           702            2,498          2,598          1,898
   Other costs and expenses......       22,326        21,358           84,434         82,538         95,324
   Depreciation and
    amortization.................        2,307         2,276            9,147         10,499         11,124
   Net (loss)....................    $  (2,335)    $  (1,844)        $ (9,403)      $(12,241)      $(27,477)

                          WHG RESORTS & CASINOS INC.

  At March 31, 1997 WHGI has provided guarantees amounting to $2,170,000 in connection with leasing and other financing transactions of El Conquistador.

  Debt of the El Conquistador of $120,000,000 is collateralized by a letter of credit which terminates on March 9, 1998. Under the terms of the loan agreement, such debt is required to be repaid on February 1, 1998 in the event the letter of credit is not renewed or replaced prior to November 9, 1997. El Conquistador has engaged investment advisors to investigate obtaining an alternative letter of credit or financing arrangement. If such an alternative is not found, the Company's investment in, receivables from, advances to and potential payments on guarantees for El Conquistador totaling $18,463,000 at June 30, 1997 may not be recoverable. In the event this amount is not recovered the 38% minority interest in WHGI would absorb approximately $5,900,000 of the charge. WHGI would also incur a loss of future management fees from El Conquistador. For the years ended June 30, 1997, 1996 and 1995, the Company accrued approximately $5,650,000, $5,395,000 and $3,704,000, respectively, in management fee revenue from El Conquistador. The Company also recorded equity in losses of El Conquistador of $2,188,000, $2,786,000 and $5,803,000 in the years ending June 30, 1997, 1996 and 1995, respectively.

  Consolidated retained earnings of the Company at June 30, 1997 is reduced by $23,262,000 for the Company's ownership percentage in the accumulated deficit of PSJA and WKA El Con which are accounted for under the equity method.

  Interest earned by the Company from all the nonconsolidated affiliates for the years ended June 30, 1997, 1996 and 1995 was $1,823,000, $1,650,000 and
$1,373,000, respectively.

NOTE 5: PROPERTY AND EQUIPMENT

  At June 30 net property and equipment were:

                                                               1997      1996
                                                             --------  --------
                                                              (IN THOUSANDS)
     Land................................................... $  7,535  $  7,535
     Buildings and improvements.............................   47,865    45,294
     Furniture, fixtures and equipment......................   31,975    30,473
                                                             --------  --------
                                                               87,375    83,302
     Less accumulated depreciation..........................  (43,514)  (38,383)
                                                             --------  --------
     Net property and equipment............................. $ 43,861  $ 44,919
                                                             ========  ========

NOTE 6: INCOME TAXES

  The Company's two operating subsidiaries and two nonconsolidated affiliates operate under the provisions of the Puerto Rico Tourism Incentives Act of 1993 which provides a ten-year incentive grant which may be extended for ten years. Major benefits include a 90% exemption from income taxes on income deemed to be derived from tourism operations. The grant also provides a 90% exemption from municipal real and personal property taxes. Income deemed to be derived from casino operations are not covered by the grant.

  The two operating subsidiaries, the Condado Plaza and WHGI elect to file income tax returns under Section 936 of the United States Internal Revenue Code which provides for total or, after 1994, partial exemption from Federal income taxes on income from sources within Puerto Rico if certain conditions are met. The portion of taxes that can be exempt under Section 936 is determined by the calculation of certain limits prescribed by Section 936. These limits are either based on certain costs and expenses ("economic activity method") or a fixed

                          WHG RESORTS & CASINOS INC.

percentage as prescribed in Section 936 ("percentage limitation method"). Corporations that operate under Section 936 cannot be members of a consolidated Federal income tax return. The tax exemption under Section 936 generally decreases each year until the benefits terminate in 2005.

  The Condado Plaza elected the economic activity method which results in a 100% exemption from Federal income taxes. WHGI elected the percentage limitation method which resulted in a Federal tax provision of $2,793,000 in fiscal 1997, $1,741,000 in fiscal 1996 and $1,149,000 in fiscal 1995.

  Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income taxes in the consolidated Federal income tax return of WMS and allocated to the Company through April 22, 1997.

  Significant components of the Company's deferred tax assets and liabilities at June 30 were:

                                                               1997     1996
                                                              -------  -------
                                                              (IN THOUSANDS)
     Deferred tax liabilities resulting from:
     Tax over book deductions of WKA El Con.................. $(1,033) $  (686)
     Tax over book deductions of PSJA........................  (1,605)  (1,605)

                                                              -------  -------
     Deferred tax liability.................................. $(2,638) $(2,291)
                                                              =======  =======

  The Company's provision for income taxes was calculated on a historical basis. WHG and certain of its subsidiaries were members of the WMS consolidated Federal income tax return since their inception until April 21, 1997, the effective date of the spin off. Accordingly, losses for Federal income tax purposes which were primarily generated by the Company's equity in loss of nonconsolidated affiliates in the form of partnership losses were utilized by WMS in its consolidated tax return and resulted in tax benefits. The Company received the tax benefits of $428,000, $4,139,000 and $510,000 for usage of such losses during the years ended June 30, 1997, 1996 and 1995, respectively.

  Significant components of the (provision) credit for income taxes for the years ended June 30, 1997, 1996 and 1995 were:

                                                     1997     1996     1995
                                                    -------  -------  -------
                                                        (IN THOUSANDS)
   Current:
    Federal:
     Certain Puerto Rico corporate income subject
      to federal tax............................... $(2,793) $(1,741) $(1,149)
     U.S. subsidiaries--primarily partnership
      losses of nonconsolidated affiliates.........     428    4,139      510
                                                    -------  -------  -------
       Total federal...............................  (2,365)   2,398     (639)
    Puerto Rico....................................    (685)    (804)    (753)
                                                    -------  -------  -------
       Total current (provision) credit............  (3,050)   1,594   (1,392)
   Deferred--federal, primarily from book to tax
    differences on partnership losses..............    (347)  (3,239)   1,626
                                                    -------  -------  -------
   (Provision) credit for income taxes............. $(3,397) $(1,645) $   234
                                                    =======  =======  =======

                          WHG RESORTS & CASINOS INC.

  For financial reporting purposes, income (loss) before income tax credit (provision) and minority interests is comprised of the following components for the years ended June 30:

                                                     1997     1996     1995
                                                    -------  -------  -------
                                                        (IN THOUSANDS)
   Income (loss) before income tax credit
    (provision) and minority interests:
     Puerto Rico corporate income.................. $16,908  $11,487  $ 5,652
     U.S. subsidiaries--primarily partnership
      losses of nonconsolidated affiliates.........  (1,948)  (3,253)  (6,783)
                                                    -------  -------  -------
                                                    $14,960  $ 8,234  $(1,131)
                                                    =======  =======  =======

  The provision (credit) for income taxes differs from the amount computed using the statutory federal income tax rate as follows for the years ended June 30:

                                                     1997     1996     1995
                                                    -------  -------  -------
                                                        (IN THOUSANDS)
   Statutory federal income tax at 35%............. $ 5,236  $ 2,882  $  (395)
   Puerto Rico corporate loss resulting in no tax
    benefit........................................     --       199    1,525
   Puerto Rico corporate income taxed at lower
    rates..........................................  (2,180)  (1,671)  (1,602)
   Other, net......................................     341      235      238
                                                    -------  -------  -------
                                                    $ 3,397  $ 1,645  $  (234)
                                                    =======  =======  =======

  Undistributed earnings of the Puerto Rico subsidiaries that operate as
Section 936 corporations under Federal income tax regulations were approximately $41,800,000 at June 30, 1997. Those earnings are considered indefinitely reinvested and, accordingly, no provision for income or toll gate taxes has been provided thereon. Upon distribution of those earnings in the form of dividends, the Company would be subject to U.S. income tax of approximately $2,300,000 and toll gate withholding taxes of approximately $750,000.

  WHG and WMS have entered into a tax sharing agreement that provides for the rights and obligations of each company regarding deficiencies and refunds, if any, relating to Federal and Puerto Rico income taxes for tax years up to and including fiscal 1997.

  During fiscal 1997, 1996 and 1995 income taxes paid to taxing authorities were $2,728,000, $2,289,000 and $1,549,000, respectively.

NOTE 7: NOTES PAYABLE AND LONG-TERM DEBT

  The Condado Plaza has a $2,000,000 bank line of credit which is payable on demand with interest at the prime rate plus 1 percentage point, 9.5% and 9.25% at June 30, 1997 and 1996, respectively. Borrowings under the line were $1,000,000 on June 30, 1997 and $2,000,000 on June 30, 1996. The line of credit is collateralized by a mortgage on the Condado Plaza property and accounts receivable.

                          WHG RESORTS & CASINOS INC.

  Long-term debt at June 30 was:

                                                             1997     1996
                                                            -------  -------
                                                            (IN THOUSANDS)
     Condado Plaza mortgage note, due in increasing semi-
      annual amounts through 1999, 12%..................... $21,900  $24,150
     Other.................................................   1,649    2,704
                                                            -------  -------
                                                             23,549   26,854
     Less current maturities...............................  (3,681)  (3,299)
                                                            -------  -------
                                                            $19,868  $23,555
                                                            =======  =======

  Scheduled payments by fiscal year on long-term debt are as follows:
$3,681,000 in 1998 and $19,868,000 in 1999.

  The amount of interest paid during fiscal 1997, 1996 and 1995 was $3,255,000, $3,679,000 and $4,306,000, respectively.

NOTE 8: AUTHORIZED SHARES

  At June 30, 1997 the authorized common stock of WHG consists of 12,000,000 shares of $.01 par value of which 6,050,200 shares were issued and outstanding. The Company's capital structure at June 30, 1997 also consists of 3,000,000 shares of Class A non-voting common stock of which none are outstanding. The Company also has 2,000,000 shares of authorized preferred stock, none were issued at June 30, 1997. The preferred stock will be issuable in series, and the relative rights and preferences and the number of shares in each series are established by the Board of Directors. At June 30, 1997, 300,000 shares of the Preferred Stock were designated as Series B Preferred Stock and reserved for issuance. See Note 16. At June 30, 1996 the capital structure consisted of 1,000 shares of no par value common stock of which 100 were issued and outstanding.

NOTE 9: STOCK OPTION PLAN

  The Company's stock option plan allows for the grant of both incentive stock options and nonqualified options on shares of voting common stock through the year 2007. The stock option plan allows for the grant of options on 900,000 shares of common stock to officers, directors, employees and under certain conditions to consultants and advisers to the Company and its subsidiaries. The stock option committee has the authority to fix the terms and conditions upon which each option is granted, but in no event shall the term exceed ten years or be granted at less than 100% of the fair market value of the stock at the date of grant in the case of incentive stock options and 85% of the fair market value of the stock on the date of grant in the case of non-qualified stock options.

  The Company accounts for stock options for purposes of determining net income in accordance with APB Opinion No. 25 "Accounting for Stock Issued to Employees." SFAS No. 123 regarding stock option plans permits the use of APB No. 25 but requires the inclusion of certain pro forma disclosures in the footnotes.

  If the Company had adopted the expensing provisions of SFAs No. 125 the Company's pro forma net income for fiscal 1997 would have been $5,876,000. Pro forma primary and fully diluted earnings per share for fiscal 1997 would have been $0.97 and $0.96, respectively. There is no effect on reported amounts for fiscal 1996, since the options were not granted until fiscal 1997.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants, all of which were in 1997: dividend yield 0%; expected volatility 32%; risk free interest rates of 6.2%; and expected lives of four years.

                          WHG RESORTS & CASINOS INC.

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

  During fiscal 1997, there were 898,000 options granted, all of which were outstanding on June 30, 1997 and have a weighted average exercise price of $8.49, a weighted average fair market value of $2.94, a weighted average contractual life of 9.8 years and exercise prices that range from $8.38 to $11.00. At June 30, 1997, 472,000 options are exercisable with a weighted average exercise price of $8.38.

NOTE 10: CONCENTRATION OF CREDIT AND MARKET RISK AND FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

  Financial instruments which potentially subject the Company to concentrations of credit and market risk consist primarily of cash equivalents and accounts receivable. By policy, the Company places its cash equivalents only in high credit quality securities and limits the amounts invested in any one security. At June 30, 1997, accounts receivable are from hotel and casino guests and travel agents located throughout North America and Latin America and because of the number and geographic distribution, concentration is limited.

  The estimated fair value of financial instruments at June 30, 1997 has been determined by the Company, using available market information and valuation methodologies considered to be appropriate. The amounts reported for cash equivalents and current notes payable are considered to be a reasonable estimate of their fair value.

  At June 30, 1997, the $21,900,000 Condado Plaza 12% mortgage note payable is estimated to have a fair value of $22,781,000 using discounted cash flow analysis based on an estimated interest rate of 8.25%. The mortgage note is subject to a substantial prepayment penalty based on interest rate differentials plus a fixed percentage.

NOTE 11: LEASE COMMITMENTS

  Operating leases relate principally to hotel facilities and equipment. A portion of the Condado Plaza hotel facilities are leased from a partnership owned by a former minority shareholder of the Condado Plaza. The former minority shareholder lease extends through 2008 at an annual rent of $684,000 through September 30, 1998 with periodic escalations thereafter to an annual rent of $827,000 in 2004. Rent expense for fiscal 1997, 1996 and 1995 was $760,000, $1,027,000 and $1,077,000, respectively (including $684,000, paid in each fiscal 1997, 1996 and 1995, under the former minority shareholder lease at the Condado Plaza). Total net future lease commitments for minimum rentals at June 30, 1998, 1999, 2000, 2001, 2002 and thereafter are $718,000,
$769,000, $786,000, $786,000, $786,000 and $1,490,000, respectively.

                          WHG RESORTS & CASINOS INC.

NOTE 12: TRANSACTIONS WITH WMS

  The Company's two operating subsidiaries and two nonconsolidated affiliates have each provided for its off-season cash needs through its own operating cash and from individual short-term note arrangements. Plant and equipment additions at each property have also generally been provided by its own cash from operations or third party financing. Cash advances from WMS, for the periods reported, have been used for investment purposes. A summary of advances and repayments between WMS and the Company prior to the April 21, 1997 spin-off for the years ended June 30, 1997, 1996 and 1995 were:

                                                       1997    1996     1995
                                                      ------  -------  ------
                                                         (IN THOUSANDS)
   Advances from (repayments to) WMS by use or
    source:
    Purchase of additional shares in subsidiaries.... $  --   $   --   $3,738
    Investment in and advances to (repayments from)
     WKA El Con......................................    --      (546)    157
    Cash primarily generated from Williams
     Hospitality dividends...........................    --    (1,590)   (260)
    Cash received from WMS for cumulative tax
     benefits........................................  4,357      --      --
    Other, net.......................................    409      --      --
    Income tax benefits from partnership losses
     utilized by WMS-- see Note 6....................   (493)  (4,139)   (510)
                                                      ------  -------  ------
                                                      $4,273  $(6,275) $3,125
                                                      ======  =======  ======

  During fiscal 1995 the Condado Plaza sold to WMS 50 shares of 8% non-voting preferred stock with a liquidation preference of $50,000 per share for $2,500,000 bringing the total of such preferred stock held by WMS to 150 shares and $7,500,000 at June 30, 1995. During fiscal 1996 the Condado Plaza redeemed 68 of those preferred shares at $50,000 per share for $3,400,000. During fiscal 1997 the remaining 82 preferred shares were contributed to the capital of WHG. In April 1997, the Condado Plaza redeemed 41 of those preferred shares at $50,000 per share for $2,050,000. Subsequent to June 30, 1997 (July and August 1997), an additional 24 shares were redeemed at $50,000 per share for $1,200,000.

   During fiscal 1997 WMS contributed the following to the capital of
    WHG (in thousands):
    Net, intercompany payable to WMS.................................  $ 4,764
    Cash contribution................................................    1,643
    82 preferred shares of PPRA, liquidation preference of $50,000...    4,100
                                                                       -------
    Total contribution...............................................  $10,507
                                                                       =======

NOTE 13: PENSION PLAN

  Certain subsidiaries are required to make contributions on behalf of unionized employees to defray part of the costs of the multi-employer pension plans established by their respective labor unions. Such contributions are computed using a fixed charge per employee. Contributions to the plans for fiscal 1997, 1996 and 1995 were $377,000, $340,000 and $352,000, respectively.

                          WHG RESORTS & CASINOS INC.

NOTE 14: QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

  Summarized quarterly financial information for fiscal 1997 and 1996 are as follows, in thousands except per share amounts:

                             SEPTEMBER 30, DECEMBER 31, MARCH 31,    JUNE 30,
                                 1996          1996        1997        1997
                             ------------- ------------ ----------  ----------
Fiscal 1997 Quarters:
 Revenues...................  $   12,879    $   17,175  $   21,592  $   17,988
                              ==========    ==========  ==========  ==========
 Operating income...........  $      790    $    4,312  $    8,115  $    3,870
 Interest expense, net......        (301)         (282)       (263)        (85)
 Equity in income (loss) of
  nonconsolidated
  affiliates................      (1,289)       (1,739)        633       1,199
 Credit (provision) for
  income taxes..............          89          (313)     (2,078)     (1,095)
 Minority interests.........        (421)         (841)     (1,670)     (1,068)
 Dividend on preferred stock
  of subsidiary.............         (82)          (82)        (82)        --
                              ----------    ----------  ----------  ----------
 Net income (loss)..........  $   (1,214)   $    1,055  $    4,655  $    2,821
                              ==========    ==========  ==========  ==========
 Primary earnings per
  share.....................  $     (.20)   $     (.17) $      .77  $      .46
                              ==========    ==========  ==========  ==========
 Shares used in
  calculation...............   6,050,200     6,050,200   6,050,200   6,195,774
                              ==========    ==========  ==========  ==========
 Fully diluted earnings per
  share.....................  $     (.20)   $     (.17) $      .77  $      .45
                              ==========    ==========  ==========  ==========
 Shares used in
  calculation...............   6,050,200     6,050,200   6,050,200   6,247,241
                              ==========    ==========  ==========  ==========
 Pro forma net income (loss)
  reflecting income taxes on
  a separate return basis...  $   (1,675)   $      435  $    5,121  $    3,355
                              ==========    ==========  ==========  ==========
                             SEPTEMBER 30, DECEMBER 31, MARCH 31,    JUNE 30,
                                 1995          1995        1996        1996
                             ------------- ------------ ----------  ----------
Fiscal 1996 Quarters:
 Revenues...................  $   13,404    $   17,452  $   21,450  $   16,388
                              ==========    ==========  ==========  ==========
 Operating income (loss)....  $     (226)   $    4,069  $    7,248  $    2,467
 Interest expense, net......        (560)         (493)       (395)       (411)
 Equity in income (loss) of
  nonconsolidated
  affiliates................      (2,087)       (1,510)       (318)        450
 Credit (provision) for
  income taxes..............         448          (153)     (1,005)       (935)
 Minority interests.........        (298)         (896)     (1,585)       (857)
 Dividend on preferred stock
  of subsidiary.............        (150)         (146)       (126)        (94)
                              ----------    ----------  ----------  ----------
 Net income (loss)..........  $   (2,873)   $      871  $    3,819  $      620
                              ==========    ==========  ==========  ==========
 Earnings per share.........  $     (.47)   $      .14  $      .63  $      .10
                              ==========    ==========  ==========  ==========
 Shares used................   6,050,200     6,050,200   6,050,200   6,050,200
                              ==========    ==========  ==========  ==========
 Pro forma net income (loss)
  reflecting income taxes on
  a separate return basis...  $   (3,623)   $      361  $    3,713  $    1,086
                              ==========    ==========  ==========  ==========

  For pro forma net income (loss), see Note 1--Basis of Presentation.

                          WHG RESORTS & CASINOS INC.

NOTE 15: SEGMENT INFORMATION

  The Company's operations are conducted through two industry segments: the operation of the Condado Plaza and the management of hotels/casinos. Industry segment information for the fiscal years ended June 30 follows:

                                                    1997      1996      1995
                                                  --------  --------  --------
                                                        (IN THOUSANDS)
   Revenues
   Condado Plaza................................  $ 55,697  $ 55,322  $ 57,530
    WHGI........................................    18,227    16,939    17,350
    Intersegment revenues elimination--WHGI fees
     charged to Condado Plaza...................    (4,290)   (3,567)   (4,002)
                                                  --------  --------  --------
      Total revenues............................  $ 69,634  $ 68,694  $ 70,878
                                                  ========  ========  ========
   Operating income (loss)
    Condado Plaza...............................  $  6,348  $  2,830  $ (1,465)
    WHGI........................................    11,923    10,837     9,174
    General corporate administrative expenses...    (1,184)     (109)      (85)
                                                  --------  --------  --------
      Total operating income....................  $ 17,087  $ 13,558  $  7,624
                                                  ========  ========  ========
   Identifiable assets
    Condado Plaza...............................  $ 55,385  $ 53,323  $ 57,879
    WHGI........................................    15,086    18,582    17,737
    General investment and corporate............    15,294     5,095     5,994
    Investments in, receivables and advances to
     nonconsolidated affiliates.................    31,708    27,734    29,696
                                                  --------  --------  --------
      Total identifiable assets.................  $117,473  $104,734  $111,306
                                                  ========  ========  ========
   Depreciation of property and equipment
    Condado Plaza...............................  $  4,227  $  4,120  $  4,656
    WHGI........................................       777       769       681
                                                  --------  --------  --------
      Total depreciation of property and
       equipment................................  $  5,004  $  4,889  $  5,337
                                                  ========  ========  ========
   Capital expenditures
    Condado Plaza...............................  $  3,181  $  1,078  $  2,030
    WHGI........................................        41        71        36
                                                  --------  --------  --------
      Total capital expenditures................  $  3,222  $  1,149  $  2,066
                                                  ========  ========  ========

NOTE 16: CONTINGENT LIABILITIES

  The Company is involved in various disputes arising in the ordinary course of business, which may result in litigation. Management expects no material adverse effect on the Company's financial condition as a result of these matters.

NOTE 17: SALE OF PREFERRED STOCK SUBSEQUENT TO JUNE 30, 1997

  The Board of Directors exercised the put provisions of a Put Option and Call Option Agreement that was established on April 21, 1997 which resulted in the Chairman of the Board purchasing on July 31, 1997, 300,000 shares of Series B Preferred Stock for $3,000,000 in cash. Each share of Series B Preferred Stock has 5 votes

                          WHG RESORTS & CASINOS INC.

per share voting collectively with the common stockholders and a liquidation preference of $10.00 per share plus accrued dividends, has a quarterly dividend equal to the prime rate plus one half percent calculated on the liquidation preference and the holder has a redemption right after three years or earlier in the event of two unpaid quarterly dividends. The holder of the Series B Preferred Stock can convert into shares of common stock. The conversion price is $9.00, which is the lower of the closing price of the voting common stock on its first day of official trading ($9.00) and the closing price in the New York Stock Exchange at the close of business on the business day immediately prior to the date of issuance of the Preferred Stock ($12.50).

NOTE 18: PROPOSED ACQUISITION SUBSEQUENT TO JUNE 30, 1997

  On September 17, 1997, the Company executed an asset purchase agreement to acquire an existing 127 room Hotel and related land next to the Condado Plaza for $9,600,000, subject to certain terms and conditions, including satisfactory due diligence. If the agreement is finalized, the Company intends to finance the purchase price through long term financing and the use of excess cash currently available.

                                  SCHEDULE II

                           WHG RESORTS & CASINOS INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995

        COLUMN A           COLUMN B         COLUMN C          COLUMN D    COLUMN E
        --------         ------------ --------------------- ------------ ----------
                          BALANCE AT  CHARGED TO CHARGED TO DEDUCTIONS-- BALANCE AT
                         BEGINNING OF COSTS AND    OTHER      AMOUNTS      END OF
      DESCRIPTION           PERIOD     EXPENSES   ACCOUNTS  WRITTEN OFF    PERIOD
      -----------        ------------ ---------- ---------- ------------ ----------
Allowance for
 receivables:
  1997..................   $474,000   $  366,000    $--      $  191,000   $649,000
                           ========   ==========    ====     ==========   ========
  1996..................   $399,000   $1,457,000    $--      $1,382,000   $474,000
                           ========   ==========    ====     ==========   ========
  1995..................   $755,000   $1,842,000    $--      $2,198,000   $399,000
                           ========   ==========    ====     ==========   ========
Unrealized holding loss
 on noncurrent
 marketable equity
 securities:
  1997..................   $    --    $      --     $--      $      --    $    --
                           ========   ==========    ====     ==========   ========
  1996..................   $    --    $      --     $--      $      --    $    --
                           ========   ==========    ====     ==========   ========
  1995..................   $    --    $      --     $--      $      --    $    --
                           ========   ==========    ====     ==========   ========

--------
(1) Included as a direct reduction of stockholders' equity.

                        REPORT OF INDEPENDENT AUDITORS

The Partners
Posadas de San Juan Associates

  We have audited the accompanying balance sheets of Posadas de San Juan Associates as of June 30, 1997 and 1996, and the related statements of operations and deficit, and cash flows for each of the three years in the period ended June 30, 1997. Our audits also included the financial statement schedule of valuation and qualifying accounts for each of the three years in the period ended June 30, 1997. These financial statements and schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Posadas de San Juan Associates at June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                           /s/ Ernst & Young LLP

San Juan, Puerto Rico
August 7, 1997

                         POSADAS DE SAN JUAN ASSOCIATES

                                 BALANCE SHEETS

                                                    SEPTEMBER 30,          JUNE 30,
                                                    ------------   ------------------------
                                                         1997         1997         1996
                                                    ------------   -----------  -----------
                                                      (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.......................... $ 2,787,000  $ 2,681,100  $ 2,443,700
  Trade accounts receivable, less allowance for
   doubtful accounts of $606,300 and $357,100
   at June 30, 1997 and 1996, respectively, and
   $947,300 at September 30, 1997....................   3,697,600    3,692,000    2,370,700
  Inventories........................................     893,800      969,500      906,400
  Prepaid expenses...................................     534,300      790,300      837,100
                                                      -----------  -----------  -----------
    Total current assets.............................   7,912,700    8,132,900    6,557,900
Land, building and equipment:
  Land...............................................   3,300,000    3,300,000    3,300,000
  Building...........................................  14,350,700   14,350,700   14,350,700
  Building improvements..............................  14,533,900   14,285,400   12,439,600
  Furniture, fixtures and equipment..................  36,234,900   36,114,600   33,814,000
  Construction in progress...........................     658,200      113,400          --
                                                      ----------   -----------  -----------
                                                       69,077,700   68,164,100   63,904,300
  Less accumulated depreciation......................  34,203,200   33,353,000   30,080,700
                                                      ----------   -----------  -----------
                                                       34,874,500   34,811,100   33,823,600
Operating equipment, net.............................     434,300      523,000      570,700
Deferred financing costs, less accumulated
 amortization of $662,400 and $530,900 at
 June 30, 1997 and 1996, respectively,
 and $696,000 at September 30, 1997..................     368,400      402,000      533,500
Other assets.........................................     172,900       68,300      270,500
                                                      ----------   -----------  -----------
Total assets......................................... $43,762,800  $43,937,300  $41,756,200
                                                      ===========  ===========  ===========
LIABILITIES AND DEFICIENCY IN PARTNERSHIP CAPITAL
Current liabilities:
  Trade accounts payable............................. $ 4,187,400  $ 4,078,700  $ 4,039,900
  Accrued compensation and related benefits..........   1,419,900    1,376,600    1,139,300
  Other accrued liabilities..........................   2,345,100    2,032,600    1,458,700
  Due to affiliated companies........................   1,040,900      237,600       11,600
  Note payable to bank...............................         --           --       300,000
  Current portion of long-term debt..................   3,170,600    3,170,600    3,152,000
                                                      ----------   -----------  -----------
    Total current liabilities........................  12,163,900   10,896,100   10,101,500
Long-term debt, net of current portion...............  20,045,600   20,831,400   23,805,000
Due to Williams Hospitality Group Inc................  25,872,900   25,590,800   23,206,700
Deficiency in partnership capital:
  Capital contribution...............................   7,000,000    7,000,000    7,000,000
  Deficit............................................ (21,319,600) (20,381,000) (22,357,000)
                                                      ----------   -----------  -----------
Total deficiency in partnership capital.............. (14,319,600) (13,381,000) (15,357,000)
                                                      ----------   -----------  -----------
Total liabilities and deficiency in partnership
 capital............................................. $43,762,800  $43,937,300  $41,756,200
                                                      ===========  ===========  ===========

                            See accompanying notes.

                         POSADAS DE SAN JUAN ASSOCIATES

                      STATEMENTS OF OPERATIONS AND DEFICIT

                                          THREE MONTHS ENDED
                                              SEPTEMBER 30,                 YEAR ENDED JUNE 30,
                                      --------------------------  ----------------------------------------
                                          1997          1996          1997          1996          1995
                                      ------------  ------------  ------------  ------------  ------------
                                              (UNAUDITED)
Revenues:
  Rooms.............................. $  4,264,700  $  3,760,000  $ 22,588,800  $ 22,016,700  $ 21,517,300
  Food and beverage..................    2,476,300     2,370,800    13,218,000    13,424,400    12,688,200
  Casino.............................    4,917,500     3,926,700    19,582,200    18,117,600    22,575,400
  Rental and other income............      871,000       665,600     3,255,800     3,503,000     2,852,400
  Less casino promotional
   allowances........................   (1,586,000)   (1,002,400)   (6,905,300)   (6,937,900)   (7,836,300)
                                      ------------  ------------  ------------  ------------  ------------
    Net revenues.....................   10,943,500    9,720,700     51,739,500    50,123,800    51,797,000
Costs and expenses:
  Rooms..............................    1,643,500     1,493,200     6,764,600     6,891,000     6,775,000
  Food and beverage..................    1,920,000     1,900,900     9,297,400     9,506,100     9,340,600
  Casino.............................    2,524,500     2,439,200     9,729,000    10,716,800    14,027,100
  Selling, general and
   administrative....................    2,352,500     2,293,800     8,803,200     9,094,000     8,953,700
  Management and incentive management
   fees..............................      773,400       589,100     4,336,700     3,850,100     3,893,000
  Property operation, maintenance and
   energy costs......................    1,060,400     1,150,000     4,509,700     4,803,200     4,416,800
  Depreciation and amortization......      891,900       818,500     3,438,800     3,595,300     3,617,300
                                      ------------  ------------  ------------  ------------  ------------
                                        11,166,200    10,684,700    46,879,400    48,456,500    51,023,500
                                      ------------  ------------  ------------  ------------  ------------
    Income (loss) from operations....     (222,700)     (964,000)    4,860,100     1,667,300       773,500
Interest income......................          --            --            --            --          2,500
Interest expense.....................     (715,900)     (743,700)   (2,884,100)   (3,026,800)   (3,176,800)
                                      ------------  ------------  ------------  ------------  ------------
Net income (loss)....................     (938,600)   (1,707,700)    1,976,000    (1,359,500)   (2,400,800)
Deficit at beginning of year.........  (20,381,000)  (22,357,000)  (22,357,000)  (20,997,500)  (18,596,700)
                                      ------------  ------------  ------------  ------------  ------------
Deficit at end of year............... $(21,319,600) $(24,064,700) $(20,381,000) $(22,357,000) $(20,997,500)
                                      ============  ============  ============  ============  ============


                            See accompanying notes.

                         POSADAS DE SAN JUAN ASSOCIATES

                            STATEMENTS OF CASH FLOWS

                                           THREE MONTHS ENDED
                                              SEPTEMBER 30,               YEAR ENDED JUNE 30,
                                        ------------------------  -------------------------------------
                                           1997          1996        1997         1996         1995
                                        -----------  -----------  -----------  -----------  -----------
                                               (UNAUDITED)
Operating Activities
Net income (loss)......................  $ (938,600) $(1,707,700) $ 1,976,000  $(1,359,500) $(2,400,800)
Adjustments to reconcile net income
 (loss) to net cash provided by
 operating activities:
  Depreciation and amortization........     891,900      818,500    3,438,800    3,595,300    3,617,300
  Provision for losses on accounts
   receivable..........................     214,900      214,900      150,600    1,278,200    3,880,400
  Gain or sale of equipment............         --           --           --       (46,600)         --
  Changes in operating assets and
   liabilities:
   Amounts due to/from affiliated
    companies..........................   1,085,400      461,500    2,610,100    2,086,700      639,600
   Trade accounts receivable...........    (220,500)     212,600   (1,471,900)     503,900      833,200
   Inventories and prepaid expenses....     331,700      121,700      (16,400)     193,600       21,600
   Other assets........................    (112,700)    (734,500)     167,200      (10,500)    (125,600)
   Trade accounts payable, accrued
    expenses and other accrued
    liabilities........................     464,500      551,700      850,000     (990,600)  (2,493,100)
                                        -----------  -----------  -----------  -----------  -----------
    Net cash provided by operating
     activities........................   1,716,600      (61,300)   7,704,400    5,250,500    3,972,600
Investing Activities
  Proceeds from sale of equipment......         --           --           --       119,300          --
  Purchases of property and equipment..    (913,600)    (457,400)  (4,059,700)  (2,502,800)  (3,310,000)
  Purchases of operating equipment--
   net.................................      88,700       25,400       47,700       78,800      635,900
                                        -----------  -----------  -----------  -----------  -----------
    Net cash used in investing
     activities........................    (824,900)    (432,000)  (4,012,000)  (2,304,700)  (2,674,100)
Financing Activities
  Proceeds from long-term debt.........         --           --           --           --       156,200
  Proceeds from short-term borrowings..         --       300,000          --       300,000          --
  Payment of short-term borrowings.....         --           --      (300,000)         --           --
  Payments of long-term debt...........    (785,800)    (785,800)  (3,155,000)  (2,326,400)  (2,046,800)
                                        -----------  -----------  -----------  -----------  -----------
    Net cash used in financing
     activities........................    (785,800)    (485,800)  (3,455,000)  (2,026,400)  (1,890,600)
                                        -----------  -----------  -----------  -----------  -----------
Net increase (decrease) in cash and
 cash equivalents......................     105,900     (979,100)     237,400      919,400     (592,100)
Cash at beginning of year..............   2,681,100    2,443,700    2,443,700    1,524,300    2,116,400
                                        -----------  -----------  -----------  -----------  -----------
Cash and cash equivalents at end of
 year.................................. $ 2,787,000  $ 1,464,600  $ 2,681,100  $ 2,443,700  $ 1,524,300
                                        ===========  ===========  ===========  ===========  ===========
Included in cash provided by operating
 activities above:
  Interest paid........................         --           --   $ 2,887,600  $ 3,031,400  $ 3,232,500
                                        ===========  ===========  ===========  ===========  ===========

                            See accompanying notes.

                        POSADAS DE SAN JUAN ASSOCIATES

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

1. INTERIM INFORMATION (UNAUDITED)

  The interim financial statements as of and for the three months ended September 30, 1997 and 1996 included herein are unaudited. Such information reflects all adjustments, consisting solely of normal recurring adjustments, which are in the opinion of management necessary for a fair presentation of the balance sheet as of September 30, 1997 and the results of operations and cash flows for the three months ended September 30, 1997 and 1996. Due to the seasonality of the business, the reported results are not necessarily indicative of those expected for the entire year. Certain information and disclosures normally included in annual financial statements in accordance with generally accepted accounting principles have been excluded or omitted in presentation of the interim financial statements.


2. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

 Organization

  Posadas de San Juan Associates (the Partnership), is a joint venture organized under the General Partnership Laws of the State of New York, pursuant to a Joint Venture Agreement dated July 27, 1984, as amended (the Agreement). The Partnership is 50% owned by ESJ Hotel Corporation, a wholly-owned subsidiary of Posadas de Puerto Rico Associates, Incorporated (Posadas de Puerto Rico), with the remainder owned by entities owned by individual investors (collectively, the Partners). Posadas de Puerto Rico is 100% owned by WHG Resorts & Casinos Inc., a publicly-held corporation. The Partnership shall continue to exist until July 27, 2024, unless terminated earlier by mutual agreement of the Partners pursuant to the Agreement. The Agreement provides that the net profits or losses of the Partnership shall be allocated to the Partners in the same proportion as their capital contributions.

  The Partnership owns and operates the El San Juan Hotel & Casino (the "Hotel"), a luxury resort hotel and casino property in San Juan, Puerto Rico.

 Basis of Presentation

  The financial statements have been prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash Equivalents

  The Partnership considers all highly liquid investments with a maturity of three months or less when purchased as cash equivalents.

 Inventories

  Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

 Land, Building and Equipment

  Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives.

 Deferred Financing Costs

  Deferred financing costs are being amortized over the maturities of the related debt.

 Casino Revenues

  Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

                        POSADAS DE SAN JUAN ASSOCIATES

                                 JUNE 30, 1997

 Promotional Allowances

  Casino promotional allowances represent the retail value of complimentary food, beverage and hotel services furnished to patrons, commissions and transportation costs.

 Advertising Costs

  Advertising costs are charged to operations as incurred. Advertising costs for fiscal years 1997, 1996 and 1995 amounted to approximately $1,388,000, $1,394,000 and $1,299,000, respectively.

 Fair Values of Financial Instruments

  The methods and assumptions used to estimate the fair value of the different classes of financial instruments were as follows:

  Long-term debt: The carrying amount of the long-term borrowings at June 30, 1997 approximates fair value. The fair values were estimated using discounted cash flows, based on the current borrowing rates for similar types of borrowing arrangements.

3. FURNITURE, FIXTURES AND EQUIPMENT FUND

  In accordance with the terms of the Management Agreement and a certain loan agreement (see Note 6), the Partnership is required to deposit cash equal to 4% of hotel gross revenues each month into a furniture, fixtures and equipment fund.

  Williams Hospitality Group Inc. (Williams Hospitality), a hotel/casino management company that is an affiliated company, (on behalf of the Partnership) withdraws from the fund amounts required to pay the cost of replacements of, and additions to, furniture, fixtures and equipment at the Hotel. At June 30, 1997 and 1996, there were no unexpended funds available.

4. TRADE ACCOUNTS RECEIVABLE

  At June 30, 1997 and 1996 trade accounts receivable consisted of the following:

                                                             1997       1996
                                                          ---------- ----------
     Trade accounts receivable--casino................... $2,001,600 $1,045,100
     Less allowance for doubtful accounts................    516,100    266,100
                                                          ---------- ----------
                                                           1,485,500    779,000

     Trade accounts receivable--hotel....................  2,296,700  1,682,700
     Less allowance for doubtful accounts................     90,200     91,000
                                                          ---------- ----------
                                                           2,206,500  1,591,700
                                                          ---------- ----------
                                                          $3,692,000 $2,370,700
                                                          ========== ==========

  Approximately 51% and 31% of the trade accounts receivable--casino, as of June 30, 1997 and 1996, respectively, are from customers in Latin America.

                        POSADAS DE SAN JUAN ASSOCIATES

                                 JUNE 30, 1997


5. DUE TO AFFILIATED COMPANY

  Amounts due to affiliated company consist of fees earned by Williams Hospitality and other payments made by Williams Hospitality for services rendered on behalf of the Partnership. At June 30, 1997 and 1996 amounts due to an affiliated company consisted of the following:

                                                           1997        1996
                                                        ----------- -----------
     Due to Williams Hospitality--noncurrent:
       Incentive management fees....................... $11,283,400 $ 9,878,900
       Interest on incentive management fees...........   5,506,400   4,526,800
       Basic management fees...........................   8,801,000   8,801,000
                                                        ----------- -----------
                                                        $25,590,800 $23,206,700
                                                        =========== ===========

  Payment of substantially all the noncurrent amounts due to Williams Hospitality are restricted under the terms of the Loan Agreement (see Note 6).

6. LINE OF CREDIT

  The Partnership has available a $1,000,000 revolving line of credit with a bank, which is payable on demand, bearing interest at one percentage over the prime rate. The line of credit is collateralized by substantially all trade accounts receivable and leases with concessionaires as well as the mortgage covering long-term debt. As of June 30, 1997, there was no balance outstanding under the line of credit.

7. LONG-TERM DEBT

  Long-term debt at June 30, 1997 and 1996 consisted of the following:

                                                           1997        1996
                                                        ----------- -----------
Mortgage note payable to bank.......................... $23,250,000 $26,250,000
Capital lease obligation bearing interest at 11.18%
 payable in monthly installments of $3,450, including
 interest through 1999.................................      70,000     109,600
Capital lease obligation bearing interest at 9.5%
 payable in monthly installments of $10,413, including
 interest through 2001.................................     396,100     480,700
Chattel mortgage note payable bearing interest at 9%,
 payable in monthly installments of $3,900, including
 interest through 1998, collateralized with personal
 property..............................................      85,900     116,700
Note payable to a non-related party, non-interest
 bearing, payable in two annual installments of
 $100,000 beginning on October 1, 1998.................     200,000         --
                                                        ----------- -----------
                                                         24,002,000  26,957,000
Less current portion...................................   3,170,600   3,152,000
                                                        ----------- -----------
                                                        $20,831,400 $23,805,000
                                                        =========== ===========

  The mortgage note payable to bank is collateralized by all the Partnership's real and personal property. The note is payable in accelerating monthly installments with a final installment of $7,500,000 due in fiscal 2003. Interest is payable at rates from 6.7% to 7.3% on $18,250,000 of the note. Interest rates have not been fixed on

                        POSADAS DE SAN JUAN ASSOCIATES

                                 JUNE 30, 1997

$5,000,000 of the note, which at June 30, 1997 was at an interest rate of 7.97%, which is reset every seven days. Under the terms of the loan agreement, 50% of the excess net free cash flow, as defined, each year is required to be used to prepay the final installment of the note until it is reduced to $3,000,000. Further, distributions to the partners and payment of basic and incentive management fees and accrued interest thereon outstanding at the date of the borrowing may only be paid to the extent of the remaining 50% of the excess net free cash flow. Excess net free cash flow, as defined, amounted to $648,000 at June 30, 1997.

  Maturities of long-term debt are as follows:

  Fiscal year ending in:

     1998........................................................... $ 3,170,600
     1999...........................................................   3,392,000
     2000...........................................................   3,726,000
     2001...........................................................   3,588,400
     2002...........................................................   2,625,000
     Thereafter.....................................................   7,500,000
                                                                     -----------
                                                                     $24,002,000
                                                                     ===========

8. INCOME TAXES

  The Partnership operated under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the 1993 Act). The 1993 Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this grant are: a 90% exemption from income taxes on hotel income through the entire term of the grant, and a 90% exemption from municipal real and personal property taxes for the first five years. The Partnership's casino operations are not covered by the tax exemption grant and are fully taxable.

  As of June 30, 1997, the Partnership had net operating loss carryforwards of approximately $20,391,600, net of approximately $1,600,000 used to offset 1997 taxable income for Puerto Rico income tax purposes from its combined hotel and casino operations and, accordingly, no Puerto Rico taxes have been provided in the accompanying financial statements. Such losses may be utilized to offset future Puerto Rico taxable income through June 30, 2001 as follows: 1998, $2,064,000; 1999, $3,271,000; 2000, $3,896,600; 2001, $6,046,000 and 2002,
$5,114,000.

  Following the provisions of SFAS No. 109, the deferred tax asset that results from the cumulative net operating loss carryforwards has been fully reserved.

  For Puerto Rico income tax purposes the Partnership is taxed as if it were a corporation. Income of the Partnership for federal income tax purposes is taxable to the Partners.

9. TRANSACTIONS WITH RELATED PARTIES

  The Partnership has an Operating and Management Agreement (the Management Agreement) dated October 2, 1986 with Williams Hospitality. The Management Agreement provides that Williams Hospitality is to manage the Hotel until the year 2005 for a basic management fee of 5% of the Hotel's gross revenues (as defined in the Management Agreement) and an incentive management fee of 12% of the Hotel's gross operating profits (as defined in the Management Agreement). In addition, the Partnership is required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Hotel.

                        POSADAS DE SAN JUAN ASSOCIATES

                                 JUNE 30, 1997

  During fiscal years 1997, 1996 and 1995 basic management fees amounted to $2,932,200, $2,852,500 and $2,981,600, respectively. Incentive management fees amounted to $1,404,500, $997,600 and $911,500, respectively, for the same fiscal years. Administrative costs and service fees charged by Williams Hospitality during fiscal years 1997, 1996 and 1995, amounted to $1,422,600, $1,446,700 and $1,844,000, respectively.

  During fiscal years 1997, 1996 and 1995, interest at 10% charged to the Partnership by Williams Hospitality amounted to $987,900, $888,100 and $797,000, respectively.

  During fiscal years 1997, 1996 and 1995, the Partnership was charged by Posadas de Puerto Rico $338,100, $243,600 and $92,800, respectively, for certain services provided.

  During fiscal years 1997, 1996 and 1995, the Partnership charged Posadas de Puerto Rico $337,400, $256,100 and $191,500, respectively, for certain services rendered.

                                  SCHEDULE II

                         POSADAS DE SAN JUAN ASSOCIATES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995

        COLUMN A           COLUMN B         COLUMN C          COLUMN D     COLUMN E
        --------         ------------ ---------------------   --------    ----------
                          BALANCE AT  CHARGED TO CHARGED TO DEDUCTIONS--  BALANCE AT
                         BEGINNING OF COSTS AND    OTHER      AMOUNTS       END OF
      DESCRIPTION           PERIOD     EXPENSES   ACCOUNTS  WRITTEN OFF     PERIOD
      -----------        ------------ ---------- ---------- ------------  ----------
Allowance for
 receivables:
1997....................  $  357,100  $  150,600    $--     $   (98,599)   $606,299
                          ==========  ==========    ====    ===========    ========
1996....................  $  434,546  $1,278,200    $--     $ 1,355,646    $357,100
                          ==========  ==========    ====    ===========    ========
1995....................  $1,290,819  $3,880,413    $--     $ 4,736,686    $434,546
                          ==========  ==========    ====    ===========    ========

                        REPORT OF INDEPENDENT AUDITORS

The Partners
WKA El Con Associates

  We have audited the accompanying balance sheets of WKA El Con Associates (a joint venture partnership) as of June 30, 1997 and 1996, and the related statements of operations and deficit, and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WKA El Con Associates as of June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that WKA El Con Associates will continue as a going-concern. As more fully described in
Note 8, El Conquistador Partnership L.P., a 50% owned partnership, has not renewed or replaced a letter of credit collateralizing $120,000,000 of indebtedness. In the event that the letter of credit is not renewed or replaced prior to November 9, 1997, the debt will be required to be repaid on February 1, 1998. This condition raises substantial doubt about the Partnership's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

                                           /s/ Ernst & Young LLP

San Juan, Puerto Rico
August 11, 1997

                             WKA EL CON ASSOCIATES

                                 BALANCE SHEETS

                                                                           JUNE 30,
                                                     SEPTEMBER 30, --------------------------
                                                         1997          1997          1996
                                                     ------------  ------------  ------------
                                                      (UNAUDITED)
ASSETS
Cash...............................................  $      3,600  $      3,600  $      3,200
Notes receivable from affiliated company...........    18,863,700    18,343,200    16,116,000
Investment in Las Casitas Development Company......           --        242,600     1,292,600
Capitalized interest, less accumulated amortization
 of $100,400 and $71,000 at June 30, 1997 and 1996,
 respectively, and $107,700 at September 30, 1997..     1,360,800     1,368,100     1,397,500
Deferred debt issuance costs and other assets, less
 accumulated amortization of $598,600 and
 $496,200 at June 30, 1997 and 1996, respectively,
 and $624,400 at September 30, 1997................       744,000       769,800       872,200
                                                     ------------  ------------  ------------
    Total assets...................................  $ 20,972,100  $ 20,727,300  $ 19,681,500
                                                     ============  ============  ============
LIABILITIES AND DEFICIENCY IN PARTNERS' CAPITAL
Liabilities:
  Long-term note payable...........................  $  5,526,200  $  5,527,400  $  5,197,000
  Due to affiliated company........................        90,600        85,100        64,200
  Due to partners..................................    10,653,900    10,475,100     9,790,700
  Losses in excess of equity investment in El
   Conquistador Partnership L.P. ..................    13,689,200    12,464,200     7,762,600
                                                     ------------  ------------  ------------
    Total liabilities..............................    29,959,900    28,551,800    22,814,500
Deficiency in partners' capital:
  Contributed......................................    20,286,200    20,286,200    20,286,200
  Deficit..........................................   (29,274,000)  (28,110,700)  (23,419,200)
                                                     ------------  ------------  ------------
    Total deficiency in partners' capital..........    (8,987,800)   (7,824,500)   (3,133,000)
                                                     ------------  ------------  ------------
    Total liabilities and deficiency in partners'
     capital.......................................  $ 20,972,100  $ 20,727,300  $ 19,681,500
                                                     ============  ============  ============


                            See accompanying notes.

                             WKA EL CON ASSOCIATES

                      STATEMENTS OF OPERATIONS AND DEFICIT

                                          THREE MONTHS ENDED
                                              SEPTEMBER 30,                 YEAR ENDED JUNE 30,
                                      --------------------------  ----------------------------------------
                                          1997          1996          1997          1996          1995
                                      ------------  ------------  ------------  ------------  ------------
                                              (UNAUDITED)
Interest income.....................  $    325,300  $    295,500  $  1,241,100  $  1,150,100  $  1,027,600
Costs and expenses:
  Interest..........................       282,400       265,400     1,078,400     1,145,800     1,137,600
  Professional fees.................         5,500         7,400        20,900        40,100        83,400
  Amortization......................        33,100        33,100       131,800       142,000       163,200
                                      ------------  ------------  ------------  ------------  ------------
                                           321,000       305,900     1,231,100     1,327,900     1,384,200
                                      ------------  ------------  ------------  ------------  ------------
Income (loss) before equity in
 operations of investees............         4,300       (10,400)       10,000      (177,800)     (356,600)
Equity in operations of investees:
  El Conquistador Partnership L.P...    (1,167,600)     (923,500)   (4,701,500)   (6,120,500)  (13,738,400)
  Las Casitas Development Company...           --            --            --        313,200     1,627,100
                                      ------------  ------------  ------------  ------------  ------------
                                        (1,167,600)     (923,500)   (4,701,500)   (5,807,300)  (12,111,300)
                                      ------------  ------------  ------------  ------------  ------------
Net loss............................    (1,163,300)     (933,900)   (4,691,500)   (5,985,100)  (12,467,900)
Accumulated deficit at beginning of
 year...............................   (28,110,700)  (23,419,200)  (23,419,200)  (17,434,100)   (4,966,200)
                                      ------------  ------------  ------------  ------------  ------------
Accumulated deficit at end of year..  $(29,274,000) $(24,353,100) $(28,110,700) $(23,419,200) $(17,434,100)
                                      ============  ============  ============  ============  ============


                            See accompanying notes.

                             WKA EL CON ASSOCIATES

                            STATEMENTS OF CASH FLOWS

                                           THREE MONTHS ENDED
                                               SEPTEMBER 30,               YEAR ENDED JUNE 30,
                                        -------------------------  --------------------------------------
                                           1997          1996         1997         1996          1995
                                        -----------  ------------  -----------  -----------  ------------
                                                      (UNAUDITED)
Operating Activities
Net loss............................... $(1,163,300) $  (933,900)  $(4,691,500) $(5,985,100) $(12,467,900)
Adjustments to reconcile net loss to
 net cash provided by (used in)
 operating activities:
  Amortization.........................      33,100       33,100       131,800      142,000       163,200
  Equity in operations of affiliates
   including $1,050,000 and $950,000
   in cash distributions received in
   fiscal years 1997 and 1996,
   respectively, and $300,100 and
   $600,000 in cash distributions
   received during the three months
   ended September 30, 1997 and 1996,
   respectively........................   1,467,600    1,523,500     5,751,600    6,757,300    12,111,300
Changes in operating assets and
 liabilities:
  Accrued interest income added to
   notes receivable....................    (351,400)    (626,900)   (1,177,200)  (1,122,800)   (1,000,600)
  Other receivables....................         --           --            --           --         13,200
  Accrued interest expense added to
   long-term liabilities...............         --           --        330,400    1,102,900       974,500
  Accounts payable.....................      (1,200)      94,200           --           --        (36,700)
  Due to affiliated company............       5,500        7,500           --        58,900           --
                                        -----------  -----------   -----------  -----------  ------------
    Net cash provided by (used in)
     operating activities..............      (9,700)      97,500       345,100      953,200      (243,000)
Investing Activities
Sale of certificate of deposit held in
 escrow................................         --           --            --       682,500       100,000
Increase on deferred debt issuance
 costs and other assets................         --           --            --           --       (230,400)
Increase in notes receivable from
 affiliated company....................    (169,100)    (268,200)   (1,050,000)    (950,000)     (423,500)
                                        -----------  -----------   -----------  -----------  ------------
    Net cash used in investing
     activities........................    (169,100)    (268,200)   (1,050,000)    (267,500)     (553,900)
Financing Activities
Partners' contributed capital..........         --           --            --     1,295,700     1,870,500
Partners' loans--net...................     178,800      171,100       684,400     (852,900)      323,500
Payments to affiliated company.........         --           --         20,900   (1,125,300)   (1,397,100)
                                        -----------  -----------   -----------  -----------  ------------
Net cash provided by (used in)
 financing activities..................     178,800      171,100       705,300     (682,500)      796,900
                                        -----------  -----------   -----------  -----------  ------------
Net increase in cash...................         --           400           400        3,200           --
Cash at beginning of year..............       3,600        3,200         3,200          --            --
                                        -----------  -----------   -----------  -----------  ------------
Cash at end of year.................... $     3,600  $     3,600  $      3,600  $     3,200  $        --
                                        ===========  ===========   ===========  ===========  ============


                            See accompanying notes.

                             WKA EL CON ASSOCIATES

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

1. INTERIM INFORMATION (UNAUDITED)

  The interim financial statements as of and for the three months ended September 30, 1997 and 1996, included herein are unaudited. Such information reflects all ajustments, consisting solely of normal recurring adjustments, which are in the opinion of management necessary for a fair presentation of the balance sheet as of September 30, 1997 and the results of operations and cash flows for the three months ended September 30, 1997 and 1996. Due to the seasonality of the business, the reported results are not necessarily indicative of those expected for the entire year. Certain information and disclosures normally included in annual financial statements in accordance with generally accepted accounting principles have been excluded or omitted in presentation of the interim financial statements.

2. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

 Organization

  WKA El Con Associates (the Partnership) is a joint venture organized under the General Partnership Law of the State of New York, pursuant to a Joint Venture Agreement (the Agreement) dated January 9, 1990, as amended, for the purpose of becoming a general and limited partner of El Conquistador Partnership L.P. (El Con). The Partnership is owned 46.54% by WHG El Con Corp. (formerly known as WMS El Con Corp.), which is wholly-owned by WHG Resorts & Casino Inc., 37.23% by AMK Conquistador, S.E. and 16.23% by Hospitality Investor Group, S.E. The Partnership shall continue to exist until January 9, 2040, unless terminated earlier pursuant to the Agreement. Net profits or losses of the Partnership will be allocated to the partners in accordance with the terms of the Agreement.

  The Partnership is a 50% limited partner in Las Casitas Development Company I, S en C (S.E.) ("Las Casitas"), a joint venture constructing and selling condominiums on property adjacent to El Con.

 Basis of Presentation

  The financial statements have been prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Investments in Affiliated Companies

  The investments in affiliated companies are accounted for under the equity method. El Con equity is recorded by the Partnership based on El Con's fiscal year of March 31. Las Casitas equity is recorded by the Partnership based on Las Casitas' fiscal year of June 30. Capitalized interest is being amortized by the straight-line method over the estimated useful life of the El Conquistador property.

 Deferred Debt Issuance Costs and Other Assets

  Deferred debt issuance costs include legal and bank fees incurred in connection with the issuance of the debt, and are being amortized over the maturity of the related debt. Certain other capital and pre-opening costs relating to El Con were incurred by the Partnership and are being amortized over 5 to 50 years.

 Fair Values of Financial Instruments

  Note payable: The carrying amount of the note payable at June 30, 1997 approximates fair value. The fair value was estimated using discounted cash flows, based on the current borrowing rates for similar types of borrowing arrangements.

                             WKA EL CON ASSOCIATES

                                 JUNE 30, 1997


3. NOTES RECEIVABLE FROM AFFILIATED COMPANY

  At June 30, 1997 and 1996 notes receivable from El Con consisted of the following:

                                                              1997        1996
                                                           ----------- -----------
   Note receivable due on demand.........................  $   136,000 $   136,000
   Note receivable due through May, 2002 (See Note 5)....... 4,000,000   4,000,000
   Subordinated notes receivable due in 2003 to 2005 (See
    Note 4)..............................................    8,229,700   8,229,700
   Accrued interest receivable...........................    3,977,500   2,800,300
   Deficiency loan participation.........................    2,000,000     950,000
                                                           ----------- -----------
                                                           $18,343,200 $16,116,000
                                                           =========== ===========

  Repayment of the notes, including accrued interest, is subordinated to other long-term debt of El Con.

4. INVESTMENT IN AFFILIATED COMPANIES

  In 1991, the Partnership borrowed $9,000,000 from Williams Hospitality Group Inc. (Williams Hospitality), a hotel/casino management company that is an affiliated company, and invested the proceeds in the partnership capital of El Con, a joint venture organized to acquire the El Conquistador property. The Partnership owns a 50% interest, as both a general and limited partner, of El Con (See Note 4).

  Summarized financial information for El Con as of March 31, 1997 and 1996 and for the years then is as follows:

                                                          1997         1996
                                                      ------------ ------------
   Total assets...................................... $205,430,000 $211,691,000
   Total liabilities.................................  218,359,000  215,216,000
   Deficiency in partners capital....................   12,929,000    3,525,000
   Revenues..........................................   92,958,000   89,214,000
   Net loss..........................................    9,403,000   12,241,000

  The Partnership's investment in Las Casitas amounts to $5,000.

5. DUE TO AFFILIATED COMPANY AND PARTNERS

  At various times, the partners loaned the Partnership $8,229,700 under the terms of loan agreements. The notes are payable in 2003 to 2005 and bear interest at the prime rate commencing on various dates. The Partnership has advanced the same amount under a subordinated note to El Con under the same terms as the borrowing from the partners. (See Note 3).

  In November 1993, the partners advanced $782,500 to the Partnership that was invested in a bank certificate of deposit. During fiscal year 1996 the remaining balance of $682,500 was withdrawn from the certificate and distributed to the partners. The certificate of deposit was held in escrow and was pledged as collateral to the bank for a bank loan of an equal amount to El Con. Interest accrued on the partners' advances at the same interest rate earned on the certificate of deposit.

  During fiscal year 1997 and 1996, respectively, the Partnership purchased from Williams Hospitality $1,050,000 and $950,000, respectively, of participation in a deficiency loan to El Con. The loan and interest at 9.16% are payable from specified future cash flow of El Con. The partnership guarantees a revolving credit facility with a bank in the aggregate amount of up to $4,000,000 of El Conquistador.

                             WKA EL CON ASSOCIATES

                                 JUNE 30, 1997


6. LONG-TERM NOTE PAYABLE

  The long-term note payable to a bank includes accrued interest of $1,527,400 and $1,197,000 at June 30, 1997 and 1996, respectively. The note is payable in quarterly installments of $250,000 commencing in May 2000. Any unpaid principal and interest is payable in May 2002. The note bears interest at a variable rate, computed quarterly, equal to LIBOR, plus 1.75%. Under the terms of the Credit Facility Agreement dated May 5, 1992, interest payments are deferred during the first five years. The $4,000,000 borrowing was loaned to El Conquistador under similar terms. (See Note 3).

  The note is collateralized by second mortgages on parcels of land owned by Williams Hospitality and Posadas de Puerto Rico Associates, Incorporated, affiliated companies through common ownership, with a cost of approximately $3,761,000, and a guarantee of $1,000,000 by WHG Resorts & Casino Inc., the ultimate owner of WHG El Con Corp.

7. INCOME TAXES

  The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each partner reports their distributive share of the Partnership's profit or losses in their respective income tax returns and, therefore, no provision for income taxes has been made in the accompanying financial statements. Income or loss of the Partnership for Federal income tax purposes is reported by the partners.

8. REFINANCING

  El Con, a partnership 50% owned by the Partnership, has not renewed or replaced a letter of credit collateralizing $120,000,000 of Industrial Revenue Bonds, which expires on March 9, 1998. The debt is required to be repaid on February 1, 1998 in the event the letter of credit is not renewed or replaced prior to November 9, 1997. El Con has retained an investment banking firm to assist in structuring the refinancing of El Con's debt. Based on operating history of the El Con resort, El Con's management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not renewed or replaced, it raises substantial doubt about El Con's and the Partnership's ability to continue as going-concerns.

                        REPORT OF INDEPENDENT AUDITORS

The Partners
El Conquistador Partnership L.P.

  We have audited the accompanying balance sheets of El Conquistador Partnership L.P. as of March 31, 1997 and 1996, and the related statements of operations and (deficiency in) partners' capital, and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of El Conquistador Partnership L.P. at March 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1997, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that El Conquistador Partnership L.P. will continue as a going-concern. As more fully described in Note 14, to date El Conquistador Partnership L.P. has not renewed or replaced a letter of credit collateralizing $120,000,000 of indebtedness. In the event that the letter of credit is not renewed or replaced prior to November 9, 1997, the debt will be required to be repaid on February 1, 1998. This condition raises substantial doubt about the El Conquistador Partnership L.P.'s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

                                        /s/ Ernst & Young LLP

San Juan, Puerto Rico
May 2, 1997

                        EL CONQUISTADOR PARTNERSHIP L.P.

                                 BALANCE SHEETS

                                                                             MARCH 31,
                                                         JUNE 30,    --------------------------
                                                           1997          1997          1996
                                                      -------------  ------------  ------------
                                                        (UNAUDITED)
ASSETS
------
Current assets:
 Cash..............................................  $     937,088   $  2,380,218  $    856,983
 Restricted cash and investments held by bank......      3,438,722      3,360,607     2,879,355
 Trade accounts receivable, less allowance for
  doubtful accounts of $269,115 and $301,765
  at March 31, 1997 and 1996, respectively,
  and $263,336 at June 30, 1997....................      5,259,173      4,764,607     5,302,884
 Due from affiliated companies.....................        496,268        428,987       314,999
 Inventories.......................................      1,722,260      1,662,877     1,522,463
 Prepaid expenses and other current assets.........      1,506,524      1,020,716       945,905
                                                     -------------   ------------  ------------
   Total current assets............................     13,360,035     13,618,012    11,822,589
Due from affiliated company........................        258,185        418,957       817,868
Land, building and equipment:
 Land..............................................     14,372,707     14,372,707    14,372,707
 Building..........................................    158,039,190    158,039,190   158,039,190
 Furniture, fixture and equipment..................     32,968,909     32,664,796    31,359,202
                                                     -------------   ------------  ------------
                                                       205,380,806    205,076,693   203,771,099
 Less accumulated depreciation.....................     22,721,318     21,116,551    14,777,283
                                                     -------------   ------------  ------------
                                                       182,659,488    183,960,142   188,993,816
Operating equipment, net...........................      1,463,570      1,592,219     1,469,350
Deferred debt issuance costs, net of accumulated
 amortization of $5,709,747 and $4,731,745 at
 March 31, 1997 and 1996, respectively, and
 $3,921,345 at June 30, 1994.......................      2,736,120      2,980,622     3,958,624
Deferred pre-opening costs, net of accumulated
 amortization of $10,519,175 and $8,751,425 at
 March 31, 1997 and 1996, respectively, and
 $10,961,112 at June 30, 1997......................      2,418,567      2,860,504     4,628,254
                                                     -------------   ------------  ------------
   Total assets....................................  $ 202,895,965   $205,430,456  $211,690,501
                                                     =============   ============  ============
LIABILITIES AND DEFICIENCY IN PARTNERS' CAPITAL
-----------------------------------------------
Current liabilities:
 Trade accounts payable............................  $   5,037,984   $  5,474,496  $  7,657,546
 Bank overdraft....................................      1,023,130            --            --
 Advance deposits..................................      2,192,643      5,572,317     3,568,390
 Accrued interest..................................      1,701,436      1,785,687     1,510,080
 Other accrued liabilities.........................      5,070,540      5,271,335     4,673,189
 Due to affiliated companies.......................        768,358        545,824       652,896
 Note payable to bank..............................      3,500,000      1,500,000     2,773,359
 Current portion of long-term debt.................    120,000,000    120,000,000           --
 Current portion of chattel mortgages and capital
  lease obligations................................      2,679,819      2,679,819     2,444,993
                                                     -------------    ------------  ------------
   Total current liabilities.......................    141,973,910    142,829,478    23,280,453
Long-term debt.....................................     25,000,000     25,000,000   145,000,000
Chattel mortgages and capital lease obligations,
 net of current portion............................      1,038,142      1,660,040     4,324,358
Due to affiliated companies........................     12,246,673     11,491,977     8,531,671
Due to partners....................................     37,900,913     37,377,424    34,079,309
Deficiency in partners' capital:
 Limited partners..................................    (12,974,122)   (10,989,193)   (2,996,497)
 General partners..................................     (2,289,551)    (1,939,270)     (528,793)
                                                     -------------   ------------  ------------
   Total deficiency in partners' capital...........    (15,263,673)   (12,928,463)   (3,525,290)
                                                     -------------   ------------  ------------
 Total liabilities and deficiency in partners'
  capital..........................................  $ 202,895,965   $205,430,456  $211,690,501
                                                     =============   ============  ============

                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.

         STATEMENTS OF OPERATIONS AND (DEFICIENCY IN) PARTNERS' CAPITAL

                                            THREE MONTHS ENDED
                                                 JUNE 30,                         YEAR ENDED MARCH 31,
                                       ----------------------------     ----------------------------------------
                                           1997           1996              1997          1996          1995
                                       ------------   ------------      ------------  ------------  ------------
                                                (UNAUDITED)
Revenues:
  Rooms.............................    $ 10,110,204   $  9,763,440     $ 40,023,903  $ 38,817,160  $ 37,942,821
  Food and beverage.................       7,558,329      8,061,916       26,235,365    26,188,693    27,298,340
  Casino............................       1,278,377      1,395,740        6,005,242     6,179,133     6,054,569
  Rental and other income...........       5,691,174      5,057,452       21,959,328    19,165,969    14,652,328
                                        ------------   ------------     ------------  ------------  ------------
                                         24,638,084      24,278,548       94,223,838    90,350,955    85,948,058
  Less casino promotional
   allowances.......................       (200,573)       (283,888)      (1,265,710)   (1,136,499)   (1,205,380)
                                        -----------    ------------     ------------  ------------  ------------
    Net revenues....................     24,437,511      23,994,660       92,958,128    89,214,456    84,742,678
Costs and expenses:
  Rooms.............................      3,606,885       3,243,593       12,377,694    12,853,157    14,755,239
  Food and beverage.................      4,805,250       5,014,481       17,602,484    17,638,186    20,797,173
  Casino............................        903,494         944,037        3,848,981     3,686,904     3,923,817
  Selling, general and
   administrative...................      4,661,954       4,295,248       14,657,312    12,992,841    18,115,433
  Management and incentive
   management fees..................      1,450,084       1,479,997        5,680,355     5,394,675     3,703,819
  Property operation, maintenance
   and energy costs.................      2,190,925       1,974,600       12,382,577    12,396,063    14,408,347
  Depreciation and amortization.....      2,306,617       2,276,010        9,146,664    10,499,296    11,124,075
  Other expenses....................      2,446,679       2,460,549        9,702,212     9,201,228     9,722,662
                                        -----------    ------------     ------------  ------------  ------------
                                         22,371,888      21,688,515       85,398,279    84,662,350    96,550,565
                                        -----------    ------------     ------------  ------------  ------------
    Income (loss) from operations...      2,065,623       2,306,145        7,559,849     4,552,106   (11,807,887)
Interest income.....................            --               --          199,110       228,625       467,922
Interest expense....................      4,400,833       4,150,594       17,162,132    17,021,764    16,136,755
                                        -----------    ------------     ------------  ------------  ------------
Net loss............................     (2,335,210)     (1,844,449)      (9,403,173)  (12,241,033)  (27,476,720)
(Deficiency in) partners' capital at
 beginning of year..................    (12,928,463)     (3,525,290)      (3,525,290)    8,715,743    36,191,325
Partners' capital contribution......            --              --               --            --          1,138
                                        -----------    ------------     ------------  ------------  ------------
Deficiency in partners' capital at
 end of year........................  $ (15,263,673)   $ (5,369,739)    $(12,928,463) $ (3,525,290) $  8,715,743
                                      =============    ============     ============  ============  ============


                            See accompanying notes.

                       EL CONQUISTADOR PARTNERSHIP L.P.
                           STATEMENTS OF CASH FLOWS

                                                       THREE MONTHS ENDED
                                                            JUNE 30,                       YEAR ENDED MARCH 31,
                                                  ----------------------------   ----------------------------------------
                                                       1997             1996         1997          1996          1995
                                                  ----------------------------   ------------  ------------  ------------
                                                            (UNAUDITED)
OPERATING ACTIVITIES
  Net loss............................           $  (2,335,210)  $  (1,844,449)  $ (9,403,173) $(12,241,033)  $(27,476,720)
    Adjustments to reconcile net loss to
   net cash provided by (used in)
   operating activities:
    Depreciation and amortization.....               2,306,617       2,276,010      9,146,664    10,499,296     11,124,075
      Provision for losses on accounts
       receivable.......................                28,000          45,400        205,400       363,245      1,808,641
      Incentive management fees.........               587,751         630,222      2,375,526     2,224,381        679,259
    Deferred interest expense to
       partners and affiliates..........               562,568         530,471      3,100,085     2,995,431      2,063,981
    Changes in operating assets and
       liabilities:
      Restricted cash and investments
         held by bank...................               (78,115)        (83,038)      (481,252)      503,353      2,549,446
        Trade accounts receivable.......              (522,566)      1,328,065        332,877     1,987,789      2,187,211
        Inventories.....................               (59,383)            219       (140,414)      529,503         61,249
      Prepaid expenses and other
         current assets.................              (501,219)       (183,159)       (74,811)       26,105        491,032
      Trade accounts payable and
       advance deposits...............              (3,816,186)     (3,180,618)      (179,123)   (3,663,803)    (1,323,693)
        Accrued interest and other
         accrued liabilities............               738,084        (319,669)       873,753    (1,220,058)     1,156,483
        Affiliated companies, net.......               316,025         (79,210)        99,017       (97,985)     1,967,073
                                                   -----------     -----------     ----------    ----------    -----------
    Net cash provided by (used in)
   operating activities...............              (2,773,634)       (879,756)     5,854,549     1,906,224     (4,711,963)
  INVESTING ACTIVITIES
    Purchases of property and
     equipment..........................              (304,113)      (189,259)     (1,305,594)     (826,611)    (3,525,762)
  Usage of operating equipment, net...                 128,649        (25,638)       (122,869)      (37,454)       523,641
                                                   -----------     -----------     ----------    ----------    -----------
  Net cash used in investing
     activities.........................              (175,464)       (214,897)    (1,428,463)     (864,065)    (3,002,121)
  FINANCING ACTIVITIES
  Payments of principal on long-term
     debt...............................              (621,898)       (262,449)    (2,429,492)   (2,198,146)    (1,976,625)
    Proceeds from long-term debt........                   --              --             --            --         772,000
  Proceeds from notes payable to
     bank...............................             2,000,000       4,000,000      9,500,000     7,684,685            --
    Payments of principal on notes
     payable to bank....................                   --       (2,773,359)   (10,773,359)   (6,549,685)      (200,000)
    Proceeds from partners' and
     affiliated loans, and capital
     contributions......................               127,866         195,019        800,000           --       8,698,134
                                                   -----------     -----------     ----------    ----------    -----------
  Net cash used in financing
   activities.........................               1,505,968       1,159,211     (2,902,851)   (1,063,146)     7,293,509
                                                   -----------     -----------     ----------    ----------    -----------
 Net increase (decrease) in cash.....               (1,443,130)         64,558      1,523,235       (20,987)      (420,575)
Cash at beginning of year...........                 2,380,218         856,983        856,983       877,970      1,298,545
                                                   -----------     -----------     ----------    ----------    -----------
Cash at end of year.................               $   937,088     $   921,541   $  2,380,218  $    856,983   $    877,970
                                                   ===========     ===========   ============  ============   ============
Supplemental disclosure of cash flow
 information:
  Interest paid.....................                      --               --    $ 13,789,097  $ 14,026,453   $ 14,314,600
                                                   ===========     ===========   ============  ============   ============

                            See accompanying notes.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                         NOTES TO FINANCIAL STATEMENTS

                                MARCH 31, 1997


1. INTERIM INFORMATION (UNAUDITED)

  The interim financial statements as of and for the three months ended June 30, 1997 and 1996 included herein are unaudited. Such information reflects all adjustments consisting solely of normal recurring adjustments, which are in the opinion of management necessary for a fair presentation of the balance sheet as of June 30, 1997 and the results of operations and cash flows for the three months ended June 30, 1997 and 1996. Due to the seasonality of the business, the reported results are not necessarily indicative of those expected for the entire year. Certain information and disclosures normally included in annual financial statements in accordance with generally accepted accounting principles have been excluded or omitted in presentation of the interim financial statements.


2. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

 Organization

  El Conquistador Partnership L.P. (the Partnership), is a limited partnership organized under the laws of Delaware, pursuant to a Joint Venture Agreement dated January 12, 1990 (the Agreement). The Partnership is 50% owned by WKA El Con Associates (WKA El Con), a partnership owned by several partners affiliated with Williams Hospitality Group Inc. (Williams Hospitality), and 50% by Kumagai Caribbean, Inc. (Kumagai), a wholly-owned subsidiary of Kumagai International USA, Inc. The joint venture partners (Partners) are both General Partners and Limited Partners in the Partnership. The Partnership shall continue to exist until March 31, 2030, unless terminated earlier by mutual agreement of the General Partners. The Agreement provides that net profits or losses of the Partnership after deducting a preferred cumulative annual return of 8.5% on the Partners unrecovered capital accounts, as defined, will be allocated to the Partners on a 50-50 ratio subject to certain exceptions, as defined.

  The Partnership owns and operates a luxury resort hotel and casino in Las Croabas, Puerto Rico (the Resort).

 Basis of Presentation

  The financial statements have been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Inventories

  Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

 Land, Building and Equipment

  Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives.

 Deferred Debt Issuance Costs

  Debt issuance costs include legal and underwriting fees, other fees incurred in connection with the financing and other costs. These costs are being amortized on a straight-line basis over the term of the debt.

 Deferred Pre-Opening Costs

  Pre-opening costs consist of amounts incurred in connection with the marketing, organization, planning and development of the Resort. Such costs include staffing, marketing, legal and other costs incurred prior to the commencement of operations of the Resort. The costs are being amortized on a straight-line basis over a five year period through November 1998.

 Casino Revenues

  Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997

 Casino Promotional Allowances

  Casino promotional allowances represent the retail value of complimentary rooms, food, beverage and hotel services furnished to patrons.

3. RESTRICTED CASH AND INVESTMENTS HELD BY BANK

  Pursuant to the terms of the bond agreement (see Note 9), the Partnership had cash and investments on deposit with the trustee for the following:

                                                                 MARCH 31,
                                                           ---------------------
                                                              1997       1996
                                                           ---------- ----------
      Interest due May 1.................................. $1,778,961 $1,584,000
      Interest due August 1...............................  1,581,646  1,295,355
                                                           ---------- ----------
                                                           $3,360,607 $2,879,355
                                                           ========== ==========

4. TRADE ACCOUNTS RECEIVABLE

  Trade accounts receivable consisted of the following:

                                                                MARCH 31,
                                                          ---------------------
                                                             1997       1996
                                                          ---------- ----------
      Trade accounts receivable--hotel................... $4,559,108 $5,259,478
      Less allowance for doubtful accounts...............    144,615    217,362
                                                          ---------- ----------
                                                           4,414,493  5,042,116

      Trade accounts receivable--casino..................    474,614    345,171
      Less allowance for doubtful accounts...............    124,500     84,403
                                                          ---------- ----------
                                                             350,114    260,768
                                                          ---------- ----------
      Trade accounts receivable, net..................... $4,764,607 $5,302,884
                                                          ========== ==========

5. TRANSACTIONS WITH RELATED PARTIES

  The Partnership has an Operating and Management Agreement (the Management Agreement) with Williams Hospitality. The Management Agreement provides that Williams Hospitality will manage the Resort for a period of 20 years for a basic management fee of 3.5% of the Resorts' gross revenues, as defined, and an incentive management fee of 10% of the Resorts' operating profit, as defined. Incentive management fees accrued each year are not payable until significant cash flows levels are achieved. In addition, the Partnership is required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Resort.

  During fiscal years 1997 and 1996, basic management fees amounted to $3,305,000 and $3,170,000, respectively. Incentive management fees amounted to approximately $2,376,000 and $2,224,000 during fiscal years 1997 and 1996, respectively. In addition, Williams Hospitality charged the Partnership approximately $3,258,000 and $2,728,000 in fiscal years 1997 and 1996, respectively, for services provided to the Resort.

  In addition, the Partnership was charged by Posadas de Puerto Rico Associates, Incorporated (Posadas de Puerto Rico), hotel and casino operations affiliated through common ownership, approximately $410,000 and $437,000 in fiscal years 1997 and 1996, respectively, for services provided to the Resort.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997

  As of March 31, 1997 each partner had advanced $8,365,685 to the Partnership under notes that are due for various periods up to ten years with interest at the Citibank, N.A. in New York base rate. Repayment of interest and principal is subordinated to other long-term debt. In addition, each partner had advanced to the Partnership $4,000,000 under a May 5, 1992 loan agreement. The loan agreement provides for the payment of interest at a variable rate, computed quarterly, equal to LIBOR plus 1.75%. Interest payments will be deferred during the first five years. The principal and deferred interest accrued at March 31, 1997 is payable in quarterly installments of $250,000 commencing in March 2000 and a final lump-sum payment in February 2002. The loan is collateralized by a subordinated pledge of the Partnership's assets.

  As of March 31, 1997 each partner had provided $3,800,000 to cover cash flow deficiency in the Partnership's operations as provided by the Agreement. The deficiency loans consist of $3,800,000 in cash by Kumagai, and the conversion of amounts due from the Partnership to Williams Hospitality to loans for WKA El Con. The deficiency loans bear interest at 9.16%. Repayment of interest and principal is subordinated to other long-term debt.

  As of March 31, 1997, the outstanding balance of advances made by the Partnership to Williams Hospitality for the purchase of transportation equipment leased to the Partnership under a five year service agreement amounted to $727,200. Service agreement payments by the Partnership are equal to the $39,819 monthly amounts receivable under the advance. Repayment of the advances by Williams Hospitality are limited to amounts payable under the service agreement. This transportation equipment is pledged as collateral by Williams Hospitality to the Partnership's chattel mortgage notes.

  In addition, a subsidiary of Williams Hospitality financed other transportation equipment from an external borrowing amounting to $441,000 repayable over five years. Monthly payments amount to $9,699. Also, in February 1997, a subsidiary of Williams Hospitality financed a ferryboat from an external borrowing amounting to $456,000, repayable over seven years. Monthly payments amount to $7,561. The Partnership chartered the transportation equipment and ferryboat under terms similar to the transaction described in the preceding paragraph.

  In October 1996, each partner advanced $400,000 as required by a loan agreement (see Note 7). The notes bear interest at the prime rate at the Chase Bank in the New York base rate. Repayment of principal are subordinated to other debt.

  The chattel mortgage notes payable (see Note 8) are collateralized by a bank standby letter of credit of $3,423,000. The letter of credit is collateralized by certificates of deposit for $2,000,000 issued by the bank in equal amounts to Williams Hospitality and Kumagai. The chattel mortgage notes, and capital leases are guaranteed by Williams Hospitality and Kumagai.

6. NOTES PAYABLE TO BANK

  On October 4, 1996 the Partnership entered into an amendment to a loan agreement whereby the Government Development Bank for Puerto Rico (GDB) extended the Partnership a $6,000,000 credit facility. The notes issued under the credit facility will bear interest at 1% over LIBOR, and are secured by a mortgage note on the Partnership's real property and a leasehold mortgage note on leased land of $120,000. At March 31, 1997 the Partnership had outstanding borrowings of $1,500,000 with an interest rate at March 31, 1997 of 6.56%.

  As of March 31, 1996, the Partnership's borrowings of $2,500,000 with a bank were repaid during fiscal year 1997.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997

7. DUE TO AFFILIATED COMPANIES AND PARTNERS

  Amounts due to affiliated companies consist of fees earned by Williams Hospitality, funds advanced to the Partnership and other payments made by Williams Hospitality, and for services rendered by Posadas de Puerto Rico and Posadas de San Juan. Amounts due to affiliated companies consisted of the following:

                                                               MARCH 31,
                                                         ----------------------
                                                            1997        1996
                                                         ----------- ----------
   Current:
     Due to Williams Hospitality:
       Basic management fees............................ $   435,309 $  414,718
       Other............................................      83,891    195,523
       Due to Posadas de Puerto Rico....................      26,624     37,380
       Due to Posadas de San Juan.......................         --       5,275
                                                         ----------- ----------
                                                         $   545,824 $  652,896
                                                         =========== ==========
   Non current:
     Affiliate:
       Due to Williams Hospitality:
         Incentive management fees...................... $ 5,542,528 $3,167,002
         Interest at 10% on incentive management fees...     338,405     89,350
         Advances.......................................   3,800,000  3,800,000
         Interest on advances...........................     856,282    503,368
         Other..........................................     375,528    375,528
                                                         ----------- ----------
                                                          10,912,743  7,935,248
       Due to KG Caribbean..............................     579,234    596,423
                                                         ----------- ----------
                                                         $11,491,977 $8,531,671
                                                         =========== ==========

                                                                MARCH 31,
                                                         -----------------------
                                                            1997        1996
                                                         ----------- -----------
   Partners:
     Due to WKA El Con:
       Advances......................................... $12,765,685 $12,365,685
       Interest on advances.............................   3,594,886   2,522,285
     Due to Kumagai:
       Advances.........................................  16,565,685  16,165,685
       Interest on advances.............................   4,451,168   3,025,654
                                                         ----------- -----------
                                                         $37,377,424 $34,079,309
                                                         =========== ===========

                        EL CONQUISTADOR PARTNERSHIP L.P.

                                 MARCH 31, 1997

8. CHATTEL MORTGAGES AND CAPITAL LEASE OBLIGATIONS

  Chattel mortgages and capital lease obligations on equipment consisted of the following:

                                                               MARCH 31,
                                                         ---------------------
                                                            1997       1996
                                                         ---------- ----------
   Chattel mortgage notes payable bearing interest at
    9%, payable in monthly installments of $215,784,
    including interest, through 1998, collateralized
    with personal property.............................. $3,868,202 $6,023,820
   Capital lease obligations bearing interest at 11.5%,
    payable in monthly installments of $28,335,
    including interest, through 1998, collateralized
    with personal property, net of $48,307 in 1997 and
    $121,571 in 1996 representing interest..............    471,657    745,531
                                                         ---------- ----------
                                                          4,339,859  6,769,351
   Less current portion.................................  2,679,819  2,444,993
                                                         ---------- ----------
                                                         $1,660,040 $4,324,358
                                                         ========== ==========

  Maturities of chattel mortgages and capital lease obligations are as follows:

      1998........................................................... $2,679,819
      1999...........................................................  1,660,040
                                                                      ----------
                                                                      $4,339,859
                                                                      ==========

  See Note 5 for additional collateral and guarantees.

  Assets and accumulated depreciation recorded under capital lease obligations are included in land, building and equipment as follows:

                                                                MARCH 31,
                                                          ---------------------
                                                             1997       1996
                                                          ---------- ----------
   Equipment............................................. $1,288,373 $1,288,373
   Less accumulated depreciation.........................    880,393    622,717
                                                          ---------- ----------
                                                          $  407,980 $  665,656
                                                          ========== ==========

9. LONG-TERM DEBT

  At March 31, 1997 and 1996, long-term debt consisted of the following:

                                                              MARCH 31,
                                                      -------------------------
                                                          1997         1996
                                                      ------------ ------------
   Industrial Revenue Bonds Series A................. $ 90,000,000 $ 90,000,000
   Industrial Revenue Bonds Series B.................   30,000,000   30,000,000
   Government Development Bank of Puerto Rico........   25,000,000   25,000,000
                                                      ------------ ------------
                                                       145,000,000  145,000,000
   Less current portion..............................  120,000,000          --
                                                      ------------ ------------
                                                      $ 25,000,000 $145,000,000
                                                      ============ ============

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997

  On February 7, 1991 the Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority (the Authority) sold industrial revenue bonds (Bonds) for $120,000,000 and loaned the proceeds to the Partnership to be used for the payment of project costs pursuant to a Loan Agreement. The Loan Agreement provides that the Partnership will pay all interest and principal on the Bonds.

  The Authority issued 1991 Series A, Industrial Revenue Bonds for $90,000,000 and 1991 Series B, Industrial Revenue Bonds for $30,000,000.

  Commencing on May 1, 1996, the Bonds are subject to redemption at the Partnership's option at par plus accrued interest, if any. The Bonds are due on November 1, 1999 and interest is payable quarterly. The 1991 Series A Bonds and the 1991 Series B Bonds bear interest at a variable rate, computed quarterly, equal to 100% and 94%, respectively, of a LIBOR rate minus 1/8th of 1%. Effective November 1, 1996, the interest rate on the 1991 Series A Bonds increased to 100% of the LIBOR rate. On February 7, 1991 the Partnership entered into an Interest Swap Agreement that expires on March 8, 1998 by which the Partnership agrees to pay, effective May 1, 1991, a fixed rate of 7.55% on the outstanding principal of $120,000,000 in exchange for the counterparty's obligation to pay the variable interest rate described above.

  The Loan Agreement provides that the Partnership will deposit with the trustee all interest which will become due not later than the 124th day preceding the date of payment. The Bonds are collateralized by a letter of credit, that terminates on February 7, 1998, issued by the Mitsubishi Bank, Limited.

  The Partnership pays an annual letter of credit fee of approximately 1.25% of the Bond principal except under certain circumstances the rate may be reduced to 1.2%. In addition, in connection with the letter of credit the Partnership pays an annual agent's fee of approximately .25% of the Initial Stated Amount, as defined.

  Under the provisions of a term loan agreement with the GDB, the Partnership borrowed $25,000,000 for the payment of project costs. The loan is due on February 7, 2006. The loan agreement provides for a variable interest rate equivalent to a LIBOR rate minus .5% plus an add-on margin as provided in the loan agreement. Interest is payable quarterly in arrears.

  Commencing on April 1, 1993, the Partnership is required to deposit annually with an escrow agent 50% of the Available Cash Flow, as defined in the Loan Agreement with GDB, up to a maximum of $1,666,700 plus any prior year requirement in arrears. Through March 31, 1997, there had been no amounts deposited in escrow under this provision.

  The Bonds and the term loan with GDB are collateralized by a first and second mortgage lien on the Resort, a chattel mortgage on personal property, and an assignment of various contracts and a management agreement with a related party. The collateral is subject to a subordination agreement in favor of the Mitsubishi Bank, Limited.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

  Financial Accounting Standards Board Statement No. 107 "Disclosures About Fair Value of Financial Instruments", requires the disclosure of the fair value of the Partnership's financial instruments at March 31, 1997 and 1996. The carrying amount of cash and investments, notes payable to bank, chattel mortgage notes and capitalized leases approximates fair value because of the short maturity of the instruments or recent issuance. The fair value of the Partnership's long-term debt has not been determined because similar terms and conditions may no longer be available.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997
11. INCOME TAXES

  The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each Partner reports their distributive share of the Partnership's profit and losses in their respective income tax returns and, therefore, no provision for income taxes has been made in the accompanying financial statements.

  During 1997, the Partnership was granted a tax exemption grant under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the Tourism
Act). The Tourism Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this Act are: a 90% exemption from income taxes on hotel income, and a 90% exemption from municipal real and personal property taxes through the entire term of the grant. The Partnership's casino operations are not covered by the tax exemption grant and are fully taxable.

12. ADVERTISING COSTS

  The Partnership recognizes the costs of advertising as expense in the year in which they are incurred. Advertising costs amounted to approximately $1,446,000 and $847,000 for fiscal years 1997 and 1996, respectively.

13. COMMITMENTS

  The Partnership leases land under an operating lease agreement for thirty-one years with renewal options for two five-year periods. Following are the minimum annual rental payments on the operating lease subsequent to March 31, 1997:

      1998........................................................... $  190,000
      1999...........................................................    210,000
      2000...........................................................    210,000
      2001...........................................................    210,000
      2002...........................................................    210,000
      Thereafter.....................................................  5,840,000
                                                                      ----------
                                                                      $6,870,000
                                                                      ==========

  Total rent expense for fiscal years 1997, and 1996 amounted to approximately $1,391,000 and $985,000, respectively.

14. REFINANCING

  The Industrial Revenues Bonds amounting to $120,000,000 at March 31, 1997 are collateralized by a letter of credit which expires on March 9, 1998. Under the terms of the loan agreement, such debt is required to be repaid on February 1, 1998 in the event the letter of credit is not renewed or replaced prior to November 9, 1997 (See Note 9). El Conquistador Partnership L.P. has engaged an investment banking firm to assist in structuring the refinancing of El Conquistador Partnership L.P.'s debt. Based on operating history of the Resort, El Conquistador Partnership L.P.'s management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not renewed or replaced, it raises substantial doubt about El Conquistador Partnership L.P.'s ability to continue as a going-concern.

              Report of Independent Certified Public Accountants
              --------------------------------------------------



To the Board of Directors and
Shareholders of CHC International, Inc.


In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of the hospitality division of CHC International, Inc. at November 30, 1995 and 1996, and the results of its operations and its cash flows for the years ended November 30, 1995 and 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements were prepared on the basis of presentation as described in Note 1.



/s/ Price Waterhouse, LLP
Miami, Florida


October 3, 1997



                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                                BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        November 30,        August 31,
                                                        ------------
                                                    1995          1996        1997
                                                  --------     ---------  -----------
                Assets                                                    (unaudited)
                ------
Current Assets
 Cash and cash equivalents                         $  1,105    $ 1,627     $  1,261
 Trade accounts receivable , net of
  allowance for doubtful accounts of
  $1,352, $699 and $523 at November 30, 1995
  and 1996 and August 31, 1997, respectively          1,150      1,482        2,308
 Trade accounts receivable - affiliates, net
  of allowance for doubtful accounts of $488,
  $716 and $696 at November 30, 1995, 1996
  and August 31, 1997, respectively                   1,261      1,108        2,133
 Notes and stock subscription receivable -
  affiliates and officers                               340        480        2,039
 Receivables, net                                     7,200          -            -
 Other current assets                                   713        921          401
                                                   --------   --------     --------
     Total current assets                            11,769      5,618        8,142
Property and equipment, net                             623        669        1,891
Investments in and advances to affiliates             8,324      8,457        7,846
Receivables, net                                      1,900      1,900        1,950
Deferred charges, net                                 1,932      1,609          948
Intangibles, net                                      6,716      6,047        5,616
Other assets                                          1,859      1,939        2,352
                                                   --------   --------     --------
 Total Assets                                      $ 33,123   $ 26,239     $ 28,745
                                                   ========   ========     ========
    Liabilities and Stockholders' Equity (Deficit)
    ---------------------------------------------
Current Liabilities
 Accounts payable                                  $    903   $    672     $  1,911
 Due to affiliates and officers                       1,069      1,617        2,220
 Accrued interest                                        70        414          820
 Accrued expenses                                     5,204      5,878        7,339
 Current portion of long-term debt and
  capital lease obligations                           1,566     12,069       13,869
                                                   --------   --------     --------
     Total current liabilities                        8,812     20,650       26,159
Deferred compensation plan liability                  5,537      6,102        6,891
Long-term debt                                       17,272      5,459        5,282
Other liabilities                                     1,710        108          193
                                                   --------   --------     --------
 Total liabilities                                   33,331     32,319       38,525
                                                   --------   --------     --------
Commitments and contingencies (Note 11)                   -          -            -
Stockholders' Equity (Deficit)
 Preferred stock, $.01 par value; 1,000
  sharesauthorized; no shares issued or
   outstanding                                            -          -            -
 Common stock, $.005 par value; 20,000
  shares authorized; 10,355, 10,621 and
  10,621 shares issued and outstanding at
  November 30, 1995 and 1996 and August 31,
  1997, respectively                                     52         53           53
 Additional paid-in capital                          17,050     13,853       15,177
 Accumulated deficit                                (10,217)   (12,012)     (17,238)
 Notes receivable stock purchases - affiliates       (6,686)    (7,675)      (7,675)
 Unearned compensation                                 (407)      (299)         (97)
                                                   --------   --------     --------
  Total stockholders' equity (deficit)                 (208)    (6,080)      (9,780)
                                                   --------   --------     --------
  Total liabilities and stockholders'
   equity (deficit)                                $ 33,123   $ 26,239     $ 28,745
                                                   ========   ========     ========


  The accompanying notes are an integral part of these financial statements.

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                           STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)

                                                                    Nine Months Ended
                                                  Year Ended       ------------------
                                                 November 30,          August 31,
                                             --------------------  ------------------
                                               1995       1996       1996      1997
                                             ---------  ---------  --------  --------
                                                                      (Unaudited)
Revenues
   Rooms                                      $ 4,638    $ 5,282   $ 3,703   $ 4,164
   Food and beverage                            3,907      4,351     3,047     3,559
   Management service fees - from
    affiliates                                  5,212      4,284     3,636     3,041
   Management service fees - from
    non-affiliates                              5,391      4,748     3,616     3,706
                                              -------    -------   -------   -------
      Total revenues                           19,148     18,665    14,002    14,470
                                              -------    -------   -------   -------

Operating Expenses
   Rooms                                        1,075      1,223       858       902
   Food and beverage                            2,386      2,772     2,005     2,291
   Other costs and expenses                    14,455     14,097    10,341    11,276
   Depreciation and amortization                  832        853       659       792
                                              -------    -------   -------   -------
      Total operating expenses                 18,748     18,945    13,863    15,261
                                              -------    -------   -------   -------
Income (loss) from operations before
  equity in net earnings of affiliates            400       (280)      139      (791)

Equity in net earnings of affiliates              355      1,003     1,297      (131)
                                              -------    -------   -------   -------
 Income from operations                           755        723     1,436      (922)
                                              -------    -------   -------   -------

Other Income (Expense)
   Interest income                              1,720        686       519       590
   Interest expense                            (2,365)    (3,304)   (2,387)   (1,934)
   Loss on impairment of notes                 (4,431)         -         -         -
    receivable
   Merger and other costs                           -          -         -    (3,000)
   Other income (expense)                        (104)        29        29         -
                                              -------    -------   -------   -------
      Total other income (expense)             (5,180)    (2,589)   (1,839)   (4,344)

Minority interests                                148        163       118       114
                                              -------    -------   -------   -------
Income (loss) before provision for
 income taxes                                  (4,277)    (1,703)     (285)   (5,152)

Provision for income taxes                        131         92        46        74
                                              -------    -------   -------   -------

Net income (loss)                             $(4,408)   $(1,795)  $  (331)  $(5,226)
                                              =======    =======   =======   =======



  The accompanying notes are an integral part of these financial statements.

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                  YEARS ENDED NOVEMBER 30, 1995 AND 1996 AND
                 NINE MONTHS ENDED AUGUST 31, 1997 (UNAUDITED)
                                (IN THOUSANDS)




                                                                                       Notes
                                                                                    Receivable
                                        Common Stock     Additional                   Stock                     Stockholders'
                                      ----------------    Paid-in    Accumulated    Purchases     Unearned         Equity
                                       Shares   Amount    Capital      Deficit     Affiliates   Compensation     (Deficit)
                                      --------  ------  -----------  ------------  -----------  -------------  --------------

Balance, November 30, 1994              10,355  $   52  $   22,645  $    (5,809)   $   (7,350)  $      (523)    $     9,015

Receipts from notes receivable stock
     purchases - affiliates                  -       -           -            -           664             -             664

Amortization of unearned
     compensation                            -       -           -            -             -           116             116

Net change in gaming division                -       -      (5,595)           -             -             -          (5,595)
     intercompany account

Net loss                                     -       -           -       (4,408)            -             -          (4,408)
                                      --------  ------  ----------  -----------    ----------   -----------     -----------

Balance, November 30, 1995              10,355      52      17,050      (10,217)       (6,686)         (407)           (208)
                                      --------  ------  ----------  -----------    ----------   -----------     -----------


Additional common shares issued            266       1       2,999            -        (3,000)            -               -

Receipts from notes receivable stock
     purchases - affiliates                  -       -           -            -         2,011             -           2,011

Amortization of unearned
     compensation                            -       -           -            -             -           108             108

Net change in gaming division                -       -      (6,196)           -             -             -          (6,196)
     intercompany account

Net loss                                     -       -           -       (1,795)            -             -          (1,795)
                                      --------  ------  ----------  -----------    ----------   -----------     -----------

Balance, November 30, 1996              10,621      53      13,853      (12,012)       (7,675)         (299)         (6,080)
                                      --------  ------  ----------  -----------    ----------   -----------     -----------

Amortization of unearned
     compensation                            -       -           -            -             -           202             202

Net change in gaming division                -       -       1,324            -             -             -           1,324
      intercompany account

Net loss                                     -       -           -       (5,226)            -             -          (5,226)
                                      --------  ------  ----------  -----------    ----------   -----------     -----------

Balance, August 31, 1997 (unaudited)    10,621  $   53  $   15,177  $   (17,238)   $   (7,675)  $       (97)    $    (9,780)
                                      ========  ======  ==========  ===========    ==========   ===========     ===========


  The accompanying notes are an integral part of these financial statements.

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                 (PAGE 1 OF  2)

                                                                       Year Ended        Nine Months Ended
                                                                      November 30,          August 31,
                                                                  --------------------  -------------------
                                                                    1995       1996       1996      1997
                                                                  ---------  ---------  --------  ---------
                                                                                            (Unaudited)
Cash flows from operating activities:
Net loss                                                           $(4,408)   $(1,795)  $  (331)   $(5,226)
Adjustments to reconcile net loss to net cash
   provided (used) by operating activities:
   Provision (benefit) for losses or impairments on
      receivables and equity investments                             5,765       (212)      154        (11)
   Depreciation and amortization                                       832        853       659        792
   Amortization of deferred charges                                    844      1,533     1,023        871
   Undistributed equity in net earnings of affiliates                 (355)    (1,003)   (1,297)       131
   Minority interests                                                 (148)      (163)     (118)      (114)
Change in assets and liabilities:
    (Increase) decrease in:
        Trade accounts receivable                                     (292)       313       263       (635)
        Trade accounts receivable - affiliates                        (796)       227       (19)      (835)
        Deferred charges                                               (28)    (1,084)   (1,084)        89
        Other assets and other receivables                            (964)      (707)     (387)      (405)
   Increase (decrease) in:
        Accounts payable                                              (667)      (231)        3      1,238
        Accrued interest                                                37        344       (41)         4
        Accrued expenses                                              (239)      (822)   (1,921)     1,415
        Deferred compensation plan liability                           600        565       411        788
        Other liabilities                                              (34)        56       133        200
                                                                   -------    -------   -------    -------
Net cash provided (used) by operating activities                       147     (2,126)   (2,552)    (1,698)
                                                                   -------    -------   -------    -------
Cash flows from investing activities:
   Sales of notes receivable                                             -      7,200     7,200          -
   Purchases of property and equipment                                (168)      (134)      (94)    (1,538)
   Investments in and advances to affiliates                        (2,645)       (50)        -     (1,451)
   Sales of or distributions from investments in affiliates            959        834       659      1,932
   Project loans and advances                                       (1,900)         -         -        (50)
                                                                   -------    -------   -------    -------
Net cash flows (used) provided by investing activities              (3,754)     7,850     7,765     (1,107)
                                                                   -------    -------   -------    -------
Cash flows from financing activities:
   Receipts from notes receivable stock purchases - affiliates       7,756      2,011       106          -
   Increase (decrease) in due to affiliates                         (1,145)       408        61       (508)
   Borrowings                                                        2,900        500         -      2,255
   Payments of debt and capital lease obligations and
      other deferred charges                                          (577)    (1,926)   (1,294)      (632)
   Net change in gaming division intercompany account               (5,595)    (6,195)   (5,088)     1,324
                                                                   -------    -------   -------    -------
Net cash flows provided (used) by financing activities               3,339     (5,202)   (6,215)     2,439
                                                                   -------    -------   -------    -------
Net increase (decrease) in cash and equivalents                       (268)       522    (1,002)      (366)
Cash and cash equivalents at beginning of period                     1,373      1,105     1,105      1,627
                                                                   -------    -------   -------    -------
Cash and cash equivalents at end of period                         $ 1,105    $ 1,627   $   103    $ 1,261
                                                                   =======    =======   =======    =======


  The accompanying notes are an integral part of these financial statements.

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                           STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)
                                 (PAGE 2 OF 2)


                                                 Year Ended     Nine Months Ended
                                                November 30,       August 31,
                                              ----------------  ---------------
                                               1995     1996     1996     1997
                                              -------  -------  ------  -------
                                                        (Unaudited)

Supplemental disclosure of cash flow
 information:
   Cash paid during the period for
    interest (net of amount capitalized)       $1,626  $ 1,718  $1,110  $  981
                                               ======  =======  ======  ======
   Cash paid during the period for
    income taxes                               $   96  $    89  $   48  $   30
                                               ======  =======  ======  ======
   Cash received during the period for
    income taxes                                       $    29          $   34
Supplemental Schedule of noncash                       =======          ======
 investing and financing activities:
  Investments in Affiliates:
    Loan for purchase of interest in
     GAH-II, L.P.                              $3,750
    Loan for investment in CHC Lease
     Partners                                   1,088
    Operating partnership units
     received as payment of interest              572
    Operating partnership units
     received as payment of
        notes receivable stock                    388
         purchases - affiliates                ------
    Total investments in affiliates            $5,798
                                               ======
  Other:
    Common stock issued for notes
     receivable stock purchase-affiliates              $ 3,000
                                                       =======
    Capital leases                             $  166  $    41  $   41
                                               ======  =======  ======


  The accompanying notes are an integral part of these financial statements.

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------

The financial statements of CHC International, Inc. - Hospitality Division (the "Company") have been prepared pursuant to the Agreement and Plan of Merger by and among Patriot American Hospitality Operating Company ("Opco"), Patriot American Hospitality, Inc. ("PAH") and CHC International, Inc. ("CHC") dated as of September 30, 1997 (the "Merger Agreement"). The Merger Agreement contemplates, subject to appropriate approvals, (i) CHC's contribution of its gaming business to a wholly-owned subsidiary ("Spinco"), (ii) CHC's distribution of all of the common stock of Spinco to the stockholders of CHC pro rata based on their ownership in CHC, (iii) CHC's retention of its hospitality business and
(iv) CHC merging into OpCo subsequent to the distribution of Spinco. CHC's major operations consist of (i) the hospitality business including managing, leasing and developing of and investing in hotel and resort properties and (ii) the gaming business including owning, managing and developing casino properties.

The financial statements have been prepared as if the Company has operated as an independent, stand alone entity for all periods presented and give no effect to the net changes of assets and liabilities contemplated by the Merger Agreement. Such financial statements have been prepared using the historical basis of accounting and include all of the assets, liabilities, revenues and expenses previously included in CHC's consolidated financial statements prior to the transactions contemplated by the Merger Agreement, except for all the assets, liabilities, (including contingent liabilities), revenues and expenses of the gaming business of CHC and its subsidiaries. Consequently, these financial statements include certain balances for goodwill and other assets and liabilities related to the Company that were previously included in CHC's consolidated financial statements including (i) the allocation of certain fixed assets and related depreciation expense, (ii) notes receivable and borrowings and related interest income and expense and (iii) other liabilities and related expenses. In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 55 ("SAB 55"), the Company's financial statements exclude certain corporate expenses incurred by CHC on the gaming division's behalf. The Company's fiscal year ends on November 30. All significant intercompany balances and transactions have been eliminated. Investments in less than majority-owned non-gaming businesses, in which a significant equity ownership interest is held, are accounted for on the equity method.

Summary of Significant Accounting Policies
------------------------------------------

These financial statements have been prepared in accordance with generally accepted accounting principles. Significant accounting policies are summarized below.

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



Accounting Estimates
--------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.
Actual results could differ from those estimates.

Revenue Recognition
-------------------

Hotel room and food and beverage revenues and expenses from leased hotel operations are included in the statements of operations during the lease term. Revenues from rooms and food and beverage sales are recognized at the time the related service is performed.

Revenue from management service fees for management of hotels are based upon contracted terms and are recognized when the services are performed.

Reimbursed Operating Expenses
-----------------------------

The Company is fully reimbursed by certain managed hotels for salaries and related costs for hotel personnel employed by the Company in accordance with management contract terms and the administration of services consisting
primarily of sales, marketing and reservations.   These costs amounted to
$47,324 and $50,237 for the years ended November 30, 1995 and 1996, respectively. All such costs and related reimbursements have been netted in the statements of operations, with reimbursable amounts and accrued salaries and related costs reflected as trade accounts receivable and accrued expenses, respectively, in the balance sheets.

During the year ended November 30, 1995 the Company was reimbursed for $1,400 of costs incurred in conjunction with an unconsummated transaction previously expensed in the statements of operations during the period inception (February 3, 1994) to November 30, 1994.

Stock Based Compensation
------------------------

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation". SFAS No. 123, the disclosure provisions of which must be implemented for fiscal years beginning subsequent to December 15, 1995, establishes a fair value based method of accounting for stock based compensation plans, the effect of which can either be disclosed or recorded. The Company intends to adopt the provisions of SFAS No. 123 in fiscal 1997 and upon adoption intends to retain its intrinsic value method of accounting for stock based compensation.

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include short-term investments with original purchase maturities of 90 days or less.

Trade Accounts Receivable and Trade Accounts Receivable - Affiliates
--------------------------------------------------------------------

Trade accounts receivable are from non-affiliated hotels under management and lease, and hotel customers. Trade accounts receivable - affiliates are receivables from hotel or other entities in which the Company, CHC, its stockholders or officers have an investment interest. The Company provides an allowance for doubtful accounts based upon a periodic review of outstanding receivables and evaluation of aggregate collectibility.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis over estimated useful lives of the assets. Useful lives range from three to five years. Expenditures for repairs and maintenance are charged to expenses as incurred. Expenditures for major renewals and betterments, which significantly extend the useful lives of existing equipment, are capitalized and depreciated.

Equipment held under capital leases is amortized over the lesser of useful life or lease term.

Deferred Charges
----------------

Costs incurred in connection with the Company's term loan are recorded as deferred charges and are amortized over the term of the loan. Trademark and organization costs are amortized on a straight line basis over 40 and 5 years, respectively.

Deferred charges consist of the following at November 30,:

                                      1995      1996
                                    --------  --------
Deferred debt costs                 $ 2,022   $ 3,197
Trademark and organization costs      1,180     1,110
                                    -------   -------
                                      3,202     4,307
Accumulated amortization             (1,270)   (2,698)
                                    -------   -------

Deferred charges, net               $ 1,932   $ 1,609
                                    =======   =======


                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


Intangibles
-----------

Goodwill is amortized on a straight line basis over 30 to 40 years. Management contract intangibles are amortized on a straight-line basis over 9 to 25 years. The Company periodically assesses the future benefit associated with management contract intangibles through a review on a contract by contract basis of estimated undiscounted future operating cash flow. Any impairment of intangible assets is charged to operations and reflected as a reduction of the related intangible asset account.

Impairment of Long-Lived Assets
-------------------------------

The Company during fiscal 1996 adopted SFAS No. 121, "Accounting for Impairment of Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-term assets, including related goodwill, be reviewed for impairment and written down to fair value whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Income Taxes
------------

Income taxes are provided based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes are recorded to reflect tax consequences on future years' differences between tax bases of assets and liabilities and their financial reporting amounts at each year-end as if the Company were a stand alone taxpayer.

Interim Unaudited Financial Information
---------------------------------------

The consolidated financial statements for the nine months ended August 31, 1996 and 1997 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended August 31, 1996 and 1997 are not necessarily indicative of the results that may be expected for a full year.

Concentration of Credit Risk
----------------------------

Financial instruments which potentially subject The Company to concentrations of credit risk exist principally in receivable balances.

The Company provides its services to the hotel industry. Hotel management services are contracted for terms normally ranging from 1 to 20 years, and in limited instances on a month-to-month basis. To reduce credit risk, the Company, through its management of such hotels, monitors the hotels' financial condition. The Company does not generally require collateral. Five management contracts accounted for 26% of management service fees revenues for each of the years ended November 30, 1995 and 1996.

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


The Company has a note receivable from the Rhode Island Convention Center Authority in conjunction with agreements to develop and operate a hotel. To reduce credit risk with respect to the note receivable from the Rhode Island Convention Center Authority, the Company, through its management of the property, which is the primary source of repayment, monitors the hotel's financial condition, and management believes the credit risk related to the receivable is minimal.

The Company has notes receivable from certain stockholders for the purchase of the Company's common stock. Management believes the concentration of credit risk with respect to the notes from certain stockholders for the purchase of company common stock is minimal. (See note 13.)

The estimated fair value of financial instruments have been determined by the Company using available market and effective interest rate information for such instruments and the carrying amounts approximate their fair value.

Common Share Data
-----------------

In February 1996, the Company's common stock was adjusted pursuant to a 2-for-1 stock split where each share of the Company's common stock, $.01 par value per share was converted into two shares of the Company's common stock, $.005 par value per share. All share and per share amounts have been retroactively adjusted to give effect to the stock splits.

NOTE 2 - RECEIVABLES

Noncurrent receivables consist of a $1,900 note receivable from the Rhode Island Convention Center Authority (the "Authority") with an interest rate equal to the lesser of manager share of net cash flow as defined or 11% (effective interest rate of 3.90% and 1.0% as of November 30, 1995 and 1996, respectively) payable annually, interest only, with principal due on earlier of December 30, 2024 or the date the management agreement between the Authority and the Company is terminated.

The Company owned nonrecourse subordinated notes in the amount of $12,500 ("Notes Receivable Crystal Palace") secured by a leasehold interest in the Crystal Palace Hotel. The Company originally recorded a discount of $1,000 on the Notes Receivable Crystal Palace. On December 29, 1995, The Company sold its interest in the Notes Receivable Crystal Palace to the issuer for $7,200, plus accrued interest. The Company recorded a loss on the impairment in value for the Notes Receivable Crystal Palace of $4,431 during the year ended November 30, 1995.

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at November 30,:

                                           1995     1996
                                          -------  -------
Furniture, fixtures and other equipment   $  509   $  615
Leasehold improvements                       195      198
Equipment under capital leases               335      384
                                          ------   ------
                                           1,039    1,197
Accumulated depreciation and                (416)    (528)
 amortization                             ------   ------
Property and equipment, net               $  623   $  669
                                          ======   ======

Depreciation expense was $82 and $129 for the years ended November 30, 1995 and 1996, respectively.

NOTE 4 - LEASES

Capital Leases
--------------

The Company leases certain equipment under capital leases. Minimum rentals under such capital leases are as follows at November 30, 1996:

          Year ending November 30,:
          -------------------------
          1997                                 $ 69
          1998                                   70
          1999                                   59
          2000                                   55
          2001                                    9
                                               ----
          Total minimum lease payments          262
          Less amount representing interest      54
                                               ----
          Net obligations                       208
          Less current portion                   47
                                               ----
          Long-term portion                    $161
                                               ====

The long-term portion of capital lease obligations is included in long-term debt.

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


Operating Leases
----------------

The Company leases office and warehouse space under operating lease agreements. The Company also leases office space from a partnership owned 58% by certain of its officers under an operating lease whose term runs through April 30, 2004 (see Note 14).

The Company entered into an agreement to lease and operate the Washington Duke Inn, located in Durham, North Carolina. The initial lease term, which is through July 31, 1997 and can be extended through July 31, 1998, includes payment of $95 on or before August 1, 1996 and a monthly rent of $134 plus 6% of gross revenues through July 31, 1996; $134 plus 7% of gross revenues through July 31, 1997; and $155 plus 7% of gross revenues from August 1, 1997 through July 31, 1998 (See Note 15).

Future minimum lease payments, for all operating leases with non-cancelable terms in excess of one year are as follows at November 30, 1996:

          Year ending November 30,:
          -------------------------
          1997                                               $2,008
          1998                                                1,558
          1999                                                  319
          2000                                                  319
          2001                                                  319
          Thereafter                                            772
                                                             ------

          Total minimum lease payments                       $5,295
                                                             ======

Rental expense amounted to $2,143, and $2,437 for the years ended November 30, 1995 and 1996, respectively.

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 5 - INVESTMENTS IN AND ADVANCES TO AFFILIATES

On October 2, 1995 the Company and a principal owner of the Gencom group of companies (which includes GAH-II, L.P. noted below) formed CHC Lease Partners, with each owning 50%. At November 30, 1996, CHC Lease Partners leases 24 hotels pursuant to operating leases with terms averaging 11 years from Patriot American Hospitality Partnership, L.P. (the "Operating Partnership"), a majority owned subsidiary of Patriot American Hospitality, Inc., a publicly traded, self-administered real estate investment trust. CHC Lease Partners entered into separate management agreements with a wholly-owned subsidiary of the Company and the Company's 50% owned subsidiary, GAH-II, L.P. ("GAH"), a Houston, Texas based hotel management business, to manage the leased hotels. Management fees earned under such agreements are subordinate to CHC Lease Partners' obligations to the Operating Partnership under the lease agreements. If, after payment of management fees at the contract rate, CHC Lease Partners would be deficient in lease payments to the Operating Partnership under any of the lease agreements in any year, the Company and GAH would be required to refund and forego the management fee for each of the hotels which are deficient in lease payments. If after the management fees are refunded and foregone, CHC Lease Partners would still be deficient in lease payments under any of the lease agreements, the Company and GAH would each be required to pay CHC Lease Partners up to 50% of the total management fees earned.

Summarized balance sheet and statement of operations information for CHC Lease Partners, which is accounted for using the equity method, at November 30, 1995 and 1996 and the period from inception (October 2, 1995) to November 30, 1995 and the year ended November 30, 1996 are as follows:

Summarized balance sheet information
------------------------------------

                                           November 30,
                                           ------------
                                          1995      1996
                                        -------   -------
  Current assets                        $18,768   $25,245
  Investments                             5,100     5,100
  Other assets                              100       391
                                        -------   -------
    Total assets                        $23,968   $30,736
                                        =======   =======

  Current liabilities                   $12,530   $19,376
  Long-term liabilities                   2,020     2,369
                                        -------   -------
    Total liabilities                    14,550    21,745
                                        -------   -------
    Net assets                          $ 9,418   $ 8,991
                                        =======   =======


                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



Summarized statement of operations information
----------------------------------------------

                                              November 30,
                                              ------------
                                            1995       1996
                                          -------   --------
Revenues                                  $22,807   $156,086
                                          -------   --------
Income before lessee income (expense)     $   957   $  2,921
                                          -------   --------
Lessee income (expense)                   $  (639)  $ (2,258)
                                          -------   --------
Net income                                $   318   $    663
                                          -------   --------

CHC Lease Partners is required to maintain minimum net worth and adequate working capital for the term of the leases. At inception, the Company and its partner each contributed to CHC Lease Partners cash of $2,000 and units of limited partnership interest in the Operating Partnership ("O.P. Units"), which after an appropriate discount from the fair market value of Patriot American Hospitality, Inc. common stock, were valued at $2,550. The O.P. Units may be redeemed for, subject to certain restrictions, the common stock of PAH. The Company received distributions from CHC Lease Partners of $545 for the year ended November 30, 1996.

On October 2, 1995 the Company purchased a 50% ownership interest in GAH from Patriot American Hospitality, L.P. for a nonrecourse note in the amount of $3,750 (See Note 9) and also contributed $150 to GAH.

Summarized balance sheet and statement of operations information for GAH, which is accounted for using the equity method, at December 31, 1995 and 1996 and the period date of acquisition (October 2, 1995) to December 31, 1995 and the year ended December 31, 1996 is as follows:

Summarized balance sheet information
------------------------------------

                                             December 31,
                                             ------------
                                            1995      1996
                                           ------    ------
Current assets                             $  761    $1,983
Other assets                                  344     1,077
                                           ------    ------
     Total assets                          $1,105    $3,060
                                           ======    ======

Current liabilities                        $  640    $1,586
Long-term liabilities                         103       107
                                           ------    ------
    Total liabilities                         743     1,693
                                           ------    ------
    Net assets                             $  362    $1,367
                                           ======    ======

Summarized statement of operations information
----------------------------------------------
                                             December 31,
                                             ------------
                                            1995      1996
                                           ------    ------
Revenues                                   $1,149    $7,284
                                           ======    ======
Income (loss) before minority interest     $  (30)   $1,211
                                           ======    ======
Net income (loss)                          $  (33)   $1,194
                                           ======    ======

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


The cost of the Company's initial investment in excess of its interest in the net assets has been assigned principally to management contracts and goodwill which are being amortized on a straight-line basis over 12 and 30 years, respectively. The unamortized excess of the Company's investment over the Company's interest in GAH is $3,627 and $3,425 at November 30, 1995 and 1996 respectively. The Company received distributions of $123 from GAH for the year ended November 30, 1996.

The Company's remaining investments in and advances to affiliates in the aggregate are not significant.

NOTE 6 - INTANGIBLES

Intangibles are summarized as follows:


                                  Management
                                   Contract                 Total
                                  Intangibles  Goodwill   Intangibles
                                  -----------  ---------- ------------
Net balance, November 30, 1994       $2,389      $4,966        $7,355
Amortization, net                      (490)       (149)         (639)
                                     ------      ------        ------
Net balance, November 30, 1995        1,899       4,817         6,716
Amortization, net                      (521)       (148)         (669)
                                     ------      ------        ------
Net balance, November 30, 1996       $1,378      $4,669        $6,047
                                     ======      ======        ======

The Company has included in amortization the write-off of $35 and $83 of management contract intangibles related to terminated contracts for the years ended November 30, 1995 and 1996, respectively.

NOTE 7 - EMPLOYEE BENEFIT PLANS

The Company maintains a non-qualified defined benefit deferred compensation plan which covers most management employees and provides an annual retirement benefit, after twenty-five years of service, equal to 50% of the participant's average last five years, pay reduced by social security benefits and further reduced for years of service less than twenty-five, on a pro rata basis. Benefits are vested on an eleven year cliff basis. Assets designated to cover plan liabilities include cash, accounts receivable, life insurance policies on the lives of certain participants, short-term investments and a loan to an officer. While it is the intention of management to utilize the assets designated for the deferred compensation plan to pay plan benefits, such assets have not been placed in trust and are not otherwise restricted and accordingly, they are available for general corporate purposes.

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


Under the terms of the life insurance policies, the Company receives the cash surrender value if the policies are terminated or all benefits due upon the death of the insured. In addition, the Company can borrow against the available net cash surrender value of the policies.

The following is a summary of the assets designated for the deferred compensation plan which are included in other assets at November 30,:

                                            1995      1996
                                          --------  --------
Gross cash surrender value of insurance
 policies                                 $ 1,170   $ 1,225
Less policy loans                          (1,085)   (1,157)
                                          -------   -------
Cash surrender value of insurance
 policies, net                                 85        68
Accounts receivable                            82        82
Cash and cash equivalents                     625       614
Loan to officer                             1,006     1,077
                                          -------   -------
Total assets designated for the deferred
       compensation plan                  $ 1,798   $ 1,841
                                          =======   =======

Deferred compensation plan costs, net of forfeitures, included in the combined statements of operations for the years ended November 30, 1995 and 1996 were approximately $569 and $374, respectively. The earnings rate for the deferred compensation plan benefit liability was 7% for the years ended November 30, 1995 and 1996.

Deferred compensation plan costs, net of forfeitures, for the years ended November 30, 1995 and 1996, includes the following components:

                                            1995       1996
                                          ---------  ---------
Service cost                               $   381    $   142
Interest cost on projected benefit
 obligation                                    188        232
                                           -------    -------
Deferred compensation plan costs           $   569    $   374
                                           =======    =======


The following table details the status
 of the plan at November 30:

                                             1995       1996
                                           -------    -------
Actuarial present value of  benefit
 obligations:
     Vested benefits                       $ 4,257    $ 5,016
     Non-vested benefits                     1,280      1,086
                                           -------    -------
Projected benefit obligations              $ 5,537    $ 6,102
                                           =======    =======
Plan assets less than projected benefit
 obligations                               $(5,537)   $(6,102)
                                           =======    =======

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


The Company plans to adopt a new non-qualified defined contribution deferred compensation plan which, when enacted, will be effective retroactively to January 1, 1992. The cost of the new plan will be substantially the same as the existing plan.

NOTE 8 - INCOME TAXES

The Company files income tax returns as part of CHC's consolidated group. Income taxes in the accompanying financial statements are computed as if the Company had been a separate taxable entity.

The Company's provision for income taxes attributable to continuing operations is comprised of the following for the years ended November 30, 1995 and 1996:

                                     1995   1996
                                    -----  -----
Current tax expense:
    State                           $  81  $  52
    Foreign                            50     40
                                    -----  -----
Total provision for income taxes    $ 131  $  92
                                    =====  =====

The Company generated a tax net operating loss carryforward of approximately $3,661 during the year ended November 30, 1996 and has accumulated tax net operating loss carryforwards of approximately $4,221 as of November 30, 1996. Approximately $560 and $3,661 of the net operating loss carryforwards will expire in the years 2009 and 2011, respectively. The tax net operating loss carryforward is generally available to offset future taxable earnings.

The difference between the taxes provided for continuing operations at the U.S. federal statutory rate and the Company's actual tax provision is reconciled below for the years ended November 30, 1995 and 1996:

                                     1995   1996
                                    -----  -----
Taxes provided at statutory rate    $   -  $   -
State tax expense                      81     52
Foreign tax expense                    50     40
                                    -----  -----
Total provision for income taxes    $ 131  $  92
                                    =====  =====


                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



The approximate effect of the Company's temporary differences and carryforwards that give rise to deferred tax balances at November 30, were as follows:

                                            1995      1996
                                          --------  --------

Net operating loss carryforwards          $   224   $ 1,688
Deferred compensation plan liability        2,106     2,330
Allowance for doubtful accounts               559       800
 receivable
Valuation allowance for notes receivable    1,772         -
Other, net                                  1,275       878
                                          -------   -------
                                            5,936     5,696
Deferred tax asset valuation allowance     (5,936)   (5,696)
                                          -------   -------
Noncurrent deferred tax asset             $     -   $     -
                                          =======   =======


In accordance with SFAS No.109, the Company recorded a valuation allowance on the entire amount of the deferred tax asset at November 30, 1995 and 1996 because the Company sustained taxable losses and there was no assurance that a deferred tax asset would be realized. The net decrease in the valuation allowance for deferred tax assets of approximately $240 during the year ended November 30, 1996 was primarily due to increases in deferred tax assets in net operating loss carryforwards and allowance for doubtful receivables reduced for the sale of Notes Receivable Crystal Palace.

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 9 - LONG-TERM DEBT

Long-term debt is comprised of the following as of November 30,:

                                               1995      1996
                                             --------  ---------
    Variable-rate term loan (effective
    interest rate of 10.375%  and 10.0% at
    November 30, 1995 and 1996,
    respectively) interest payable
    quarterly with balance due at maturity
    February 28, 1997 (see below)            $11,500   $ 11,500

    Variable rate non-recourse loan
    (effective interest rate of  9.0% at
    November 30, 1995 and 1996) interest
    and principal payable quarterly from
    25% of net cash flow of GAH, as
    defined, with balance due October 2,
    2000                                        3,750      3,750

    Variable rate loan (effective interest
    rate of 10.75% and 10.25% at November
    30, 1995 and 1996, respectively)
    interest payable monthly and principal
    payable in annual installments of $190
    from December 30, 1995 with balance
    due December 30, 1997                       1,900      1,710

    Variable rate unsecured demand loans
    (effective interest rate of 9.75% at
    November 30, 1995) interest payable
    monthly.                                    1,000          -

    8% note payable  - interest payable
    annually and principal payable in
    annual installments of $120 through
    October 10, 1999                              480        360

    Capital lease obligations (see Note 4)        208        208
                                              -------   --------
    Total debt                                 18,838     17,528

    Current portion                            (1,566)   (12,069)
                                              -------   --------
    Total long-term debt                      $17,272   $  5,459
                                              =======   ========

Aggregate principal payments for the long-term debt including capital lease obligations are as follows at November 30, 1996:

          Year ending November 30:
          ------------------------
          1997                          $12,069
          1998                            1,906
          1999                              381
          2000                            3,163
          2001                                9
                                        -------
              Total                     $17,528
                                        =======


                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


The Company's $11,500 variable-rate term loan (the "Term Loan"), as amended, (i) bears interest at the bank's base lending rate plus 2.0% or, at the Company's option, London Interbank Market Rate (LIBOR) plus 4 1/2%, (ii) is secured by substantially all of the Company's assets and (iii) matures February 28, 1997. On February 28, 1997, the Term Loan was further amended whereby the Term Loan
(i) bears interest at the bank's lending rate plus 1.5% or, at the Company's option, LIBOR plus 2.5% and (ii) matures in quarterly installments of 2.5% of the principal amount outstanding commencing June 30, 1997 with the balance due June 30, 1998. The Company has also agreed to pay the lender a fee equal to 1.5% of the fair market value of the Company, but in no event less than $2,500 or more than $6,000. The fee is payable at the lender's option at any time during the ten-year period commencing February 28, 1997. Interest expense for the years ended November 30, 1995 and 1996 include $500 and $1,200 respectively related to the lender fee. The Term Loan agreement contains customary financial covenants, and various covenants including limitations on indebtedness, liabilities, liens, distributions, dividends, redemptions, prepayments of other indebtedness, mergers, purchases and sales of assets, loans, investments and guarantees, and prohibitions of any change of control.

In December, 1994, the Company entered into a loan agreement with a commercial bank in the amount of $1,900. The loan bears interest at the bank prime rate plus 2% per annum payable monthly. Principal is payable in annual installments of $190 in December 1995 and 1996, with the balance due in December 1997.

In October 1995, in connection with the Company's purchase of a 50% interest in GAH (see Note 5), the Company entered into a nonrecourse loan agreement with the seller in the amount of $3,750. The loan bears interest at the lesser of 9.0% and the maximum non-usurious amount permissible. Interest and principal are payable quarterly commencing January 25, 1996 from 25% of GAH net cash flow, as defined, continuing until the earlier of October 2, 2000 and the date all amounts outstanding under the nonrecourse term loan are paid in full.

In January 1996, CHC established a $1,500,000 line of credit on an unsecured basis with a commercial bank guaranteed by two shareholders of CHC. Advances under the line of credit bear interest at the bank rate plus 1% per annum payable on demand. No amounts are currently outstanding under the line of credit.

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


Related Party Borrowings
------------------------

In October 1995, the Company borrowed 53,314 O.P. Units from certain shareholders. As permitted by the securities loan agreement, the O.P. Units, valued after an appropriate discount, at $1,088, were contributed by the Company to CHC Lease Partners (see Note 5). The Company must return O.P. Units to the shareholders on demand and pay to the shareholders interest equal to distributions received by the Company from the O.P. Units. The obligation under the O.P. Units borrowing is included in due to affiliates and officers in the balance sheets.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

In the ordinary course of its business, the Company is named as defendant in legal proceedings resulting from incidents taking place at hotels it manages, or in which it has an ownership interest. The Company maintains comprehensive liability insurance and also requires hotel owners to maintain adequate insurance coverage. Management believes such coverage to be of a nature and amount sufficient to ensure that the Company is adequately protected from any material financial loss as a result of such claims.

The Company owns a 30% interest in Plaza Associates Limited Partnership ("Plaza Associates") which owns and operates the Holiday Inn - Dayton Mall in Dayton, Ohio. The Company has joint and severally guaranteed partial payment of two Plaza Associates notes payable. The joint and several guaranty is mitigated by a contribution agreement among Plaza Associates partners which reduced the Company's obligation to 30% of the guaranty. The total maximum potential liability to the Company under the guaranty after giving effect to the contribution agreement is as follows: through December 31, 1999 up to $375; January 1, 2000 to December 31, 2002 up to $225; January 1, 2003 to March 1, 2004 up to $150 and zero thereafter. In addition, The Company has joint and severally guaranteed payment of certain other Plaza Associates obligations, the maximum potential liability to the Company is $540.

In November 1996, the Company entered into an agreement with Grant Hotels, Inc. to manage the Sam Lord's Castle Resort in Barbados, West Indies and provide consulting and technical services with respect to the conversion of the resort to a Carnival Resort. The agreement provides the Company will loan the resort up to $900 for conversion of the resort, working capital, referral fees and certain other expenses of which no amounts have been advanced as of November 30, 1996.

NOTE 12 - MINORITY INTEREST

The Company owns a 75% interest in the TCC-Registry Joint Venture (the "Registry Venture") acquired in October 1994. The Company's combined financial statements include 100% of the assets, liabilities and operations of the Registry Venture. The effects of the minority interests have

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

been reflected in the accompanying combined statements of operations. Included in other liabilities in the accompanying combined balance sheets is minority interest of the Registry Venture of $78 and $108 as of November 30, 1995 and 1996, respectively.

NOTE 13 -  STOCKHOLDERS' EQUITY (DEFICIT)

As a result of the basis of presentation as outlined in Note 1, including the allocation of certain assets and liabilities to the gaming division, the Company's equity (deficit) includes balances arising from the net change in the gaming divisions' intercompany account with the Company.

In June 1994, the Company granted to an executive officer 155,000 shares of common stock valued at $3.75 per share, subject to forfeiture if employment is terminated prior to vesting. The stock grant originally scheduled to vest over five years has been accelerated and now vests as to 50% of the shares of common stock in January 1997 and 50% of the shares of common stock in January 1998.
The amortization period of the unearned compensation has been revised accordingly. The stock grant also becomes fully vested on the earlier to occur of any termination of employment due to death or disability, or May 1997, if the Company does not offer to extend the employment agreement until May 1999 for any reason other than cause. Compensation expense for the stock grant was $116 and $108 for the years ended November 30, 1995 and 1996, respectively.

Pursuant to the terms of a stock purchase agreement dated November 30, 1994 between the Company, Carnival Corporation and certain shareholders, the Company agreed to sell to such persons an aggregate of 4,000,000 shares of common stock at $6.25 per share. The aggregate purchase price of $25,000 was satisfied by the conversion of a $10,000 principal balance due by the Company to Carnival Corporation under a revolving credit loan, $9,350 in notes payable to the Company due November 1998 and the balance in cash. The notes bear interest at 7.1% payable annually with principal installments due annually of $2,337. The installment due November 30, 1995, was partially satisfied by cash payments of $2,106 and $125 of O.P. Units. In addition, prepayments totaling $432 of O.P. Units were received during the year ended November 30, 1995. The installment due November 30, 1996 less prepayments received was satisfied by cash payments of $2,011. The notes are secured by a pledge of all purchased shares of common stock.

Pursuant to the terms of a stock purchase agreement dated November 29, 1996 between the Company and CHC Investor Partners, L.P. ("CHC Investor"), a Texas limited partnership controlled by a principal owner of the Gencom group of companies, the Company agreed to sell 265,513 shares of common stock at $11.30 per share and grant non-qualified stock options to purchase 61,130 shares of common stock at a per share exercise price of $11.30. The aggregate purchase price of $3,000 was satisfied with a note. The note is due in installments of $500 on November 29, 1997 and $2,500 on November 29, 1998; however, the note plus accrued interest becomes due and payable 180 days after any public offering by the Company. The note bears interest at 7.1% payable annually.

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

The Company has an Employee Stock Option Plan (the "Plan") which provides for the grant to employees of both incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) and non-statutory stock options to eligible employees (including officers and directors) and non-employee directors. A total of 1,700,000 shares of common stock has been reserved for issuance under the Plan.

The table below summarizes common stock option activity as of and for the years ended November 30, 1995 and 1996:

                                              1995       1996
                                            --------  -----------
Options outstanding, beginning of period     988,052     988,052
Granted                                            -     264,317
Returned                                           -     (30,564)
                                            --------  ----------
Options outstanding, end of year             988,052   1,221,805
                                            --------  ----------

Options exercisable end of year              197,610     419,672
                                            --------  ----------

Exercise price per share                    $   6.25  $     6.25
     of options exercisable                      to         to
     during the period                      $   6.25  $    11.50
                                            --------  ----------

All options issued were granted at the fair market value of CHC's common stock on the date of grant, have a term of ten years, and generally become exercisable with respect to 20% of the covered shares commencing one year after grant, and are generally exercisable with respect to an additional 20% of the covered shares after each additional year until fully exercisable.

NOTE 14 - RELATED PARTY TRANSACTIONS AND ALLOCATIONS

The Company provides services and pays certain costs which are reimbursable under management agreements with hotels, which are affiliated with the Company by virtue of common ownership. Total fees earned from affiliated hotels for the years ended November 30, 1995 and 1996 were $5,212 and $4,284, respectively. Total fees and reimbursable expenses due from affiliated hotels were $1,261 and $1,108 at November 30, 1995 and 1996, respectively.

In March, 1994, CHC and Carnival Corporation entered into a 20 year Trademark License Agreement providing for CHC's use of the "Carnival" trademark so that CHC may do business as "Carnival Hotels and Casinos" (and the Company may do business as "Carnival Hotels and Resorts"). Fees due under the agreement are the greater of $100, or 1% of CHC's revenues, as defined. The trademark license fees for the Company the years ended November 30, 1995 and 1996 were $115 and $150, respectively.

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


Certain of the Company's officers hold a 58% interest in a partnership which owns the office building in which the Company's executive offices are located. Under this lease, rental expense for the years ended November 30, 1995 and 1996 were $401 and $375, respectively.

The Company provides accounting services, at cost, to certain entities owned and controlled by certain of its officers. The entities are obligated to reimburse the Company for such services provided. The cost of such services were $175 and $145 for the years ended November 30, 1995 and 1996, respectively.

Pursuant to the terms of a stock purchase agreement dated November 30, 1994 between certain shareholders and Carnival Corporation, certain shareholders agreed to buy at $6.25 per share, 2,610,000 shares of Company common stock from Carnival Corporation. The aggregate purchase price of $16,313 was paid in promissory notes due November 30, 1998 subject to certain condition as defined in the stock purchase agreement. The notes bear interest at 6.0% payable at maturity. The stock purchase agreement provides certain shareholders a put option which requires Carnival Corporation to repurchase at $6.25 per share plus a rate of return of 6.1% per annum, all of the 2,610,000 shares of Company common stock, by November 30, 1998. The stock purchase agreement also requires Carnival Corporation to reduce its ownership in the Company's common stock (assuming exercise of the put option ) to less than 25% of the Company's outstanding common stock no later than November 30, 1998, as defined in the stock purchase agreement (See Note 13).

Pursuant to the terms of a stock purchase agreement dated November 29, 1996 between the Company, certain shareholders and CHC Investor, CHC Investor agreed to buy at $11.30 per share 265,513 shares of Company common stock from certain shareholders for $3,000 in cash (See Note 13).

The Company entered into a borrowing arrangement with certain shareholders (See
Note 9).

CHC has allocated a portion of its corporate expenses to the gaming division. These expenses include management and corporate overhead; benefit administration; risk management/insurance administration, and other support and executive functions. Allocations and charges were based on either a direct cost pass through or a percentage allocation for such services provided based on factors such as revenues, management time, or headcount. Such allocations and charges totaled $3,734 and $3,720 for the years ended November 30, 1995 and 1996, respectively.

Management believes that the basis used for allocating corporate services is reasonable and that the terms of these transactions would not materially differ from those that would result from transactions among unrelated parties.

                CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 15 - SUBSEQUENT EVENTS

Effective January 1, 1997, the Company entered into a new agreement to lease and operate the Washington Duke Inn which supersedes the previous agreement. The term which is through December 31, 2002 includes rent for each year of 22% of gross revenues up to $10,000, adjusted annually, plus 30% of gross revenues in excess of $10,000, adjusted annually, provided in any event a minimum rent of $1,800. Rent is payable monthly. In addition, the Company purchased $1,505 of furniture, fixtures and equipment in exchange for a promissory note and is required to fund a reserve account for furniture, fixtures and equipment expenditures in an amount not less than 3% of gross revenues in 1997 and 4% of gross revenues thereafter. The loan bears interest at 7% per annum. Principal and interest are payable monthly installments of $26 with balance due December 31, 2002. The loan is secured by the furniture, fixtures and equipment and limits the sale or encumbrance of the furniture, fixtures and equipment. In connection with the expiration of the lease, the Company has the right to resell the furniture, fixtures and equipment to the original seller and the original seller has the right to repurchase the furniture, fixtures and equipment for $1,505.



                          ****************************

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Interstate Hotels Company:

  We have audited the accompanying consolidated balance sheets of Interstate Hotels Company (the Company) as of December 31, 1995 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1995 and 1996, and the consolidated results of its operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          /s/ Coopers & Lybrand L.L.P.

600 Grant Street Pittsburgh, Pennsylvania
February 12, 1997, except for Note 21, Note 22 and the last paragraph of Note
 2, as to which the date is December 2, 1997

                           INTERSTATE HOTELS COMPANY

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                DECEMBER 31,
                                              ------------------  SEPTEMBER 30,
                                                1995      1996        1997
                                              --------  --------  -------------
                                                                   (UNAUDITED)
                   ASSETS
Current assets:
  Cash and cash equivalents.................. $ 14,035  $ 32,323   $   31,924
  Accounts receivable, net...................   10,654    21,556       48,653
  Stock subscription receivable, net.........      --     14,286          --
  Deferred income taxes......................      --      1,649        2,283
  Prepaid expenses and other assets..........      712    11,961       14,161
                                              --------  --------   ----------
    Total current assets.....................   25,401    81,775       97,021
Restricted cash..............................    2,096    15,995        7,745
Property and equipment, net..................    1,894   709,151    1,140,291
Investments in hotel real estate.............   12,884     5,605       24,518
Officers and employees notes receivable......    1,219     4,643        5,184
Affiliates notes receivable..................    8,718       --           --
Intangible and other assets..................    9,189    66,592       75,494
                                              --------  --------   ----------
    Total assets............................. $ 61,401  $883,761   $1,350,253
                                              ========  ========   ==========
    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable--trade....................      926    12,152       14,297
  Accounts payable--health trust.............    5,505     2,440        7,372
  Accrued payroll and related benefits.......    3,026    15,072       19,584
  Income taxes payable.......................      --        --           142
  Other accrued liabilities..................    5,546    23,926       56,005
  Current portion of long-term debt..........      363    11,767       61,059
                                              --------  --------   ----------
    Total current liabilities................   15,366    65,357      158,459
Long-term debt...............................   35,907   396,044      714,445
Deferred income taxes........................      --      4,081       13,878
Other liabilities............................      --      1,213        1,213
                                              --------  --------   ----------
    Total liabilities........................   51,273   466,695      887,995
                                              --------  --------   ----------
Minority interests...........................      872     7,768       17,141
Commitments and contingencies................      --        --           --
                                              --------  --------   ----------
Shareholders' equity:
  Preferred stock, $.01 par value; 25,000
   shares authorized; no shares outstanding..      --        --           --
  Common stock, $.01 par value; 75,000 shares
   authorized; 35,421 shares issued and out-
   standing as of September 30, 1997.........        3       352          354
  Paid-in capital............................   26,883   407,784      411,644
  Retained (deficit) earnings................  (12,737)    1,432       33,932
  Unearned compensation......................   (3,263)     (270)        (813)
  Receivable from shareholders...............   (1,630)      --           --
                                              --------  --------   ----------
    Total shareholders' equity...............    9,256   409,298      445,117
                                              --------  --------   ----------
    Total liabilities and shareholders' equi-
     ty...................................... $ 61,401  $883,761   $1,350,253
                                              ========  ========   ==========

The accompanying notes are an integral part of the consolidated financial statements.

                           INTERSTATE HOTELS COMPANY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                           NINE MONTHS ENDED
                                 YEAR ENDED DECEMBER 31,     SEPTEMBER 30,
                                 ------------------------  -------------------
                                  1994    1995     1996      1996      1997
                                 ------- ------- --------  --------  ---------
                                                              (UNAUDITED)
Lodging revenues:
  Rooms........................  $   --  $   --  $ 89,930  $ 37,351  $ 318,132
  Food and beverage............      --      --    42,502    16,792     90,886
  Other departmental...........      --      --     8,685     3,840     27,250
Management fees................   22,285  27,022   29,304    21,872     18,915
Other management-related fees..   14,441  17,996   19,964    13,916     14,406
                                 ------- ------- --------  --------  ---------
                                  36,726  45,018  190,385    93,771    469,589
                                 ------- ------- --------  --------  ---------
Lodging expenses:
  Rooms........................      --      --    20,900     8,064     72,227
  Food and beverage............      --      --    31,033    12,513     68,498
  Other departmental...........      --      --     3,936     1,680     11,928
  Property costs...............      --      --    41,707    16,618    123,411
General and administrative.....    8,302   9,811   10,912     7,240     10,628
Payroll and related benefits...   12,420  15,469   17,529    12,564     15,711
Non-cash compensation..........      --      --    11,896    11,896        --
Lease expense..................      --      --     3,477       --      54,910
Depreciation and amortization..    3,659   4,201   14,862     7,762     28,524
                                 ------- ------- --------  --------  ---------
                                  24,381  29,481  156,252    78,337    385,837
                                 ------- ------- --------  --------  ---------
    Operating income...........   12,345  15,537   34,133    15,434     83,752
Other income (expense):
  Interest, net................       30      99  (12,421)   (5,315)   (29,496)
  Other, net...................       14     203     (270)      329     (1,802)
                                 ------- ------- --------  --------  ---------
    Income before income tax
     expense...................   12,389  15,839   21,442    10,448     52,454
Income tax expense.............      --      --    15,325    11,145     19,954
                                 ------- ------- --------  --------  ---------
    Income (loss) before ex-
     traordinary items.........   12,389  15,839    6,117      (697)    32,500
Extraordinary loss from early
 extinguishment of debt, net of
 tax benefit...................      --      --     7,733     7,643        --
                                 ------- ------- --------  --------  ---------
    Net income (loss)..........  $12,389 $15,839 $ (1,616) $ (8,340) $  32,500
                                 ======= ======= ========  ========  =========
Earnings per common share and
 common share equivalent (Note
 19)...........................                                      $     .91
                                                                     =========
Weighted average number of
 common shares and common share
 equivalents outstanding.......                                         35,638
                                                                     =========

The accompanying notes are an integral part of the consolidated financial statements.

                           INTERSTATE HOTELS COMPANY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                           RETAINED                          RECEIVABLE
                          COMMON PAID-IN   (DEFICIT)   UNEARNED   PARTNERS'     FROM
                          STOCK  CAPITAL   EARNINGS  COMPENSATION  CAPITAL  STOCKHOLDERS  TOTAL
                          ------ --------  --------- ------------ --------- ------------ --------
Balance at December 31,
 1993...................   $ 57  $ 17,856   $  (269)    $  --      $1,962     $(2,979)   $ 16,627
 Effect of
  recapitalization......    (21)       21       --         --         --          --          --
 Common stock of new
  entities and capital
  contributions.........      6         3       --         --         --          --            9
 Net decrease in
  receivable from
  shareholders..........    --        --        --         --         --          776         776
 Distributions paid.....    --        --     (5,987)       --      (4,956)        --      (10,943)
 Net income.............    --        --      5,517        --       6,872         --       12,389
                           ----  --------   -------     ------     ------     -------    --------
Balance at December 31,
 1994...................     42    17,880      (739)       --       3,878      (2,203)     18,858
 Effect of
  reorganization........    (42)    4,520       --         --      (4,478)        --          --
 Assumption of liability
  by principal
  shareholder...........    --      1,220       --         --         --          --        1,220
 Common stock of new
  entities and capital
  contributions.........      3       --        --         --         600         --          603
 Stock options granted..    --      3,263       --      (3,263)       --          --          --
 Assumption of
  shareholders'
  liability.............    --        --    (12,995)       --         --          --      (12,995)
 Net decrease in
  receivable from
  shareholders..........    --        --        --         --         --          573         573
 Distributions paid.....    --        --    (14,842)       --         --          --      (14,842)
 Net income.............    --        --     15,839        --         --          --       15,839
                           ----  --------   -------     ------     ------     -------    --------
Balance at December 31,
 1995...................      3    26,883   (12,737)    (3,263)       --       (1,630)      9,256
 Cancellation of stock
  options issued in
  1995..................    --     (3,263)      --       3,263        --          --          --
 Issuance of stock (Note
  11)...................      8    12,154       --        (379)       --          --       11,783
 Unearned compensation
  recognized............    --        --        --         109        --          --          109
 Net decrease in
  receivable from
  shareholders..........    --        --        --         --         --        1,630       1,630
 Dividends and capital
  distributions.........    --    (30,000)   (8,423)       --         --          --      (38,423)
 Contribution of IHC's
  net assets for Common
  Stock.................    125   (24,333)   24,208        --         --          --          --
 Issuance of Common
  Stock, net............    186   357,287       --         --         --          --      357,473
 Stock subscription
  receivable, net.......      6    14,280       --         --         --          --       14,286
 Issuance of Common
  Stock for
  acquisitions..........     24    54,776       --         --         --          --       54,800
 Net loss...............    --        --     (1,616)       --         --          --       (1,616)
                           ----  --------   -------     ------     ------     -------    --------
Balance at December 31,
 1996...................    352   407,784     1,432       (270)       --          --      409,298
 Unearned compensation
  recognized............    --        --        --          24        --          --           24
 Issuance of stock......    --        567       --        (567)       --          --          --
 Issuance of Common
  Stock.................      2     3,070       --         --         --          --        3,072
 Options exercised......    --        223       --         --         --          --          223
 Net income.............    --        --     32,500        --         --          --       32,500
                           ----  --------   -------     ------     ------     -------    --------
Balance at September 30,
 1997 (Unaudited).......   $354  $411,644   $33,932     $ (813)       --          --     $445,117
                           ====  ========   =======     ======     ======     =======    ========

The accompanying notes are an integral part of the consolidated financial statements.

                           INTERSTATE HOTELS COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                           NINE MONTHS ENDED
                             YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                           -----------------------------  ---------------------
                             1994      1995      1996        1996       1997
                           --------  --------  ---------  ----------  ---------
                                                              (UNAUDITED)
Cash flows from operating
 activities:
 Net income (loss).......  $ 12,389  $ 15,839  $  (1,616) $   (8,340) $  32,500
 Adjustments to reconcile
  net income (loss) to
  net cash provided by
  operating activities:
 Depreciation and amorti-
  zation.................     3,659     4,201     14,862       7,762     28,524
 Minority interests'
  share of equity (loss)
  income from investments
  in hotel real estate...       --        (10)       503        (106)     2,636
 Non-cash compensation...       --        --      11,896      11,896        --
 Deferred income taxes...       --        --       6,671       1,835      9,163
 Write-off of deferred
  financing fees.........       --        --       6,169       6,231        --
 Other...................       (53)     (299)      (231)       (340)      (537)
Cash (used in) provided
 by assets and liabili-
 ties:
 Accounts receivable,
  net....................    (2,652)   (2,377)     1,280      (3,348)   (27,097)
 Prepaid expenses and
  other assets...........       (17)     (257)   (11,289)     (3,486)    (2,122)
 Accounts payable........       915     4,775      2,953      (2,566)     7,077
 Income taxes payable....       --        --         --        2,373        142
 Accrued liabilities.....     1,077     3,456     10,073       2,799     36,591
                           --------  --------  ---------  ----------  ---------
  Net cash provided by
   operating activities..    15,318    25,328     41,271      14,710     86,877
                           --------  --------  ---------  ----------  ---------
Cash flows from investing
 activities:
 Change in restricted
  cash...................      (814)     (811)   (13,899)     (2,661)   (36,035)
 Acquisition of hotels,
  net of cash received...       --        --    (417,601)   (236,673)  (338,315)
 Purchase of property and
  equipment, net.........      (607)     (438)   (16,253)     (1,148)   (60,718)
 Restricted funds used to
  purchase property and
  equipment..............       --        --      10,383         674     44,285
 Investments in hotel
  real estate............       --    (13,038)    (5,605)     (5,146)   (18,525)
 Change in notes receiv-
  able, net..............       529    (7,686)    (3,424)     (3,289)      (541)
 Other...................    (2,960)     (885)    (3,015)      2,172    (10,641)
                           --------  --------  ---------  ----------  ---------
  Net cash used in in-
   vesting activities....    (3,852)  (22,858)  (449,414)   (246,071)  (420,490)
                           --------  --------  ---------  ----------  ---------
Cash flows from financing
 activities:
 Proceeds from long-term
  debt...................     3,548    35,000    360,100     265,750    369,400
 Repayment of long-term
  debt...................    (2,642)  (15,265)  (247,939)   (241,689)   (56,857)
 Financing costs paid,
  net....................       (33)   (2,088)   (14,997)     (9,349)    (3,925)
 Minority interests,
  net....................       --        882      6,896      (1,736)     6,737
 Proceeds from issuance
  of Common Stock, net...       --        --     357,473     263,752     17,859
 Capital contributions...         9       603        --          --         --
 Repayment of funds ad-
  vanced to shareholders,
  net....................       776       573      1,630       1,630        --
 Repayment of notes pay-
  able to shareholders...       --        --     (30,000)    (30,000)       --
 Dividends and capital
  distributions paid.....   (10,943)  (14,842)    (6,732)     (6,732)       --
                           --------  --------  ---------  ----------  ---------
  Net cash (used in) pro-
   vided by financing ac-
   tivities..............    (9,285)    4,863    426,431     241,626    333,214
                           --------  --------  ---------  ----------  ---------
Net change in cash and
 cash equivalents........     2,181     7,333     18,288      10,265       (399)
Cash and cash equivalents
 at beginning of period..     4,521     6,702     14,035      14,035     32,323
                           --------  --------  ---------  ----------  ---------
Cash and cash equivalents
 at end of period........  $  6,702  $ 14,035  $  32,323  $   24,300  $  31,924
                           ========  ========  =========  ==========  =========

The accompanying notes are an integral part of the consolidated financial statements.

                           INTERSTATE HOTELS COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. ORGANIZATION AND BASIS OF PRESENTATION:

  Interstate Hotels Company (the Company) was formed on April 19, 1996 in anticipation of an initial public offering of the Company's Common Stock (see
Note 3). As of December 31, 1996, the Company owned 18 hotels and had a majority equity interest in nine other hotels (collectively, the Owned Hotels). As a result of the transactions discussed in Notes 3 and 4, the consolidated financial statements of the Company consist of the historical results of Interstate Hotels Corporation and Affiliates (IHC), the Company's predecessor, and the operations of the Owned Hotels from the respective dates of their acquisitions. Prior thereto, the consolidated financial statements reflect only the historical activity of IHC. The working capital and operating results of hotels operated under long-term operating leases (the Leased Hotels) are also included in the Company's consolidated financial statements because the operating performance associated with such hotels is guaranteed by the Company (see Note 9).

  The Company provides management and other related services principally to owned, managed and leased hotels through its wholly owned subsidiaries. The Company provides these services to hotels located in 34 states, the District of Columbia, Canada, Israel, the Caribbean, Thailand, Panama and Russia, with the largest concentration of hotels in the states of Florida and California. These hotels are operated under a number of franchise agreements, with the largest franchisors being Marriott International, Inc. and Promus Hotels, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Principles of Consolidation:

  The consolidated financial statements include the accounts of the Company and entities more than 50% owned. All significant intercompany transactions and balances have been eliminated in consolidation. The Company accounts for investments in less than 50% but greater than 20% owned entities in which it can exert significant influence under the equity method of accounting. All other investments are accounted for under the cost method. These investments are included in investments in hotel real estate in the consolidated balance sheets.

  Minority interests represent the proportionate share of the equity that is owned by third parties in entities more than 50% owned by the Company. The net income or loss of such entities is allocated to the minority interests based on their percentage ownership throughout the year and is included in other income (expense) in the consolidated statements of operations.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

 Cash and Cash Equivalents:

  All unrestricted, highly liquid investments purchased with a remaining maturity of three months or less are considered to be cash equivalents.

 Restricted Cash:

  The long-term debt agreements discussed in Note 8 and the franchise agreements referred to in Note 17 provide that cash from hotel operations be restricted for the future acquisition or replacement of property and equipment each year based on a percentage of gross hotel revenues. The requirements range from 3% to 6%.

                           INTERSTATE HOTELS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Capital restricted under applicable government insurance regulations is also included in restricted cash, and represents 20% of the annual insurance premiums written by the Company (see Note 15).

 Property and Equipment:

  Property and equipment are recorded at cost, which includes the allocated purchase price for hotel acquisitions, and are depreciated primarily on the straight-line method over their estimated useful lives. Expenditures for maintenance and repairs are expensed as incurred. Expenditures for major renewals and betterments that significantly extend the useful life of existing property and equipment are capitalized and depreciated. The cost and related accumulated depreciation applicable to property no longer in service are eliminated from the accounts and any gain or loss thereon is included in operations.

  The Company is currently in the process of finalizing certain purchase price allocations for hotel acquisitions that occurred in the fourth quarter of 1996. Management anticipates that such purchase price allocations will be finalized in the first half of 1997. Adjustments, if any, would not result in material changes in the results of operations, but may result in the reclassification of certain long-term assets.

 Officers and Employees Notes Receivable:

  Officers notes receivable consist principally of notes from two executives. Such notes bear interest, are fully recourse to the borrowers and are forgiven and expensed ratably, if certain conditions are met, until the notes mature in June 2006. The Company also makes loans from time to time to other employees, which are payable upon demand and generally do not bear interest until such demand is made. Certain officers and employees notes receivable may be forgiven and expensed provided certain conditions are satisfied.

 Intangible and Other Assets:

  Intangible and other assets consist of the amounts paid to obtain management and lease contracts and deferred financing fees. Goodwill is also included in intangible and other assets, and represents the excess of the purchase price over the net assets of businesses acquired. Intangible and other assets are amortized on the straight-line method over the life of the underlying contracts or estimated useful lives.

 Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of:

  The carrying values of long-lived assets, which include property and equipment and all intangibles, are evaluated periodically in relation to the operating performance and future undiscounted cash flows of the underlying assets. Adjustments are made if the sum of expected future net cash flows is less than book value.

 Deferred Income Taxes:

  Deferred income taxes are recorded using the liability method. Under this method, deferred tax assets and liabilities are provided for the differences between the financial statement and the tax basis of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse.

 Revenue Recognition:

  Management fees and other management-related fees are recognized when earned. The Owned Hotels and Leased Hotels recognize revenue from their rooms, food and beverage and other departments as earned on the close of each business day. Hotels managed under short-term operating leases with certain lessee and lessor cancellation clauses are treated as management contracts, with the revenue earned from those leases recognized when earned.

                           INTERSTATE HOTELS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


 Reimbursable Expenses:

  The Company is reimbursed for costs associated with providing insurance services, purchasing and renovation services, MIS support, centralized accounting, leasing, training and relocation programs to owned, managed and leased hotels. These revenues are included in other management-related fees and the corresponding costs are included in general and administrative and payroll and related benefits in the consolidated statements of operations.

 Insurance:

  Insurance premiums are recorded as income on a pro-rata basis over the life of the related policies, with the portion applicable to the unexpired terms of the policies in force recorded as unearned premium reserves. Losses are provided for reported claims, claims incurred but not reported and claims settlement expense at each balance sheet date. Such losses are based on management's estimate of the ultimate cost of settlement of claims. Actual liabilities may differ from estimated amounts. Any changes in estimates are reflected in current earnings.

 Concentration of Credit Risk:

  The Company maintains cash and cash equivalents with various financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. Management believes the credit risk related to these cash and cash equivalents is minimal.

 Financial Instruments:

  The Company uses interest rate hedge contracts for the purpose of hedging interest rate exposures, which involve the exchange of fixed and floating rate interest payments without the exchange of the underlying principal amounts. The amounts to be paid or received are accrued as interest rates change and recognized over the life of the contracts as an adjustment to interest expense. Gains and losses realized from the termination of interest rate hedges are recognized over the remaining life of the hedge contract. As a policy, the Company does not engage in speculative or leveraged transactions, nor does the Company hold or issue financial instruments for trading purposes.

 Reclassifications:

  Certain amounts in previously issued financial statements have been reclassified to conform to the presentation adopted in the 1996 consolidated financial statements.

 Unaudited Financial Statements:

  The unaudited consolidated balance sheet as of September 30, 1997 and the unaudited consolidated statements of operations, shareholders' equity and cash flows for the nine months ended September 30, 1996 and 1997, in the opinion of management, have been prepared on the same basis as the audited consolidated financial statements and include all significant adjustments (consisting primarily of normal recurring adjustments) considered necessary for a fair presentation of the results of these interim periods. The data disclosed in these notes to the consolidated financial statements for these periods are also unaudited. Operating results for the nine-month period ended September 30, 1997 are not necessarily indicative of the results for the entire year.

3. PUBLIC OFFERINGS:

 Initial Offering:

  In June 1996, the Company completed an initial public offering of its Common Stock resulting in the sale of 12,448,350 shares (including 1,448,350 shares from the underwriters' exercise of over-allotment options) at a

                           INTERSTATE HOTELS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

price of $21 per share (the Initial Offering). Net proceeds to the Company were $240,453. In connection with the Initial Offering, Blackstone Real Estate Advisors, L.P. and certain of its affiliates (collectively, Blackstone) exercised an option to receive 2,133,333 shares of Common Stock of the Company for an exercise price of $23,300.

  In connection with the Initial Offering, the Company acquired all of Blackstone's equity interests in 13 of the Owned Hotels for a cash purchase price of $124,400, and Blackstone contributed to the Company its equity interest in one Owned Hotel in consideration of $8,300 of Common Stock of the Company. Additionally, in connection with the Initial Offering, the principal shareholders of IHC contributed to the Company all of the outstanding shares of common stock of IHC and their equity interests in these 14 Owned Hotels in exchange for Common Stock of the Company. The acquisition of Blackstone's equity interests has been accounted for using the purchase method of accounting, except that carryover basis was used for 9.3% of the acquired interests. The contributions of IHC's common stock and equity interests in hotels in exchange for Common Stock of the Company have been accounted for using carryover bases.

 Follow-on Offering:

  In December 1996, the Company completed a follow-on public offering of 4,000,000 shares of its Common Stock at a price of $25 per share (the Follow-on Offering). In January 1997, the underwriters purchased an additional 600,000 shares of Common Stock at $25 per share pursuant to over-allotment options. Net proceeds to the Company were $93,720 from the Follow-on Offering and $14,286 from the exercise of the over-allotment options. The Company recorded the exercise of the over-allotment options as stock subscription receivable, net of the underwriting discount, in the consolidated balance sheets as of December 31, 1996.

4. POST-INITIAL OFFERING ACQUISITIONS:

  Subsequent to the Initial Offering and related transactions discussed in
Note 3, the Company acquired 13 hotels with an aggregate purchase price of approximately $323,579. On November 15, 1996, the Company acquired for 1,957,895 shares of Common Stock the management and leasing businesses affiliated with Equity Inns, Inc., a publicly traded real estate investment trust, which resulted in goodwill of approximately $21,691. The businesses consisted of eight management contracts and 48 long-term lease contracts. The above acquisitions were accounted for using the purchase method of accounting. One of the hotels acquired since the Initial Offering was purchased from an entity partially owned by a significant shareholder (see Note 17).

5. PRO FORMA FINANCIAL INFORMATION (UNAUDITED):

  The following unaudited pro forma information is presented as if the transactions discussed in Notes 3, 4 and 8 had occurred on January 1, 1995. In management's opinion, all pro forma adjustments necessary to reflect the effects of these transactions have been made. The pro forma information does not include earnings on the Company's pro forma cash and cash equivalents or certain one-time charges to income, and does not purport to present what the actual results of operations of the Company would have been if the previously mentioned transactions had occurred on such date or to project the results of operations of the Company for any future period.

                                                       YEAR ENDED DECEMBER 31,
                                                       -----------------------
                                                          1995        1996
                                                       ----------- -----------
   Total revenues.....................................    $445,472    $477,506
   Operating income...................................      59,891      81,265
   Net income.........................................      19,023      32,948
   Pro forma earnings per common share and common
    share equivalent..................................         .54         .93
   Weighted average common shares and common share
    equivalents.......................................  35,387,677  35,387,677

                           INTERSTATE HOTELS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

6. PROPERTY AND EQUIPMENT:

 Property and equipment consisted of the following:

                                                   DECEMBER 31,
                                                  --------------- SEPTEMBER 30,
                                                   1995    1996       1997
                                                  ------ -------- -------------
                                                                   (UNAUDITED)
   Land.........................................  $  --  $ 95,192  $  139,369
   Buildings and improvements (15 to 40 years)..     678  545,565     901,977
   Furniture, fixtures and equipment (5 to 10
    years)......................................   3,776  112,808     171,853
   Construction in progress.....................     --       669      15,026
                                                  ------ --------  ----------
                                                   4,454  754,234   1,228,225
   Less accumulated depreciation................   2,560   45,083      87,934
                                                  ------ --------  ----------
                                                  $1,894 $709,151  $1,140,291
                                                  ====== ========  ==========

  Depreciation expense was approximately $421, $467 and $8,420 for the years ended December 31, 1994, 1995 and 1996, respectively.

7. INTANGIBLE AND OTHER ASSETS:

  Intangible and other assets consisted of the following:

                                                    DECEMBER 31,
                                                   --------------- SEPTEMBER 30,
                                                    1995    1996       1997
                                                   ------- ------- -------------
                                                                    (UNAUDITED)
   Management contracts (3 to 10 years)........... $22,794 $24,825    $ 8,194
   Lease contracts (15 years).....................     --   22,600     24,932
   Goodwill (25 years)............................     --   21,691     22,225
   Deferred financing fees (3 to 7 years).........   2,101  14,862     17,995
   Other..........................................   2,088   4,477     12,515
                                                   ------- -------    -------
                                                    26,983  88,455     85,861
   Less accumulated amortization..................  17,794  21,863     10,367
                                                   ------- -------    -------
                                                   $ 9,189 $66,592    $75,494
                                                   ======= =======    =======

8. LONG-TERM DEBT:

  Long-term debt consisted of the following:

                                                DECEMBER 31,
                                              ----------------  SEPTEMBER 30,
                                               1995     1996         1997
                                              ------- -------- ----------------
                                                                 (UNAUDITED)
                                                               REFER TO NOTE 21
   Term Loans and Revolving Credit Facili-
    ty......................................  $   --  $321,600     $613,150
   CGL Loan.................................      --    29,250       29,250
   Owned Hotel Loans........................      --    56,420      132,434
   IHC revolving credit and term loan facil-
    ity.....................................   35,000      --           --
   Other....................................    1,270      541          670
                                              ------- --------     --------
                                               36,270  407,811      775,504
   Less current portion.....................      363   11,767       61,059
                                              ------- --------     --------
                                              $35,907 $396,044     $714,445
                                              ======= ========     ========

  In June 1996, the Company entered into a $195,000 Term Loan and a $100,000 Revolving Credit Facility (collectively, the Credit Facilities). In October 1996, the Company amended the Credit Facilities by converting

                           INTERSTATE HOTELS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

the borrowings outstanding under the Revolving Credit Facility to a $100,000 Term Loan and increasing the Revolving Credit Facility capacity to $200,000. The Term Loans are payable through June 2003 in escalating quarterly installments and a final balloon payment. The Revolving Credit Facility, payable in June 2003, provides for borrowings under letters of credit, revolving loans for working capital and acquisition loans to be used to finance additional hotel acquisitions. The Credit Facilities include certain mandatory prepayment provisions.

  The Company purchased a subordinated participation interest in the $119,250 mortgage indebtedness of Interstone/CGL Partners, L.P., a majority-owned subsidiary of the Company (the CGL Loan). As of December 31, 1996, on a consolidated basis, the Company had outstanding, in addition to the Credit Facilities, $29,250 of the CGL Loan. The CGL Loan requires no principal payments until the indebtedness matures in June 2003. All other terms of the CGL Loan, including interest and covenants, are identical to the Credit Facilities.

  Interest on the Credit Facilities and the CGL Loan is payable subject to the Company's election of the base rate option or the Eurodollar option. The base rate option is the lender's prime rate plus 1%. The Eurodollar option is LIBOR plus 2%. The Company elected the Eurodollar option to be in effect as of December 31, 1996, which was 7.69%. Additionally, the Company has entered into five interest rate hedge contracts: an interest rate cap that limits LIBOR to 6% on up to $105,000 of the indebtedness through June 1999; an interest rate cap that limits LIBOR to 6% on up to $234,750 of the indebtedness through October 1997; an interest rate cap that limits LIBOR to 6% on up to $225,900 of the indebtedness from October 1997 through October 1998; an interest rate cap that limits LIBOR to 7% on up to $208,750 of the indebtedness from October 1998 through October 1999; and an interest rate swap that provides for a fixed LIBOR rate of 5.8% on $72,000 of the indebtedness through December 2000.

  A nonrefundable commitment fee equal to 3/8 of 1% of the unused portion of the Revolving Credit Facility is payable quarterly. Additionally, letter of credit fees equal to 2.25% of the outstanding letters of credit are payable quarterly.

  The Credit Facilities and the CGL Loan contain certain restrictive covenants, including several financial ratios and restrictions on the payment of dividends, among other things. The Company has pledged substantially all of the assets of the Company and an interest in the rights to the cash flows of certain of the Owned Hotels as collateral for the Credit Facilities and the CGL Loan.

  In December 1996, the Company incurred loans (the Owned Hotel Loans) totaling $56,420 related to the acquisitions of two hotels. One of the Owned Hotel Loans is non recourse and is due in the form of a balloon payment of $31,000 in January 1998. The other loans are payable monthly through October 2005 and include certain mandatory prepayment provisions. Interest is payable monthly on the Owned Hotel Loans at rates between 7.5% and 9.08% as of December 31, 1996. The Owned Hotel Loans are collateralized by the assets of the two hotels.

  Aggregate scheduled maturities of long-term debt for each of the five years ending December 31 and thereafter are as follows:

     1997............................................................. $  11,767
     1998.............................................................    50,495
     1999.............................................................    31,024
     2000.............................................................    46,057
     2001.............................................................    57,581
     Thereafter.......................................................   210,887
                                                                       ---------
                                                                       $ 407,811
                                                                       =========

                           INTERSTATE HOTELS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


9. COMMITMENTS AND CONTINGENCIES:

  The Company provides financial guarantees to the owners of the Leased Hotels for certain minimum operating performance levels, which are annually increased by the consumer price index and expire through 2011. Presently, management does not expect to incur any claims against these lease guarantees. Minimum future lease payments are computed based on the base rent of each lease, as defined, and are as follows:

     1997.............................................................. $ 25,709
     1998..............................................................   25,709
     1999..............................................................   25,709
     2000..............................................................   25,709
     2001..............................................................   25,709
     Thereafter........................................................  254,944
                                                                        --------
                                                                        $383,489
                                                                        ========

  The Company accounts for the leases of office space (the office leases expire at varying times through 2002), certain office equipment (the equipment leases expire at varying times through 2003) and land leases associated with two of the Owned Hotels (the land leases expire at varying times through 2086)
as operating leases. Total rent expense amounted to approximately $739, $912 and $2,922 for the years ended December 31, 1994, 1995 and 1996, respectively.
The following is a schedule of future minimum lease payments under these leases:

     1997.............................................................. $  2,975
     1998..............................................................    2,692
     1999..............................................................    2,358
     2000..............................................................    1,988
     2001..............................................................    1,728
     Thereafter........................................................   35,527
                                                                        --------
                                                                        $ 47,268
                                                                        ========

  In the ordinary course of business, various lawsuits, claims and proceedings have been or may be instituted or asserted against the Company. Based on currently available facts, management believes that the disposition of matters that are pending or asserted will not have a material adverse effect on the consolidated financial position, results of operations or liquidity of the Company.

10. PREFERRED AND COMMON STOCK:

  The Company has the authority to issue up to 25,000,000 shares of preferred stock having such rights, preferences and privileges as designated by the Board of Directors of the Company. The rights of the holders of the Company's Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of such preferred stock that may be issued in the future.

                           INTERSTATE HOTELS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


  The following represents shares of Common Stock authorized for issuance under the Company's stock plans:

                                                                    NUMBER OF
                                                                     SHARES
                                                                    ---------
     Equity Incentive Plan, including the Stock Option Plan for
      Non-Employee Directors....................................... 2,500,000
     Employee Stock Purchase Plan..................................   500,000
     Management Bonus Plan.........................................   250,000
                                                                    ---------
                                                                    3,250,000
                                                                    =========

  The Equity Incentive Plan provides for options to be granted to eligible employees to purchase shares of Common Stock. The option price is established at the grant date at a price not less than the current market value. The options generally vest over a three year period and expire after ten years. The Employee Stock Purchase Plan is designed to be a non-compensatory plan, whereby eligible employees may elect to withhold a maximum of 8% of their salary and use such amounts to purchase Common Stock. The Management Bonus Plan provides for bonuses to be paid to key executives of the Company based upon the achievement of specified goals of both the Company and the executive. Bonuses are based on a percentage of the individual's annual salary, and up to 20% of each executive's bonus, at the discretion of management, may be payable in the form of shares of Common Stock.

  The Company has elected to account for stock-based employee compensation arrangements under the provisions of Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" rather than Statement of Financial Accounting Standard (SFAS) No. 123 "Accounting for Stock-Based Compensation." If compensation cost had been determined based on the fair value at the grant dates according to SFAS No. 123, the Company's net loss would have been increased to the pro forma amount shown below:

                                                                         1996
                                                                       --------
     Net loss:
       As reported.................................................... $ (1,616)
       Pro forma......................................................   (2,781)

  The effect on earnings per share is not meaningful and, therefore, has not been provided (see Note 19).

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes pricing model with the following assumptions:

                                                                           1996
                                                                           ----
   Weighted average risk-free interest rate...............................  6.3%
   Expected dividend yield................................................  --
   Expected volatility.................................................... 30.3%
   Expected life (number of years)........................................    3

                           INTERSTATE HOTELS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


  The transactions for stock options issued under the Equity Incentive Plan and the Stock Option Plan for Non-Employee Directors were as follows:

                                          WEIGHTED AVERAGED
                                   -------------------------------
                         NUMBER OF  REMAINING     VALUE   EXERCISE    RANGE OF
                          OPTIONS  LIFE (YEARS) PER SHARE  PRICE   EXERCISE PRICE
                         --------- ------------ --------- -------- --------------
Outstanding, December
 31, 1995...............       --
Granted................. 1,589,250                         $22.66  $21.00--$26.75
Exercised...............       --                             --        --
Canceled................    12,500                         $21.00      $21.00
                         ---------
Outstanding, December
 31, 1996............... 1,576,750     9.6        $6.44    $22.66  $21.00--$26.75
                         =========
Exercisable, December
 31, 1996...............       --
Shares reserved for
 future options as of
 December 31, 1996......   923,250

11. NON-CASH COMPENSATION:

  In December 1995, IHC granted stock options to certain officers to purchase shares of common stock of IHC. The exercise price of certain stock options was determined to be below fair market value based on an independent market valuation. No stock options were exercisable at December 31, 1995. The unearned compensation related to the stock options granted by IHC was being charged to expense over the vesting period.

  Prior to the Initial Offering, the Company issued 785,533 shares of Common Stock to certain employees in consideration for the cancellation of the stock options issued by IHC in 1995. The shares were valued based on the estimated value of the Common Stock at the time the shares were issued. As a result of the cancellation of the stock options issued by IHC in 1995 and the issuance of the Common Stock at no cost to the recipients, the Company reversed the unamortized unearned compensation recorded by IHC in 1995 and recorded non-cash compensation expense of $11,896.

12. INCOME TAXES:

  Prior to the consummation of the Initial Offering, the Company's predecessors were organized as S corporations, partnerships and limited liability companies for federal and state income tax purposes. Accordingly, the predecessors were not subject to income tax because all taxable income or loss of the predecessors was reported on the tax returns of their owners. As a result of the change in the Company's tax status to a C corporation concurrent with the Initial Offering, the Company recorded income tax expense of $4,881 to establish deferred taxes existing as of the date of the change in tax status.

                           INTERSTATE HOTELS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


  The provision for income taxes for the year ended December 31, 1996 consisted of:

     Current
      Federal.......................................................... $ 4,153
      State............................................................     504
                                                                        -------
                                                                          4,657
                                                                        -------
     Deferred:
      Federal..........................................................   6,223
      State............................................................     448
                                                                        -------
                                                                          6,671
                                                                        -------
     Income tax expense................................................  11,328
     Income tax benefit from extraordinary loss........................   3,997
                                                                        -------
                                                                        $15,325
                                                                        =======

  A reconciliation of the Company's effective tax rate to the federal statutory rate for the year ended December 31, 1996 follows:

     Federal statutory rate................................................  35%
     State taxes, net of federal benefit...................................   2
     IHC loss as an S corporation..........................................  23
     Conversion from S corporation to C corporation........................  50
     Other.................................................................   7
                                                                            ---
     Effective tax rate.................................................... 117%
                                                                            ===

  The components of net deferred tax assets and liabilities as of December 31, 1996 consisted of:

                                                                 DEFERRED TAX
                                                              ------------------
                                                              ASSETS LIABILITIES
                                                              ------ -----------
     Depreciation and amortization........................... $  --    $10,809
     Minority interests......................................  7,298       --
     Payroll and related benefits............................  1,588       --
     Self-insured health trust...............................    927       --
     Other...................................................    --      1,436
                                                              ------   -------
                                                              $9,813   $12,245
                                                              ======   =======

13. EXTRAORDINARY ITEMS:

  In 1996, the Company recorded an extraordinary loss of $7,733, net of a tax benefit of $3,997, as a result of the early extinguishment of certain debt. The extraordinary loss related principally to the payment of prepayment penalties and loan commitment fees and the write-off of deferred financing fees.

                           INTERSTATE HOTELS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


14. SUPPLEMENTAL CASH FLOW INFORMATION:

  Cash paid for interest and income taxes consisted of:

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              ------------------
                                            1994 1995  1996     1996     1997
                                            ---- ---- ------- -------- ---------
                                                                 (UNAUDITED)
   Interest................................ $261 $507 $13,629 $  5,957 $  29,729
   Income taxes............................  --   --    7,710      --      8,039

  Non-cash investing and financing activities consisted of:

                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                             -----------------
                                      1994   1995    1996      1996     1997
                                     ------ ------- -------  -------- --------
                                                                (UNAUDITED)
   Notes payable issued to acquire
    contracts....................... $1,176 $   --  $   --   $    --  $    --
   Assumption of liability by
    principal shareholder...........    --    1,220     --        --       --
   Assumption of shareholders'
    liability.......................    --   12,295     --
   Unearned compensation related to
    1995 stock options..............    --    3,263  (3,263)      --       --
   Unearned compensation related to
    Common Stock (Note 11)..........    --      --      379       --       --
   Notes payable issued to
    shareholders....................    --      --   30,000    30,000      --
   Stock subscription receivable,
    net.............................    --      --   14,286       --       --
   Issuance of Common Stock for
    acquisitions....................    --      --   54,800     8,300      --
   Assumption of long-term debt
    related to acquisitions.........    --      --      --        --    55,150

15. INSURANCE:

  The Company provides certain insurance coverage to hotels under the terms of the various management and lease contracts. This insurance is generally arranged through a third-party carrier. Northridge Insurance Company (Northridge), a subsidiary of the Company, reinsures a portion of the coverage from this third-party primary insurer. The policies provide for layers of coverage with minimum deductibles and annual aggregate limits. The policies are for coverage relating to innkeepers' losses (general/comprehensive liability), wrongful employment practices, garagekeeper's legal liability, replacement cost automobile losses and real and personal property insurance. All policies are short-duration contracts and expire through March 1997.

  The Company is liable for any deficiencies in the IHC Employee Health and Welfare Plan (and related Health Trust), which provides employees of the Company with group health insurance benefits. The Company has a financial indemnity liability policy with Northridge which indemnifies the Company for certain obligations for the deficiency in the related Health Trust. The premiums for this coverage received from the properties managed by the Company, net of intercompany amounts paid for employees at the Company's corporate offices and Owned and Leased Hotels, are recorded as direct premiums written. There was no deficiency in the related Health Trust at December 31, 1996.

  All accounts of Northridge are classified with assets and liabilities of a similar nature in the consolidated balance sheets. The consolidated statements of operations include the insurance income earned and related

                           INTERSTATE HOTELS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

insurance expenses incurred. The insurance income earned has been included in other management-related fees in the consolidated statements of operations and is comprised of the following:

                                                       YEAR ENDED DECEMBER 31,
                                                       ------------------------
                                                        1994    1995     1996
                                                       ------- -------  -------
   Reinsurance premiums written....................... $ 3,428 $ 4,981  $ 4,848
   Direct premiums written............................   2,581   2,477    2,032
   Reinsurance premiums ceded.........................     --     (422)    (414)
   Change in unearned premiums reserve................      42     (62)     158
   Loss sharing premiums..............................     910     698    1,101
                                                       ------- -------  -------
   Insurance income................................... $ 6,961 $ 7,672  $ 7,725
                                                       ======= =======  =======

16. FINANCIAL INSTRUMENTS:

  The carrying values and fair values of the Company's financial instruments at December 31 consisted of:

                                                  1995             1996
                                            ---------------- -----------------
                                            CARRYING  FAIR   CARRYING   FAIR
                                             VALUE    VALUE   VALUE    VALUE
                                            -------- ------- -------- --------
   Cash and cash equivalents............... $14,035  $14,035 $ 32,323 $ 32,323
   Restricted cash.........................   2,096    2,096   15,995   15,995
   Investment in marketable securities.....     --       --       540      540
   Noncurrent receivables..................   9,937    9,937    4,643    4,643
   Interest rate caps......................     --       --     5,056    3,268
   Interest rate swap......................     --       --       --       976
   Long-term debt, including current por-
    tion...................................  36,207   36,207  407,811  406,835

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

 Cash and cash equivalents and restricted cash:

  The carrying amounts approximate fair value because of the short maturity of these investments.

 Investment in marketable securities:

  The fair value of the investment in marketable securities is based on the quoted market price at December 31, 1996, and is included in investments in hotel real estate in the consolidated balance sheets.

 Noncurrent receivables:

  The fair value of noncurrent receivables is based on anticipated cash flows and approximates carrying value.

 Interest rate hedges:

  The Company manages its debt portfolio by using interest rate caps and swaps to achieve an overall desired position of fixed and floating rates. The fair value of interest rate hedge contracts is estimated based on quotes from the market makers of these instruments and represents the estimated amounts that the Company would expect to receive or pay to terminate the contracts. Credit and market risk exposures are limited to the net interest

                           INTERSTATE HOTELS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

differentials. The Company is exposed to credit loss in the event of nonperformance by counterparties on the above instruments, but does not anticipate nonperformance by any of the counterparties.

 Long-term debt:

  The fair value of long-term debt is based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities. The fair value of the notional amount of long-term debt hedged by the swap has been reduced by the fair value of the swap.

17. FRANCHISE AGREEMENTS AND RELATED PARTY TRANSACTIONS:

 Franchise Agreements:

  The Owned Hotels and the Leased Hotels are generally operated under franchise agreements with various franchisors. The Owned Hotels are licensed under the following franchise names: Marriott (13), Hilton (4), Radisson (4), Embassy Suites (2), Westin (2) and Holiday Inn (1). The Leased Hotels are licensed under the following franchise names: Hampton Inn (32), Holiday Inn
(5), Residence Inn (5), Super 8 Motel (5), Sleep Inn (4), Homewood Suites (3) and Comfort Inn (3). The terms of the franchise agreements range from 2 to 28 years and require ongoing fees principally based on a percentage of hotel room revenues and food and beverage revenues.

 Revenues and Accounts Receivable:

  Of the total revenues earned, approximately $6,678, $7,886 and $7,386 for the years ended December 31, 1994, 1995 and 1996, respectively, was earned from hotels in which a significant shareholder of the Company has an ownership interest. Accounts receivable of approximately $1,028 and $302 at December 31, 1995 and 1996, respectively, was due from these hotels. The Company has waived the management fees for one of these hotels through November 1998.

 Transaction with Significant Shareholders:

  In December 1996, the Company acquired a 97.12% interest in one hotel for $23,787, which includes a $10,000 contribution for future capital expenditures and $9,627 in loans to the previous owners. Significant shareholders of the Company previously owned a 50% interest in the hotel, one of which retained a 1.44% limited partnership interest as a result of the acquisition. The $9,627 in loans incurred as a result of the acquisition includes a $2,733 note payable to the significant shareholder, which is included in the Owned Hotel Loans described in Note 8.

18. PREDECESSOR ENTITY EQUITY TRANSACTIONS:

  In 1994, IHC recapitalized certain companies and created two classes of common stock. The recapitalization resulted in the reclassification of $21 between common stock and paid-in capital.

  Pursuant to a reorganization in 1995, IHC merged a number of companies and created subsidiaries for certain other entities which were all under common control. The reorganization was accounted for in a manner similar to that used in pooling-of-interests accounting. Additionally, concurrent with the reorganization, IHC assumed a $12,995 obligation of its principal shareholder that was accounted for as a distribution of capital. IHC also recorded a contribution of capital when indebtedness in the amount of $1,220 that was owed to an affiliate was assumed by the principal shareholder. The reorganization resulted in the reclassification of $42 between common stock and paid-in capital and the reclassification of $4,478 between partners' capital and paid-in capital.

                           INTERSTATE HOTELS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


  In March 1996, the Company made a capital distribution by issuing notes payable to the shareholders of IHC in the aggregate amount of $30,000. Such notes were repaid in June 1996 with the proceeds from the Initial Offering.

19. EARNINGS PER SHARE:

  Prior to the consummation of the Company's Initial Offering, the predecessors of the Company were organized as S corporations, partnerships and limited liability companies. Accordingly, the Company believes that the earnings per share calculations required to be presented are not meaningful for periods prior to the Initial Offering and, therefore, have not been provided. As such, earnings per share for the three-month periods ended September 30, 1996 and December 31, 1996 and pro forma earnings per share for the years ended December 31, 1995 and 1996 are a more meaningful measure of the Company's results of operations (see Notes 5 and 20).

20. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED):

  The following table sets forth certain items included in the Company's unaudited consolidated financial statements for each quarter of fiscal 1996 and 1995:

                                        FIRST   SECOND     THIRD      FOURTH
                                       ------- --------  ---------- ----------
   FISCAL 1996:
   Total revenues..................... $12,295 $ 15,946  $   65,530 $   96,614
   Operating income (loss)............   4,607   (5,775)     16,602     18,699
   Income (loss) before extraordinary
    items.............................   4,236  (12,299)      7,366      6,814
   Net income (loss)..................   4,236  (19,942)      7,366      6,724
   Earnings per common share and
    common share equivalent (Note
    19)...............................     --       --          .26        .22
   Weighted average common shares and
    common share equivalents..........     --       --   28,664,549 30,586,186
   FISCAL 1995:
   Total revenues..................... $10,249 $ 11,403  $   11,236 $   12,130
   Operating income...................   3,293    4,636       4,409      3,199
   Net income.........................   3,345    4,712       4,472      3,310

21. SUBSEQUENT EVENTS:

 Merger:

  On December 2, 1997, the Company entered into an Agreement and Plan of Merger with Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company (collectively, Patriot) pursuant to which the Company will merge into Patriot, with Patriot being the survivor. The transaction is contingent upon approval by the shareholders of the Company and Patriot.

 Long-Term Debt:

  In May 1997, the Company amended its credit facilities by converting certain borrowings outstanding under the revolving credit facility to a $135 million term loan and increasing the revolving credit facility from $250 million to $350 million. In addition, the Company's permitted non-recourse and subordinated debt capacity was increased from $250 million to $290 million. The interest rate on the revolving credit facility and certain term debt was amended to be subject to reduced rates based on leveraged EBITDA ratio benchmarks. The interest rate on the $135 million term loan is based on a fixed percentage of 2.25 over a reserve-adjusted Eurodollar rate.

 Acquisitions:

  During the nine months ended September 30, 1997, the Company acquired 11 Owned Hotels with a total of 3,619 rooms and minority interests in four other hotels for a total acquisition price of $406,700 with closing

                           INTERSTATE HOTELS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

costs of approximately $5,300. Such acquisitions were accounted for using the purchase method of accounting. In connection with three of these acquisitions, the Company entered into operating leases for certain furniture, fixtures and equipment of these hotels with an approximate fair market value of $17,000. In addition, one Owned Hotel with 121 rooms, which the Company developed for a total cost of approximately $9,700, was opened in September 1997. The Company also entered into long-term operating leases with Equity Inns, Inc. for 40 hotels during this same period.

22. NEW ACCOUNTING PRONOUNCEMENTS:

  In February 1997, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 128 "Earnings Per Share." The new standard, which is effective for the fiscal year ending December 31, 1997, revises the disclosure requirements and simplifies the computations of earnings per share. Management believes that the impact of this standard will not be material.

  In June 1997, the FASB issued SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information." The new standard, which is effective for the fiscal year ending December 31, 1998, requires that all public business enterprises report information about operating segments, as well as specifies revised guidelines for determining an entity's operating segments and the type and level of financial information to be disclosed. Management has not yet determined the impact of this standard.

                           INTERSTATE HOTELS COMPANY

                INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS

  The following unaudited Pro Forma Statements of Income of the Company for the year ended December 31, 1996 and for the nine months ended September 30, 1997 assume the following transactions have occurred at the beginning of the periods presented:

  (i) the Initial Offering and Follow-on Offering

  (ii) the acquisitions of 39 Owned Hotels in connection with and since the Initial Offering through September 30, 1997

  (iii) the acquisition of the management and leasing business affiliated with Equity Inns, Inc., in which the Company entered into long-term operating leases for 88 Leased Hotels through September 30, 1997 (the Equity Inns Transaction)

  (iv) the Company's original debt financing associated with the Initial Offering and all subsequent refinancings through September 30, 1997

  In management's opinion, all material pro forma adjustments necessary to reflect the effects of these transactions have been made. The pro forma information does not include earnings on the Company's pro forma cash and cash equivalents or certain other one-time charges to income (such as non-recurring takeover and repositioning costs associated with acquisitions), and does not purport to present what the actual results of operations of the Company would have been if the previously mentioned transactions had occurred on such dates or to project the results of operations of the Company for any future periods.

                           INTERSTATE HOTELS COMPANY

                         PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                 HISTORICAL      ACQUISITION       PRO FORMA
                                   COMPANY     ADJUSTMENTS(A)        TOTAL
                                 ------------  ---------------     ------------
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Hotel revenues................  $    141,117    $    551,047     $    692,164
  Management and related fees...        49,268          (8,510)          40,758
  Interest income...............         1,656             --             1,656
                                  ------------    ------------     ------------
    Total revenues..............       192,041         542,537          734,578
                                  ------------    ------------     ------------
Expenses:
  Departmental costs--hotel op-
   erations.....................        55,869         197,533          253,402
  Direct operating costs of man-
   agement company..............        17,529           1,365           18,894
  General and administrative....        22,978          48,693           71,671
  Repairs and maintenance.......         6,079          25,161           31,240
  Utilities.....................         5,835          23,344           29,179
  Real estate and personal
   property taxes and casualty
   insurance....................         5,206          16,815           22,021
  Marketing.....................        12,172          52,222           64,394
  Management fees...............           349             312              661
  Non-cash compensation.........        11,896         (11,896)(B)          --
  Lease expense.................         3,477          77,667 (C)       81,144
  Depreciation and amortiza-
   tion.........................        14,862          33,162 (D)       48,024
                                  ------------    ------------     ------------
                                       156,252         464,378          620,630
                                  ------------    ------------     ------------
Operating income................        35,789          78,159          113,948
                                  ------------    ------------     ------------
Other expenses:
  Interest expense..............        14,077          45,009 (E)       59,086
  Minority interests, net.......           270           2,483 (F)        2,753
                                  ------------    ------------     ------------
                                        14,347          47,492           61,839
                                  ------------    ------------     ------------
Income before income tax ex-
 pense..........................        21,442          30,667           52,109
Income tax expense..............        15,325           4,476 (G)       19,801
                                  ------------    ------------     ------------
Net income......................  $      6,117    $     26,191     $     32,308
                                  ============    ============     ============
Pro forma earnings per common
 share and common share
 equivalent.....................                                   $       0.90
                                                                   ============
Pro forma weighted average
 number of common shares and
 common share equivalents
 outstanding....................                                         35,738
                                                                   ============

                              See notes on page  .

                           INTERSTATE HOTELS COMPANY

                         PRO FORMA STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                 HISTORICAL      ACQUISITION       PRO FORMA
                                   COMPANY     ADJUSTMENTS(A)        TOTAL
                                 ------------  ---------------     ------------
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Hotel revenues................  $    436,268    $    116,483     $    552,751
  Management and related fees...        33,321          (2,444)          30,877
  Interest income...............         1,214             --             1,214
                                  ------------    ------------     ------------
    Total revenues..............       470,803         114,039          584,842
                                  ------------    ------------     ------------
Expenses:
  Departmental costs--hotel
   operations...................       152,653          43,913          196,566
  Direct operating costs of
   management company...........        15,711             --            15,711
  General and administrative....        45,509          10,177           55,686
  Repairs and maintenance.......        18,505           4,985           23,490
  Utilities.....................        17,905           3,991           21,896
  Real estate and personal
   property taxes and casualty
   insurance....................        12,834           3,392           16,226
  Marketing.....................        38,455          10,507           48,962
  Management fees...............           831             (66)             765
  Lease expense.................        54,910          14,763 (C)       69,673
  Depreciation and
   amortization.................        28,524           5,655 (D)       34,179
                                  ------------    ------------     ------------
                                       385,837          97,317          483,154
                                  ------------    ------------     ------------
Operating income................        84,966          16,722          101,688
                                  ------------    ------------     ------------
Other expenses:
  Interest expense..............        30,710           9,947 (E)       40,657
  Minority interests, net.......         1,802             234 (F)        2,036
                                  ------------    ------------     ------------
                                        32,512          10,181           42,693
                                  ------------    ------------     ------------
Income before income tax
 expense........................        52,454           6,541           58,995
Income tax expense..............        19,954           2,464 (G)       22,418
                                  ------------    ------------     ------------
Net income......................  $     32,500    $      4,077     $     36,577
                                  ============    ============     ============
Pro forma earnings per common
 share and common share
 equivalent.....................                                   $       1.02
                                                                   ============
Pro forma weighted average
 number of common shares and
 common share equivalents
 outstanding....................                                         35,738
                                                                   ============

                          See notes on following page.

                           INTERSTATE HOTELS COMPANY

                    NOTES TO PRO FORMA STATEMENTS OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

(A) Represents adjustments to reflect addition of pro forma revenues and operating expenses for the Owned and Leased Hotels acquired after the Initial Offering for the period prior to ownership by IHC.
(B) Adjustment to reflect the elimination of one-time non-cash compensation associated with the Initial Offering.
(C) Adjustment to reflect the pro forma lease expense related to the acquisition of hotel leases in the Equity Inns transaction.
(D) Adjustment to reflect the pro forma depreciation and amortization expense related to the acquisitions of the Owned and Leased Hotels acquired after the initial offering for the period prior to ownership by IHC. Property and equipment is depreciated using the straight-line method over estimated useful lives ranging between 15 and 40 years. Furniture, fixtures and equipment is depreciated using the straight-line method over estimated useful lives ranging between 5 and 10 years. Deferred expenses are amortized using the straight-line method over the estimated useful life of the assets.
(E) Represents adjustment to reflect the net increase in interest expense as follows:

                                                       YEAR ENDED   NINE MONTHS
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
   Pro forma interest expense related to the IHC
    Term Loans......................................    $ 32,598     $ 23,854
   Pro forma interest expense related to the IHC Re-
    volving Credit Facility.........................      13,388        7,021
   Pro forma interest expense related to the unused
    commitment fee on the IHC Revolving Credit
    Facility........................................         587          440
   Pro forma interest expense related to various ho-
    tel non-recourse loans..........................      12,513        9,342
   Elimination of historical interest expense of
    IHC.............................................     (14,077)     (30,710)
                                                        --------     --------
                                                        $ 45,009     $  9,947
                                                        ========     ========

  Pro forma interest expense on the $430,000 IHC Term Loans is calculated assuming: (i) principal of $223,000 bears interest at LIBOR (assumed to be 5.5%) plus 2%, (ii) $72,000 bears interest at 7.8%, and (iii) the remainder bears interest at LIBOR (5.5%) plus 2.25%. Pro forma interest expense on the IHC Revolving Credit Facility is calculated at LIBOR (5.5%) plus 2%. Pro forma interest expense related to the unused commitment fee is calculated at 3/8 of 1% on the available debt remaining on the facility. Interest on the various hotel non-recourse loans is calculated at rates varying from LIBOR (5.5%) plus 1.5% to a fixed rate of 9.5% with varying amortization and maturity dates.
(F) Represents adjustment to reflect the net increase in minority interests resulting from acquisitions.
(G) Represents adjustment to record estimated income tax expense related to the pro forma adjustments using an effective income tax rate of 38%.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Royal Palace Hotel Associates
Tampa, Florida

We have audited the accompanying balance sheets of Royal Palace Hotel Associates (the Partnership) as of December 31, 1996 and 1995, and the related statements of operations, partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royal Palace Hotel Associates as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                               /s/ COOPERS & LYBRAND L.L.P.

Tampa, Florida
January 17, 1997, except for
  Note 7, as to which the
   date is November 25, 1997

                         ROYAL PALACE HOTEL ASSOCIATES
                                BALANCE SHEETS
               December 31, 1996 and 1995 and September 30, 1997





                                                                             December 31,            September 30,
                                      ASSETS                           1996             1995             1997
                                                                    -----------     -----------      -----------
                                                                                                      (unaudited)
 Current assets:
    Cash and cash equivalents                                        $   255,127     $ 1,370,927      $ 1,063,452
    Restricted cash                                                    2,826,659       1,369,471        3,685,785
    Accounts receivable, less allowance for doubtful accounts of approximately $57,000 and $32,000 for 1996 and 1995,
         respectively                                                  3,760,964       2,369,002        3,894,881
    Receivables from related parties                                           0           5,389                0
    Inventories                                                          413,086         350,419          464,412
    Prepaid expenses:
      Insurance                                                           43,943         103,186           44,315
      Other                                                               89,288         119,386          243,544
                                                                     -----------     -----------      -----------
         Total current assets                                          7,389,067       5,687,780        9,396,389

Property and equipment, less accumulated depreciation                 71,636,939      70,771,796       72,410,128
Restricted cash designated for property and equipment                  2,835,311       3,000,000        1,536,450
Deferred loan costs, net of accumulated amortization                   1,411,391         999,616        1,357,621
Other                                                                     17,246          17,246           17,371
                                                                     -----------     -----------      -----------

                                                                     $83,289,954     $80,476,438      $84,717,959
                                                                     ===========     ===========      ===========

                        LIABILITIES AND PARTNERS' EQUITY

Current liabilities:
    Current portion of long-term debt                                $ 1,146,048     $   902,640      $ 1,193,102
    Accounts payable                                                   2,492,279       2,329,501        2,317,145
    Accrued expenses:
      Ground lease rent                                                1,132,701       1,016,984        1,006,700
      Other                                                            2,277,612       2,250,890        4,168,998
    Advance deposits                                                   1,586,061       1,287,851        2,023,042
    Deferred revenue                                                     479,361         698,205          411,125
                                                                     -----------     -----------      -----------
         Total current liabilities                                     9,114,062       8,486,071       11,120,112

Long-term debt, less current portion                                  50,542,151      51,600,882       49,653,721

Commitments and contingencies (Note 6)

Partners' equity                                                      23,633,741      20,389,485       23,944,126
                                                                     -----------     -----------      -----------

                                                                     $83,289,954     $80,476,438      $84,717,959
                                                                     ===========     ===========      ===========


 The accompanying notes are an integral part of these financial statements.

                         ROYAL PALACE HOTEL ASSOCIATES
                           STATEMENTS OF OPERATIONS
                for the years ended December 31, 1996 and 1995
            and nine-month period ended September 30, 1997 and 1996


                                                                 Year Ended                 Nine Months Ended
                                                                 December 31,                 September 30,
                                                        ---------------------------   ---------------------------
                                                             1996           1995           1997          1996
                                                        ------------   ------------   ------------   ------------
                                                                                      (unaudited)     (unaudited)
Net revenue                                             $ 61,913,161   $ 58,603,431   $ 51,058,987   $ 46,753,031

Departmental expenses:
  Cost of sales                                            6,267,339      6,032,575      4,897,046      4,771,670
  Payroll and related expenses                            13,400,453     12,486,088     10,875,092     10,205,303
  Other expenses                                           5,392,038      4,996,441      4,453,226      3,906,149
                                                        ------------   ------------   ------------   ------------
                                                          25,059,830     23,515,104     20,225,364     18,883,122
                                                        ------------   ------------   ------------   ------------

Gross operating income                                    36,853,331     35,088,327     30,833,623     27,869,909
                                                        ------------   ------------   ------------   ------------

Unallocated operating expenses:
  Payroll and related expenses                             5,066,791      4,594,669      3,984,532      3,803,719
  Other expenses                                           9,795,801      9,528,735      7,220,762      7,341,575
                                                        ------------   ------------   ------------   ------------
                                                          14,862,592     14,123,404     11,205,294     11,145,294
                                                        ------------   ------------   ------------   ------------

      Income before fixed charges                         21,990,739     20,964,923     19,628,329     16,724,615
                                                        ------------   ------------   ------------   ------------

Fixed charges:
  Depreciation and amortization                            4,246,044      4,282,499      3,510,896      3,153,749
  Interest expense                                         4,797,247      9,768,373      3,571,282      3,607,535
  Rent, property taxes and insurance                       7,291,728      7,086,887      5,864,473      5,582,595
  Loss (gain) on disposal of property and equipment           34,516         (3,416)         4,236         27,796
                                                        ------------   ------------   ------------   ------------
                                                          16,369,535     21,134,343     12,950,887     12,371,675
                                                        ------------   ------------   ------------   ------------

      Net income (loss)                                 $  5,621,204   $   (169,420)     6,677,442      4,352,940
                                                        ============   ============   ============   ============


 The accompanying notes are an integral part of these financial statements.

                         ROYAL PALACE HOTEL ASSOCIATES
                        STATEMENTS OF PARTNERS' EQUITY
              for the years ended December 31, 1996 and 1995 and
                  nine-month period ended September 30, 1997

                                                                            THE EQUITABLE
                                                                            LIFE ASSURANCE
                                                            HOTEL VENTURE   SOCIETY OF THE
                                                TOTAL       PARTNERS, LTD.  UNITED STATES
                                            -------------   --------------  --------------
Balance, January 1, 1995                    $(27,939,532)   $(14,819,619)   $(13,119,913)

Partner contributions                         48,498,437      21,824,296      26,674,141

Net loss                                        (169,420)        (84,710)        (84,710)
                                            ------------    ------------    ------------

Balance, December 31, 1995                    20,389,485       6,919,967      13,469,518

Distributions to partners                     (2,376,948)     (1,069,627)     (1,307,321)

Net income                                     5,621,204       2,529,542       3,091,662
                                            ------------    ------------    ------------

Balance, December 31, 1996                    23,633,741       8,379,882      15,253,859
                                            ============    ============    ============

Distributions to partners (unaudited)         (6,367,057)     (2,865,176)     (3,501,881)

Net income (unaudited)                         6,677,442       3,004,849       3,672,593
                                            ------------    ------------    ------------

Balance, September 30, 1997 (unaudited)     $ 23,944,126    $  8,519,555    $ 15,424,571
                                            ============    ============    ============

 The accompanying notes are an integral part of these financial statements.

                         ROYAL PALACE HOTEL ASSOCIATES
                           STATEMENTS OF CASH FLOWS
   for the years ended December 31, 1996 and 1995 and the nine month periods ended September 30, 1997 and 1996



                                                                                Year Ended                Nine Months Ended
                                                                                December 31,                September 30,
                                                                           1996            1995            1997         1996
                                                                        -----------    ------------    -----------  -----------
                                                                                                       (unaudited)  (unaudited)
Cash flows from operating activities:
    Net income (loss)                                                   $ 5,621,204    $  (169,420)    $ 6,677,442  $ 4,352,940
                                                                        -----------    ------------    -----------  -----------
    Adjustments to  reconcile  net  income (loss) to net
           cash from  operating activities:
      Depreciation                                                        4,171,540      4,082,997       3,407,328    3,097,871
      Amortization                                                           74,504        199,502         103,568       55,878
      Bad debt expense                                                      (57,134)       (32,102)        (20,506)     (49,831)
      Loss (gain) on disposal of equipment                                   34,516         (3,416)          4,236       27,796
      Increase (decrease) in cash due to changes in assets
           and liabilities:
         Restricted cash                                                 (1,457,188)      (283,164)       (859,126)  (3,015,532)
         Accounts receivable                                             (1,334,828)       104,507        (131,322)    (149,797)
         Receivables from related parties                                     5,389         21,320               0        5,389
         Inventories                                                        (62,667)       (16,586)        (51,326)    (110,727)
         Prepaid insurance                                                   59,243          7,576            (372)    (121,502)
         Prepaid other                                                       30,098        (46,989)       (154,256)    (177,533)
         Other assets                                                      (560,155)        52,910         (32,243)    (497,347)
         Accounts payable                                                   162,778        945,547        (175,134)  (1,175,285)
         Accrued ground lease rent                                          115,717         30,857        (126,001)     (10,284)
         Accrued property and real estate taxes                                   0     (1,321,028)              0            0
         Accrued expenses, other                                             26,721        418,719       1,891,385    2,010,351
         Advance deposits                                                   298,210         21,583         436,981      274,430
         Deferred revenue                                                  (218,844)      (292,959)        (68,236)     314,087
                                                                        -----------    ------------    -----------  -----------
            Total adjustments                                             1,287,900      3,889,274       4,224,976      477,964
                                                                        -----------    ------------    -----------  -----------
            Net cash provided by operating activities                     6,909,104      3,719,854      10,902,418    4,830,904
                                                                        -----------    ------------    -----------  -----------

Cash flows from investing activities:
    Proceeds from disposal of property and equipment                          7,956         15,035               0        7,956
    Payments made to acquire property and equipment                      (5,005,278)    (2,014,407)     (4,184,521)  (3,086,495)
    Decrease (increase) in restricted cash designated for property
        and equipment                                                       164,689     (3,000,000)      1,298,861       31,738
                                                                        -----------    ------------    -----------  -----------
            Net cash used in investing activities                        (4,832,633)    (4,999,372)     (2,885,660)  (3,046,801)
                                                                        -----------    ------------    -----------  -----------
Cash flows from financing activities:
    Repayment of long-term debt                                            (815,323)    (1,562,197)       (841,377)    (542,347)
    Bank overdraft                                                                0              0               0      100,946
    Contributions by partners                                                     0      3,836,993               0            0
    Distributions to partners                                            (2,376,948)             0      (6,367,057)  (2,713,629)
                                                                        -----------    ------------    -----------  -----------
            Net cash (used in) provided by financing activities          (3,192,271)     2,274,796      (7,208,434)  (3,155,030)
                                                                        -----------    ------------    -----------  -----------

Net (decrease) increase in cash and cash equivalents                     (1,115,800)       995,278        808,324    (1,370,927)
Cash and cash equivalents, beginning of year                              1,370,927        375,649        255,128     1,370,927
                                                                        -----------    ------------    -----------  -----------

Cash and cash equivalents, end of year                                  $   255,127    $ 1,370,927      1,063,452             0
                                                                        ===========    ============    ===========  ===========

Supplemental information to cash flow information:
    Cash paid during the year for interest expense                      $ 4,877,461    $ 9,923,000      3,565,815     3,482,267
                                                                        ===========    ============    ===========  ===========

 The accompanying notes are an integral part of these financial statements.

                         ROYAL PALACE HOTEL ASSOCIATES
                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   NATURE OF BUSINESS - The Partnership owns and operates a 1014-room hotel in Lake Buena Vista, Florida known as the Buena Vista Palace. The hotel commenced operations in March 1983.

   CASH AND CASH EQUIVALENTS - Cash and cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased.

   RESTRICTED CASH - Restricted cash consists of amounts required under the terms of the Partnership's mortgage debt facility more fully described in
   Note 4. Amounts classified as current will be used to fund current liabilities; restricted cash classified as long-term is designated for property and equipment.

   INVENTORIES - Inventories consist of food, beverage and attraction tickets and are stated at cost, which is determined on the first-in, first-out basis.

   PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is being provided for financial reporting purposes on the straight-line method over the estimated useful lives of the assets.

   Maintenance and repairs are charged to expense as incurred, while major renewals and betterments are capitalized. The cost and related allowance for depreciation or amortization of assets sold or otherwise disposed of are removed from the related accounts and the resulting gains or losses are reflected in income.

   Operating assets consist of china, glassware, silver and linen and are stated at cost, which is generally determined on the first-in, first-out basis.

   DEFERRED LOAN COSTS - Loan costs are stated at cost and are being amortized using the straight-line method over the term of the related indebtedness.

   DEFERRED REVENUE - Deferred revenue represents cancellation fees which, under agreements, may be used by the canceling parties as future credits for a given period. The Partnership will reduce deferred revenue as credits are used. Any remaining amount at the end of the agreement period will be recognized as revenue.

   INCOME TAXES - Partnership income and losses are allocated to the partners in accordance with the terms of the Partnership Agreement; accordingly, any income tax liability or benefit resulting from the operations of the Partnership is the responsibility of the Partners, and is not reflected in the accompanying financial statements.

                         ROYAL PALACE HOTEL ASSOCIATES
                 NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
   CONTINUED:

   CONCENTRATIONS OF CREDIT RISK - The Partnership has no instruments which subject it to off-balance-sheet risk. Financial instruments which potentially subject the Partnership to concentrations of credit risk consist principally of temporary cash investments and trade receivables.

   The Partnership maintains its temporary cash investments in highly liquid instruments with high credit quality financial institutions. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Partnership's customer base and their dispersion across many different industries and geographies.

   USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. PARTNERSHIP AGREEMENT:

   In accordance with the terms of the Partnership Agreement, profits are allocated 55 percent to the corporate partner and 45 percent to the non-corporate partner, while losses are allocated equally among the two partners (the Partners).

3. PROPERTY AND EQUIPMENT:
   Property and equipment consists of the following:


                                                    1996           1995

   Building                                     $ 88,760,494   $ 87,880,615
   Furniture and equipment                        16,730,875     13,811,113
   Land improvements                                 471,209        281,334
                                                ------------   ------------
                                                 105,962,578    101,973,062
   Less accumulated depreciation                 (35,563,860)   (32,365,612)
                                                ------------   ------------
                                                  70,398,718     69,607,450
   Operating assets                                1,238,221      1,164,346
                                                ------------   ------------

                                                $ 71,636,939   $ 70,771,796
                                                ============   ============

                         ROYAL PALACE HOTEL ASSOCIATES
                 NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


4. LONG-TERM DEBT:

   Long-term debt consists of the following:


                                                                  1996             1995
      Mortgage note payable, with interest at 9.11%;
      monthly installments of principal and interest of
      $473,657 through November 2015; collateralized by
      substantially all property and equipment and
      accounts receivable                                     $ 51,355,362     $ 52,000,000




      Note payable, with interest at 12.5%; monthly
      installments of principal and interest of $12,545
      through June 1998; remaining principal balance
      together with accrued interest thereon due June 15,
      1998; collateralized by equipment                            204,932          321,792




      Note payable, with interest at 8.5%; monthly
      installments of principal and interest of $5,600
      through January 1999; collateralized by equipment            127,905          181,730
                                                              ------------     ------------
                                                                51,688,199       52,503,522
      Less current portion                                      (1,146,048)        (902,640)
                                                              ------------     ------------

                                                              $ 50,542,151     $ 51,600,882
                                                              ============     ============

Annual maturities of long-term debt subsequent to December 31, 1996 are as follows:





  Year ending December 31,
  -----------------------
         1997                                            $ 1,146,048
         1998                                            $ 1,183,546
         1999                                            $ 1,153,671
         2000                                            $ 1,258,762
         2001                                            $ 1,380,078
         2002 and thereafter                             $45,566,094

                         ROYAL PALACE HOTEL ASSOCIATES
                 NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


4. LONG-TERM DEBT, CONTINUED:

   On December 8, 1995, the Partnership refinanced its mortgage note payable, the terms of which are summarized in the long-term debt summary. Under the provisions of the transaction, the Partners reduced the outstanding mortgage debt by $13,929,000 on behalf of the Partnership and refinanced the remaining balance of $52,000,000. In addition, the Partners paid approximately $1,015,000 of loan costs at closing. These non-cash transactions have been excluded from the accompanying statement of cash flows. The new loan contains certain financial covenants, the most restrictive of which requires the Partnership to maintain a minimum quarterly debt service coverage ratio of not less than 1.2 to 1.0, as defined, with other required ratios if the debt service ratio is not met. In addition, the Partnership is required to make monthly deposits into the following escrow accounts: Tax and Insurance Escrow Fund, Replacement Reserve Fund, Ground Lease Escrow Fund, and the Capital Reserve Fund, as defined. The deposits to these accounts are classified as restricted cash in the Partnership's balance sheet.

5. RELATED PARTY TRANSACTIONS:

   The hotel is managed by BVP Management Associates, which is affiliated with one of the general partners through common ownership. Terms of the management agreement provide for annual management fees equal to 3% of gross receipts each year plus an incentive fee, as defined. Management fees were approximately $1,677,000 for 1996 and 1995, of which approximately $42,000 and $118,000 were unpaid at December 31, 1996 and 1995, respectively, and are included in accrued expenses in the accompanying balance sheets.

   The Partnership purchases their medical insurance for its employees from Buena Vista Investment Fund, which is affiliated with one of the general partners through common ownership. Insurance expense was approximately $1,734,000 and $1,363,000 for the years ended December 31, 1996 and 1995, respectively.

   Certain management expenses common to hotel properties were shared by the Buena Vista Palace and other properties affiliated with one of the general partners through common ownership. These costs consisted principally of shared management salaries. The affiliated properties' share of such costs aggregated approximately $88,946 and $9,100 for 1996 and 1995, respectively, of which no amounts were due from the affiliates at December 31, 1996 and 1995.

   The management agreement is subordinate to the mortgage debt facility more fully described in Note 4.

   During the year ended December 31, 1995, notes payable to partners were converted to partners' equity, resulting in a non-cash transaction of approximately $29,717,000.

                         ROYAL PALACE HOTEL ASSOCIATES
                 NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


6. COMMITMENTS AND CONTINGENCIES:

   On December 11, 1980, simultaneous with the formation of the Partnership, the Partnership leased land on which the hotel is built (ground lease) from Lake Buena Vista Communities, Inc. The ground lease terminates on the earlier of
   (1) the 50th anniversary of the date of completion of the building, as defined, or (2) the 55th anniversary of the ground lease (defined as initial term). The lease agreement provides for an automatic 25-year extension at the expiration of the initial term. Rent under the ground lease is based on a percentage of net revenue, as defined, with minimum annual rental payments of $160,000. Such rent aggregated approximately $4,600,000 and $4,330,000 for 1996 and 1995, respectively.

   The Partnership is involved in certain legal actions and claims arising in the ordinary course of its business. It is the opinion of management (based on advice of legal counsel) that such litigation and claims will be resolved without material adverse effect on the Partnership's financial position.

7. SUBSEQUENT EVENTS

   During 1997, Patriot American Hospitality, Inc. ("Patriot") entered into several agreements with the partners of the Partnership to acquire an aggregate 95% equity interest in the hotel for an aggregate of approximately $97,250,000 and the assumption of an existing first leasehold mortgage with a current balance of approximately $50,700,000 and ground lease.

8. INTERIM INFORMATION (UNAUDITED)

   The interim financial statements are unaudited but, in the opinion of management reflect all adjustments necessary for a fair presentation of the results of operations and financial position for such periods. All such adjustments reflected in the interim financial statements are considered to be of normal recurring nature. The results of operations for any interim period are not necessary indicative of results for the full year. These financial statements should be read in conjunction with the financial statements and notes thereto for the years ended December 31, 1996 and 1997.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (C)  EXHIBITS

          Exhibit
          Number                       Description
          -------                      -----------

          23.1      Consent of Arthur Andersen LLP -- Dallas, Texas
          23.2      Consent of Ernst & Young LLP -- San Juan, Puerto Rico
          23.3      Consent of Coopers & Lybrand LLP -- Pittsburgh, Pennsylvania
          23.4      Consent of Coopers & Lybrand LLP -- Tampa, Florida
          23.5      Consent of Price Waterhouse LLP -- Miami, Florida

                                   SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused the report to be signed on their behalf by the undersigned thereunto duly authorized.

DATED:  December 8, 1997

                                  PATRIOT AMERICAN HOSPITALITY, INC.



                                  By:  /s/ Rex E. Stewart
                                      ------------------------------------------
                                       Rex E. Stewart
                                       Executive Vice President and
                                       Chief Financial Officer
                                       (Principal Accounting and
                                       Financial Officer)



                                  PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY



                                  By:  /s/ Rex E. Stewart
                                      ------------------------------------------
                                       Rex E. Stewart
                                       Executive Vice President and
                                       Chief Financial Officer
                                       (Principal Accounting and
                                       Financial Officer)